                           PURCHASE AND SALE AGREEMENT



                                 BY AND BETWEEN



                           ATLANTIC RICHFIELD COMPANY
                             A DELAWARE CORPORATION,



                                       AND



                          FUTURE ACQUISITION 1995, LTD.
                           A TEXAS LIMITED PARTNERSHIP



                                      DATED
                                 AUGUST 3, 1999


                                    EFFECTIVE
                                 OCTOBER 1, 1999

                                    EXHIBITS

A             -   Leasehold Interests and Allocated Values
B             -   Excluded Assets
2.2           -   Gas Production Imbalances
3.4           -   Form of Title Defect Notice
3.6           -   Allocation of Value
4.7           -   Material Changes in Last Year
4.9           -   Material Defects
4.16          -   Pending and Proposed Operations and Capital Projects
9.6           -   Litigation
10.2(a)       -   Form of Conveyance, Assignment and Bill of Sale
10.2(d)       -   Form of Property Transfer Accounting Agreement
10.2(l)       -   Form of Surface Lease Agreement

                            SCHEDULE OF DEFINED TERMS

Term                                                        Where Defined
----                                                        -------------
Adjusted Purchase Price.....................................Section 2.2
Adjustment Amount...........................................Section 2.2(b)(v)
Agreement...................................................Heading
Allocated Value.............................................Section 3.6
ARCO........................................................Heading
ARCO Indemnified Parties....................................Section 7.4
Assets......................................................Section 1.1
Assumed Obligations.........................................Section 11.4(a)
Business Days...............................................Section 2.3(a)
CERCLA......................................................Section 16.3
Claimant....................................................Section 13.5(b)
Claims......................................................Section 16.2
Closing.....................................................Section 10.1
Closing Date................................................Section 10.1
Code........................................................Section 4.5
Data........................................................Section 1.1(c)
Defect Value................................................Section 3.4
Deposit.....................................................Section 2.1(c)
Documents...................................................Section 14.1
Effective Date..............................................Section 1.1
Environmental Laws..........................................Section 16.3
Environmental Reports.......................................Section 16.1
Estimated Adjusted Purchase Price...........................Section 2.3(b)
Excluded Assets.............................................Section 1.1(b)
Indemnitor..................................................Section 13.5(b)
Interim Period..............................................Section 6.2
Leasehold Interests.........................................Section 1.1(a)
Losses......................................................Section 11.4(b)
Marketable Title............................................Section 3.2
Material Agreements.........................................Section 4.8
Notification Deadline.......................................Section 3.4
OSHA........................................................Section 16.3
Permitted Encumbrances......................................Section 3.3
Prior Confidentiality Agreements............................Section 7.2
Property....................................................Section 3.2(b)
Property Taxes..............................................Section 13.1
Purchase Price..............................................Section 2.1(a)
Purchaser...................................................Heading
Purchaser Indemnified Parties...............................Section 11.4(c)
RCRA........................................................Section 16.3
Records.....................................................Section 1.1(d)
SARA........................................................Section 16.3
Title Defect................................................Section 3.4
Title Increase..............................................Section 3.5(c)
Valued Assets...............................................Section 3.2

                           PURCHASE AND SALE AGREEMENT

         This Purchase and Sale Agreement ("Agreement") is made and entered into this 3rd day of August, 1999, by and between ATLANTIC RICHFIELD COMPANY, a Delaware corporation ("ARCO"), and FUTURE ACQUISITION 1995, LTD., a Texas limited partnership ("PURCHASER").

                                    RECITALS

         ARCO desires to sell to Purchaser, and Purchaser desires to purchase from ARCO, certain oil and gas properties and related assets on the terms and conditions set forth in this Agreement,

         NOW, THEREFORE, for and in consideration of the premises and of the mutual covenants and agreements contained herein, ARCO and Purchaser hereby agree as follows:

                          ARTICLE 1 - PURCHASE AND SALE

         1.1 PURCHASE AND SALE OF ASSETS. On the Closing Date, but effective as of 7:00 a.m. Central Time, October 1, 1999 (the "Effective Date"), subject to the terms and conditions of this Agreement, ARCO agrees to sell and convey to Purchaser, and Purchaser agrees to purchase and pay for, all of ARCO's right, title and interest in and to the following assets (the "Assets"):

         (a) The oil, gas and mineral leasehold estates and other real property and mineral interests described in Exhibit A, together with all of ARCO's rights in respect of any pooled, communitized or unitized acreage of which any such interest is a part (collectively, the "Leasehold Interests");

         (b) To the extent same are specifically attributable or allocable to the Leasehold Interests, (i) all wells, equipment and facilities that, as of the Closing Date, are located on and used solely and directly in connection with the production or treatment of oil and gas from the Leasehold Interests, (ii) all oil and gas and other hydrocarbon volumes produced on or after the Effective Date, (iii) to the extent same are assignable or transferable by ARCO without restriction under applicable law or third-party agreements (without the payment of any funds or other consideration), all orders, contracts, agreements and other instruments (excluding any instruments subject or relating to attorney/ client privilege), (iv) to the extent same are assignable or transferable by ARCO under applicable law or third-party agreements (without the payment of any funds or other consideration), all easements, authorizations, permits and similar rights and interests, and (v) all other rights, privileges, benefits, powers and obligations conferred or imposed upon the owner and holder of the Leasehold Interests;

         (c) Any and all mineral fee interests, mineral servitudes, royalty interests, overriding royalty interests, net profits interests, production payments and all other interests of every kind and character in and to the properties and lands described on Exhibit A and/or which relate to the Leasehold Interests, the lands covered thereby or the production of hydrocarbons therefrom;

         (d) All office buildings, warehouses, other buildings and permanent improvements, surface leases, vehicles, trucks, warehouse inventory, parts, supplies, office furniture, fixtures and equipment, computers, printers, telephone systems and all other tangible assets used or held for use in connection with ARCO's ownership or operation of the Leasehold Interests and other Assets;

         (e) That certain Crude Oil Buy/Sell Contract made and entered into effective December 1, 1995, by and between ARCO Permian, a unit of Atlantic Richfield Company, and Sun Company, Inc. (R&M), as amended from time to time, insofar as applicable to the Leasehold Interests;

         (f) All casing leak allowable transfers, earned salt water allowables, key well allowable transfers and similar rights and interests related to or arising out of the Leasehold Interests and the production of and rights to produce hydrocarbons therefrom; and

         (g) To the extent same are specifically attributable or allocable to the Leasehold Interests, originals, to the extent available, or copies of the following records: (i) lease and land records, (ii) development geological records, (iii) operations, production and engineering records, and (iv) facility and well records, in each case excluding any exploration geological records, any interpretive or forecast data, any records subject or relating to attorney/client privilege and any such records or data that are not assignable pursuant to the terms of applicable law or third-party agreements (without the payment of any funds or other consideration) (collectively, the "Records").

         SAVE AND EXCEPT the assets and properties described in Exhibit B and any other assets and properties excluded pursuant to the terms hereof, and all other property, real, personal or intellectual, not expressly covered herein in
Section 1.1 (the "Excluded Assets").

Purchase and Sale Agreement          Page 4

                           ARTICLE 2 - PURCHASE PRICE

         2.1 PURCHASE PRICE; METHOD OF PAYMENT; DEPOSIT

         (a) The purchase price for the Assets shall be $16,000,000.00 (the "Purchase Price"), which amount shall be adjusted as provided in
         Section 2.2.

         (b) All amounts required under this Article 2 to be paid by any party hereto to another party hereto shall be made by wire transfer of immediately available funds to an account designated by the payee thereof, which designation shall be made not later than two Business Days prior to the date such payment is due.

         (c) On July 21, 1999, Purchaser paid to ARCO, and ARCO acknowledges receipt of, a performance deposit in the amount of $2,000,000.00 (the "Deposit"), which amount shall be held by ARCO and distributed as follows:

                  (i) if this Agreement is terminated as provided in Section 12.1(a) or Section 12.1(b), the Deposit shall be returned by ARCO to Purchaser;

                  (ii) if this Agreement is terminated by either party pursuant to the termination right provided in Section 12.1(c) and at such time all of Purchaser's conditions to Closing as set forth in Article 9 have not been satisfied or waived (and such failure is not due to a breach by Purchaser of its obligations hereunder), the Deposit shall be returned by ARCO to Purchaser;

                  (iii) if this Agreement is terminated by either party pursuant to the termination right provided in Section 12.1(c) and at such time all of Purchaser's conditions to Closing as set forth in Article 9 have been satisfied or waived, the Deposit shall be retained by ARCO; and

                  (iv) if Closing occurs, ARCO shall apply the Deposit towards the Purchase Price.

         ARCO and Purchaser acknowledge and agree that until ARCO is obligated to distribute the Deposit as provided above, ARCO may invest the Deposit in such investments as it deems appropriate and any income resulting therefrom shall be the property of ARCO and not Purchaser.

         (d) Purchaser further acknowledges and agrees that if ARCO becomes entitled to the Deposit pursuant to the provisions of Section 2.1(c)(iii), ARCO's damages under such circumstances would be difficult to ascertain and ARCO shall be entitled to liquidated damages in an amount equal to the Deposit. Accordingly, the retention by ARCO of the Deposit as provided in Section 2.1(c)(iii) above shall be deemed to constitute the payment by Purchaser to ARCO of such liquidated damages, but in no event shall such retention of the Deposit or deemed payment of liquidated damages constitute or be construed as a penalty. If ARCO becomes entitled to retain the Deposit pursuant to Section 2.1(c)(iii) above, such retention shall constitute the sole remedy of ARCO under this Agreement for Purchaser's failure to consummate the transactions contemplated hereunder (such limitation shall not limit the rights of ARCO under any of the provisions of this Agreement that survive a termination and continue in full force and effect pursuant to Section 12.2).

         2.2 ADJUSTMENTS TO PURCHASE PRICE. The Purchase Price for the Assets shall be adjusted as follows (the resulting amount being herein referred to as the "Adjusted Purchase Price"):

         (a) The Purchase Price shall be increased by an amount equal to the sum of the following amounts (determined without duplication and on an accrual basis in accordance with generally accepted accounting principles consistently applied):

                  (i) the amount of all expenses (net to ARCO's interest) incurred and paid or to be paid by or on behalf of ARCO that are attributable to the ownership or operation of the Assets and to the period of time from and after the Effective Date, including without limitation, capital expenditures, royalties, ad valorem, property and similar taxes and assessments, severance, sales and production taxes (but excluding income taxes and franchise taxes), rentals and similar charges, amounts billed under applicable operating agreements and prepaid expenses; and

                  (ii) an amount equal to the value allocated to all Title Increases in accordance with Section 3.5(c).

         (b) The Purchase Price shall be decreased by an amount equal to the sum of the following amounts (determined without duplication and on an accrual basis in accordance with generally accepted accounting principles consistently applied):

                  (i) the amount of all proceeds (net to ARCO's interest) earned and received or to be received by or on behalf of ARCO (other than proceeds from the exercise by third parties of preferential rights to purchase all or any portion of the Leasehold Interests) that are attributable to the ownership or operation of the Assets after the Effective Date and to the

Purchase and Sale Agreement          Page 5
                  period of time from and after the Effective Date, it being agreed that such amount shall not include proceeds from the sale subsequent to the Effective Date of merchantable hydrocarbons in storage above the pipeline connection at the Effective Date;

                  (ii) an amount equal to the value of all Title Defects and excluded Leasehold Interests as determined in accordance with Sections 3.4-3.7; and

                  (iii) an amount equal to the value of the Leasehold Interests with respect to which preferential purchase rights have been exercised prior to Closing in accordance with Section 3.9.

         2.3 PAYMENT AND CALCULATION OF ESTIMATED ADJUSTED PURCHASE PRICE; PAYMENT AT CLOSING.

         (a) ARCO shall prepare and deliver to Purchaser, at least three "Business Days" (which term shall mean any day except a Saturday, Sunday or other day on which commercial banks in New York, New York, or Dallas, Texas are required or authorized by law to be closed) prior to the Closing Date, ARCO's estimate of the Adjusted Purchase Price to be paid at Closing, together with a statement setting forth ARCO's estimate of the amount of each adjustment to the Purchase Price to be made pursuant to Section 2.2. The parties shall negotiate in good faith and attempt to agree on such estimated adjustments prior to Closing. In the event any estimated adjustment amounts are not agreed upon prior to Closing, the estimate of the Adjusted Purchase Price for purposes of Closing shall be calculated based on ARCO's and Purchaser's agreed upon estimated adjustments.

         (b) At Closing, Purchaser shall pay to ARCO the estimated Adjusted Purchase Price determined as set forth in Section 2.3(a) (such estimated Adjusted Purchase Price being herein referred to as the "Estimated Adjusted Purchase Price"), less an amount equal to the Deposit.

         2.4 POST-CLOSING ADJUSTMENT. Within five Business Days after the final determination of the Adjusted Purchase Price in accordance with Section 11.1 or otherwise, Purchaser shall pay to ARCO or ARCO shall pay to Purchaser, as the case may be, the amount by which such final Adjusted Purchase Price is greater than or less than, respectively, the Estimated Adjusted Purchase Price.

         2.5 ALLOCATION OF PURCHASE PRICE. ARCO and Purchaser agree to the following allocation of the Purchase Price among the Assets sold hereunder based upon the estimated value for federal income tax purposes of the Assets as of the Closing Date:

             Interests relating to leasehold other than
             tangible equipment and facilities (Leasehold)               70%

             Interests relating to tangible equipment
             and facilities (Tangibles)                                  30%
                                                                        ---
                       Total Allocation                                 100%

Any adjustments to the Purchase Price under Section 2.2 shall ratably adjust the allocation to Leasehold and Tangibles.

                            ARTICLE 3 - TITLE MATTERS

         3.1 ACCESS TO ASSETS AND ARCO EMPLOYEES. Prior to the Closing Date, ARCO shall grant Purchaser access during ARCO's normal business hours (by appointment only) to the Assets (including all Records) and the employees of ARCO. The Records shall be made available at their present location.

         3.2 DEFINITION OF MARKETABLE TITLE. As used herein, the term "Marketable Title" shall mean, in the case of the Leasehold Interests listed on Exhibit A and other Assets to which an Allocated Value is assigned on Exhibit
3.6 (each such identified other Asset being herein referred to as a "Valued Asset"), such right, title and interest (owned beneficially or of record) that, except for Permitted Encumbrances:

         (a) is free from reasonable doubt to the end that a prudent person engaged in the business of purchasing and owning, developing and operating producing oil and gas properties with knowledge of all of the facts and their legal bearing would be willing to accept the same;

         (b) entitles ARCO to receive not less than the interest set forth in Exhibit A as the "Net Revenue Interest" or "NRI" with respect to all of the oil, gas, and hydrocarbon minerals produced, saved and marketed from each unit or well, as the case may be, that relates to ARCO's producing interval in the lands and depths included within each property identified on Exhibit A under the column entitled "Property Name" (each such identified property being herein referred to as a "Property");

         (c) obligates ARCO to pay costs and expenses relating to the operations on and the maintenance and development of each unit or well, as the case may be, that relates to ARCO's

Purchase and Sale Agreement          Page 6
         producing interval in the lands and depths included within each Property, in an amount not greater than the "Working Interest" or "WI" set forth in Exhibit A with respect to such Property; and

         (d) is free and clear of any mortgages, liens, encumbrances or consent requirements;

provided, however, that with respect to clauses (b) and (c) above ARCO's title shall nevertheless be deemed to constitute "Marketable Title" if (i) the difference between ARCO's actual interest and the interest set forth in Exhibit A for each unit or well included within an individual Property is 1% or less than the interest set forth in Exhibit A (by way of example, and without limiting the generality of the foregoing, if the Net Revenue Interest shown in Exhibit A for each unit or well included within a Property is 88%, ARCO will have Marketable Title to such Leasehold Interest if it is entitled to receive not less than 87.12% of all oil and gas produced from such Property) or (ii) the value of any difference between ARCO's actual interest in the interest set forth in Exhibit A (as such value is determined in accordance with Section 3.6) is less than $10,000.00.

         3.3 DEFINITION OF PERMITTED ENCUMBRANCES. As used herein, the term "Permitted Encumbrances" shall mean:

         (a) Lessors' royalties, overriding royalties, reversionary interests and similar burdens affecting a Leasehold Interest if the net cumulative effect of such burdens does not operate to reduce the interest of ARCO with respect to all oil and gas produced from any units or wells below the "Net Revenue Interest" or "NRI" set forth in Exhibit A for the Property to which such units or wells relate;

         (b) Division orders and sales contracts terminable without penalty upon no more than 90 days notice to the purchaser;

         (c) Preferential rights to purchase and required third-party consents to assignments and similar agreements with respect to which waivers or consents are obtained from the appropriate parties or the appropriate time period for asserting the rights has expired without an exercise of such rights;

         (d) Materialman's, mechanic's, repairman's, employee's, contractor's, operator's, tax, and other similar liens or charges arising in the ordinary course of business for obligations that are not delinquent or that will be paid and discharged in the ordinary course of business or if delinquent, that are being contested in good faith by appropriate action;

         (e) All rights to consent by, required notices to, filings with, or other actions by governmental or tribal entities in connection with the sale or conveyance of oil and gas leases or interests therein;

         (f) Conventional rights of reassignment requiring notice to the holders of such rights;

         (g) Easements, rights-of-way, servitudes, permits, surface leases and other rights of third parties in respect of surface operations which individually or in the aggregate do not materially interfere with the operation, value or use of the Leasehold Interests (or portions thereof) affected thereby;

         (h) All other liens, charges, encumbrances, contracts, agreements, instruments, obligations, defects and irregularities affecting the Leasehold Interests or the units or wells to which they relate that individually or in the aggregate:

                  (i) are not such as to interfere materially with the operation, value or use of the Leasehold Interests (or portion thereof) affected thereby,

                  (ii) do not unreasonably delay the receipt or materially prevent Purchaser from receiving the proceeds of production from any of the units or wells to which the Leasehold Interests relate,

                  (iii) do not materially reduce the interest of ARCO with respect to all oil and gas produced from any unit or well to which the Leasehold Interests relate below the "Net Revenue Interest" or "NRI" set forth in Exhibit A for the Property to which such unit or well relates, and

                  (iv) do not materially increase ARCO's portion of the costs and expenses relating to the operations on and the maintenance and development of the lands and depths included in any unit or well to which the Leasehold Interests relate above the "Working Interest" or "WI" set forth in Exhibit A for the Property to which such unit or well relates;

         (i) All rights reserved to or vested in any municipality or governmental, statutory or public authority to control or regulate any of the Leasehold Interests in any manner, and all applicable laws, rules and orders of any such authority;

Purchase and Sale Agreement          Page 7

         (j) Any Title Defects Purchaser may have expressly waived in writing or which are deemed to have been waived under Section 3.4 or any other matters that are included in the adjustments to the Purchase Price pursuant to Section 2.2;

         (k) The terms and provisions of all operating agreements, unit agreements, unit operating agreements, pooling agreements and pooling designations affecting the Leasehold Interests which are specifically listed on Exhibit A; and

         (l) The terms and conditions of all leases, agreements, orders, instruments and documents expressly described in or referred to in Exhibit A.;

         (m) The terms and conditions of all agreements with King Cad Plus for month-to-month rental of office space and/or drafting services in-lieu of rental of office space within the ARCO Longview Production Office and which shall be terminated by ARCO on or before April 1, 1999;

         (n) Corporate mergers between Atlantic Richfield Company, a Delaware corporation, and predecessor corporations, including, but not limited to, Atlantic Richfield Company, a Pennsylvania corporation, Hondo Oil & Gas Company, a New Mexico corporation, Sinclair Oil & Gas Corporation, a Maine corporation, Sinclair Corporation, Richfield Oil Corporation, and Houston Oil and Gas Company, even though Certificates of Corporate Merger or other evidence of such corporate merger or mergers are not recorded in the applicable county records wherein the Assets involved may be located; provided, however, that upon request, ARCO is able to provide Purchaser with photocopies of the Certificates of Corporate Merger filed with the Secretary of State of the state or states of incorporation of the merging corporation.; and

         (o) Production payments wherein ARCO or a predecessor corporation of ARCO is named as obligor/payor and where the principal amount of initial indebtedness is less than $5,000,000.00 and where the effective date of the production payment obligation is on or before January 1, 1972 (any such production payment referred to hereafter as an "Unreleased Production Payment"), even though a release of all obligations of ARCO or ARCO's predecessor in interest has not been filed in the county records wherein the Assets involved are located, unless Purchaser can demonstrate to ARCO by the presentation of business records, financial records or check stubs created and issued within one year of Closing that any such production payment is still being carried in an active status and all obligations of ARCO or ARCO's predecessor thereunder have not been completely satisfied. Notwithstanding anything to the contrary contained herein, ARCO does hereby agree to indemnify and hold harmless Purchaser and its affiliated parties from and against any and all claims, liabilities, losses, costs and expenses (including court costs and reasonable attorneys' fees) in related to or arising from an Unreleased Production Payment, for as long as Purchaser or its affiliated parties own the Assets affected by the Unreleased Production Payment. ARCO's obligation to indemnify Purchaser under this Section 3.3(o) is unique and personal, and as such is non-assignable and non-transferable. Further, ARCO's indemnity to Purchaser under this Section 3.3(o) shall be limited to the lesser of the Allocated Value for the affected Asset as shown on Exhibit 3.6 attached hereto, or the mutually agreed upon fair market value of the Asset at the time the Unreleased Production Payment is brought to ARCO's attention by Purchaser or its affiliated party, but in either case ARCO's indemnity shall apply only to values in excess of $5,000.00.

         3.4 NOTICE OF TITLE DEFECT. Purchaser shall notify ARCO in writing, as soon as reasonably practicable after Purchaser has knowledge thereof, and in any event on or before five (5) days prior to the Closing Date (the "Notification Deadline"), of any matter ("Title Defect") that would cause ARCO's title to any of the Properties or Valued Assets not to be Marketable Title, in each case together with a detailed explanation of (a) the nature of such Title Defect, (b) the Leasehold Interests or Valued Assets (or portions thereof) affected thereby and (c) Purchaser's proposed Defect Value (as hereinafter defined) for such Title Defect in a form similar to Exhibit 3.4. Any matters that would otherwise constitute Title Defects but which are not specifically raised in writing (with the detailed explanation as contemplated in the immediately preceding sentence) by Purchaser prior to the Notification Deadline shall conclusively be deemed waived by Purchaser. As used herein, the term "Defect Value" shall mean with respect to each Title Defect, the reduction in the "Allocated Value" of the affected Leasehold Interest or other Valued Asset as a result of such Title Defect, as determined pursuant to Sections 3.6 and 3.7.

         3.5 REMEDIES FOR TITLE DEFECTS.

         (a) ARCO shall have the right, but not the obligation, to attempt to cure any Title Defect with respect to which it has received notice from Purchaser prior to the Notification Deadline.

         (b) With respect to any Title Defect for which ARCO receives the required notice from Purchaser on or before the Notification Deadline, ARCO and Purchaser shall attempt to agree, subject to the terms of the last sentence of this Section 3.5(b), upon a mutually acceptable remedy from among the following options:

                  (i) For ARCO to indemnify Purchaser against all liability, loss, cost and expense resulting from such Title Defect, in which event the Purchase Price shall not be reduced and the Leasehold Interest or other Valued Asset subject to such Title Defect shall be sold to Purchaser hereunder (it being understood and agreed, however, that in no event shall ARCO's liability under any such indemnity exceed the Defect Value of the Title

Purchase and Sale Agreement          Page 8

                  Defect to which such indemnity relates or survive beyond the period provided in Section 17.13);

                  (ii) To exclude the Leasehold Interest or other Valued Asset subject to the Title Defect from the sale hereunder, in which event the Purchase Price shall be reduced by the Allocated Value (as defined in Section 3.6) of such Leasehold Interest or other Valued Asset; or

                  (iii) The Leasehold Interest or other Valued Asset subject to such Title Defect shall be sold to Purchaser hereunder and the Purchase Price shall be reduced by the Defect Value for such Title Defect.

         In the event ARCO and Purchaser are unable to agree upon one of the foregoing options on or before the Closing Date then, unless the Title Defect is waived in writing by Purchaser, either party shall have the right to submit the disputed item(s) for binding arbitration in accordance with Article 3.11. The Asset(s) subject to title defect resolution dispute shall be sold to Purchaser at Closing and no Purchase Price adjustment, indemnification by ARCO or reassignment to ARCO shall be made until warranted by agreement of the Parties or arbitration. THERE SHALL BE NO REDUCTION IN THE PURCHASE PRICE FOR TITLE DEFECTS PURSUANT TO THE TERMS OF THIS SECTION 3.5(b), AND ARCO SHALL NOT BE LIABLE FOR ANY INDEMNITY GRANTED PURSUANT TO THIS SECTION 3.5(b), UNLESS AND UNTIL, AND ONLY TO THE EXTENT THAT, THE AGGREGATE OF ALL SUCH AMOUNTS EXCEEDS $50,000.00

         (c) To the extent that same are discovered by either party prior to the Notification Deadline, ARCO and Purchaser acknowledge and agree that the Purchase Price shall be increased (a "Title Increase") by an amount equal to the value allocated to the following:

                  (i) any increase in ARCO's Net Revenue Interest shown on Exhibit A for a Property without a corresponding increase (in each case to the extent greater than 1% of the interest shown on Exhibit A) in ARCO's Working Interest above that shown on Exhibit A for such Property; or

                  (ii) any decrease in ARCO's Working Interest below that shown on Exhibit A for any Property without a corresponding decrease (in each case to the extent greater than 1% of the interest shown on Exhibit A) in the Net Revenue Interest shown on Exhibit A for such Property, in each case with such values to be agreed upon by ARCO and Purchaser (taking into account the Allocated Value for such Property) or otherwise determined pursuant to the procedures set forth in Section 3.7. THERE SHALL BE NO INCREASE IN THE PURCHASE PRICE FOR TITLE INCREASES PURSUANT TO THE TERMS OF THIS SECTION 3.5 UNLESS AND UNTIL, AND ONLY TO THE EXTENT THAT, THE AGGREGATE OF ALL SUCH AMOUNTS EXCEEDS $50,000.00.

         (d) Notwithstanding anything to the contrary contained in this Agreement,

                  (i) the existence of a Title Defect shall not result in Purchaser having any right to exclude any Leasehold Interest from the sale hereunder or to fail to perform its obligations at Closing, and

                  (ii) there shall be no adjustment to the Purchase Price as a result of ARCO's title to any of the Assets other than the Leasehold Interests and other Valued Assets.

         3.6 VALUE OF LEASEHOLD INTEREST OR TITLE DEFECT. As used herein, the term "Allocated Value" shall mean, with respect to any Valued Asset, Property, or any unit or well relating thereto, the amount set forth under the column entitled "Allocated Value" for such Property, unit or well on Exhibit 3.6 (which
Exhibit 3.6 includes an Allocated Value for and list of all Leasehold Interests that have been identified prior to the date hereof as being subject to a preferential purchase right) or if no separate amount is set forth in Exhibit 3.6, the amount agreed upon by ARCO and Purchaser as the value of such Leasehold Interest, unit or well. If ARCO does not agree with Purchaser's proposed Defect Value or the parties are unable to agree upon whether a Title Defect exists, the Allocated Value of a Leasehold Interest or the value allocated to a Title Increase, in each case for purposes of Section 3.5, then the parties shall enter into good faith negotiations and shall attempt to agree on such matter, and any values to be agreed upon shall be based on the Allocated Value for the group of properties with which such Leasehold Interest, unit or well appears on Exhibit 3.6.

         3.7 DETERMINATION OF VALUES BY CONSULTANT. Subject to ARCO's right to elect to indemnify Purchaser pursuant to Section 3.5(b)(i), if ARCO and Purchaser cannot reach agreement on the existence of a Title Defect, the Allocated Value of a Leasehold Interest, the Defect Value for a Title Defect or the value allocated to any Title Increases, in any such case within 10 days after the commencement of good faith negotiations pursuant to Section 3.6, at either party's option, upon notice to the other party, such Allocated Value, Defect Value or amount allocated to a Title Increase, as applicable, shall be determined by an independent petroleum reservoir consultant chosen by lot from among the following firms: DeGolyer & MacNaughton, Keplinger and Associates, Inc. and Gruy and Associates, Inc. Such consulting firm shall have the right to hire such additional neutral consultants and experts as it deems reasonably appropriate. The consultant chosen for the first applicable valuation hereunder shall serve for all

Purchase and Sale Agreement          Page 9
valuations hereunder; provided, however, that if at any time any consultant so chosen fails or refuses to perform hereunder, a new consultant shall be chosen in a similar manner from among the remaining firms. The cost of any consultant shall be borne one-half by ARCO and one-half by Purchaser. Each party shall present its position on the value in question to the consultant within five days after the consultant is requested to determine the value, and the consultant shall make a determination of the value involved as soon as practicable thereafter. The determination by the consultant shall be conclusive and binding on the parties, and shall be enforceable against any party in any court of competent jurisdiction.

         3.8 NOTICES TO HOLDERS OF PREFERENTIAL PURCHASE RIGHTS. With respect to each party shown in ARCO's records as holding a preferential purchase right covering the Leasehold Interests (a preliminary list of such affected Leasehold Interests is set forth in Exhibit 3.6), ARCO shall send to the holder of such right a notice offering to sell to such holder, in accordance with the contractual provisions applicable to such right, those Leasehold Interests covered by such right on the terms hereof and for the same Allocated Value of such Leasehold Interests (as set forth on Exhibit 3.6), subject to adjustments in price in the same manner that the Purchase Price is adjusted pursuant to
Article 2 of this Agreement.

         3.9 EXERCISE OF PREFERENTIAL PURCHASE RIGHTS. If, prior to Closing, any holder of a preferential purchase right notifies ARCO that it intends to consummate the purchase of the Leasehold Interests to which its preferential purchase right applies, then those Leasehold Interests shall be excluded from the Assets to be conveyed to Purchaser under this Agreement, and the Purchase Price shall be reduced by the Allocated Value of such Leasehold Interests; provided, however, that if the holder of such preferential right fails to consummate the purchase of the Leasehold Interests covered by such right, then within 90 days following the Closing Date, ARCO may so notify Purchaser, and within 15 days after Purchaser's receipt of such notice from ARCO, ARCO shall sell to Purchaser, and Purchaser shall purchase from ARCO, for a price equal to the Allocated Value of such Leasehold Interests (as adjusted pursuant to the provisions of Section 2.2 above) and upon the other terms of this Agreement (to the extent applicable), the Leasehold Interests to which the preferential purchase right applied. All Leasehold Interests, other than those for which ARCO has received notice of the exercise of a preferential purchase right, subject to the other provisions of the Agreement, shall be sold to Purchaser at the Closing pursuant to the provisions of this Agreement.

         3.10 RISK OF LOSS. Subject to the provisions of Section 9.7, no adjustment to the Purchase Price shall be made if, after the date hereof and prior to the Closing any part of the Assets shall be destroyed or harmed by fire or any other cause or shall be taken by condemnation or the exercise of eminent domain, but Purchaser shall be entitled to any applicable insurance proceeds (to the extent actually received by ARCO and not payable from a captive insurance carrier or subject to reimbursement or repayment by ARCO or its affiliates) or condemnation awards.

         3.11 ARBITRATION PROCEDURE. If any matter is required by this Article 3 to be arbitrated, such arbitration shall be conducted as set forth in this
Section 3.11.

         (a) The parties shall jointly select a mutually acceptable person as the sole arbitrator under this Agreement. If the parties are unable to agree upon the designation of a person as arbitrator, then either ARCO or Purchaser, or all of such parties, may in writing request the American Arbitration Association ("AAA") to appoint a qualified arbitrator.

         (b) Any arbitration hearing shall be held at a place in Houston, Texas acceptable to the arbitrator.

         (c) The arbitrator shall settle disputes regarding existence and value of Title Defects and ARCO's attempts to correct any Title Defects in accordance with the Texas General Arbitration Act (Chapter 171, Texas Civil Practice and Remedies Code) and the Commercial Arbitration Rules of the AAA, to the extent such rules do not conflict with the terms of such act and the terms hereof. Such arbitrator shall hear all arbitration matters arising under this Article 3. The decision of the arbitrator shall be binding upon the parties, and may be enforced in any court of competent jurisdiction. ARCO and Purchaser, respectively, shall bear their own legal fees and other costs incurred in presenting their respective cases. The charges and expenses of the arbitrator shall be shared equally by ARCO and Purchaser.

         (d) The arbitration shall commence within thirty (30) days after the arbitrator is selected as set forth in Section 3.11(a) above. In fulfilling his or her duties hereunder, the arbitrator shall be bound by the terms of this Agreement, may consider such other matters as in the opinion of the arbitrator are necessary or helpful to make a proper evaluation and may consult with and engage disinterested third parties, including, without limitation, petroleum engineers, attorneys and consultants, to advise the arbitrator.

         (e) If any arbitrator selected hereunder (whether selected by ARCO and Purchaser, or by the AAA) should die, resign or be unable to perform his duties hereunder, the parties or the AAA who selected such arbitrator, as the case may be, shall select a replacement arbitrator. The aforesaid procedure shall be followed from time to time as necessary.

               ARTICLE 4 - REPRESENTATIONS AND WARRANTIES OF ARCO

         ARCO represents and warrants to Purchaser that:

         4.1 EXISTENCE. ARCO is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to carry on its business in the states where the Assets are located.

Purchase and Sale Agreement          Page 10

         4.2 POWER. ARCO has the corporate power and authority to enter into and perform this Agreement and the transactions contemplated hereby. Subject to preferential purchase rights and restrictions on assignment of the type generally found in the oil and gas industry (which shall include any matter that would constitute a Title Defect under Article 3 hereof), and to rights to consent by, required notices to, and filings with or other actions by governmental or tribal entities, the execution, delivery and performance of this Agreement by ARCO, and the transactions contemplated hereby, will not violate
(a) any provision of the certificate of incorporation or bylaws of ARCO, (b) any material agreement or instrument to which ARCO is a party or by which ARCO or any of the Leasehold Interests are bound, (c) any judgment, order, ruling, or decree applicable to ARCO as a party in interest, or (d) any law, rule or regulation applicable to ARCO.

         4.3 AUTHORIZATION. The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of ARCO. This Agreement has been duly executed and delivered on behalf of ARCO, and at Closing all documents and instruments required hereunder to be executed and delivered by ARCO shall have been duly executed and delivered. This Agreement does, and such documents and instruments shall, constitute legal, valid and binding obligations of ARCO enforceable in accordance with their terms, subject, however, to the effect of bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect relating to the rights and remedies of creditors, as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         4.4 BROKERS. ARCO has incurred no obligation or liability, contingent or otherwise, for brokers' or finders' fees in respect of the matters provided for in this Agreement that will be the responsibility of Purchaser; and any such obligation or liability that might exist shall be the sole obligation of ARCO.

         4.5 FOREIGN PERSON. ARCO is not a "foreign person" within the meaning of the Internal Revenue Code of 1986, as amended, (hereinafter called the "Code"), Section 1445 and 7701 (i.e. ARCO is not a nonresident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in the Code and any regulations promulgated thereunder).

         4.6 DEFAULTS. To the best of ARCO's knowledge, ARCO is not in default under and no condition exists that with notice or lapse of time or both would constitute a default under (i) any mortgage, indenture, loan, credit agreement or other agreement or instrument evidencing indebtedness for borrowed money to which any of the Assets are subject, or any other agreement, contract lease, license or other instrument, (ii) any order, judgment or decree of any court, commission, board, agency or other governmental body, or (iii) any law, statute, ordinance, decree, order, rule or regulation of any governmental authority.

         4.7 CHANGES IN LAST YEAR. To the best of ARCO's knowledge and except as provided for or disclosed in Exhibit "4.7" hereto, during the one (1) year period immediately prior to the date of this Agreement, there has not been:

         (a) Any material damage, destruction or loss to or of the Assets to be sold to Purchaser, whether or not covered by insurance;

         (b) Any sale, lease or other disposition of the Assets by ARCO, except as permitted by the terms of this Agreement;

         (c) Any mortgage, pledge or grant of a lien or security interest in any of the Assets by ARCO, except any such encumbrance that will be released at or before the Closing; or

         (d) Any contract or commitment by ARCO to do any of the foregoing.

         4.8 MATERIAL AGREEMENTS. To the best of ARCO's knowledge, (I) Exhibit "A" hereto sets forth a listing of all material contracts, agreements, plans, commitments and other burdens and documents affecting the Assets (the "Material Agreements"), (ii) all of such Material Agreements are in full force and effect and are the valid and legally binding obligations of the parties thereto, (iii) ARCO is not in breach or default with respect to any material obligations pursuant to any Material Agreement; (iv) no other party to any Material Agreement (or any successor in interest thereto) is in breach or default with respect to any of its material obligations thereunder; (v) ARCO has not given nor received notice of any action to terminate, cancel, rescind or procure a judicial reformation of any Material Agreement; and (vi) the listing of the Material Agreements on Exhibit "A" includes, without limitation, the following:

         (a) Any contract, commitment or agreement that involves aggregate expenditures by ARCO with respect to the Assets of more than $10,000.00 per year;

         (b) Any indenture, trust agreement, loan agreement or note under which ARCO has outstanding indebtedness, obligations or liabilities for borrowed money and which is secured by a lien, security interest or other encumbrance on the Assets;

         (c) Any lease, sublease, installment purchase or similar arrangement for the use or occupancy of real property that involves aggregate expenditures by ARCO of more than $10,000.00 per year, together with a list of the location of such leased property, the date

Purchase and Sale Agreement          Page 11
         of termination of such arrangements, the name of the other party and the annual rental payments required to be made for such arrangements;

         (d) Any guaranty, direct or indirect, by any affiliate of ARCO of any contract, lease or agreement entered into by ARCO with respect to the ownership or operation of the Assets;

         (e) Any agreement of surety, guarantee or indemnification by ARCO with respect to the ownership or operation of the Assets;

         (f) All contacts for the sale and purchase of hydrocarbons produced from the Assets and agreements for the transportation of hydrocarbons affecting the Assets; and

         (g) All farmout, farmin, dry hole, bottom hole, acreage contribution, purchase and acquisition agreements, area of mutual interest agreements, salt water disposal agreements, processing agreements, plant/facilities agreements, servicing contracts, easement and/or right-of-way agreements, operating agreements, unitization or pooling agreements and all other executory contracts and agreements relating to the Assets.

         4.9 DEFECTS. To the best of ARCO's knowledge and except as provided for or disclosed in Exhibit 4.9, there are no material defects in the Assets to be conveyed to Purchaser pursuant to the terms hereof which would prevent the continued operation of the Assets in accordance with prior practice.

         4.10 TAXES. To the best of ARCO's knowledge, all ad valorem, property, production, severance and similar taxes and assessments based on or measured by the ownership of property or the production of hydrocarbons or the receipt of proceeds therefrom with respect to the Assets which are currently due have been properly and timely paid.

         4.11 COMPLIANCE WITH LAWS. To the best of ARCO's knowledge, all material valid laws, regulations and orders of all governmental agencies having jurisdiction over the Assets have been and shall continue to be complied with until the Closing, all material necessary permits from and reports to governmental agencies having jurisdiction in connection with the Assets have been obtained and have been timely, properly and accurately made and will continue to be timely, properly and accurately made through Closing, and all plugged wells located on the Assets have been properly plugged.

         4.12 OPTIONS AND CALLS. To the best of ARCO's knowledge, except as specifically disclosed on Exhibit "A" hereto, none of the Assets is subject to any options, calls or preferential rights to purchase production or similar rights that would adversely and materially affect the value of the Assets or the price Purchaser is able to obtain form the sale of production from the Assets after the Effective Date.

         4.13 LITIGATION. To the best of ARCO's knowledge and except as may be set forth in Exhibit 9.6 hereto, on the date hereof no suit, action or other proceeding is pending before any court or governmental agency to which ARCO is a party and which might result in impairment or loss of ARCO's title to any part of the Assets or that might hinder or impede operation of the Assets and, to the knowledge of ARCO, no such suit, action or other proceeding is threatened. ARCO shall promptly notify Purchaser of any such proceeding which comes to ARCO's attention after the date of this Agreement.

         4.14 LEASE MAINTENANCE. To the best of ARCO's knowledge (1) all material royalties (other than royalties in suspense), rentals and other payments due under the Leasehold Interests have been properly and timely paid,
(ii) all conditions necessary to keep such Leasehold Interests in force have been fully performed, (iii) no notices have been received by ARCO of any claim to the contrary, and (iv) all of such Leasehold Interests are in full force and effect.

         4.15 GAS PRODUCTION AND IMBALANCES. To the best of ARCO's knowledge and except as disclosed in Exhibit 2.2, ARCO has not produced a share of gas with respect to the Assets greater than its ownership percentage and ARCO is under no obligation to reduce its share of production under any gas balancing agreement or similar arrangement to allow under-produced parties to come back into balance. Except as disclosed in Exhibit 2.2, ARCO is receiving on a current basis the payments required under the terms of any gas contracts applicable to the Assets, and no purchaser of natural gas under any gas contracts has (i) materially curtailed (other than seasonal curtailment) its takes of natural gas, or (ii) given notice (either written or verbal) that it desires to amend any gas contracts with respect to price of quantity of deliveries to such an extent that any such action would materially affect the economic value of the reserves attributable to the Assets affected by such action.

         4.16 PENDING AND PROPOSED OPERATIONS AND CAPITAL PROJECTS. Exhibit 4.16 is a list and description of all wells currently being drilled, reworked, recompleted or on which other operations are being conducted or have been formally proposed and the associated costs or estimates thereof, and of all other capital projects, proposed or pending with respect to the Assets and the associated costs or estimates thereof, and all other authorities for expenditure received or given by ARCO with respect to the Assets for which the work therein described was not fully completed prior to the Effective Date, regardless of whether ARCO has approved, disapproved or not yet responded to any such authority for expenditure, to the extent, in each case, that such costs, estimates or authorities for expenditure exceed $50,000.00 per well or project, net to ARCO's interest.

Purchase and Sale Agreement          Page 12

             ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser represents and warrants to ARCO that:

         5.1 EXISTENCE. Purchaser is a limited partnership duly organized, validly existing, and in good standing under the laws of the State of Texas, and is duly qualified to carry on its business in the states where the Assets are located.

         5.2 POWER. Purchaser has the partnership power and authority to enter into and perform this Agreement and the transactions contemplated hereby. Subject to rights to consent by, required notices to, and filings with or other actions by governmental entities, the execution, delivery and performance of this Agreement by Purchaser, and the transactions contemplated hereby, will not violate (a) any provision of the partnership agreement or bylaws of Purchaser,
(b) any material agreement or instrument to which Purchaser is a party or by which Purchaser is bound, (c) any judgment, order, ruling, or decree applicable to Purchaser as a party in interest, or (d) any law, rule or regulation applicable to Purchaser.

         5.3 AUTHORIZATION. The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite partnership action on the part of Purchaser. This Agreement has been duly executed and delivered on behalf of Purchaser, and at Closing all documents and instruments required hereunder to be executed and delivered by Purchaser shall have been duly executed and delivered. This Agreement does, and such documents and instruments shall, constitute legal, valid and binding obligations of Purchaser enforceable in accordance with their terms, subject, however, to the effect of bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect relating to the rights and remedies of creditors, as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         5.4 BROKERS. Purchaser has incurred no obligation or liability, contingent or otherwise, for brokers' or finders' fees in respect of the matters provided for in this Agreement which will be the responsibility of ARCO; and any such obligation or liability that might exist shall be the sole obligation of Purchaser.

         5.5 FURTHER DISTRIBUTION. Purchaser is not acquiring the Leasehold Interests with a view to, or for offer of resale in connection with, a non-exempt distribution thereof within the meaning of the Securities Act of 1933, as amended, and the rules and regulations pertaining to it or a distribution thereof in violation of any applicable Securities laws. Purchaser covenants that if in the future it should decide to dispose of any of its interest in the Assets, subject to any restriction on assignment set forth herein or in the Assignment and Bill of Sale delivered by ARCO to Purchaser at Closing, Purchaser will do so only in compliance with any applicable Federal and State Securities laws.

                   ARTICLE 6 - PRE-CLOSING OBLIGATIONS OF ARCO

         6.1 OPERATIONS. From the date of this Agreement until Closing (the "Interim Period"), except as otherwise approved by Purchaser (which approval shall not be unreasonably withheld), ARCO (a) shall permit Purchaser to have access to those Assets operated by ARCO and shall use reasonable efforts to provide Purchaser access to those Assets not operated by ARCO, (b) shall operate the Assets for which it is the operator in a good and workmanlike manner and in accordance with past practices, (c) shall not transfer, sell, hypothecate, encumber or otherwise dispose of any of the Assets (other than in the ordinary course of business or as required in connection with the exercise by third parties of preferential rights to purchase any of the Assets, or as required in the administration of existing agreements pertaining to any of the Assets), (d) shall maintain all insurance coverages now in force with respect to the Assets,
(e) shall pay or cause to be paid prior to delinquency all costs and expenses in connection with the ownership and operation of the Assets, (f) shall keep the Material Agreements in full force and effect and will perform and comply with all the convenants and conditions contained therein, (g) shall not enter into any material new agreements or commitments with respect to the Assets, and (h) shall not modify, terminate or settle any dispute arising out of any of the Material Agreements relating to the Assets. In the absence of Purchaser's prior written consent (which consent shall not be unreasonably withheld), ARCO shall not conduct or authorize any work, repair, capital investment or operation with respect to the Assets requiring an expenditure of $50,000 or more for any single project (except emergency operations).

         6.2 PERMISSIONS. During the Interim Period ARCO will use reasonable efforts to obtain all permissions, approvals, and consents of federal, state and local governmental authorities and others as may be required to consummate the sale contemplated hereunder (excluding governmental permissions, approvals and consents which are customarily obtained after the consummation of transactions of the type contemplated hereunder).

                ARTICLE 7 - PRE-CLOSING OBLIGATIONS OF PURCHASER

         7.1 CONFIDENTIALITY. Purchaser shall cause (a) any information relating to the terms of the transactions contemplated hereunder, (b) the information and data furnished or made available by ARCO to Purchaser and its officers, employees, and representatives in connection with this Agreement or Purchaser's investigation of the Assets and (c) any information relating to Title Defects for which ARCO has agreed to indemnify Purchaser pursuant to Section 3.5, in each case to be maintained in confidence

Purchase and Sale Agreement          Page 13
and not to be used for any purpose other than in connection with this Agreement or Purchaser's investigation of the Assets; provided, however, that solely with respect to information of the type described in clauses (a) and (b) preceding, the foregoing obligation shall terminate on the earlier to occur of (i) the Closing, (ii) such time as the information or data in question is disclosed to Purchaser by a third party that is not obligated to ARCO to maintain same in confidence, or (iii) such time as the information or data in question becomes generally available to the oil and gas industry other than through the breach of the foregoing obligation. The obligations of Purchaser under this Section 7.2 shall be in addition to, and not in lieu of, Purchaser's obligations under any confidentiality agreements previously executed by ARCO and Purchaser that relate to the Assets (the "Prior Confidentiality Agreements"). Notwithstanding anything to the contrary contained in the Prior Confidentiality Agreements, Purchaser acknowledges and agrees that the terms and provisions of the Prior Confidentiality Agreements shall not be superseded by the provisions of this Agreement, but shall continue in full force and effect from and after the Closing Date.

         7.2 RETURN OF DATA. Purchaser agrees that if this Agreement is terminated for any reason whatsoever, Purchaser shall, at ARCO's request, promptly return to ARCO all information and data furnished by or on behalf of ARCO to Purchaser, its officers, employees, and representatives in connection with this Agreement or Purchaser's investigation of the Assets, and Purchaser shall deliver to ARCO or destroy all copies, extracts or excerpts of such information and data and all documents generated by Purchaser that contain any portion of such information or data.

         7.3 INDEMNITY REGARDING ACCESS. Purchaser agrees to protect, indemnify, defend and hold harmless ARCO, its directors, officers, employees, agents and representatives (collectively, the "ARCO Indemnified Parties") from and against any and all claims, liabilities, losses, costs and expenses (including, without limitation, court costs and reasonable attorneys' fees) in connection with personal injuries, including death, or property damage arising out of or relating to the access of Purchaser, its officers, employees, and representatives to the Assets and any information relating thereto as permitted under this Agreement, REGARDLESS OF WHETHER SUCH INJURIES, DEATH OR DAMAGES ARE CAUSED IN WHOLE OR PART BY THE SOLE, PARTIAL, CONCURRENT OR OTHER NEGLIGENCE, GROSS NEGLIGENCE, STRICT LIABILITY, WILLFUL MISCONDUCT OR OTHER FAULT OF THE ARCO INDEMNIFIED PARTIES. IT IS THE EXPRESSED INTENTION OF THE PARTIES HERETO THAT THE INDEMNITY PROVIDED FOR BY THIS SECTION 7.3 CONSTITUTES AN AGREEMENT BY PURCHASER TO INDEMNIFY AND PROTECT THE ARCO INDEMNIFIED PARTIES FROM THE CONSEQUENCES OF THEIR OWN NEGLIGENCE, GROSS NEGLIGENCE, STRICT LIABILITY, WILLFUL MISCONDUCT OR OTHER FAULT, REGARDLESS OF WHETHER SAME IS THE SOLE OR A CONCURRING CAUSE OF THE INJURY, DEATH OR DAMAGE. PURCHASER FURTHER AGREES THAT ACCESS TO CERTAIN OF THE ASSETS SHALL BE CONDITIONED UPON PURCHASER, ITS AGENTS, EMPLOYEES, REPRESENTATIVES OR CONTRACTORS EXECUTING APPROPRIATE REQUEST FOR ACCESS FORMS AS MAY BE REQUIRED BY ARCO.

                    ARTICLE 8 - ARCO'S CONDITIONS OF CLOSING

         ARCO's obligation to consummate the transactions provided for herein is subject to the satisfaction or waiver on or before the Closing Date of the following conditions:

         8.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Purchaser contained in Article 5 shall be true and correct in all material respects on the date of Closing as though made on and as of that date.

         8.2 PERFORMANCE. Purchaser shall have performed in all material respects the obligations, covenants and agreements required hereunder to be performed by it at or prior to the Closing.

         8.3 OFFICERS CERTIFICATE. Purchaser shall have delivered to ARCO a certificate of a corporate officer, dated the date of Closing, certifying on behalf of Purchaser that the conditions set forth in Sections 8.1 and 8.2 have been fulfilled.

         8.4 PENDING MATTERS. No suit, action or other proceeding by a third party or a governmental authority shall be pending or threatened which seeks substantial damages from ARCO in connection with, or seeks to restrain, enjoin or otherwise prohibit, the consummation of the transactions contemplated by this Agreement.

         8.5 OPINION OF PURCHASERS COUNSEL. Purchaser shall have delivered to ARCO an opinion of Purchasers counsel reasonably acceptable to ARCO, dated as of the Closing, in form and substance reasonably satisfactory to ARCO, to the effect that:

         (a) Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Texas and is duly qualified to carry on its business in the state(s) where the Assets are located;

         (b) The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of Purchaser; and

Purchase and Sale Agreement          Page 14

         (c) This Agreement and all documents and instruments executed by Purchaser at Closing have been duly executed and delivered on behalf of Purchaser and constitute legal, valid and binding obligations of Purchaser enforceable in accordance with their terms.

In giving such opinion, Purchaser's counsel may rely upon certificates of governmental officials and of Purchaser's officers as to matters of fact, and may qualify such opinion with such other assumptions and exceptions as are reasonable under the circumstances.

         8.6 OPERATORSHIP FORMS. Purchaser shall have executed and delivered to ARCO such forms as may be required by any governmental authority having jurisdiction to evidence the change of operatorship from ARCO to Purchaser on all wells constituting a part of the Assets that are operated by ARCO.

         8.7 BONDS. Purchaser shall have delivered to ARCO either: (a) copies of any bonds, in form and substance and issued by a corporate surety satisfactory to ARCO, covering any ARCO operated Leasehold Interests required under any laws, rules or regulations of any federal, Indian, state or local governmental agencies having jurisdiction over the Assets; or (b) a commitment by a surety company, satisfactory to ARCO, to issue such bonds upon Closing.

                  ARTICLE 9 - PURCHASER'S CONDITIONS OF CLOSING

         Purchaser's obligation to consummate the transactions provided for herein is subject to the satisfaction or waiver on or before the Closing Date of the conditions set forth in this Article 9. Purchaser acknowledges and agrees that notwithstanding anything contained in this Agreement to the contrary, in no event shall Purchaser's obligation to consummate the transactions provided for herein be subject to the condition that Purchaser receive financing with respect to all or any part of the Purchase Price.

         9.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of ARCO contained in Article 4 shall be true and correct in all material respects on the date of Closing as though made on and as of that date.

         9.2 PERFORMANCE. ARCO shall have performed in all material respects the obligations, covenants and agreements required hereunder to be performed by it at or prior to the Closing.

         9.3 ATTORNEY-IN-FACT CERTIFICATE. ARCO shall have delivered to Purchaser a certificate of a corporate attorney-in-fact, dated the date of Closing, certifying on behalf of ARCO that the conditions set forth in Sections
9.1 and 9.2 have been fulfilled.

         9.4 PENDING MATTERS. No suit, action or other proceeding by a third party or a governmental authority shall be pending or threatened which seeks substantial damages from Purchaser in connection with, or seeks to restrain, enjoin or otherwise prohibit, the consummation of the transactions contemplated by this Agreement.

         9.5 OPINION OF ARCO'S COUNSEL.; ARCO shall have delivered to Purchaser an opinion of ARCO's counsel reasonably satisfactory to Purchaser, dated as of the Closing, in form and substance satisfactory to Purchaser, to the effect that:

         (a) ARCO is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to carry on its business in the state(s) where the Assets are located;

         (b) The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of ARCO; and

         (c) This Agreement and all documents and instruments executed by ARCO at Closing have been duly executed and delivered on behalf of ARCO and constitute legal, valid and binding obligations of ARCO enforceable in accordance with their terms.

In giving such opinion, ARCO's counsel may rely upon certificates of governmental officials and of ARCO's officers as to matters of fact, and may qualify such opinion with such other assumptions and exceptions as are reasonable under the circumstances.

         9.6 LITIGATION. Except as described in Exhibit 9.6, there shall be no legal or arbitration proceeding against ARCO or directly involving the Assets, in either case with respect to which ARCO has received service of process or other written notice, that reasonably is expected to materially and adversely affect the value of the Assets taken as a whole after the Effective Date.

         9.7 MATERIAL ADVERSE CHANGE. There has been no material adverse change in the condition of the Assets, except depreciation of personal property and equipment through ordinary wear and tear. For purposes of this Section 9.7, a "material adverse change" is any one or more acts, omissions, occurrences or conditions which, in the aggregate, could reasonably be expected to impair or diminish the value of the Assets or require Purchaser to make expenditures of funds in repair and replacement of any portion of the Assets in the amount of $500,000 or more.

Purchase and Sale Agreement          Page 15

         9.8 ACCURACY OF INFORMATION. The factual and historical data and information with respect to the Assets made available to Purchaser by ARCO and its representatives upon which Purchaser based its offer to purchase the Assets was substantially accurate and complete, and Purchaser has not discovered any fact or circumstance in its due diligence review of the Assets (excluding Title Defects and environmental Conditions which are governed by Article 3 and Article 16, respectively, hereof) which, in the aggregate, could reasonably be expected to impair or diminish the value of the Assets or require Purchaser to make expenditures of funds in repair and replacement of any portion of the Assets in the amount of $500,000 or more.

                              ARTICLE 10 - CLOSING

         10.1 TIME AND PLACE OF CLOSING. Subject to the conditions stated in this Agreement, the consummation of the transactions contemplated hereby (the "Closing") shall occur on or before August 31, 1999; provided, however, that if all of the conditions to Closing set forth in Articles 8 and 9 have not been satisfied or waived by such date or any extended date for Closing, the party whose obligations are subject to the conditions that have not been satisfied or waived shall have the right to extend the date of Closing for successive periods of up to seven days each until such conditions shall have been satisfied or waived. The date Closing actually occurs is herein called the "Closing Date." The Closing shall be held at ARCO's offices located at 600 North Marienfeld, Midland, Texas, or at such other location as may be mutually agreed upon by ARCO and Purchaser.

         10.2 CLOSING OBLIGATIONS. At the Closing, the following events shall occur:

         (a) ARCO shall execute, acknowledge and deliver to Purchaser the Conveyance, Assignment and Bill of Sale in the form of Exhibit 10.2(a) conveying the Assets to Purchaser;

         (b) ARCO shall provide executed change of operatorship forms to Purchaser and Purchaser shall execute same;

         (c) ARCO and Purchaser shall execute, acknowledge and deliver transfer orders or letters in lieu thereof directing all parties paying for production to make payment to Purchaser of proceeds attributable to production after the Closing Date from the Leasehold Interests;

         (d) ARCO and Purchaser shall each execute and deliver to the other a Property Transfer Accounting Agreement in the form of Exhibit 10.2(d);

         (e) If applicable and as provided in Section 13.2, Purchaser shall provide ARCO with properly executed exemption certificates or other documentation evidencing that the transfer of the Assets to Purchaser is exempt from applicable sales or similar taxes;

         (f) ARCO shall, as soon as is reasonably possible after the Closing, deliver to Purchaser, at ARCO's offices, the Records (it being understood and agreed that ARCO may retain a set of the Records and shall grant access to the Records to Purchaser on the same basis as provided in Section 3.1 until same are delivered to Purchaser);

         (g) Purchaser shall provide satisfactory evidence to ARCO of compliance with Sections 8.8;

         (h) Purchaser shall make the payment described in Section 2.3;

         (i) ARCO and Purchaser shall exchange the certificates described in Sections 8.3 and 9.3;

         (j) ARCO shall execute such other instruments and take such other action as may be necessary to carry out its obligations under this Agreement; and

         (k) Purchaser shall execute such other instruments and take such other action as may be necessary to carry out its obligations under this Agreement.

         (l) ARCO and Purchaser shall execute, acknowledge and deliver Surface Lease Agreement in the form attached as Exhibit 10.2(l) leasing to Purchaser the 24.4 acre tract of land at 1907 East Old Highway 80, White Oak, Texas.

                       ARTICLE 11 - ADDITIONAL AGREEMENTS

         11.1 CALCULATION OF ADJUSTED PURCHASE PRICE. Within 120 days after the Closing, ARCO shall prepare, in accordance with this Agreement and with generally accepted accounting principles consistently applied, and deliver to Purchaser a statement setting forth each adjustment to the Purchase Price required pursuant to Section 2.2 and showing the calculation of each such adjustment. Within 30 days after receipt of such statement from ARCO, Purchaser shall deliver to ARCO a written report containing all changes with explanations therefor that Purchaser proposes be made to such statement, it being agreed that Purchaser's failure to deliver such report to ARCO within such time period shall constitute acceptance by Purchaser of ARCO's statement. From and after the expiration of such 30-day period, no additional changes to the statement provided by ARCO shall be considered by the parties. If Purchaser has timely delivered such written report, the parties shall then undertake to agree on the items

Purchase and Sale Agreement          Page 16
in dispute and the final Adjusted Purchase Price no later than 30 days after the receipt by ARCO of Purchaser's statement of proposed changes (it being agreed that any disputes as to adjustments relating to Title Defects shall be resolved prior to such time pursuant to the provisions of Article 3). Following the final determination of the Adjusted Purchase Price pursuant to this Section 11.1, ARCO or Purchaser, as the case may be, shall make the payment required pursuant to Section 2.4.

         11.2 SUSPENDED FUNDS. As soon as practicable after the Closing, ARCO shall provide to Purchaser a listing showing all proceeds from production attributable to the Leasehold Interests that are currently held in suspense and shall transfer to Purchaser all such suspended proceeds. Upon receipt of such funds and an appropriate accounting thereof, Purchaser shall be responsible for proper distribution of all the suspended proceeds to the parties lawfully entitled to them, and hereby agrees to indemnify, defend and hold harmless ARCO from and against any and all claims, liabilities, losses, costs and expenses (including, without limitation, court costs and reasonable attorneys' fees) arising out of or relating to such suspended proceeds but only to the extent of the funds actually transferred by ARCO to Purchaser representing such suspended proceeds.

         11.3 RECEIPTS AND CREDITS. Subject to the terms hereof and in accordance with the provisions of Section 11.1 herein, and except to the extent same have already been taken into account as an adjustment to the Purchase Price, all monies, proceeds, receipts, credits and income attributable to the Assets (a) for all periods of time subsequent to the Effective Date, shall be the sole property and entitlement of Purchaser, and, to the extent received by ARCO, ARCO shall fully disclose, account for and transmit same to Purchaser and
(b) for all periods of time prior to the Effective Date, shall be the sole property and entitlement of ARCO and, to the extent received by Purchaser, Purchaser shall fully disclose, account for and transmit same to ARCO promptly. Subject to the terms hereof and in accordance with the provisions of Section
11.1 herein, and except to the extent same have already been taken into account as an adjustment to the Purchase Price, all costs, expenses, disbursements, obligations and liabilities attributable to the Assets (i) for periods of time prior to the Effective Date, regardless of when due or payable, shall be the sole obligation of ARCO and ARCO shall pay, or if paid by Purchaser, promptly reimburse Purchaser for and hold Purchaser harmless from and against same and
(ii) for periods of time subsequent to the Effective Date, regardless of when due or payable, shall be the sole obligation of Purchaser and Purchaser shall promptly pay, or if paid by ARCO, promptly reimburse ARCO for and hold ARCO harmless from and against same. Except to the extent same have already been taken into account as an adjustment to the Purchase Price, all uncollected accounts receivable as of the Closing Date attributable to the Assets after the Effective Date shall be assigned to Purchaser, and all uncollected accounts receivable as of the Closing Date attributable to the Assets prior to the Effective Date shall be retained by ARCO.

         11.4 ASSUMPTION OF LIABILITIES; CROSS INDEMNITY. If the Closing occurs, ARCO and Purchaser agree as follows:

         (a) Purchaser hereby assumes and agrees to pay, perform and discharge the following liabilities and obligations (collectively, the "Assumed Obligations"):

                  (i) subject to the terms of Article 16, all liabilities and obligations that are attributable to the ownership or operation of the Assets on or after the Effective Date (specifically excluding damage to property or injury to or death of persons, in each case occurring after the Effective Date but prior to the Closing Date);;

                  (ii) subject to the terms of Article 16, all liabilities and obligations to properly plug and abandon all wells and remove all related facilities and equipment now or hereafter located on the Leasehold Interests and clean up and restore the Leasehold Interests (including all obligations to clean, close and abandon all pits and impoundments) in accordance with applicable laws (regardless of whether any such obligation to plug, abandon, remove, clean up and restore is attributable to periods of time prior to or after the Effective Date); and

                  (iii) to the extent and only to the extent such matters are disclosed on Exhibit 2.2, any and all obligations to make up, deliver or pay for oil, gas or other hydrocarbons under (A) any gas balancing or similar arrangements affecting the Assets in respect of amounts owed thereunder by ARCO as of the Effective Date, and (B) any take-or-pay, prepayment or similar provisions of any production sales contracts included in the Assets, to the extent any purchaser of production thereunder has the right to apply any amounts received by ARCO pursuant to such provisions as an offset against amounts otherwise due for production or delivery of oil, gas or hydrocarbons not delivered prior to the Effective Date;

         (b) Subject to the terms of Article 13, which shall control with respect to the tax matters covered thereby, and Article 16, which shall control with respect to the matters covered thereby, Purchaser agrees to indemnify, defend and hold harmless the ARCO Indemnified Parties from and against any and all claims, liabilities, losses, costs and expenses (including, without limitation, court costs and reasonable attorneys' fees, but excluding any amounts reimbursed from third party insurance) (collectively, "Losses") that are attributable to (i) the Assumed Obligations or (ii) a breach by Purchaser of its representations, warranties, covenants and agreements hereunder, IN EACH CASE WITHOUT REGARD TO THE SOLE, PARTIAL OR CONCURRENT NEGLIGENCE, GROSS NEGLIGENCE, STRICT LIABILITY, WILLFUL MISCONDUCT OR OTHER FAULT OF THE ARCO INDEMNIFIED PARTIES;

Purchase and Sale Agreement          Page 17

         (c) Subject to the terms of Article 13, which shall control with respect to the tax matters covered thereby, and the terms of Article 16, which shall control with respect to the matters covered thereby, ARCO agrees to indemnify, defend and hold harmless Purchaser and its agents and representatives (the "Purchaser Indemnified Parties") from and against any and all Losses that are attributable to (i) a breach by ARCO of its representations, warranties, covenants and agreements hereunder, or (ii) the lawsuits listed on Exhibit 9.6 and any other pending lawsuits not listed on Exhibit 9.6 for which ARCO has received actual notice on or before the Closing Date or (iii) the ownership or operation of the Assets before the Effective Date (excluding any matters and related Losses with respect to which Purchaser has agreed to indemnify, defend and hold harmless the ARCO Indemnified Parties pursuant to clause (b) above, Article 16 or elsewhere herein, or any matter with respect to which Purchaser has waived claims against ARCO, or released ARCO from liability, pursuant to Section 3.8 or elsewhere hereunder), IN EACH CASE WITHOUT REGARD TO THE SOLE, PARTIAL OR CONCURRENT NEGLIGENCE, GROSS NEGLIGENCE, STRICT LIABILITY, WILLFUL MISCONDUCT OR OTHER FAULT OF THE PURCHASER INDEMNIFIED PARTIES;

         (d) The indemnity, defense and hold harmless obligations set forth in Sections 11.4(b) and (c) above shall not apply to (i) a claim for indemnification by a party that relates to any amount or item for which such party received credit as an adjustment to the Purchase Price pursuant to the provisions hereof, (ii) either party's costs and expenses with respect to the negotiation and consummation of this Agreement and the transactions contemplated hereby or (iii) any Title Defect claims of Purchaser; and

         (e) EACH PARTY ACKNOWLEDGES AND AGREES THAT THE INDEMNITY, DEFENSE AND HOLD HARMLESS OBLIGATION SET FORTH IN SECTIONS 11.4(b) AND (c) ABOVE ARE INTENDED TO AND CONSTITUTE AN AGREEMENT OF PURCHASER, IN THE CASE OF SECTION 11.4(b), AND ARCO, IN THE CASE OF SECTION 11.4(c), TO INDEMNIFY AND PROTECT THE OTHER PARTY FROM THE CONSEQUENCES OF SUCH OTHER PARTY'S OWN NEGLIGENCE, STRICT LIABILITY, OR OTHER FAULT, REGARDLESS OF WHETHER SAME IS THE SOLE, PARTIAL OR CONCURRING CAUSE OF ANY APPLICABLE LOSSES AND, IN THE CASE OF NEGLIGENCE, REGARDLESS OF WHETHER SAME IS ACTIVE OR PASSIVE, OR THE RESULT OF AN AFFIRMATIVE ACT OR OMISSION.

         11.5 FURTHER ASSURANCES. After Closing, ARCO and Purchaser agree to take such further actions and to execute, acknowledge and deliver such additional documents and instruments as may be necessary or useful in carrying out the purposes of this Agreement or of any document delivered pursuant hereto.

                            ARTICLE 12 - TERMINATION

         12.1 RIGHT OF TERMINATION. This Agreement and the transactions contemplated hereby may be terminated:

         (a) Pursuant to any provisions of this Agreement expressly permitting termination by a party;

         (b) At any time at or prior to Closing by mutual consent of ARCO and Purchaser; or

         (c) At any time at or after October 1, 1999, by ARCO or Purchaser, by the delivery of written notice to the other party, if the Closing shall not have occurred by such date;

provided, however no such party may exercise any right of termination pursuant to this Section 12.1 if the event giving rise to such termination right shall be due to the willful failure of such party to perform or observe in any material respect any of the covenants or agreements set forth herein to be performed or observed by such party.

         12.2 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to
Section 12.1, this Agreement shall become void and of no further force or effect (except for the provisions of Sections 4.4, 5.4, 7.1, 7.2, 7.3, 17.1 through 17.8, 17.11, and 17.12, which shall survive such termination and continue in full force and effect); provided, however, that, if either party is in default of its obligations under this Agreement at the time this Agreement is so terminated, such defaulting party shall continue to be liable to the other party for damages (but in no event for specific performance) in respect of such default and such liability shall not be affected by such termination (unless ARCO becomes entitled to retain the Deposit as provided in Section 2.1(d), in which case such retention of the Deposit shall constitute ARCO's sole remedy for Purchaser's failure to consummate the transactions contemplated hereunder). Notwithstanding anything to the contrary contained in this Agreement, upon any termination of this Agreement pursuant to Section 12.1, ARCO shall be free immediately to enjoy all rights of ownership of the Assets and to sell, transfer, encumber or otherwise dispose of the Assets to any party without any restriction under this Agreement; and Purchaser shall be liable for all actual, incidental and consequential damages (including, without limitation, lost profits) if it attempts to interfere in any way with any such enjoyment or action by ARCO.

Purchase and Sale Agreement          Page 18

                               ARTICLE 13 - TAXES

         13.1 APPORTIONMENT OF AD VALOREM AND PROPERTY TAXES. All ad valorem taxes, real property taxes, personal property taxes and similar obligations ("Property Taxes") attributable to the Assets with respect to the tax period in which the Effective Date occurs shall be apportioned as of the Effective Date between ARCO and Purchaser. The owner of record on the assessment date shall file or cause to be filed all required reports and returns incident to the Property Taxes and shall pay or cause to be paid to the taxing authorities all Property Taxes relating to the tax period on which the Effective Date occurs. If ARCO is the owner of record on the assessment date, then Purchaser shall pay to ARCO Purchaser's pro rata portion of Property Taxes within 30 days after receipt of ARCO's invoice therefor, except to the extent taken into account as an adjustment to the Purchase Price pursuant to Section 2.2. If Purchaser is the owner of record as of the assessment date then ARCO shall pay to Purchaser ARCO's pro rata portion of Property Taxes within 30 days after receipt of Purchaser's invoice therefor.

         13.2 SALES TAXES. The Purchase Price provided for hereunder excludes any sales taxes or other taxes required to be paid in connection with the sale of the Assets pursuant to this Agreement. Purchaser, however, shall be liable for any sales and use taxes, conveyance, transfer and recording fees and real estate transfer stamps or taxes that may be imposed on any transfer of the Assets pursuant to this Agreement. ARCO shall, in accordance with applicable law, collect and remit any sales or similar taxes that are required to be paid as a result of the transfer of the Assets by ARCO to Purchaser. If the transfer of the Assets pursuant to this Agreement is exempt from applicable sales or similar taxes, Purchaser shall, at Closing, provide ARCO with properly executed exemption certificates or other documentation acceptable under applicable law.

         13.3 OTHER TAXES. All taxes (other than income taxes) attributable to the Assets that are imposed on or with respect to the production of oil, natural gas or other hydrocarbons or minerals or the receipt of proceeds therefrom (including but not limited to severance, production, and excise taxes) shall be apportioned between the parties based upon the respective shares of production taken by the parties. All such taxes that have accrued with respect to the period prior to the Closing Date have been or will be properly paid or withheld by ARCO (although such taxes for the period between the Effective Date and the Closing Date will be taken into account as an adjustment to the Purchase Price pursuant to Section 2.2(a)(i)) and all statements, returns, and documents pertinent thereto have been or will be properly filed. Purchaser shall be responsible for paying or withholding or causing to be paid or withheld all such taxes which have accrued after the Closing Date and for filing all statements, returns, and documents incident thereto.

         13.4 COOPERATION. Each party to this Agreement shall provide the other party with reasonable access to all relevant documents, data and other information (other than that which is subject to an attorney-client privilege) which may be required by the other party for the purpose of preparing tax returns, filing refund claims and responding to any audit by any taxing jurisdiction. Each party to this Agreement shall cooperate with all reasonable requests of the other party made in connection with contesting the imposition of taxes. Notwithstanding anything to the contrary in this Agreement, neither party to this Agreement shall be required at any time to disclose to the other party any tax return or other confidential tax information. Except where disclosure is required by applicable law or judicial order, any information obtained by a party pursuant to this Section 13.4 shall be kept confidential by such party, except to the extent disclosure is required in connection with the filing of any tax returns or claims for refund or in connection with the conduct of an audit, or other proceedings in response to an audit, by a taxing jurisdiction.

         13.5 INDEMNIFICATION FOR TAX.

         (a) Subject to the provisions of Section 13.5(b), ARCO shall indemnify Purchaser for all liabilities that are assessed against Purchaser for foreign, federal, state, local or Indian Tribal taxes (other than income taxes) in respect of the ownership or operation of the Assets prior to the Effective Date, together with penalties and interest thereon (provided such penalties and interest do not result from the negligence, late filing, fraud or acts of misfeasance or malfeasance of Purchaser), to the extent such liabilities exceed the amounts of such taxes paid by ARCO; provided that ARCO shall be entitled to all refunds or rebates of taxes paid in respect of the ownership or operation of the Assets prior to the Effective Date that may be received by ARCO or Purchaser. Subject to the provisions of Section 13.5(b), Purchaser shall indemnify ARCO for all liabilities which are assessed against ARCO for foreign, federal, state, local or Indian Tribal taxes (other than income taxes), together with penalties and interest thereon (provided such penalties and interest do not result from the negligence, late filing, fraud or acts of misfeasance or malfeasance of
         ARCO), to the extent such liabilities relate to the ownership or operation of the Assets from and after the Effective Date; provided, however, that such indemnity shall not apply to windfall profit, severance or production taxes on oil and gas production from the Assets on or after the Effective Date to the extent (but only to the extent) such taxes are included in the determination of the Adjusted Purchase Price, and provided further, however, that Purchaser shall be entitled to all refunds or rebates of windfall profit, severance or production taxes on oil and gas production from the Assets on or after the Effective Date that may be received by ARCO or Purchaser, except to the extent (but only to the extent) such refunds or rebates are included in the determination of the Adjusted Purchase Price.

         (b) In order for ARCO or Purchaser ("Claimant") to make a claim against the other ("Indemnitor") under this Article 13, Claimant shall give prompt notice to Indemnitor of any liability

Purchase and Sale Agreement          Page 19
         for which Claimant would claim indemnification under this Article 13, which notice shall include the circumstances surrounding such liability. Indemnitor shall then have the right but not the obligation, to contest such liability at its sole cost and expense by giving written notice to Claimant of such election within 30 days after Indemnitor receives Claimant's notice. Should Indemnitor fail to notify Claimant within such 30-day period, Indemnitor shall be deemed to have elected not to contest such liability. Should Indemnitor elect (or be deemed to have elected) not to contest such liability, Indemnitor shall pay the full amount due under Section 13.5(a) in respect of such liability to Claimant in cash within 30 days after Indemnitor elects (or is deemed to have elected) not to contest such liability. Except as specifically provided in this Section 13.5 with respect to certain tax issues which must be combined or joined with other tax issues, if Indemnitor elects to contest any such liability, Claimant shall give Indemnitor full authority to defend, adjust, compromise or settle such liability and any action, suit, or proceeding in which Indemnitor contests such liability, in the name of Claimant or otherwise as Indemnitor shall elect. In any administrative or legal proceeding, Indemnitor shall employ counsel selected by it and reasonably acceptable to Claimant. With respect to tax issues incident to any such liability that must be combined or joined with one or more other tax issues which Claimant desires to contest, Claimant and Indemnitor shall cooperate fully, and control of any administrative legal proceeding shall rest with the party having the greater ultimate liability (including liability under Section 13.5(a) for the taxes in dispute). The party in control may not adjust, compromise or settle taxes which are contested by or on behalf of the other party without the consent of the other party. With respect to any liability contested by Indemnitor under the terms of this Section 13.5(b), Indemnitor shall pay the full amount due under Section 13.5(a) in respect of such liability to Claimant in cash within 30 days after the liability is finally determined either by settlement or pursuant to the final unappealable judgment of a court of competent jurisdiction.

                         ARTICLE 14 - DOCUMENT RETENTION

         14.1 INSPECTION. As used in this Article 14, "Documents" shall mean all files, documents, books and records delivered to Purchaser by ARCO that relate to the Assets, including, but not limited to: financial and tax accounting records; land, title and division of interest files; contracts; engineering and well files; and books and records related to the operation of the Assets during the Interim Period. Subject to the provisions of Section 14.2, Purchaser agrees that the Documents shall be open for inspection by representatives of ARCO at reasonable times and upon reasonable notice during regular business hours for a period of 10 years following the date of Closing (or for such longer period as may be required by law or governmental regulation), and that ARCO may during such period at its expense make such copies thereof as it may reasonably request.

         14.2 DESTRUCTION. For a period of 10 years after the date of Closing (or for such longer period as may be required by law or governmental regulation), Purchaser shall not destroy or give up possession of any original or final copy of the Documents without first offering ARCO the opportunity (by delivery of written notice to ARCO as provided in Section 17.1, with an additional copy of such notice delivered to the attention of ARCO's Tax Department), at ARCO's expense (without any payment to Purchaser), to obtain such original or final copy or a copy thereof. After the conclusion of such period, Purchaser shall offer to deliver to ARCO, at ARCO's expense (without any payment to Purchaser), the Documents prior to destroying the same.

         14.3 ACCESS. ARCO and Purchaser each shall use its best efforts to afford the other access to (a), in the case of ARCO, employees of ARCO who remain employees of ARCO following the date of Closing and are familiar with the operations of the Assets and (b) in the case of Purchaser, employees of Purchaser which ARCO shall reasonably request for its proper corporate purposes, including without limitation, the defense of legal proceedings. Such access may include interviews or attendance at depositions or legal proceedings; provided, however, that in any event all out-of-pocket expenses (including wages and salaries) reasonably incurred by any party in connection with this Section 14.3 shall be paid or promptly reimbursed by the party requesting such services.

              ARTICLE 15 - INDEPENDENT INVESTIGATION AND DISCLAIMER

         15.1 INDEPENDENT INVESTIGATION AND DISCLAIMER. Purchaser acknowledges that (a) it has had and pursuant to this Agreement will have prior to the Closing access to the Assets and the employees of ARCO and (b) in making the decision to enter into this Agreement and consummate the transactions contemplated hereby, Purchaser has relied solely on the basis of its own independent investigation of the Assets and upon the representations, warranties, covenants and agreements set forth in this Agreement. Accordingly, Purchaser acknowledges that, except as expressly set forth herein, ARCO has not made, AND ARCO HEREBY EXPRESSLY DISCLAIMS AND NEGATES, ANY REPRESENTATION OR WARRANTY, EXPRESSED, IMPLIED, AT COMMON LAW, BY STATUTE, OR OTHERWISE RELATING TO (i) THE CONDITION OF THE ASSETS (INCLUDING WITHOUT LIMITATION, ANY IMPLIED OR EXPRESSED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, OR ENVIRONMENTAL CONDITION), (ii) ANY INFRINGEMENT BY ARCO OF ANY PATENT OR PROPRIETARY RIGHT OF ANY THIRD PARTY, AND (iii) ANY INFORMATION, DATA OR OTHER MATERIALS (WRITTEN OR ORAL) FURNISHED TO PURCHASER BY OR ON BEHALF OF ARCO (INCLUDING, WITHOUT LIMITATION, IN RESPECT OF GEOLOGICAL, GEOPHYSICAL AND SEISMIC DATA, THE EXISTENCE OR EXTENT OF OIL, GAS OR OTHER MINERAL RESERVES, THE

Purchase and Sale Agreement          Page 20

RECOVERABILITY OF OR THE COST OF RECOVERING ANY SUCH RESERVES, THE VALUE OF SUCH RESERVES, ANY PRODUCT PRICING ASSUMPTIONS, AND THE ABILITY TO SELL OIL OR GAS PRODUCTION AFTER CLOSING AND THE ABILITY OF PURCHASER TO BECOME OPERATOR OF THE ASSETS UNDER THE APPLICABLE OPERATING AGREEMENT); AND PURCHASER WILL HAVE SOLE RESPONSIBILITY FOR ANY ACTION TAKEN BY PURCHASER, OR BY OTHERS RELYING ON PURCHASER'S ADVICE, BASED ON THE GEOLOGICAL MAPS, RECORDS, LOGS AND OTHER DATA, IF ANY, TRANSFERRED UNDER THIS AGREEMENT; provided, however, that the foregoing disclaimer and negation of representations and warranties shall not affect or impair the representations and warranties of ARCO set forth in Article 4 hereof. As used in the disclaimer provisions of this Section 15.1, "ARCO" shall include ARCO's agents, representatives and consultants.

                       ARTICLE 16 - ENVIRONMENTAL MATTERS

         16.1 PHYSICAL AND ENVIRONMENTAL CONDITIONS. Purchaser agrees and acknowledges that (a) it has had, or prior to the Closing will have, access to and the opportunity to inspect the Assets for all purposes, including without limitation, for the purposes of detecting the presence of hazardous or toxic substances, pollutants or other contaminants, environmental hazards, naturally occurring radioactive materials (NORM) and produced water contamination of the surface and/or subsurface, (b) it has, or prior to the Closing will have, satisfied itself as to the physical and environmental condition of the Assets, both surface and subsurface, and their method of operation and except as set forth herein, agrees to accept an assignment of the Assets at Closing on an "AS IS, WHERE IS" basis, "WITH ALL FAULTS" and (c) in making the decision to enter in this Agreement and consummate the transactions contemplated hereby, Purchaser has relied solely on the basis of its own independent investigation of the Assets and the records related thereto (including the Environmental Reports (as defined below)). Accordingly, Purchaser further acknowledges that with respect to any tests, evaluations or reports that have been conducted or prepared by or on behalf of ARCO pertaining to the environmental condition or operation of the Assets and that are delivered to Purchaser prior to the date hereof (the "Environmental Reports"), ARCO EXPRESSLY DISCLAIMS AND NEGATES ANY REPRESENTATION OR WARRANTY RESPECTING THE ACCURACY OR THOROUGHNESS THEREOF AND DISCLAIMS ANY LIABILITY IN CONNECTION THEREWITH, IN EACH CASE WITHOUT REGARD TO THE SOLE, PARTIAL OR CONCURRENT NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OF ARCO. Purchaser further acknowledges that it has reviewed, examined and thoroughly familiarized itself with the contents of the Environmental Reports.

         16.2 GENERAL ENVIRONMENTAL INDEMNITY. If the Closing occurs, except as provided in the proviso clause of the first sentence of this Section 16.2 and without limiting Purchaser's obligations under Section 11.4, Purchaser hereby assumes and shall be responsible for and agrees to indemnify, defend and hold harmless the ARCO Indemnified Parties from and against any and all Losses attributable to damage to property, injury to or death of persons or other living things, natural resource damages, CERCLA response costs, environmental remediation and restoration costs, or fines or penalties (collectively, "Claims") arising out of or attributable to, in whole or in part, either directly or indirectly, the ownership, condition or operation of the Assets at any time before, at or after the Effective Date (including, without limitation, any Claims relating to any condition existing on, in or under, or resulting from operation of, the Assets as of the Effective Date) WITHOUT REGARD TO THE SOLE, PARTIAL OR CONCURRENT NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OF THE ARCO INDEMNIFIED PARTIES; provided, however, that ARCO shall indemnify, defend and hold harmless the Purchaser Indemnified Parties from and against any Claim arising out of or attributable to, in whole or in part, either directly or indirectly, the condition or operation of the Assets at any time before the Effective Date that is determined to be the result of or caused in whole or in part by ARCO's violation of, failure to fulfill duties imposed by or incurrence of liability under, any Environmental Laws (as in effect on the Effective Date) (other than any such Claims resulting from or attributable in whole or in part to conditions or operations disclosed in the Environmental Reports or known to Purchaser as of the date hereof), to the extent that such Claim has been finally determined in a third-party lawsuit or administrative proceeding or order that is filed, issued or commenced against Purchaser on or before the first anniversary of the Closing Date. In no event shall ARCO's aggregate liability pursuant to the proviso clause of the immediately preceding sentence exceed an amount equal to $500,000.00. Notwithstanding anything to the contrary hereinabove, ARCO agrees to fully indemnify, defend and hold Purchaser harmless from and against the Claims arising or that may arise in that certain lawsuit known as Harris, et al., v. East Texas Salt Water Disposal Company, et al., as described on Exhibit 9.6, to the extent of and attributable to Purchaser's ownership of the Assets transferred herein, regardless of when such Claims are made.

         16.3 ENVIRONMENTAL LAWS. As used herein, the term "Environmental Laws" shall mean any and all federal, state and local statutes, regulations, rules, orders, ordinances, or permits of any governmental authority pertaining to health, the environment, wildlife or natural resources in effect in any and all jurisdictions in which the Assets are located, including, without limitation, the Clean Air Act, as amended, and the Federal Water Pollution Control Act, as amended, the Rivers and Harbors Act of 1899, as amended, the Safe Drinking Water Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), as amended, the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), as amended, the Resource Conservation and Recovery Act ("RCRA"), as amended, The Hazardous and Solid Waste Amendments Act of 1984, as amended, the Toxic Substances Control Act, as amended, the Occupational Safety and Health Act ("OSHA"), as amended, and the Hazardous Materials Transportation Act, as amended.

Purchase and Sale Agreement          Page 21

         16.4 ENVIRONMENTAL ASSESSMENT. Purchaser shall have the right for a period commencing upon execution of this Agreement by both parties and ending on August 13, 1999, to conduct an environmental assessment of the Assets, at Purchaser's sole risk, liability and expense. ARCO shall make available to Purchaser, during the environmental assessment period described above, ARCO's historical files regarding prior operations on the Assets, and provide Purchaser and its representatives with reasonable access to the Assets to conduct the environmental assessment. ARCO shall have the right to be present during any assessment and, if any testing is conducted, ARCO may require splitting of all samples.

         16.5 INDEMNIFICATION OF MATERIAL ADVERSE ENVIRONMENTAL CONDITIONS. Purchaser shall advise ARCO of any material adverse environmental condition ("Condition") of the Assets which it finds unacceptable and shall provide evidence thereof on or before the end of the environmental assessment period provided for in Section 16.4. For the purposes of this Section 16.5 a Condition shall be "material" only if the cost to remediate said Condition to levels reasonably acceptable to Purchaser to assure compliance with all applicable environmental laws or other directives exceeds $10,000.00. Purchaser shall treat all information regarding any Condition as confidential, whether material or note, and shall not make any contact with any governmental authority or third party regarding same without ARCO's written consent, unless required by applicable law or other directive.

         16.6 REMEDIES FOR IDENTIFIED CONDITIONS. Upon receipt of such notice with respect to each Condition identified by Purchaser, ARCO shall propose to Purchase to either (i) agree with Purchaser on an adjustment to the Purchaser Price, which adjustment shall reflect the cost to remediate such Condition; (ii) if reasonably feasible, remove the affected Assets from the Assets being conveyed and adjust the Purchase Price accordingly; or (iii) agree to indemnify Purchaser from any and all damages, claims, losses and expenses pertaining to the existence and remediation of such Condition. If ARCO's proposal is unacceptable to Purchaser, then, unless Purchaser is willing to waive the Condition(s), Purchase shall have the right to terminate this Agreement by written notice to ARCO and be releases from all further obligations under this Agreement.

                           ARTICLE 17 - MISCELLANEOUS

         17.1 GOVERNING LAW. This Agreement and all instruments executed in accordance with it shall be governed by and interpreted in accordance with the laws of the State of Texas, without regard to conflict of law rules that would direct application of the laws of another jurisdiction, except to the extent that it is mandatory that the law of some other jurisdiction, wherein the Assets are located, shall apply. The laws of the state wherein the Leasehold Interests are located shall control as to all matters pertaining to title and Title Defects pursuant to Article 3 herein, and to the evaluation of encumbrances placed upon such Leasehold Interests pursuant to Section 3.3 herein.

         17.2 ENTIRE AGREEMENT. This Agreement, including all Exhibits attached hereto and made a part hereof, together with the Prior Confidentiality Agreements, constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties with respect to same. No supplement, amendment, alteration, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the parties hereto.

         17.3 WAIVER. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

         17.4 CAPTIONS. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

         17.5 ASSIGNMENT. Except as expressly provided herein to the contrary, neither party hereto shall assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party and any assignment made without such consent shall be void. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. After Closing, ARCO acknowledges and agrees that the restrictions set forth in this Section 17.5 shall not obligate Purchaser to obtain the written consent of ARCO prior to any assignment by Purchaser of its ownership interest in the Assets, and Purchaser acknowledges and agrees that any such assignment shall not release Purchaser from any of its liabilities or obligations hereunder. nor extend or increase any of the liabilities or obligations of ARCO hereunder.

         17.6 NOTICES. Any notice provided or permitted to be given under this Agreement shall be in writing, and may be served by personal delivery or by depositing same in the mail, addressed to the party to be notified, postage prepaid, and registered or certified with a return receipt requested. Notice deposited in the mail in the manner hereinabove described shall be deemed to have been given and received on the date of the delivery as shown on the return receipt. Notice served in any other manner shall be deemed to have been given and received only if and when actually received by the addressee (except that notice given by telecopier shall be deemed given and received upon receipt only if received during normal business hours and if received other than during normal business hours shall be deemed received as of the opening of business on the next Business Day). For purposes of notice, the addresses of the parties shall be as follows:

Purchase and Sale Agreement          Page 22

         For ARCO:

         Street Address:                          Mailing Address:

         Atlantic Richfield Company               Atlantic Richfield Company
         600 North Marienfeld                     P. O. Box 1610
         Midland, Texas 79701                     Midland, Texas 79702
         Attn: Business Development
         Telecopy No.: 915/688-5956

         For Purchaser:

         Street Address:                          Mailing Address:

         Future Acquisition 1995, Ltd.            Future Acquisition 1995, Ltd.
         700 Louisiana, Suite 3700                700 Louisiana, Suite 3700
         Houston, TX  77002                       Houston, TX  77002
         Attn: Tim J. Goff
         Telecopy No.: 713/236-9799

Each party shall have the right, upon giving 10 days' prior notice to the other in the manner hereinabove provided, to change its address for purposes of notice.

         17.7 EXPENSES. Except as otherwise provided herein, each party shall be solely responsible for all expenses incurred by it in connection with this transaction (including, without limitation, fees and expenses of its own counsel and consultants). Purchaser shall pay for all documentary, filing and recording fees required in connection with the filing and recording of the Conveyance, Assignment and Bill of Sale delivered by ARCO to Purchaser at Closing. Within 45 days following Closing, Purchaser shall furnish ARCO with a statement setting forth the recording information for each county wherein such Conveyance, Assignment and Bill of Sale was recorded.

         17.8 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any rule of law, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in a materially adverse manner with respect to either party.

         17.9 PUBLICITY. ARCO and Purchaser shall consult with each other with regard to all publicity and other releases issued at or prior to the Closing concerning this Agreement and the transactions contemplated hereby and, except as required by applicable law or the applicable rules or regulations of any governmental body or stock exchange, neither party shall issue any publicity or other release without the prior written consent of the other party.

         17.10 USE OF ARCO'S NAME. As soon as practicable after the Closing, Purchaser shall remove or cause to be removed the names and marks used by ARCO and all variations and derivatives thereof and logos relating thereto from the Assets and shall not thereafter make any use whatsoever of those names, marks and logos. In the event Purchaser has not completed such removal within 120 days after Closing, ARCO shall have the right but not the obligation to complete such removal or cause such removal to be completed. and Purchaser shall reimburse ARCO for any costs or expenses incurred by ARCO in connection therewith. ARCO agrees to give Purchaser 48 hour notice (exclusive of Saturday, Sunday and legal holidays) prior to the removal of any signs by ARCO at Purchaser's expense.

         17.11 CONSEQUENTIAL DAMAGES. Except as expressly provided in Section 12.2, the parties waive any rights to incidental or consequential damages resulting from a breach of this Agreement, including, without limitation, loss of profits.

         17.12 NO THIRD-PARTY BENEFICIARY. Except as expressly provided herein, this Agreement is not intended to create, nor shall it be construed to create, any rights in any third party under doctrines concerning third-party beneficiaries.

         17.13 SURVIVAL. Except with respect to the covenants set forth in Sections 6.1 and 6.2, the representations, warranties, covenants and obligations of the parties under this Agreement shall survive the Closing; provided, however, that any claim with respect to the breach thereof may be made only if the party claiming a breach thereof shall have notified the breaching party (i) on or before the first anniversary of the Effective Date in the case of ARCO's indemnification of Purchaser as set forth in Section 16.2, and (ii) on or before the first anniversary of the Effective Date in the case of any indemnification by ARCO for Title Defects pursuant to Section 3.5 and (iii) at any time in the case of all other provisions.

         17.14 COUNTERPART; EXHIBITS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All Exhibits attached hereto are hereby made a part of this Agreement and incorporated herein by this reference.

Purchase and Sale Agreement          Page 23

         17.15 ACCESS ACROSS LEASEHOLD INTERESTS. Purchaser agrees to allow ARCO access, at no cost or expense to ARCO, to or across the Leasehold Interests, if ARCO conducts future operations in the vicinity of the Leasehold Interests or if ARCO exercises its rights under Section 17.10.

         17.16 OPERATORSHIP MATTERS.

         (a) Notwithstanding anything herein to the contrary, ARCO does not represent to Purchaser that Purchaser will succeed to ARCO's operatorship of any unit or well constituting a part of the Assets. Purchaser acknowledges and agrees that Purchaser will be required to comply with the terms of any applicable operating agreement, unit operating agreement or other contract relating to any elections or other selection procedures in order to succeed ARCO as operator thereunder.

         (b) ARCO shall prepare change of operatorship forms for signature by Purchaser at Closing, and promptly following Closing shall cause such forms to be filed with the appropriate authorities. Purchaser shall reimburse ARCO for all filing and related fees, if any, incurred by ARCO in connection with the filing of any change of operatorship forms and shall provide ARCO with evidence of the acceptance by the applicable government authority of any such change of operatorship.

         17.17 CONFLICT WITH ASSIGNMENT. ARCO and Purchaser acknowledge and agree that in the event of any conflict or inconsistency between the terms and provisions of this Agreement and the terms and provisions of either the Conveyance, Assignment and Bill of Sale or the Term Mineral Deed executed and delivered at Closing by ARCO and Purchaser, the terms and provisions of this Agreement shall control.

         17.18 YEAR 2000 COMPLIANCE. In addition to, and not in alteration, amendment or limitation of, any other provisions of this Agreement, Purchaser expressly acknowledges and agrees that: (a) ARCO either has not assessed, or, if it has assessed, has not (or may not have or not fully have) modified, replaced or otherwise remediated, the Assets, including any components thereof or systems related thereto or embedded therein, to determine whether they are Year 2000 Compliant, as defined herein. (b) If the Assets are not operated by ARCO, ARCO is either unaware of, or has not verified any statements or representations made by the Operator pertaining to, whether or not the Operator has made any such assessment or taken any actions relating thereto, including modification, replacement or other remediation. (c) IF ANY OF THE ASSETS, INCLUDING ANY COMPONENTS THEREOF OR SYSTEMS RELATED THERETO OR EMBEDDED THEREIN, ARE NOT YEAR 2000 COMPLIANT, THEIR ABILITY TO MAINTAIN PRODUCTION OR OTHERWISE FUNCTION OR OPERATE MAY BE AFFECTED. (d) AS BETWEEN PURCHASER AND ARCO, PURCHASER ASSUMES, RELEASES ARCO FROM, AND AGREES TO DEFEND, INDEMNIFY AND HOLD ARCO HARMLESS FROM AND AGAINST, ANY AND ALL RESPONSIBILITY AND LIABILITY FOR ANY CLAIMS OR PROBLEMS RELATING TO OR ARISING FROM THE YEAR 2000 COMPLIANCE STATUS OF THE ASSETS, INCLUDING ANY COMPONENTS THEREOF OR SYSTEMS RELATED THERETO OR EMBEDDED THEREIN, and ARCO shall have no liability whatsoever for any Claims or problems Purchaser may incur or encounter arising from or associated in any way with the Year 2000 Compliance status of the Assets, including any components thereof or systems related thereto or embedded therein. (e) Any disclosures made by ARCO as to Year 2000 Compliance (including but not limited to disclosures as to ARCO's or the Operator's or a manufacturer's/supplier's assessments, inventories, testing, modification, replacement, etc.), whether made orally or in writing, and whether made before or after Closing, are for informational purposes only and Purchaser relies and depends on and uses any and all such disclosures exclusively and entirely at its own risk and without any recourse to ARCO whatsoever. SUCH DISCLOSURES DO NOT AND SHALL NOT CREATE OR BE CONSTRUED TO CREATE ANY EXPRESS OR IMPLIED WARRANTIES ON THE PART OF ARCO, AND ANY SUCH EXPRESS OR IMPLIED WARRANTIES ARE EXPRESSLY DISCLAIMED, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. (f) "Year 2000 Compliant" means the Assets, including any components thereof or systems related thereto or embedded therein, would: (i) Correctly process date information before and after midnight, December 31, 1999. This would include accepting date input, providing date output, and performing calculations and comparisons on dates or portions of dates. Date interpretation would be correct for all valid date values within the applicable domain; (ii) Function accurately and without interruption before and after January 1, 2000 without any change in operations associated with any date change and/or the advent of the new century;
(iii) Respond to two-digit input in a way that would resolve the ambiguity as to the century in a disclosed, defined, and predetermined manner. Interfacing software would make the same century assumptions when processing the two-digit years; (iv) Process the Year 2000 as a leap year; (v) Correctly handle date fields containing non-date information and correctly handle a date held in a non-date field; and (vi) Correctly process any date with a year specified as "99" and "00", regardless of other subjective meanings attached to these values.

         17.19 DTPA WAIVER. TO THE EXTENT APPLICABLE TO THE ASSETS OR ANY PORTION THEREOF, PURCHASER HEREBY WAIVES THE PROVISIONS OF THE TEXAS DECEPTIVE TRADE PRACTICES ACT, CHAPTER 17, SUBCHAPTER E, SECTIONS 17.41 THROUGH 17.63, INCLUSIVE (OTHER THAN SECTION 17.555, WHICH IS NOT WAIVED), TEX. BUS. & COM. CODE. In order to evidence its ability to grant such waiver, Purchaser hereby represents and warrants to ARCO that Purchaser (a) is in the business of seeking or acquiring, by purchase or lease, goods or services for commercial or business use, (b) has assets of $5 million or more according to its most recent financial statement prepared in accordance with generally accepted accounting principles,
(c) has knowledge and experience in financial and business matters that enable it to evaluate the merits and risks of the transaction contemplated hereby, and
(d) is not in a significantly disparate bargaining position.

Purchase and Sale Agreement          Page 24

         17.20 ACKNOWLEDGMENT REGARDING CERTAIN PROVISIONS. EACH OF THE PARTIES HERETO SPECIFICALLY ACKNOWLEDGES AND AGREES (A) THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS HEREOF,
(B) THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT, (C) THAT IT HAS BEEN REPRESENTED BY LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND HAS RECEIVED THE ADVICE OF SUCH COUNSEL IN CONNECTION WITH ENTERING INTO THIS AGREEMENT, AND (D) THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT PROVIDE FOR THE ASSUMPTION BY ONE PARTY OF, AND/OR RELEASE OF THE OTHER PARTY FROM, CERTAIN LIABILITIES ATTRIBUTABLE TO THIS TRANSACTION OR THE PREMISES COVERED HEREBY THAT SUCH PARTY WOULD OTHERWISE BE RESPONSIBLE FOR UNDER THE LAW. EACH PARTY HERETO FURTHER AGREES THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY SUCH PROVISIONS OF THIS AGREEMENT ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISIONS OR THAT SUCH PROVISIONS ARE NOT "CONSPICUOUS".

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first set forth above:


                                    ATLANTIC RICHFIELD COMPANY ("ARCO")


                                    By:
                                        ---------------------------------------
                                        Name:    T. L. Holland
                                        Title:   Attorney in Fact


                                    FUTURE ACQUISITION 1995, LTD. ("PURCHASER")

                                    BY:  FUTURE PETROLEUM CORPORATION,
                                         ITS GENERAL PARTNER


                                         By:
                                             ----------------------------------
                                             Name:    Tim J. Goff
                                             Title:   President





Purchase and Sale Agreement          Page 25

                                    EXHIBIT A

   Attached to and made a part of that certain Surface Lease dated October 1,
    1999, by and between, Atlantic Richfield Company, as Lessor, and Future
      Acquisition 1995, Ltd., as Lessee, covering the following described tract of land:

     BEING 24.405 acres of land located in the William Castleberry Survey, Gregg County, Texas, said 24.405 acre tract of land being a part of the T. B. Harris-Atlantic Refining Company's oil lease more particularly described in that certain Assignment of Oil and Gas Lease dated July 27, 1931, by and between, W. L. Pickens, Assignor, and Cranfill-Reynolds Company, Assignee, as recorded in Volume 93, page 527, Deed Records, Gregg County, said 24.405 acres being more particularly described as follows:

     BEGINNING at a point 368.5 feet South and 210.08 feet West of the most Southerly Southeast corner of the T. B. Harris-Atlantic Refining Company oil lease, said point being 26 feet North of the center line of Old Highway 80;

     THENCE: N. 89 deg. 16' W., 50.0 feet along and with the Atlantic Refining Company's Amended Surface Lease dated August 4, 1975, recorded in Volume 989, page 97, Deed Records, Gregg County, Texas, amending the original Surface Lease dated July 24, 1940, recorded in Volume 252, pages 243-249, Deed Records, Gregg County, Texas, being "Said Surface Lease" reference is hereby made for the purpose of all legal descriptions, to a 3/8" iron rod for corner;

     THENCE: Along and with the West ROW line of an existing oil road the following bearings and distances; N. 8 deg. 59' W., 217.4 feet, N. 18 deg. 49' W, 87.4 feet; N. 38 deg. 10' W., 117.30 feet; N. 41 deg. 13' W., 102.7 feet, N. 32 deg. 02' W., 58.4 feet, and N. 22 deg. 17' W., 56.00 feet to a
     3/8" iron rod in same for corner;

     THENCE: N. 85 deg. 45' W., 414.6 feet to a 3/8" iron rod for corner;

     THENCE: S. 2 deg. 13' E., 591.0 feet to a 3/8" iron rod 26 feet North of the center line of Old Highway 80 for corner;

     THENCE: N. 89 deg. 16' W., 608.9 feet along and with said Atlantic Refining Company's Said Surface Lease, as amended, 26 feet North of the center line of Old Highway 80 to a 3/8" iron rod for corner; said point being the SW corner of Said Surface Lease, as amended;

     THENCE: Along and with the WBL of Said Surface Lease, as amended, the following bearings and distances; N. 2 deg. 09' W., 468.0 feet, N. 34 deg. 28' W., 418.0 feet and N. 3 deg. 51' W., 225.8 feet to a point in the same for corner;

     THENCE: S. 86 deg. 42' E., 234.90 feet to a 3/8" iron rod for corner, said iron rod being 15.0 feet West of a fence corner post;

     THENCE: N. 3 deg. 28' E., 242.0 feet, 15.0 feet West and parallel to a chain link fence line to a 3/8" iron rod for corner, said iron rod being
     15.0 feet West and 15.0 feet North of a fence corner post;

     THENCE: S. 86 deg. 38' E., 586.0 feet, 15.0 feet from and parallel to an existing chain link fence line to a 3/8" iron rod for corner;

     THENCE: S. 43 deg. 06' E., 594.2 feet and S. 18 deg. 20' E., 240.2 feet to a 3/8" iron rod in the East ROW line of an existing oil road for corner;

     THENCE: Along and with the East ROW line of said road the following bearings and distances S. 22 deg. 13' E., 50.0 feet, S. 32 deg. 04' E.,
     50.0 feet, S. 41 deg. 18' E., 100.0 feet, S. 38 deg. 07' E., 127.2 feet, S.
     18 deg. 46' E., 100.2 feet and S. 8 deg. 48' E., 230.0 feet to PLACE OF BEGINNING, containing 24.405 acres of land, more or less.

                                   EXHIBIT "A"

 ATTACHED TO AND MADE A PART OF THAT CERTAIN PURCHASE AND SALE AGREEMENT DATED
   EFFECTIVE AS OF OCTOBER 1, 1999, BY AND BETWEEN ATLANTIC RICHFIELD COMPANY
              (ARCO) AND FUTURE ACQUISITION 1995, LTD. (PURCHASER)

 IN ADDITION TO ANY OTHER DEPTH LIMITATIONS EXPRESSED HEREIN, IT IS THE EXPRESS
   INTENTION TO LIMIT THE DESCRIPTIONS OF ARCO'S INTEREST (IF ANY), FROM THE
          SURFACE DOWN TO THE BASE OF THE DEEPEST PRODUCING FORMATION


GREGG COUNTY

FIELD NAME
PROPERTY NAME                                                                                     DEED
PROPERTY CODE                                                                                     LEASE
ARCO'S INTEREST             ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-183-000049-001      A. A. King and wife,    J. R. Stebbins         10-15-30    62        65
A. A. King "A"  (s)                                Lottie King
414536400
100% WI
87.500% NRI

FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.        DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------  --------------------  ----------------------------------  ----------------------------------------------
East Texas Field            42-183-000049-001     290 acres more or less out of the   AR-105265-000
A. A. King "A"  (s)                               N. E. corner of the P. W.           Purchase and Sale Agreement dated October 6,
414536400                                         Warraner Survey on the S. bank of   1995 by and between East Texas Gathering
100% WI                                           the Sabine River, Gregg County,     Company, Atlantic Richfield Company, Sun Pipe
87.500% NRI                                       Texas, and more particularly        Line Company and Sun Company, Inc. (s)
                                                  described in that certain Oil and
                                                  Gas Lease dated October 15, 1930,   AR-105265-001
                                                  recorded in Volume 62, Page 65,     Crude Oil Buy/Sell Contract dated effective
                                                  Deed Records, Gregg County, Texas.  December 1, 1995 by and between ARCO Permian and Sun Company, Inc. (s)

                                                                                      AR-23556
                                                                                      Oil Well Gas Contract dated July 3, 1962, by
                                                                                      and between The Atlantic Refining Company,
                                                                                      Seller and Sinclair Oil & Gas Company, Buyer

                                                                                      Private Radio License from Federal
                                                                                      Communications Commission to ARCO
                                                                                      Communications, Inc., dated December 16,
                                                                                      1992, File No. 0000000319451, Call Sign
                                                                                      KNEP883, Frequency 154.47875 MHZ

FIELD NAME
PROPERTY NAME                                                                                     DEED
PROPERTY CODE                                                                                     LEASE
ARCO'S INTEREST             ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-183-000041-001      A. A. King and wife,    J. R. Stebbins         10-15-30    61        220
A. A. King "B"  (s)                                Lottie King, and S.
414537200                                          G. Andrews and wife,
100% WI                                            Myrtle Andrews
87.50% NRI

A. A. King "D" (s)
414538100
100% WI                     42-183-090518-000      Viola King Kinsey, et   Atlantic Richfield     2-1-89         ----      ----
87.5% NRI                   (Surface Lease for     al                      Company
                            A. A. King "B")


--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-183-000042-001      A. A. King and wife,    J. R. Stebbins         10-15-30    62        63
A. A. King "C"  (s)                                Lottie King
414539900
100% WI
87.5% NRI


FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.        DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------  --------------------  ----------------------------------  ----------------------------------------------
East Texas Field            42-183-000041-001     Five tracts of land situated in     Texas Natural Resources Conservation
A. A. King "B"  (s)                               Gregg County, Texas, consisting     Commission Agreed Order (Docket 97-0448-SIP)
414537200                                         of 815 acres more or less, and      dated July 9, 1997. (s/d)
100% WI                                           more particularly described in
87.50% NRI                                        that certain Oil and Gas Lease      AR-105265-000
                                                  dated October 15, 1930, recorded    Purchase and Sale Agreement dated October 6,
A. A. King "D" (s)                                in Volume 61, Page 220, Deed        1995 by and between East Texas Gathering
414538100                                         Records, Gregg County, Texas.       Company, Atlantic Richfield Company, Sun Pipe
100% WI                     42-183-090518-000                                         Line Company and Sun Company, Inc. (s)
87.5% NRI                   (Surface Lease for    .5 acres of land out of the Alex
                            A. A. King "B")       Carmack Survey, Gregg County,       AR-105265-001
                                                  Texas, as more particularly         Crude Oil Buy/Sell Contract dated effective
                                                  described in that certain           December 1, 1995 by and between ARCO Permian
                                                  unrecorded Surface Lease dated      and Sun Company, Inc. (s)
                                                  February 1, 1989.
                                                                                      AR-23556
                                                                                      Oil Well Gas Contract dated July 3, 1962, by
                                                                                      and between The Atlantic Refining Company,
                                                                                      Seller and Sinclair Oil & Gas Company, Buyer
                                                                                      (s)

                                                                                      Private Radio License from Federal
                                                                                      Communications Commission to ARCO
                                                                                      Communications, Inc., dated December 16,
                                                                                      1992, File No. 0000000319451, Call Sign
                                                                                      KNEP883, Frequency 154.47875 MHZ

-------------------------- --------------------- ----------------------------------- -----------------------------------------------
East Texas Field            42-183-000042-001     A tract of land containing 127      AR-105265-000
A. A. King "C"  (s)                               acres more or less out of Survey    Purchase and Sale Agreement dated October 6,
414539900                                         known as No. 2 E. H. Angell S.      1995 by and between East Texas Gathering
100% WI                                           F., Gregg County, Texas, and more   Company, Atlantic Richfield Company, Sun Pipe
87.5% NRI                                         particularly described by  metes    Line Company and Sun Company, Inc. (s)
                                                  and bounds in Oil and Gas Lease
                                                  dated October 15, 1930, A. A.       AR-105265-001
                                                  King, et ux, Lessor, and J. R.      Crude Oil Buy/Sell Contract dated effective
                                                  Stebbins, Lessee, recorded in       December 1, 1995 by and between ARCO Permian
                                                  Volume 62, Page 63, Lease           and Sun Company, Inc. (s)
                                                  Records, Gregg County, Texas.
                                                                                      AR-23556
                                                                                      Oil Well Gas Contract dated July 3, 1962, by
                                                                                      and between The Atlantic Refining Company,
                                                                                      Seller and Sinclair Oil & Gas Company, Buyer
                                                                                      (s)

                                                                                      Private Radio License from Federal
                                                                                      Communications Commission to ARCO
                                                                                      Communications, Inc., dated December 16,
                                                                                      1992, File No. 0000000319451, Call Sign
                                                                                      KNEP883, Frequency 154.47875 MHZ

FIELD NAME
PROPERTY NAME                                                                                     DEED
PROPERTY CODE                                                                                     LEASE
ARCO'S INTEREST             ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-183-004416-000      G. E. Adams, et ux      Carl B. Everett        1-1-31      64        247
Adams (s)                                          Mary Barton Adams
412025600
100% WI
87.5% NRI

White Oak Field
(Cotton Valley)             (Surface Lease)        G. E. Adams, et ux      Atlantic Oil           7-13-36        ----     -----
P. C. Castleberry Gas                              Mary Barton Adams       Producing Co.
Unit (d)
414681600
1.61169% ORRI

--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-183-000813-000      S. A. Cochran           Argo Royalty Company   5-2-31      83        357
Alf Jones (187446,846)      (Mineral Deed)
410702100
1.3761% RI

FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.        DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------  --------------------  ----------------------------------  ----------------------------------------------
East Texas Field            42-183-004416-000     A tract of land out of the Henry    AR-95702
Adams (s)                                         Hathaway Survey, Gregg County,      Farmout Agreement dated February 13, 1990 by
412025600                                         Texas, and more particularly        and between Atlantic Richfield Company, and C
100% WI                                           described in that certain Oil and   W Resources, Inc. (d)
87.5% NRI                                         Gas Lease dated January 1, 1931,
                                                  recorded in Volume 64, Page 247,    AR-95702-008
White Oak Field                                   Gregg County, Texas.                Declaration of Unitization and Designation of
(Cotton Valley)             (Surface Lease)                                           Gas Unit dated effective February 5, 1996 by
P. C. Castleberry Gas                             A tract of land containing 11.0     and between Atlantic Richfield Company and C
Unit (d)                                          acres out of the Henry Hathaway     W Resources, Inc. (d)
414681600                                         Survey, Gregg County, Texas, as
1.61169% ORRI                                     more particularly described in      Private Radio License from Federal
                                                  that certain unrecorded Surface     Communications Commission to ARCO
                                                  Lease dated July 13, 1936.          Communications, Inc., dated December 16,
                                                                                      1992, File No. 0000000319451, Call Sign
                                                                                      KNEP883, Frequency 154.47875 MHZ

--------------------------- --------------------- ----------------------------------- ---------------------------------------------
East Texas Field            42-183-000813-000     A tract of land out of the G. W.    Oil and Gas Lease dated December 25, 1930,
Alf Jones (187446,846)      (Mineral Deed)        Hooper Survey A-92, Gregg County,   recorded in Volume 64, Page 47, Deed Records,
410702100                                         Texas, containing 63.84 acres       Gregg County, Texas.
1.3761% RI                                        more or less, called 54.52 acres,
                                                  and more particularly described     AR-105435-001
                                                  by metes and bounds in that         Declaration of Unitization and Designation of
                                                  certain Mineral Deed dated May 2,   Gas Unit dated effective November 1, 1995,
                                                  1931, recorded in Volume 83, Page   between Wagner & Brown, et al and Madera
                                                  357, Deed Records, Gregg County,    Production Company. (d)
                                                  Texas.


FIELD NAME
PROPERTY NAME                                                                                     DEED
PROPERTY CODE                                                                                     LEASE
ARCO'S INTEREST             ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-183-004034-000      Wm. Anderson et ux      B. P. Seay             9-10-30     59        570
Anderson (Oryx)  (s)                               Ella V. Anderson
412095701
50.0% WI
43.75% NRI

White Oak Field
(Cotton Valley)
W. M. Anderson (d)
410005100
6.25% ORRI

--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
Willow Springs Field        42-183-007594-000      G. E. Fenton and        B. A. Skipper          4-25-30     4         384
(Cotton Valley)                                    wife, Pollick Fenton
Annie Fenton No. 1  (d)
435322600
2.12186% ORRI

Willow Springs Field
(Travis Peak West)          42-183-004947-000      J. R. Fenton, et ux     B. A. Skipper          4-25-30     4         351
Annie Fenton Unit #1 Well
(d)
437025200
3.04889% ORRI BPO-Oil
2.84793% ORRI BPO-Gas
4.26844% ORRI APO-Oil
               or
5.33555% WI APO-Oil and
4.66860% NRI APO-Oil

4.17467% ORRI APO-Gas
              or
5.68720% WI APO-Gas and
4.9763% NRI APO-Gas


FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.        DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------  --------------------  ----------------------------------  ----------------------------------------------
East Texas Field            42-183-004034-000     A tract of land out of the P.       AR-105265-001
Anderson (Oryx)  (s)                              McAnelly Survey A-267 and John      Crude Oil Buy/Sell Contract dated effective
412095701                                         Ruddle Survey A-176, Gregg          December 1, 1995 by and between ARCO Permian
50.0% WI                                          County, Texas, being 83.27 acres    and Sun Company, Inc. (s)
43.75% NRI                                        more or less, but called 81 acres
                                                  more or less, and more              AR-105265-000
White Oak Field                                   particularly described in that      Purchase and Sale Agreement dated October 6,
(Cotton Valley)                                   certain Oil and Gas Lease dated     1995 by and between East Texas Gathering
W. M. Anderson (d)                                September 10, 1930,  recorded in    Company, Atlantic Richfield Company, Sun Pipe
410005100                                         Volume 59, Page 570, Deed           Line Company and Sun Company, Inc.  (s)
6.25% ORRI                                        Records, Gregg County, Texas.
                                                                                      AR-105473
                                                                                      Farmout Agreement dated effective February 1,
                                                                                      1996 by and between Atlantic Richfield
                                                                                      Company, Wagner & Brown, Ltd., and C W
                                                                                      Resources, Inc.  (d)

                                                                                      PD-2110
                                                                                      Joint Operating Agreement dated November 10,
                                                                                      1931 by and between Sun Oil Company and
                                                                                      Cranfill-Reynolds Company.  (s/d)

                                                                                      AR-98412
                                                                                      Longview Gas Plant Gas Purchase Contract
                                                                                      dated January 1, 1997, by and between ARCO
                                                                                      Permian, seller and ARCO Permian, buyer, as
                                                                                      amended effective August 1, 1998 (s)

--------------------------- --------------------- ----------------------------------- ----------------------------------------------
Willow Springs Field        42-183-007594-000     A tract of land out of the          AR-101544
(Cotton Valley)                                   Dolores Sanches Survey A-186,       Farmout Agreement dated November 25, 1992
Annie Fenton No. 1  (d)                           Gregg County, Texas, and being      between Atlantic Richfield Company and Cotton
435322600                                         more particularly described in      Valley Productions, Inc. (d)
2.12186% ORRI                                     that certain Oil and Gas Lease
                                                  dated April 25, 1930, recorded in   AR-080830
Willow Springs Field                              Volume 4, Page 384, Deed Records,   Farmout Agreement dated December 5, 1985,
(Travis Peak West)          42-183-004947-000     Gregg County, Texas.                between Atlantic Richfield Company and Cotton
Annie Fenton Unit #1 Well                                                             Valley Productions, Inc.  (d)
(d)                                               A tract of land out of the
437025200                                         Delores Sanches Survey, Gregg       AR-81381
3.04889% ORRI BPO-Oil                             County, Texas, containing 64        Longview Gas Plant Oil Well Gas Purchase
2.84793% ORRI BPO-Gas                             acres, being more particularly      Contract dated July 24, 1996, by and between
4.26844% ORRI APO-Oil                             described in that certain Oil and   ARCO Permian, seller and ARCO Permian, buyer,
               or                                 Gas Lease dated April 25, 1930,     as amended effective August 13, 1998. (s)
5.33555% WI APO-Oil and                           recorded in Volume 4, Page 351,
4.66860% NRI APO-Oil                              Deed Records, Gregg County, Texas.

4.17467% ORRI APO-Gas
              or
5.68720% WI APO-Gas and
4.9763% NRI APO-Gas

FIELD NAME
PROPERTY NAME                                                                                     DEED
PROPERTY CODE                                                                                     LEASE
ARCO'S INTEREST             ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
Glenwood Field              42-183-004023-000      Allen Tooke, et ux,     Ardis O. Phillips      10-7-30     4         501
(Cotton Valley)                                    et al
ARCO Tooke  (d)
410552400
12.5% RI

FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.        DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------  --------------------  ----------------------------------  ----------------------------------------------
Glenwood Field              42-183-004023-000     40 acres more or less out of the    AR-105473
(Cotton Valley)                                   Wakeland Survey, A-218, Gregg       Farmout Agreement dated effective February 1,
ARCO Tooke  (d)                                   County, Texas, and being more       1996 by and between Atlantic Richfield
410552400                                         fully described in that certain     Company, Wagner & Brown, Ltd., and C W
12.5% RI                                          Oil and Gas Lease dated October     Resources, Inc.  (d)
                                                  7, 1930, recorded in Volume 4,
                                                  Page 501, Deed Records, Gregg       AR-101621
                                                  County, Texas, insofar as lease     Purchase and Sale Agreement dated effective
                                                  covers rights below the base of     January 1, 1993, from Atlantic Richfield
                                                  the Woodbine Formation              Company to Madera Production Company. (s)

                                                                                      AR-105265-000
                                                                                      Purchase and Sale Agreement dated October 6,
                                                                                      1995 by and between East Texas Gathering
                                                                                      Company, Atlantic Richfield Company, Sun Pipe
                                                                                      Line Company and Sun Company, Inc.  (s)

                                                                                      AR-105265-001
                                                                                      Crude Oil Buy/Sell Contract dated effective
                                                                                      December 1, 1995 by and between ARCO Permian
                                                                                      and Sun Company, Inc. (s)


FIELD NAME
PROPERTY NAME                                                                                     DEED
PROPERTY CODE                                                                                     LEASE
ARCO'S INTEREST             ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
White Oak Field             42-183-004950-000      Arthur Christian et     B. A. Skipper          4-28-30     4         322
(Cotton Valley Sand)                               ux, Elizabeth, et al
J. D. Davis "E" Gas Unit
#5 (d)
410325401
0.247940% ORRI BPO
0.595055% WI  APO
0.520673% NRI APO

J. D. Davis "E" Gas Unit
#4  (d)
410325400
0.247940% ORRI BPO
0.595055% WI  APO
0.520673% NRI APO

Willow Springs Field
(Cotton Valley )
Davis Gas Unit "E" #2 and
#3 (d)
413452400
0.247940% ORRI BPO
0.595055% WI  APO
0.520673% NRI APO

FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.        DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------  --------------------  ----------------------------------  ----------------------------------------------
White Oak Field             42-183-004950-000     31 acres out of the Henry           AR-105832
(Cotton Valley Sand)                              Hathaway Survey, Gregg County,      Partial Assignment of Operating Rights and
J. D. Davis "E" Gas Unit                          Texas, being the North 31 acres     Bill of Sale dated effective February 1, 1998
#5 (d)                                            of the South 62 acres of land       between Atlantic Richfield Company, and Live
410325401                                         more particularly described  in     Oak Petroleum, Inc.  (s)
0.247940% ORRI BPO                                that certain Oil and Gas Lease
0.595055% WI  APO                                 recorded in Volume 4, Page 322,     AR-105265-001
0.520673% NRI APO                                 Oil and Gas Lease Records, Gregg    Crude Oil Buy/Sell Contract dated effective
                                                  County, Texas, only insofar as      December 1, 1995 by and between ARCO Permian
J. D. Davis "E" Gas Unit                          lease covers rights below the       and Sun Company, Inc. (s)
#4  (d)                                           Base of the Woodbine formation
410325400                                                                             AR-104971
0.247940% ORRI BPO                                                                    Unit Operating Agreement dated effective
0.595055% WI  APO                                                                     October 24, 1956, Oxy USA, Inc., Operator.
0.520673% NRI APO                                                                     (d)

Willow Springs Field                                                                  AR-104971-001
(Cotton Valley )                                                                      Declaration of Unitization of Gas Unit dated
Davis Gas Unit "E" #2 and                                                             June 18, 1958.  (d)
#3 (d)
413452400                                                                             PD-3520
0.247940% ORRI BPO                                                                    Contract of Purchase and Operating Agreement
0.595055% WI  APO                                                                     dated January 24, 1931, as amended August 11,
0.520673% NRI APO                                                                     1949 between the Atlantic Refining Company as
                                                                                      Operator and Magnolia Petroleum Company, et
                                                                                      al, as Non-Operators.  (s)

                                                                                      AR-95702
                                                                                      Farmout Agreement dated February 13, 1990 by
                                                                                      and between Atlantic Richfield Company, and C
                                                                                      W Resources, Inc.  (d)


FIELD NAME
PROPERTY NAME                                                                                     DEED
PROPERTY CODE                                                                                     LEASE
ARCO'S INTEREST             ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-183-003989-000      Joe Bander et ux, Exa   J. K. Wadley           1-14-31     152       66
Bander  (s)                                        Bander
412205499
93.7656% WI
82.0491% NRI

Glenwood Field
(Cotton Valley)
T. W. Lee Gas Unit #1 (d)
415131300
9.10804% ORRI

FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.        DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------  --------------------  ----------------------------------  ----------------------------------------------
East Texas Field            42-183-003989-000     A part of the David Ferguson H.     AR-95702
Bander  (s)                                       R. Survey, Gregg County, Texas,     Farmout Agreement dated February 13, 1990 by
412205499                                         containing 85 acres more or less,   and between Atlantic Richfield Company, and C
93.7656% WI                                       and more particularly described     W Resources, Inc. (d)
82.0491% NRI                                      in that certain Oil & Gas Lease
                                                  dated January 14, 1931, recorded    PD-2062
Glenwood Field                                    Volume 152, Page 66, Deed           Operating Agreement dated December 21, 1931
(Cotton Valley)                                   Records, Gregg County, Texas.       by and between Atlantic Oil Producing
T. W. Lee Gas Unit #1 (d)                                                             Company, Operator, and J. K. Wadley,
415131300                                                                             Non-Operator. (s/d)
9.10804% ORRI
                                                                                      AR-105265-001
                                                                                      Crude Oil Buy/Sell Contract dated effective
                                                                                      December 1, 1995 by and between ARCO Permian
                                                                                      and Sun Company, Inc. (s)

                                                                                      AR-105265-000
                                                                                      Purchase and Sale Agreement dated October 6,
                                                                                      1995 by and between East Texas Gathering
                                                                                      Company, Atlantic Richfield Company, Sun Pipe
                                                                                      Line Company and Sun Company, Inc. (s)

                                                                                      AR-105473
                                                                                      Farmout Agreement dated effective February 1,
                                                                                      1996 by and between Atlantic Richfield
                                                                                      Company, Wagner & Brown, Ltd., and C W
                                                                                      Resources, Inc. (d)

                                                                                      AR-94444
                                                                                      Purchase and Sale Agreement dated effective
                                                                                      October 1, 1991 by and between The Sinclair
                                                                                      Revocable Trust, The Fernald Point Production
                                                                                      Trust, and Atlantic Richfield Company. (s/d)

                                                                                      AR-81381
                                                                                      Longview Gas Plant Oil Well Gas Purchase
                                                                                      Contract dated July 24, 1996, by and between
                                                                                      ARCO Permian, seller and ARCO Permian, buyer,
                                                                                      as amended effective August 13, 1998. (s)

                                                                                      Private Radio License from Federal
                                                                                      Communications Commission to ARCO
                                                                                      Communications, Inc., dated December 16,
                                                                                      1992, File No. 0000000319451, Call Sign
                                                                                      KNEP883, Frequency 154.47875 MHZ

FIELD NAME
PROPERTY NAME                                                                                     DEED
PROPERTY CODE                                                                                     LEASE
ARCO'S INTEREST             ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-183-004035-000      R. C. Barnswell         B. P. Seay             9-13-30     4         410
Barnswell B&C  (s)
(Oryx)
412220801
50% WI
43.75% NRI

FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.        DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------  --------------------  ----------------------------------  ----------------------------------------------
East Texas Field            42-183-004035-000     A tract of land out of the          PD-2110
Barnswell B&C  (s)                                McAnelly Survey, Gregg County,      Joint Operating Agreement dated November 10,
(Oryx)                                            Texas, and more particularly        1931 by and between Sun Oil Company and
412220801                                         described in that certain Oil and   Cranfill-Reynolds Company.  (s/d)
50% WI                                            Gas Lease dated September 13,
43.75% NRI                                        1930 recorded in Volume 4, Page     AR-98412
                                                  410, Deed Records, Gregg County,    Longview Gas Plant Gas Purchase Contract
                                                  Texas.                              dated January 1, 1997, by and between ARCO
                                                                                      Permian, seller and ARCO Permian, buyer, as
                                                                                      amended effective August 1, 1998 (s)

                                                                                      AR-64468
                                                                                      Saltwater Disposal Agreement dated October 1,
                                                                                      1975 between ARCO Oil and Gas Company and
                                                                                      East Texas Salt Water Disposal Company.  (s)


FIELD NAME
PROPERTY NAME                                                                                     DEED
PROPERTY CODE                                                                                     LEASE
ARCO'S INTEREST             ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-183-003979-000      W. T. Burnside, et al   A. O. Phillips         9-19-30     4         493
Burnside "A"  (s)
412640800
100% WI
87.5003% NRI

--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-183-000817-000      H. W. McKinley          Argo Royalty Company   6-6-31      94        17
Clem Jones (465905)         (Mineral Deed)
410703900
4.6875% RI

FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.        DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------  --------------------  ----------------------------------  ----------------------------------------------
East Texas Field            42-183-003979-000     166 acres more or less out of the   AR-105265-001
Burnside "A"  (s)                                 H. R. Survey of Francis W.          Crude Oil Buy/Sell Contract dated effective
412640800                                         Johnson, Gregg County, Texas, and   December 1, 1995 by and between ARCO Permian
100% WI                                           more particularly described by      and Sun Company, Inc. (s)
87.5003% NRI                                      metes and bounds in that certain
                                                  Assignment dated January 27,        AR-105265-000
                                                  1933, from Rio Oil Corporation to   Purchase and Sale Agreement dated October 6,
                                                  Atlantic Oil Producing Company,     1995 by and between East Texas Gathering
                                                  recorded in Book 141, Page 482,     Company, Atlantic Richfield Company, Sun Pipe
                                                  Deed Records of Gregg County,       Line Company and Sun Company, Inc. (s)
                                                  Texas
                                                                                      AR-98412
                                                                                      Longview Gas Plant Gas Purchase Contract
                                                                                      dated January 1, 1997, by and between ARCO
                                                                                      Permian, seller and ARCO Permian, buyer, as
                                                                                      amended effective August 1, 1998 (s)

                                                                                      Private Radio License from Federal
                                                                                      Communications Commission to ARCO
                                                                                      Communications, Inc., dated December 16,
                                                                                      1992, File No. 0000000319451, Call Sign
                                                                                      KNEP883, Frequency 154.47875 MHZ

--------------------------  --------------------  ----------------------------------  ----------------------------------------------
East Texas Field            42-183-000817-000     A tract of land out of the G. W.    Oil and Gas Lease dated December 25, 1930,
Clem Jones (465905)         (Mineral Deed)        Hooper Survey, Gregg County,        recorded in Volume 64, Page 45, Deed Records,
410703900                                         Texas, containing 65 acres, more    Gregg County, Texas.
4.6875% RI                                        or less, more particularly
                                                  described in that certain Mineral   AR-105435-001
                                                  Deed dated June 6, 1931, recorded   Declaration of Unitization and Designation of
                                                  in Volume 94, Page 17, Deed         Gas Unit dated effective November 1, 1995,
                                                  Records, Gregg County, Texas.       between Wagner & Brown, et al and Madera
                                                                                      Production Company

FIELD NAME
PROPERTY NAME                                                                                     DEED
PROPERTY CODE                                                                                     LEASE
ARCO'S INTEREST             ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
Willow Springs Field        42-183-003909-000      J. J. Fuller            Mamie S. Hammonds      9-22-30     4         211
(Cotton Valley West)
Clemens Gas  Unit #1
435321800
3.278776% ORRI

Willow Springs Field
(Cotton Valley West)
Clemens #3
414145800                   42-183-004943-00A      Dovie I. Collins,       J. K. Wadley           1-19-31     78        26
3.278776% ORRI                                     et vir








                            42-183-004943-00B      Dovie I. Collins,       J. K. Wadley           6-12-31     88        542
                                                   Guardian








                            42-183-004943-00C      Dovie I. Collins,       J. K. Wadley           1-24-31     Entry #   7678
                                                   Guardian







                            42-183-004941-000      J. E. Sheffield         L. L. Edens            12-30-30    64        83

FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.        DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------  --------------------  ----------------------------------  ----------------------------------------------

Willow Springs Field        42-183-003909-000     A tract of land out of the M. A.    AR-101543
(Cotton Valley West)                              Alexander H.R. and M. Irwin         Farmout Agreement dated November 24, 1992 by
Clemens Gas  Unit #1                              Surveys, Gregg County, Texas,       and between Atlantic Richfield Company and R.
435321800                                         containing 106.4 acres more or      Byron Roach.   (d)
3.278776% ORRI                                    less, and more particularly
                                                  described in that certain Oil and   AR-101664-001
Willow Springs Field                              Gas Lease dated September 22,       Declaration of Gas Pooled Unit, R. Byron
(Cotton Valley West)                              1930, recorded in Volume 4, Page    Roach, Trustee, Clemens Cotton Valley Gas
Clemens #3                                        211, Deed Records, Gregg County,    Unit No. 1 dated May 24, 1993, recorded in
414145800                                         Texas.                              Volume 2512, Page 381, Deed Records, Gregg
3.278776% ORRI                                                                        County, Texas.
                            42-183-004943-00A     Two tracts of land out of the
                                                  Dolores Sanchez Survey, Gregg       PD-3519
                                                  County, Texas, containing 120       Contract of Purchase and Operating Agreement,
                                                  acres more or less, and more        dated April 25, 1931 by and between J. K.
                                                  particularly described in that      Wadley, et al, and Roeser & Pendleton, Inc.
                                                  certain Oil and Gas Lease dated
                                                  January 19, 1931, recorded in       AR-81381
                                                  Volume 78, Page 26, Gregg County,   Longview Gas Plant Oil Well Gas Purchase
                                                  Texas.                              Contract dated July 24, 1996, by and between
                                                                                      ARCO Permian, seller and ARCO Permian, buyer,
                            42-183-004943-00B     Two tracts of land out of the       as amended effective August 13, 1998. (s)
                                                  Dolores Sanchez Survey, Gregg
                                                  County, Texas, containing 120
                                                  acres more or less, and more
                                                  particularly described in that
                                                  certain Oil and Gas Lease dated
                                                  June 12, 1931, recorded in Volume
                                                  88, Page 542, Gregg County, Texas.

                            42-183-004943-00C     Two tracts of land out of the
                                                  Dolores Sanchez Survey, Gregg
                                                  County, Texas, containing 120
                                                  acres more or less, and more
                                                  particularly described in that
                                                  certain Oil and Gas Lease dated
                                                  January 24, 1931, recorded in
                                                  Entry No. 7678, Deed Records,
                                                  Gregg County, Texas.

                            42-183-004941-000     A tract of land out of the
                                                  Dolores Sanchez Survey, Gregg
                                                  County, Texas, containing 50
                                                  acres more or less, and more
                                                  particularly described in that
                                                  certain Oil and Gas Lease dated
                                                  December 30, 1930, recorded in
                                                  Volume 64, Page 83, Deed Records,
                                                  Gregg County, Texas.

FIELD NAME
PROPERTY NAME                                                                                     DEED
PROPERTY CODE                                                                                     LEASE
ARCO'S INTEREST             ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
Willow Springs Field        42-183-005874-000      R. R. Collins, et ux    J. M. Wood             12-13-31    68        102
(Cotton Valley West)
Clemens Gas  Unit #1
435321800

Willow Springs Field
(Cotton Valley West)
Clemens #3
414145800
(continued)                 42-183-004415-000      J. J. Reppond, et ux    D. H. Byrd             1-24-31     65        285







                            42-183-003987-00A      C. C. Clemens, et al    Max Kirk               5-15-31     Entry #   17309







                            42-183-003987-00B      C. C. Clemens,          Max Kirk               5-27-31     Entry #   17308
                                                   Guardian

--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-183-000820-000      H. H. Brooks            Argo Royalty Company   1-23-45     286       427
Cole (650002, etc.)         (Mineral Deed)
410506100
 .1953% RI

East Texas Field
M. T. Cole
417163200
 .1953% RI


FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.        DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------  --------------------  ----------------------------------  ----------------------------------------------
Willow Springs Field        42-183-005874-000     A tract of land out of the
(Cotton Valley West)                              Dolores Sanchez Survey, Gregg
Clemens Gas  Unit #1                              County, Texas, containing 55
435321800                                         acres more or less, and more
                                                  particularly described in that
Willow Springs Field                              certain Oil and Gas Lease dated
(Cotton Valley West)                              December 13, 1931, recorded in
Clemens #3                                        Volume 68, Page 102, Deed
414145800                                         Records, Gregg County, Texas.
(continued)

                            42-183-004415-000     A tract of land out of the
                                                  Dolores Sanchez Survey, Gregg
                                                  County, Texas, containing 50
                                                  acres more or less, and more
                                                  particularly described in that
                                                  certain Oil and Gas Lease dated
                                                  January 24, 1931, recorded in
                                                  Volume 65, Page 285, Deed
                                                  Records, Gregg County, Texas.

                            42-183-003987-00A     A tract of land out of the
                                                  Dolores Sanchez Survey, Gregg
                                                  County, Texas, containing 63.96
                                                  acres more or less, and more
                                                  particularly described in that
                                                  certain Oil and Gas Lease dated
                                                  May 15, 1931, recorded in Entry
                                                  No. 17309, Deed Records, Gregg
                                                  County, Texas.

                            42-183-003987-00B     A tract of land out of the
                                                  Dolores Sanchez Survey, Gregg
                                                  County, Texas, containing 63.96
                                                  acres more or less, and more
                                                  particularly described in that
                                                  certain Oil and Gas Lease dated
                                                  May 27, 1931, recorded in Entry
                                                  No. 17308, Deed Records, Gregg
                                                  County, Texas.

--------------------------  --------------------  ----------------------------------  ----------------------------------------------
East Texas Field            42-183-000820-000     A tract of land out of the E. L.
Cole (650002, etc.)         (Mineral Deed)        Walker Survey containing 192
410506100                                         acres more or less in Gregg
 .1953% RI                                         County, Texas, and more
                                                  particularly described in that
East Texas Field                                  certain Deed dated January 23,
M. T. Cole                                        1945, recorded in Volume 286,
417163200                                         Page 427, Deed Records, Gregg
 .1953% RI                                         County, Texas.

FIELD NAME
PROPERTY NAME                                                                                     DEED
PROPERTY CODE                                                                                     LEASE
ARCO'S INTEREST             ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
White Oak Field             42-183-004033-000      D. A. Porter, et ux     W. F. Glenn            1-15-31     6         48
(Cotton Valley)
D. A. Porter Gas Unit  (d)
410345900
8.197619% ORRI BPO
19.674285% WI APO
17.214999% NRI APO

--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-183-000034-000      C. H. Brown and         Atlantic Oil           8-10-36     203       490
Dora Johnson (s/d)          (Mineral Deed)         Margaret Brown, his     Producing Company
414415500                                          wife, et al
1.5 Net Acres
1.5 Gross Acres


Willow Springs Field
(Cotton Valley
T. B. Harris Gas Unit)
437459200
 .000597% RI
3.180539% ORRI
7.63317% WI  APO
6.67903% NRI  APO


FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.        DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------  --------------------  ----------------------------------  ----------------------------------------------
White Oak Field             42-183-004033-000     A tract of land out of the G. W.    AR-95702-006
(Cotton Valley)                                   Hooper Survey, A-657, Upshur        Declaration of Unitization and Designation of
D. A. Porter Gas Unit  (d)                        County, Texas and G. W. Hooper      Gas Unit effective June 16, 1994. (d)
410345900                                         Survey, A-92, Gregg County,
8.197619% ORRI BPO                                Texas, containing 109.33 acres      AR-95702
19.674285% WI APO                                 more or less, and more              Farmout Agreement dated February 13, 1990 by
17.214999% NRI APO                                particularly described  by metes    and between Atlantic Richfield Company and C
                                                  and bounds in that certain Oil,     W Resources, Inc. (d)
                                                  Gas and Mineral Lease dated
                                                  January 15, 1931, recorded in       AR-101621
                                                  Volume 6, Page 48, Lease Records,   Purchase and Sale Agreement dated effective
                                                  Upshur County, Texas.               January 1, 1993, from Atlantic Richfield
                                                                                      Company to Madera Production Company. (s)
                                                  Only insofar as leases cover
                                                  rights below the Base of the
                                                  Woodbine formation.

--------------------------  --------------------  ----------------------------------  ----------------------------------------------
East Texas Field            42-183-000034-000     1.5 acres more or less out of the   Oil and Gas Lease dated effective November 1,
Dora Johnson (s/d)          (Mineral Deed)        G. W. Hooper Survey, A-92, Gregg    1995 between Atlantic Richfield Company and
414415500                                         County, Texas, and more             Wagner & Brown, Ltd., as recorded in Volume
1.5 Net Acres                                     particularly described by metes     3041, Page 31, Deed Records of Gregg County,
1.5 Gross Acres                                   and bounds in Deed dated August     Texas.
                                                  10, 1936 recorded in Volume 203,
                                                  Page 490, Deed Records, Gregg       AR-105435-001
                                                  County, Texas.                      Declaration of Unitization dated effective
                                                                                      November 1, 1995, C W Resources, Inc.,
Willow Springs Field                                                                  Operator. (d)
(Cotton Valley
T. B. Harris Gas Unit)                                                                T. B. Harris Gas Unit
437459200
 .000597% RI
3.180539% ORRI
7.63317% WI  APO
6.67903% NRI  APO

FIELD NAME
PROPERTY NAME                                                                                     DEED
PROPERTY CODE                                                                                     LEASE
ARCO'S INTEREST             ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-183-003977-000      W. P. Duncan et ux      Rio Oil Corporation    4-14-31     62        395
Duncan  (s)                                        Mary
413275100
100% WI
87.5% NRI


--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-183-043544-000      E. G. Greene and        Arctic Oil Company     2-9-31      125       629
                                                   wife, Mattie Greene
Elder Oil Unit #3 (s)
416021500
 .6175% ORRI


FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.        DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------  --------------------  ----------------------------------  ----------------------------------------------
East Texas Field            42-183-003977-000     Being a part of the David           AR-105265-000
Duncan  (s)                                       Ferguson Survey, Gregg County,      Purchase and Sale Agreement dated October 6,
413275100                                         Texas, and more particularly        1995 by and between East Texas Gathering
100% WI                                           described in Oil, Gas & Mineral     Company, Atlantic Richfield Company, Sun Pipe
87.5% NRI                                         Lease dated April 14, 1931,         Line Company and Sun Company, Inc. (s)
                                                  recorded in Volume 62, Page 395
                                                  Deed Records, Gregg County, Texas.  AR-105265-001
                                                                                      Crude Oil Buy/Sell Contract dated effective
                                                                                      December 1, 1995 by and between ARCO Permian
                                                                                      and Sun Company, Inc. (s)

                                                                                      AR-81381
                                                                                      Longview Gas Plant Oil Well Gas Purchase
                                                                                      Contract dated July 24, 1996, by and between
                                                                                      ARCO Permian, seller and ARCO Permian, buyer,
                                                                                      as amended effective August 13, 1998. (s)

                                                                                      Private Radio License from Federal
                                                                                      Communications Commission to ARCO
                                                                                      Communications, Inc., dated December 16,
                                                                                      1992, File No. 0000000319451, Call Sign
                                                                                      KNEP883, Frequency 154.47875 MHZ

--------------------------  --------------------  ----------------------------------  ----------------------------------------------

East Texas Field            42-183-043544-000     Part of the Mary Van Winkle         AR-101580
                                                  Survey A-208, Gregg County,         Like-Kind Exchange Agreement dated June 1,
Elder Oil Unit #3 (s)                             Texas, and more particularly        1992 by and between Atlantic Richfield
416021500                                         described in that certain Oil and   Company and Conoco, Inc. (s/d)
 .6175% ORRI                                       Gas Lease dated February 9,
                                                  1931,  recorded in Volume 125,      AR-101558
                                                  Page 629, Deed Records, Gregg       Farmout Agreement dated April 23, 1992
                                                  County, Texas.                      between Conoco Inc. and R&C Petroleum, Inc.
                                                                                      (s/d)

                                                                                      Operating Agreement dated April 23, 1992 by
                                                                                      and between Conoco, Inc. and R&C Petroleum,
                                                                                      Inc. (s/d)

FIELD NAME
PROPERTY NAME                                                                                     DEED
PROPERTY CODE                                                                                     LEASE
ARCO'S INTEREST             ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-183-004017-00A      S. C. Fishburn and      Tom E. Cranfill and    4-9-31      79        299
Fishburn  (s)                                      wife, Fannette          E. B. Germany
413495800                                          Fishburn
50% WI
43.75% NRI

White Oak Field
(Cotton Valley)
Fishburn #1 Gas Unit  (d)
415689700
2.5832% ORRI

FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.        DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------  --------------------  ----------------------------------  ----------------------------------------------
East Texas Field            42-183-004017-00A     A tract of land out of Block 5 of   AR-98412
Fishburn  (s)                                     the Francis W. Johnson Survey,      Longview Gas Plant Gas Purchase Contract
413495800                                         A-112, Gregg County Texas, and      dated January 1, 1997, by and between ARCO
50% WI                                            more particularly described in      Permian, seller and ARCO Permian, buyer, as
43.75% NRI                                        that certain Oil and Gas Lease      amended effective August 1, 1998 (s)
                                                  dated April 9, 1931 from S. C.
White Oak Field                                   Fishburn and wife, Fannette         AR-104486-000
(Cotton Valley)                                   Fishburn, recorded in Volume 79,    Farmout Agreement dated October 19, 1993,
Fishburn #1 Gas Unit  (d)                         Page 299, Deed Records, Gregg       Gregg County, Texas, between Atlantic
415689700                                         County, Texas.                      Richfield Company and Reserve Management,
2.5832% ORRI                                                                          Inc. (d)

                                                                                      AR-104486-001
                                                                                      Declaration of Unitization & Designation of
                                                                                      Gas Unit dated July 21, 1994 between Atlantic
                                                                                      Richfield Company and Reserve Management,
                                                                                      Inc. (d)

                                                                                      Private Radio License from Federal
                                                                                      Communications Commission to ARCO
                                                                                      Communications, Inc., dated December 16,
                                                                                      1992, File No. 0000000319451, Call Sign
                                                                                      KNEP883, Frequency 154.47875 MHZ

FIELD NAME
PROPERTY NAME                                                                                     DEED
PROPERTY CODE                                                                                     LEASE
ARCO'S INTEREST             ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-183-003988-00A      McBee Fisher            Gaines B. Turner       10-28-19    39        600
Fisher  (s)
413500800
100% WI
87.5% NRI

White Oak Field
(Cotton Valley)  (d)
T. B. Harris Gas Unit #2    42-183-003988-00B      Mrs. Juan Fisher, et    J. F. Lucey            3-9-31      76        114
437459200                                          al
 .000597% RI
3.180539% ORRI BPO
7.63317% WI APO
6.67902% NRI APO

T. B. Harris Gas Unit #3 (d)
437459201
 .000597% RI
3.180539% ORRI BPO
7.63317% WI APO
6.67902% NRI APO

T. B. Harris Gas Unit #5 (d)
437459202
 .000597% RI
3.180539% ORRI BPO
7.63317% WI APO
6.67902% NRI APO

T. B. Harris Gas Unit #4 (d)
 .000597% RI
3.180539% ORRI BPO
7.63317% WI APO
6.67902% NRI APO

FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.        DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------  --------------------  ----------------------------------  ----------------------------------------------
East Texas Field            42-183-003988-00A     130 acres out of the W. H.          Texas Natural Resources Conservation
Fisher  (s)                                       Castleberry Survey, Gregg County,   Commission Agreed Order (Docket 97-0448-SIP)
413500800                                         Texas, and more particularly        dated July 9, 1997. (d)
100% WI                                           described by metes and bounds in
87.5% NRI                                         that certain Oil and Gas Lease      AR-105265-000
                                                  dated October 28, 1919 recorded     Purchase and Sale Agreement dated October 6,
White Oak Field                                   in Volume 39, Page 600, Deed        1995 by and between East Texas Gathering
(Cotton Valley)  (d)                              Records, Gregg County, Texas.       Company, Atlantic Richfield Company, Sun
T. B. Harris Gas Unit #2                                                              Pipe Line Company and Sun Company, Inc. (s)
437459200                   42-183-003988-00B     130 acres out of the W. H.
 .000597% RI                                       Castleberry Survey, Gregg County,   AR-105265-001
3.180539% ORRI BPO                                Texas, and more particularly        Crude Oil Buy/Sell Contract dated effective
7.63317% WI APO                                   described by metes and bounds in    December 1, 1995 by and between ARCO Permian
6.67902% NRI APO                                  that certain Oil & Gas Lease        and Sun Company, Inc. (s)
                                                  dated March 9, 1931 recorded in
T. B. Harris Gas Unit #3 (d)                      Volume 76, Page 114, Deed           AR-95702
437459201                                         Records, Gregg County, Texas.       Farmout Agreement dated February 13, 1990 by
 .000597% RI                                                                           and between Atlantic Richfield Company, and C
3.180539% ORRI BPO                                                                    W Resources, Inc. (d)
7.63317% WI APO
6.67902% NRI APO                                                                      AR-98412
                                                                                      Longview Gas Plant Gas Purchase Contract
T. B. Harris Gas Unit #5 (d)                                                          dated January 1, 1997, by and between ARCO
437459202                                                                             Permian, seller and ARCO Permian, buyer, as
 .000597% RI                                                                           amended effective August 1, 1998 (s)
3.180539% ORRI BPO
7.63317% WI APO                                                                       AR-18030-001
6.67902% NRI APO                                                                      Declaration of Unit dated December 27, 1957,
                                                                                      C W Resources, Inc., Operator. (d)
T. B. Harris Gas Unit #4 (d)
 .000597% RI                                                                           Private Radio License from Federal
3.180539% ORRI BPO                                                                    Communications Commission to ARCO
7.63317% WI APO                                                                       Communications, Inc., dated December 16,
6.67902% NRI APO                                                                      1992, File No. 0000000319451, Call Sign
                                                                                      KNEP883, Frequency 154.47875 MHZ


FIELD NAME
PROPERTY NAME                                                                                     DEED
PROPERTY CODE                                                                                     LEASE
ARCO'S INTEREST             ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-183-004008-000      H. L. Foster and        G. S. Howard and M.    10-11-30    61        65
Foster "A"  (s)                                    wife, Florence Foster   T. Flanagan
413555500
100%  WI
87.5000% NRI

White Oak
(Cotton Valley Sand)
Allen Tooke Gas Unit #1
(d)
411005600
4.540623% ORRI

FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.        DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------  --------------------  ----------------------------------  ----------------------------------------------
East Texas Field            42-183-004008-000     A tract of land out of the W. G.    AR-95702
Foster "A"  (s)                                   Painter Survey, Gregg County,       Farmout Agreement dated February 13, 1990 by
413555500                                         Texas, and more particularly        and between Atlantic Richfield Company, and C
100%  WI                                          described in that certain Oil and   W Resources, Inc. (d)
87.5000% NRI                                      Gas Lease dated October 11,
                                                  1930,  recorded Volume 61, Page.    AR-34291
White Oak                                         65, Deed Records, Gregg County,     Crude Oil Marketing Internal Contract dated
(Cotton Valley Sand)                              Texas.                              December 1, 1995 by and between East Texas
Allen Tooke Gas Unit #1                                                               Gathering Company, Atlantic Richfield Company
(d)                                                                                   and Sun Company, Inc. (s)
411005600
4.540623% ORRI                                                                        AR-105265-000
                                                                                      Purchase and Sale Agreement dated October 6,
                                                                                      1995 by and between East Texas Gathering
                                                                                      Company, Atlantic Richfield Company, Sun
                                                                                      Pipe Line Company and Sun Company, Inc. (s)

                                                                                      AR-105265-001
                                                                                      Crude Oil Buy/Sell Contract dated effective
                                                                                      December 1, 1995 by and between ARCO Permian
                                                                                      and Sun Company, Inc. (s)

                                                                                      AR-57040
                                                                                      Salt Water Disposal Contract dated March 1,
                                                                                      1978, by and between Atlantic Richfield
                                                                                      Company and East Texas Salt Water Disposal
                                                                                      Company. (s)

                                                                                      AR-95702-007
                                                                                      Declaration of Unitization and Designation of
                                                                                      Gas Unit dated April 4, 1995, C W Resources,
                                                                                      Inc., Operator. (d)

                                                                                      AR-81381
                                                                                      Longview Gas Plant Oil Well Gas Purchase
                                                                                      Contract dated July 24, 1996, by and between
                                                                                      ARCO Permian, seller and ARCO Permian, buyer,
                                                                                      as amended effective August 13, 1998. (s)

                                                                                      Private Radio License from Federal
                                                                                      Communications Commission to ARCO
                                                                                      Communications, Inc., dated December 16,
                                                                                      1992, File No. 0000000319451, Call Sign
                                                                                      KNEP883, Frequency 154.47875 MHZ

FIELD NAME
PROPERTY NAME                                                                                     DEED
PROPERTY CODE                                                                                     LEASE
ARCO'S INTEREST             ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-183-004820-000      Henry L. Foster et ux   J. M. Noble and E.     4-11-31     81        161
Foster "B"  (s)                                    Florence Foster         E. Westervelt
413560100
100% WI
87.5% NRI

White Oak Field
(Cotton Valley Sand)
Allen Tooke Gas Unit #1 (d)
411005600
4.540623% ORRI


FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.        DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------  --------------------  ----------------------------------  ----------------------------------------------
East Texas Field            42-183-004820-000     A tract of land out  of the W. G.   AR-95702
Foster "B"  (s)                                   Painter Headright Survey, Gregg     Farmout Agreement dated February 13, 1990 by
413560100                                         County, Texas, containing 7.8       and between Atlantic Richfield Company, and C
100% WI                                           acres, and  more particularly       W Resources, Inc. (d)
87.5% NRI                                         described in that certain Oil &
                                                  Gas Lease dated April 11, 1931,     AR-105265-000
White Oak Field                                   recorded in Volume 81, Page 161,    Purchase and Sale Agreement dated October 6,
(Cotton Valley Sand)                              Deed Records, Gregg County, Texas.  1995 by and between East Texas Gathering
Allen Tooke Gas Unit #1 (d)                                                           Company, Atlantic Richfield Company, Sun Pipe
411005600                                                                             Line Company and Sun Company, Inc. (s)
4.540623% ORRI
                                                                                      AR-105265-001
                                                                                      Crude Oil Buy/Sell Contract dated effective
                                                                                      December 1, 1995 by and between ARCO Permian
                                                                                      and Sun Company, Inc. (s)

                                                                                      AR-34291
                                                                                      Crude Oil Marketing Internal Contract dated
                                                                                      December 1, 1995, between East Texas
                                                                                      Gathering Company, Atlantic Richfield Company
                                                                                      and Sun Company, Inc. (s)

                                                                                      Texas Natural Resources Conservation
                                                                                      Commission Agreed Order (Docket No.
                                                                                      97-0448-SIP) dated July 9, 1997. (s/d)

                                                                                      AR-95702-007
                                                                                      Declaration of Unitization and Designation of
                                                                                      Gas Unit dated April 4, 1995, C W Resources,
                                                                                      Inc., Operator. (d)

                                                                                      AR-81381
                                                                                      Longview Gas Plant Oil Well Gas Purchase
                                                                                      Contract dated July 24, 1996, by and between
                                                                                      ARCO Permian, seller and ARCO Permian, buyer,
                                                                                      as amended effective August 13, 1998. (s)

                                                                                      Private Radio License from Federal
                                                                                      Communications Commission to ARCO
                                                                                      Communications, Inc., dated December 16,
                                                                                      1992, File No. 0000000319451, Call Sign
                                                                                      KNEP883, Frequency 154.47875 MHZ

FIELD NAME
PROPERTY NAME                                                                                     DEED
PROPERTY CODE                                                                                     LEASE
ARCO'S INTEREST             ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-183-043538-000      Mrs. Trip Elder, a      Joe Blalack            5-18-55     458       457
Frank and J S Elder Oil                            widow, et al
Unit
416024000
0.02707% ORRI
0.03093% RI


                                                   Mrs. Camie Elder, a     Joe Blalack            5-18-55     458       462
                                                   widow, et al


--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-183-043547-000      G. B. Tennery and       B.A. Skipper           5-22-30     4         336
G. B. Tennery  (s)                                 wife Anna Tennery
419501900
83.10% WI
72.7125% NRI

FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.        DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------  --------------------  ----------------------------------  ----------------------------------------------

East Texas Field            42-183-043538-000     A tract of land out of the Wm. J.   AR-101580
Frank and J S Elder Oil                           McCurry Survey and a tract of       Like-Kind Exchange Agreement dated June 1,
Unit                                              land out of the G. H. Tutt          1992 by and between Atlantic Richfield
416024000                                         Survey, all in Gregg County,        Company and Conoco, Inc.  (s/d)
0.02707% ORRI                                     Texas, and more particularly
0.03093% RI                                       described in that certain Oil and
                                                  Gas Lease dated May 18, 1955,
                                                  recorded in Volume 458, Page 457,
                                                  Deed Records, Gregg County, Texas.

                                                  A tract of land out of the Wm. J.
                                                  McCurry Survey and a tract of
                                                  land out of the G. H. Tutt
                                                  Survey, all in Gregg County,
                                                  Texas, and more particularly
                                                  described in that certain Oil and
                                                  Gas Lease dated May 18, 1955,
                                                  recorded in Volume 458, Page 462,
                                                  Deed Records Gregg County, Texas.

--------------------------  --------------------  ----------------------------------  ----------------------------------------------
East Texas Field            42-183-043547-000     A tract of land being a part of     AR-101547
G. B. Tennery  (s)                                the William Robinson Survey         Purchase and Sale Agreement dated November
419501900                                         A-177, Gregg County, Texas, and     15, 1982 by and between Conoco, Inc. and
83.10% WI                                         more particularly described in      Petro-Lewis Corporation. (s/d)
72.7125% NRI                                      that certain Oil & Gas Lease
                                                  dated May 22, 1930, recorded        AR-101548
                                                  Volume 4, Page 336, Deed Records,   Joint Operating Agreement dated January 1,
                                                  Gregg County, Texas.                1983 by and between Conoco, Inc. and
                                                                                      Petro-Lewis Corporation. (s/d)

                                                                                      AR-101580
                                                                                      Like-Kind Exchange Agreement dated June 1,
                                                                                      1992 by and between Atlantic Richfield
                                                                                      Company and Conoco, Inc. (s/d)

                                                                                      AR-104933
                                                                                      Declaration of Pooling and Designation of
                                                                                      Unit P. D. Harrison "E-1" Gas Unit, Gregg
                                                                                      County, Texas, dated May 2, 1984 between
                                                                                      Cities Service Oil and Gas Corporation and
                                                                                      Amoco Production Company. (d)

                                                                                      Subject to unnumbered Contract dated April
                                                                                      16, 1959 between Continental Oil Company
                                                                                      (Seller) and the Arkansas Fuel Oil
                                                                                      Corporation (Buyer).

                                                                                      Private Radio License from Federal
                                                                                      Communications Commission to ARCO
                                                                                      Communications, Inc., dated December 16,
                                                                                      1992, File No. 0000000319451, Call Sign
                                                                                      KNEP883, Frequency 154.47875 MHZ

FIELD NAME
PROPERTY NAME                                                                                     DEED
PROPERTY CODE                                                                                     LEASE
ARCO'S INTEREST             ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-183-000814-000      G. W. Richey et ux      Argo Royalty Company   7-1-38      233       130
G. W. Richey                (Mineral Deed)         Ida Richey
(4007262, 263 & 264)  (s)
410863900
 .7813%  RI

Richey, G. W. (468402)
(R)  (s)
410862100
 .7813% RI

East Texas Field
G. W. Richey SND
412689100
 .78125% RI

GladeWater Field
(Haynesville)
G. W. Richey 1-H  (d)
412525800
 .1738227% RI

Glenwood Field
(Cotton Valley)
G. W. Richey Gas Unit #2 (d)
410689000
 .1738227% RI

Glenwood  Field
(Cotton  Valley)
J. W. Orr Gas Unit
414143100
 .26869% RI

--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-183-043541-000      H. P. Hale, et ux       D. H. Byrd             11-19-30    61        645
H. P. Hale
416025800
 .7031%  ORRI


FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.        DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------  --------------------  ----------------------------------  ----------------------------------------------
East Texas Field            42-183-000814-000     Two tracts of land out of the       Oil and Gas Lease dated December 31, 1930,
G. W. Richey                (Mineral Deed)        Lewis Rigsby H. R. Survey and one   recorded in Volume 67, Page 1167, Deed
(4007262, 263 & 264)  (s)                         tract of land out of the Wm.        Records, Gregg County, Texas.
410863900                                         Carleton H. R. Survey, Gregg
 .7813%  RI                                        County, Texas, and more
                                                  particularly described in that
Richey, G. W. (468402)                            certain instrument dated July 1,
(R)  (s)                                          1938,  recorded in Volume 233,
410862100                                         Page 130, Deed Records, Gregg
 .7813% RI                                         County, Texas.

East Texas Field
G. W. Richey SND
412689100
 .78125% RI

GladeWater Field
(Haynesville)
G. W. Richey 1-H  (d)
412525800
 .1738227% RI

Glenwood Field
(Cotton Valley)
G. W. Richey Gas Unit #2 (d)
410689000
 .1738227% RI

Glenwood  Field
(Cotton  Valley)
J. W. Orr Gas Unit
414143100
 .26869% RI

--------------------------  --------------------  ----------------------------------  ----------------------------------------------
East Texas Field            42-183-043541-000     A tract of land out of the John     AR-101580
H. P. Hale                                        Wilkinson Survey A-224, Gregg       Like-Kind Exchange Agreement dated June 1,
416025800                                         County, Texas, containing 95.50     1992 by and between Atlantic Richfield
 .7031%  ORRI                                      acres more or less, and more        Company and Conoco, Inc.  (s/d)
                                                  particularly described in that
                                                  certain Oil, Gas and Mineral        AR-101550
                                                  Lease dated November 19, 1930,      Operating Agreement dated September 1, 1964,
                                                  recorded Volume 61, Page 645,       Conoco, Inc., Operator
                                                  Deed Records, Gregg County,
                                                  Texas.

FIELD NAME
PROPERTY NAME                                                                                     DEED
PROPERTY CODE                                                                                     LEASE
ARCO'S INTEREST             ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-183-043539-000-001  Buck Harris             Gaines B. Turner,      10-28-19    39        607
Harris (Conoco) 62.5% (s)                                                  Trustee
419499300
51.9375% WI
45.4453% NRI

East Texas Field
Harris (Conoco) 37.5% (s)
419499301
51.9375% WI
45.4453% NRI

FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.        DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------  --------------------  ----------------------------------  ----------------------------------------------
East Texas Field            42-183-043539-000-001 A tract of land out of the Wm.      AR-105265-001
Harris (Conoco) 62.5% (s)                         Castleberry Survey, A-38, Gregg     Crude Oil Buy/Sell Contract dated effective
419499300                                         County, Texas, containing 80.0      December 1, 1995 by and between ARCO Permian
51.9375% WI                                       acres more or less, and more        and Sun Company, Inc. (s)
45.4453% NRI                                      particularly described in that
                                                  certain Oil and Gas Lease dated     AR-105265-000
East Texas Field                                  October 28, 1919, recorded in       Purchase and Sale Agreement dated October 6,
Harris (Conoco) 37.5% (s)                         Volume 39, Page 607, Deed           1995 by and between East Texas Gathering
419499301                                         Records, Gregg County, Texas.       Company, Atlantic Richfield Company, Sun Pipe
51.9375% WI                                                                           Line Company and Sun Company, Inc. (s)
45.4453% NRI
                                                                                      AR-101580
                                                                                      Like-Kind Exchange Agreement dated June 1,
                                                                                      1992 between Conoco Inc. and Atlantic
                                                                                      Richfield Company. (s/d)

                                                                                      AR-101555
                                                                                      Operating Agreement dated January 1, 1959,
                                                                                      wherein Pan American Petroleum Corporation is
                                                                                      Operator.

                                                                                      AR-101554
                                                                                      Operating Agreement dated May 4, 1931,
                                                                                      wherein Conoco Inc. is Operator.

                                                                                      AR-101550
                                                                                      Operating Agreement dated September 1, 1964
                                                                                      wherein Conoco Inc. is Operator. (s)

                                                                                      Subject to unnumbered Contract dated April
                                                                                      16, 1959 between Continental Oil Company
                                                                                      (Seller) and the Arkansas Fuel Oil
                                                                                      Corporation (Buyer).

                                                                                      Declaration of Unit dated February 20, 1959,
                                                                                      Gregg County, Texas (Bob Wood Gas Unit) (d)

                                                                                      Private Radio License from Federal
                                                                                      Communications Commission to ARCO
                                                                                      Communications, Inc., dated December 16,
                                                                                      1992, File No. 0000000319451, Call Sign
                                                                                      KNEP883, Frequency 154.47875 MHZ

FIELD NAME
PROPERTY NAME                                                                                     DEED
PROPERTY CODE                                                                                     LEASE
ARCO'S INTEREST             ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-183-003982-000      Martin Hays, et ux      B. F. Seay             9-11-30     4         412
Hays A & B  (s)
414060500
78.3510% WI
68.5571% NRI



                            42-183-09003-000       Robert Cargill, Sr.,    Atlantic Refining      11-11-64    663       469
                                                   et al                   Company and Sun Oil
                                                                           Company

FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.        DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------  --------------------  ----------------------------------  ----------------------------------------------
East Texas Field            42-183-003982-000     All of the W. C. Alvice H. R.       Texas Natural Resource Conservation
Hays A & B  (s)                                   Survey, No. 11, Gregg County,       Commission Agreed Order dated July 9, 1997
414060500                                         Texas, containing 548 acres of      (Docket No. 97-0448SIP) (s/d)
78.3510% WI                                       land more or less, and being more
68.5571% NRI                                      particularly described in Oil &     AR-052768
                                                  Gas Lease dated September 11,       Saltwater Disposal Agreement between East
                                                  1930, and recorded in Volume 4,     Texas Salt Water Disposal Company and
                                                  Page 412, Deed Records Gregg        Atlantic Richfield Company dated October 1,
                                                  County, Texas                       1975. (s/d)

                            42-183-09003-000      451.58 acres, more or less, being   PD-2004
                                                  all of the land described therein   Joint Operating Agreement dated September 28,
                                                  Save and Except the W/2 of S/200    1931, by and between Sun  Oil Company and
                                                  acres of Alvice Survey from the     Atlantic Oil Producing Company (s)
                                                  surface to 3,655 feet, as more
                                                  particularly described in that      PD-2417
                                                  certain Surface Lease dated         Operating Agreement dated May 1, 1940,
                                                  November 11, 1964, recorded in      between Stanolind Oil & Gas Co. and Atlantic
                                                  Volume 663, Page 469, Deed          Refining Co. and Sun Oil Co. (s)
                                                  Records, Gregg County, Texas.
                                                                                      AR-000675
                                                                                      Boundary Agreement between The Atlantic
                                                                                      Refining Company, Stanolind Oil & Gas
                                                                                      Company, and Sun Oil Company, dated June 24,
                                                                                      1937. (s)

                                                                                      AR-98412
                                                                                      Longview Gas Plant Gas Purchase Contract
                                                                                      dated January 1, 1997, by and between ARCO
                                                                                      Permian, Seller and ARCO Permian, Buyer, as
                                                                                      amended effective August 1, 1998

                                                                                      Private Radio License from Federal
                                                                                      Communications Commission to ARCO
                                                                                      Communications, Inc., dated December 16,
                                                                                      1992, File No. 0000000319451, Call Sign
                                                                                      KNEP883, Frequency 154.47875 MHZ

FIELD NAME
PROPERTY NAME                                                                                     DEED
PROPERTY CODE                                                                                     LEASE
ARCO'S INTEREST             ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-183-004949-000      Mrs. Pet Hopkins et     B. A. Skipper          5-20-30     4         328
Hopkins  (s)                                       vir John T. Hopkins
414245400
50% WI
43.7513% NRI

White Oak Field
(Cotton Valley)
Pet Hopkins Gas Unit (d)
437459203
 .000016% RI
1.652946% ORRI BPO
3.967071% WI APO
3.471188% NRI APO

FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.        DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------  --------------------  ----------------------------------  ----------------------------------------------
East Texas Field            42-183-004949-000     173 acres out of the W. H.          AR-105265-000
Hopkins  (s)                                      Castleberry HR Survey, and more     Purchase and Sale Agreement dated October 6,
414245400                                         particularly described by metes     1995 by and between East Texas Gathering
50% WI                                            and bounds in that certain Oil      Company, Atlantic Richfield Company, Sun Pipe
43.7513% NRI                                      and Gas Lease dated May 20,1930,    Line Company and Sun Company, Inc. (s)
                                                  recorded in Volume 4, Page 328,
White Oak Field                                   Deed Records, Gregg County, Texas.  AR-105265-001
(Cotton Valley)                                                                       Crude Oil Buy/Sell Contract dated effective
Pet Hopkins Gas Unit (d)                                                              December 1, 1995 by and between ARCO Permian
437459203                                                                             and Sun Company, Inc. (s)
 .000016% RI
1.652946% ORRI BPO                                                                    AR-95702-005
3.967071% WI APO                                                                      Declaration of Unitization and Designation of
3.471188% NRI APO                                                                     Gas Unit dated July 16, 1993, C W Resources,
                                                                                      Inc., Operator. (d)

                                                                                      AR-95702
                                                                                      Farmout Agreement dated February 13, 1990 by
                                                                                      and between Atlantic Richfield Company, and C
                                                                                      W Resources, Inc. (d)

                                                                                      AR-7967
                                                                                      Casinghead Gas Contract dated June 6, 1950,
                                                                                      by and between the Atlantic Refining Company,
                                                                                      et al and Arkansas Fuel Oil Company, as
                                                                                      amended on November 11, 1963 and March 16,
                                                                                      1979. (s)

                                                                                      Private Radio License from Federal
                                                                                      Communications Commission to ARCO
                                                                                      Communications, Inc., dated December 16,
                                                                                      1992, File No. 0000000319451, Call Sign
                                                                                      KNEP883, Frequency 154.47875 MHZ

FIELD NAME
PROPERTY NAME                                                                                     DEED
PROPERTY CODE                                                                                     LEASE
ARCO'S INTEREST             ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-183-003975-00B      M. B. Hughes, et ux     Bert Kouns             10-15-30    62        51
Hughey "A" Well #5  (s)                            Annie Hughes
414275600
100% WI
87.5049% NRI
                            42-183-003975-00A
Hughey "A"  (Except #5) (s)
414270500
77.50% WI
67.8174% NRI

Hughey B&C  (s)             42-183-004417-000
414280200
100% WI
87.5014% NRI

--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-183-043543-000      J. R. Watson, et ux     D. H. Byrd             12-29-30    70        32
J. R. Watson (s)                                   Sue Juanita Watson
416023100
1.5625% ORRI

FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.        DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------  --------------------  ----------------------------------  ----------------------------------------------
East Texas Field            42-183-003975-00B     Two tracts of land, being one 204   AR-101580
Hughey "A" Well #5  (s)                           acre tract out of the L. B.         Like-Kind Exchange Agreement dated June 1,
414275600                                         Outlaw Headright Survey and one     1992 by and between Atlantic Richfield
100% WI                                           80 acre tract out of the William    Company and Conoco, Inc. (s/d)
87.5049% NRI                                      McCurry Headright Survey for a
                            42-183-003975-00A     total of 284 acres, and more        AR-98412
Hughey "A"  (Except #5) (s)                       fully described by metes and        Longview Gas Plant Gas Purchase Contract
414270500                                         bounds in that certain Oil, Gas &   dated January 1, 1997, by and between ARCO
77.50% WI                                         Mineral Lease dated October 15,     Permian, seller and ARCO Permian, buyer, as
67.8174% NRI                                      1930, recorded in Volume 62, Page   amended effective August 1, 1998 (s)
                                                  51, Deed Records, Gregg County,
Hughey B&C  (s)             42-183-004417-000     Texas.                              AR-52769
414280200                                                                             Service Contract for Disposal of Salt Water
100% WI                                                                               dated October 1, 1975, by and between
87.5014% NRI                                                                          Atlantic Richfield Company and East Texas
                                                                                      Salt Water Disposal Company. (s)

                                                                                      PD-1957
                                                                                      Joint Operating Agreement dated June 3, 1931
                                                                                      by and between Byrd-Frost, Inc. and Atlantic
                                                                                      Richfield Oil Producing Company. (s)

                                                                                      Private Radio License from Federal
                                                                                      Communications Commission to ARCO
                                                                                      Communications, Inc., dated December 16,
                                                                                      1992, File No. 0000000319451, Call Sign
                                                                                      KNEP883, Frequency 154.47875 MHZ

--------------------------  --------------------  ----------------------------------  ----------------------------------------------
East Texas Field            42-183-043543-000     15 acres out of the John S.         AR-101580
J. R. Watson (s)                                  Caruthers Survey, A-40, Gregg       Like-Kind Exchange Agreement dated June 1,
416023100                                         County, Texas, described in Oil     1992 by and between Atlantic Richfield
1.5625% ORRI                                      and Gas Lease dated December 29,    Company and Conoco, Inc. (s/d)
                                                  1930, recorded in Volume 70, Page
                                                  32, Deed Records, Gregg County,     AR-101547
                                                  Texas.                              Purchase and Sale Agreement dated November
                                                                                      15, 1982 by and between Conoco, Inc. and
                                                                                      Petro-Lewis Corporation. (s/d)

                                                                                      Joint Operating Agreement dated January 1,
                                                                                      1983 by and between Conoco, Inc. and
                                                                                      Petro-Lewis Corporation. (s/d)

                                                                                      AR-101555
                                                                                      Operating Agreement dated January 1, 1959 by
                                                                                      and between Pan-American Petroleum
                                                                                      Corporation and Arkansas Fuel Oil
                                                                                      Corporation. (s/d)

FIELD NAME
PROPERTY NAME                                                                                     DEED
PROPERTY CODE                                                                                     LEASE
ARCO'S INTEREST             ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
Gladewater Field            42-183-000815-000      J. D. Pollard           Argo Royalty Company   5-19-31     88        261
(Haynesville)               (Mineral Deed)
J. T. Jeter Estate Gas Unit
Well #1 (d)
413101100
 .395682% RI
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-183-000035-001      J. W. Akin, et ux       H. J. Wilder           10-10-30    4         562
J. W. Akin "A"  (s)                                Nellie Akin
412050700
100% WI
87.5% NRI

J. W. Akin "A" (RI)
412053100
 .00004% RI
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-183-000012-001      J. W. Akin et ux,       O. M. Boren and L.     10-5-30     61        432
J. W. Akin "B"  (s)                                Nellie Akin             A. Grelling, Jr.
412051500
100% WI
87.5001% NRI

White Oak Field
(Cotton Valley)  (d)
J. W. Akin Gas Unit #1
414142300
5.2948% ORRI

FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.        DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------  --------------------  ----------------------------------  ----------------------------------------------
Gladewater Field            42-183-000815-000     A tract of land out of the H. R.    Oil and Gas Lease dated January 1, 1988,
(Haynesville)               (Mineral Deed)        Hockit Survey, A-95, Gregg          recorded by Memorandum of Oil and Gas Lease
J. T. Jeter Estate Gas Unit                       County, Texas, containing 37        in Volume 1941, Page 140, Official Public
Well #1 (d)                                       acres more or less, and more        Records, Gregg County, Texas.
413101100                                         particularly described in that
 .395682% RI                                       certain Mineral Deed dated May
                                                  19, 1931, recorded in Volume 88,
                                                  Page 261, Deed Records, Gregg
                                                  County, Texas.

--------------------------  --------------------  ----------------------------------  ----------------------------------------------
East Texas Field            42-183-000035-001     A tract of land out of the Wm. H.   Texas Natural Resources Conservation
J. W. Akin "A"  (s)                               Castleberry Survey, Gregg County,   Commission Agreed Order (Docket 97-0448-SIP)
412050700                                         Texas, containing 96.0 acres more   dated July 9, 1997. (s/d)
100% WI                                           or less, and  more particularly
87.5% NRI                                         described by metes and bounds in    AR-23556
                                                  that certain Oil and Gas Lease      Oil Well Gas Contract dated July 3, 1962, by
J. W. Akin "A" (RI)                               dated October 10, 1930, recorded    and between The Atlantic Refining Company,
412053100                                         in Volume 4, Page 562, Deed         Seller and Sinclair Oil & Gas Company, Buyer
 .00004% RI                                        Records, Gregg County, Texas        (s), amended February 20, 1991

                                                                                      Private Radio License from Federal
                                                                                      Communications Commission to ARCO
                                                                                      Communications, Inc., dated December 16,
                                                                                      1992, File No. 0000000319451, Call Sign
                                                                                      KNEP883, Frequency 154.47875 MHZ

--------------------------  --------------------  ----------------------------------  ----------------------------------------------
East Texas Field            42-183-000012-001     A tract of land out of the W. H.    Texas Natural Resources Conservation
J. W. Akin "B"  (s)                               Castleberry Survey, Gregg County,   Commission Agreed Order (Docket No.
412051500                                         Texas, containing the South 200     97-0448-SIP) dated July 9, 1997. (s/d)
100% WI                                           acres more or less, and more
87.5001% NRI                                      particularly described by metes     AR-95702
                                                  and bounds in Oil and Gas Lease     Farmout Agreement dated February 13, 1990 by
White Oak Field                                   dated October 5, 1930, recorded     and between Atlantic Richfield Company, and C
(Cotton Valley)  (d)                              in Volume 61, Page 432, Deed        W Resources, Inc. (d)
J. W. Akin Gas Unit #1                            Records, Gregg County, Texas
414142300                                                                             AR-95702-009
5.2948% ORRI                                                                          Declaration of Unitization and Designation of
                                                                                      Gas Unit dated effective July 10, 1996 by and
                                                                                      between Atlantic Richfield Company and C W
                                                                                      Resources, Inc. (d)

                                                                                      AR-23556
                                                                                      Oil Well Gas Contract dated July 3, 1962, by
                                                                                      and between The Atlantic Refining Company,
                                                                                      Seller and Sinclair Oil & Gas Company, Buyer
                                                                                      (s), amended February 20, 1991

                                                                                      Private Radio License from Federal
                                                                                      Communications Commission to ARCO
                                                                                      Communications, Inc., dated December 16,
                                                                                      1992, File No. 0000000319451, Call Sign
                                                                                      KNEP883, Frequency 154.47875 MHZ

FIELD NAME
PROPERTY NAME                                                                                     DEED
PROPERTY CODE                                                                                     LEASE
ARCO'S INTEREST             ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-183-000818-000      John T. O'Neil          Argo Royalty Company   3-19-32     123       20
Jettie Barnes (616,650318)  (Mineral Deed)
(s)
410427700
1.56250% RI

White Oak Field
(Cotton Valley Sand)
J. M. Christian Gas Unit #1
(d)
400060900
1.56250% RI
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-183-000048-001      John R. Williams, et    W. H. Winn             9-19-30     61        326
John R. Williams  (s)                              ux
416830500
100% WI
 .025% RI
87.500% NRI


White Oak Field
(Cotton Valley)
J. R. Williams Gas Unit
#1(d)
415698600
4.17407% ORRI

FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.        DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------  --------------------  ----------------------------------  ----------------------------------------------
East Texas Field            42-183-000818-000     A tract of land out of the G. W.    Oil and Gas Lease dated January 2, 1931,
Jettie Barnes (616,650318)  (Mineral Deed)        Hooper Survey, Gregg County,        recorded in Volume 95, Page 290, Deed
(s)                                               Texas, containing 30.0 acres more   Records, Gregg County, Texas.
410427700                                         or less, and more particularly
1.56250% RI                                       described in that certain Oil and
                                                  Gas Lease dated March 19, 1932,
White Oak Field                                   recorded in Volume 123, Page 20,
(Cotton Valley Sand)                              Deed Records, Gregg County, Texas.
J. M. Christian Gas Unit #1
(d)
400060900
1.56250% RI
--------------------------  --------------------  ----------------------------------  ----------------------------------------------
East Texas Field            42-183-000048-001     A tract of land out of the John     AR-105473-001
John R. Williams  (s)                             Ruddle and W. L. Wilborne           Designation of Unit for the J. R. Williams
416830500                                         Surveys, Gregg County, Texas,       Gas Unit No. 1, dated effective May 5, 1997
100% WI                                           containing 81.2 acres more or       by C W Resources, et al. (d)
 .025% RI                                          less, and more particularly
87.500% NRI                                       described in that certain Oil,      AR-105473
                                                  Gas and Mineral Lease dated         Farmout Agreement dated effective February 1,
                                                  September 19, 1930, recorded in     1996 by and between Atlantic Richfield
White Oak Field                                   Volume 61, Page 326, Deed           Company, Wagner & Brown, Ltd., and C W
(Cotton Valley)                                   Records, Gregg County, Texas.       Resources, Inc. (d)
J. R. Williams Gas Unit
#1(d)                                                                                 AR-105265-001
415698600                                                                             Crude Oil Buy/Sell Contract dated effective
4.17407% ORRI                                                                         December 1, 1995 by and between ARCO Permian
                                                                                      and Sun Company, Inc. (s)

                                                                                      AR-105265-000
                                                                                      Purchase and Sale Agreement dated October 6,
                                                                                      1995 by and between East Texas Gathering
                                                                                      Company, Atlantic Richfield Company, Sun Pipe
                                                                                      Line Company and Sun Company, Inc. (s)

                                                                                      AR-23556
                                                                                      Oil Well Gas Contract dated July 3, 1962, by
                                                                                      and between The Atlantic Refining Company,
                                                                                      Seller and Sinclair Oil & Gas Company, Buyer
                                                                                      (s), amended February 20, 1991

                                                                                      Private Radio License from Federal
                                                                                      Communications Commission to ARCO
                                                                                      Communications, Inc., dated December 16,
                                                                                      1992, File No. 0000000319451, Call Sign
                                                                                      KNEP883, Frequency 154.47875 MHZ

FIELD NAME
PROPERTY NAME                                                                                     DEED
PROPERTY CODE                                                                                     LEASE
ARCO'S INTEREST             ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-183-000031-001      Mary Lawson, et al      W. H. Winn             9-22-30     62        398
Mary Lawson  (s)
414700600
100% WI
87.5% NRI



                            42-183-000031-002      Mamie Henderson, et     J. C. Davis            3-14-31     78        104
                                                   vir






                            42-183-000031-003      Mary Lawson, as         Sinclair Oil & Gas     6-22-31     96        85
                                                   Guardian of Juanita     Company
                                                   Lawson, et al

FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.        DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------  --------------------  ----------------------------------  ----------------------------------------------
East Texas Field            42-183-000031-001     A tract of land out of the          AR-105265-000
Mary Lawson  (s)                                  Pleasant McAnelly Survey, Gregg     Purchase and Sale Agreement dated October 6,
414700600                                         County, Texas, containing 86.75     1995 by and between East Texas Gathering
100% WI                                           acres more or less, and more        Company, Atlantic Richfield Company, Sun Pipe
87.5% NRI                                         particularly described in that      Line Company and Sun Company, Inc.  (s)
                                                  certain Oil and Gas Lease dated
                                                  September 22, 1930, recorded in     AR-105265-001
                                                  Volume 62, Page 398, Deed           Crude Oil Buy/Sell Contract dated effective
                                                  Records, Gregg County, Texas.       December 1, 1995 by and between ARCO Permian
                                                                                      and Sun Company, Inc. (s)
                            42-183-000031-002     A tract of land out of the
                                                  Pleasant McAnelly Survey, Gregg     AR-23556
                                                  County, Texas, containing 86.75     Oil Well Gas Contract dated July 3, 1962, by
                                                  acres more or less, and more        and between The Atlantic Refining Company,
                                                  particularly described in that      Seller and Sinclair Oil & Gas Company, Buyer
                                                  certain Oil and Gas Lease dated     (s), amended February 20, 1991
                                                  March 14, 1931, recorded in
                                                  Volume 78, Page 104, Deed           Private Radio License from Federal
                                                  Records, Gregg County, Texas.       Communications Commission to ARCO
                                                                                      Communications, Inc., dated December 16,
                            42-183-000031-003     A tract of land out of the          1992, File No. 0000000319451, Call Sign
                                                  Pleasant McAnelly Survey, Gregg     KNEP883, Frequency 154.47875 MHZ
                                                  County, Texas, containing 86.75
                                                  acres more or less, and more
                                                  particularly described in that
                                                  certain Oil and Gas Lease dated
                                                  June 22, 1931, recorded in Volume
                                                  96, Page 85 of Deed Records of
                                                  Gregg County, Texas.


FIELD NAME
PROPERTY NAME                                                                                     DEED
PROPERTY CODE                                                                                     LEASE
ARCO'S INTEREST             ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-183-000044-001      Mattie Moncrief, et al  M. C. Sells            10-13-30    61        223
Mattie Moncrief (s)
415270100
100% WI
87.5% NRI

White Oak Field
(Cotton Valley)
Mattie Moncrief #1  (d)
411129000                   42-183-000044-002      Mattie Moncrief,        Sinclair Oil           4-23-31     83        259
12.5% ORRI                                         Guardian                Corporation

White Oak Field
(Cotton Valley)
J. C. Persons #1A  (d)
437451701
1.085823% ORRI BPO
2.605976% WI APO
2.280229% NRI APO

FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.        DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------  --------------------  ----------------------------------  ----------------------------------------------
East Texas Field            42-183-000044-001     A tract of land out of the          AR-95702
Mattie Moncrief (s)                               William H. Castleberry Survey,      Farmout Agreement dated February 13, 1990 by
415270100                                         Gregg County, Texas, containing     and between Atlantic Richfield Company, and C
100% WI                                           307.5 acres more or less, and       W Resources, Inc. (d)
87.5% NRI                                         more particularly described in
                                                  that certain Oil and Gas Lease      AR-105265-000
White Oak Field                                   dated October 13, 1930, recorded    Purchase and Sale Agreement dated October 6,
(Cotton Valley)                                   in Volume 61, Page 223, Deed        1995 by and between East Texas Gathering
Mattie Moncrief #1  (d)                           Records, Gregg County, Texas.       Company, Atlantic Richfield Company, Sun Pipe
411129000                                                                             Line Company and Sun Company, Inc. (s)
12.5% ORRI                  42-183-000044-002     A tract of land out of the
                                                  William H. Castleberry Survey,      AR-105265-001
White Oak Field                                   Gregg County, Texas, containing     Crude Oil Buy/Sell Contract dated effective
(Cotton Valley)                                   307.5 acres more or less, and       December 1, 1995 by and between ARCO Permian
J. C. Persons #1A  (d)                            more particularly described in      and Sun Company, Inc. (s)
437451701                                         that certain Oil and Gas Lease
1.085823% ORRI BPO                                dated April 23, 1931, recorded in   AR-64597
2.605976% WI APO                                  Volume 83, Page 259, Deed           Salt Water Disposal Agreement dated June 28,
2.280229% NRI APO                                 Records, Gregg County, Texas.       1982, by and between ARCO Oil and Gas Company
                                                                                      and East Texas Salt Water Disposal Company.
                                                                                      (s)

                                                                                      AR-95702-002
                                                                                      Declaration of Unitization and Designation of
                                                                                      Gas Unit forming the J. C. Persons Gas Unit,
                                                                                      dated June 19, 1992. (d)

                                                                                      AR-23556
                                                                                      Oil Well Gas Contract dated July 3, 1962, by
                                                                                      and between The Atlantic Refining Company,
                                                                                      Seller and Sinclair Oil & Gas Company, Buyer
                                                                                      (s)

                                                                                      Private Radio License from Federal
                                                                                      Communications Commission to ARCO
                                                                                      Communications, Inc., dated December 16,
                                                                                      1992, File No. 0000000319451, Call Sign
                                                                                      KNEP883, Frequency 154.47875 MHZ

FIELD NAME
PROPERTY NAME                                                                                     DEED
PROPERTY CODE                                                                                     LEASE
ARCO'S INTEREST             ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-183-004044-000      Percy McGeorge          Cranfill and Germany   1-5-31      68        174
McGeorge  (s)
415095300
100% WI
87.5% NRI




--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-183-000278-000      J. S. Smith             Higgins Oil & Fuel     2-18-31     90        73
Nat Bean "A" & "B"          (Mineral Deed)                                 Company
417060100
 .7813% RI


FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.        DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------  --------------------  ----------------------------------  ----------------------------------------------
East Texas Field            42-183-004044-000     A tract of land out of the          AR-64597
McGeorge  (s)                                     Pleasant McAnelly Survey, Gregg     Salt Water Disposal Agreement dated June 28,
415095300                                         County, Texas, containing 40.0      1982, by and between ARCO Oil and Gas Company
100% WI                                           acres more or less, and more        and East Texas Salt Water Disposal Company.
87.5% NRI                                         particularly described in that      (s)
                                                  certain Oil and Gas Lease dated
                                                  January 5, 1931, recorded in        AR-98412
                                                  Volume 68, Page 174, Deed           Longview Gas Plant Gas Purchase Contract
                                                  Records, Gregg County, Texas.       dated January 1, 1997, by and between ARCO
                                                                                      Permian, seller and ARCO Permian, buyer, as
                                                                                      amended effective August 1, 1998 (s)

                                                                                      AR-105265-000
                                                                                      Purchase and Sale Agreement dated October 6,
                                                                                      1995 by and between East Texas Gathering
                                                                                      Company, Atlantic Richfield Company, Sun Pipe
                                                                                      Line Company and Sun Company, Inc. (s)

                                                                                      AR-105265-001
                                                                                      Crude Oil Buy/Sell Contract dated effective
                                                                                      December 1, 1995 by and between ARCO Permian
                                                                                      and Sun Company, Inc. (s)

                                                                                      Private Radio License from Federal
                                                                                      Communications Commission to ARCO
                                                                                      Communications, Inc., dated December 16,
                                                                                      1992, File No. 0000000319451, Call Sign
                                                                                      KNEP883, Frequency 154.47875 MHZ

--------------------------  --------------------  ----------------------------------  ----------------------------------------------
East Texas Field            42-183-000278-000     A tract of land out of Tipton R.
Nat Bean "A" & "B"          (Mineral Deed)        Bean & Mary Ann Bean tracts on
417060100                                         the Mary Van Winkle, W. P.
 .7813% RI                                         Chisum, Isaac Ruddle and Jacob
                                                  Lewis Surveys, Gregg and Rusk
                                                  Counties, Texas, and more
                                                  particularly described in that
                                                  certain Mineral Deed dated
                                                  February 18, 1931, recorded in
                                                  Volume 90, Page 73, Deed Records,
                                                  Gregg County, Texas

FIELD NAME
PROPERTY NAME                                                                                     DEED
PROPERTY CODE                                                                                     LEASE
ARCO'S INTEREST             ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
White Oak Field             42-183-004018-000      P. C. Castleberry, et   B. A. Skipper          9-12-30     4         362
(Cotton Valley)                                    ux
P. C. Castleberry Gas Unit
(d)
414681600
1.61169% ORRI


FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.        DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------  --------------------  ----------------------------------  ----------------------------------------------
White Oak Field             42-183-004018-000     A tract of land out of the G. W.    AR-95702-008
(Cotton Valley)                                   Hooper Survey, Gregg County,        Declaration of Unitization and Designation of
P. C. Castleberry Gas Unit                        Texas, containing 37.8 acres more   the Gas Unit, dated effective February 5,
(d)                                               or less, and more particularly      1996, by and between Atlantic Richfield
414681600                                         described by metes and bounds in    Company and C W Resources, Inc.  (d)
1.61169% ORRI                                     that certain Oil, Gas and Mineral
                                                  Lease dated September 12, 1930,     AR-95702
                                                  recorded in Volume 4, Page 362,     Farmout Agreement dated February 13, 1990 by
                                                  Deed Records, Gregg County, Texas.  and between Atlantic Richfield Company and C
                                                                                      W Resources, Inc.  (d)
                                                  Only insofar as rights are
                                                  limited to below the Woodbind       AR-101621
                                                  formation.                          Purchase and Sale Agreement effective January
                                                                                      1, 1993 by and between Atlantic Richfield
                                                                                      Company and Madera Production Company.

FIELD NAME
PROPERTY NAME                                                                                     DEED
PROPERTY CODE                                                                                     LEASE
ARCO'S INTEREST             ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-183-005882-000      R. A. Penn, et ux       A. T. Smith            12-14-37    225       353
Penn  (s)
415610200
50.00% WI
43.75% NRI


White Oak Field
(Cotton Valley)
T. B. Harris Gas Unit #2
(d)
437459200
 .000597% RI
3.180539% ORRI BPO
7.63317% WI APO
6.67902% NRI APO

T. B. Harris Gas Unit #3 (d)
437459201
 .000597% RI
3.180539% ORRI BPO
7.63317% WI APO
6.67902% NRI APO

T. B. Harris Gas Unit #5 (d)
437459202
 .000597% RI
3.180539% ORRI BPO
7.63317% WI APO
6.67902% NRI APO

T. B. Harris Gas Unit #4 (d)
 .000597% RI
3.180539% ORRI BPO
7.63317% WI APO
6.67902% NRI APO


FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.        DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------  --------------------  ----------------------------------  ----------------------------------------------
East Texas Field            42-183-005882-000     A tract of land out of the          AR-000753
Penn  (s)                                         William Robinson Survey, Gregg      Joint Operating Agreement dated March 21,
415610200                                         County, Texas, more particularly    1938 by and between the Atlantic Refining
50.00% WI                                         described in that certain Oil and   Company and J. K. Wadley, et al.
43.75% NRI                                        Gas Lease dated December 14,
                                                  1937, recorded in Volume 225,       AR-95702
                                                  Page 353, Deed Records, Gregg       Farmout Agreement dated February 13, 1990 by
White Oak Field                                   County, Texas.                      and between Atlantic Richfield Company, and C
(Cotton Valley)                                                                       W Resources, Inc. (d)
T. B. Harris Gas Unit #2
(d)                                                                                   AR-018030-001
437459200                                                                             Declaration Unit dated December 27, 1957, C W
 .000597% RI                                                                          Resources, Inc., Operator. (d)
3.180539% ORRI BPO
7.63317% WI APO                                                                       AR-18030-000
6.67902% NRI APO                                                                      Joint Operating Agreement dated May 14, 1957
                                                                                      by and between Atlantic Refining Company,
T. B. Harris Gas Unit #3 (d)                                                          Operator, and Humble Oil and Refining
437459201                                                                             Company, et al, Non-Operator. (d)
 .000597% RI
3.180539% ORRI BPO                                                                    AR-7566
7.63317% WI APO                                                                       Casinghead Gas Contract dated June 9, 1950,
6.67902% NRI APO                                                                      by and between The Atlantic Refining Company
                                                                                      (ARCO Oil & Gas), Susie L. Wadley and J. K.
T. B. Harris Gas Unit #5 (d)                                                          Wadley, Seller, and Arkansas Fuel Oil Company
437459202                                                                             (Trident NGL, Inc.), Buyer.
 .000597% RI
3.180539% ORRI BPO                                                                    Private Radio License from Federal
7.63317% WI APO                                                                       Communications Commission to ARCO
6.67902% NRI APO                                                                      Communications, Inc., dated December 16,
                                                                                      1992, File No. 0000000319451, Call Sign
T. B. Harris Gas Unit #4 (d)                                                          KNEP883, Frequency 154.47875 MHZ
 .000597% RI
3.180539% ORRI BPO
7.63317% WI APO
6.67902% NRI APO

FIELD NAME
PROPERTY NAME                                                                                     DEED
PROPERTY CODE                                                                                     LEASE
ARCO'S INTEREST             ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-183-004948-000      Bun E. Rodden, et al    W. A. Moncrief         9-16-30     60        207
Rodden  (s)
415890300
50% WI
43.7504% NRI

Willow Springs Field
Cotton Valley
Lathrop Gas Unit
417898000
2.26152% WI
1.97883%  NRI

FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.        DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------  --------------------  ----------------------------------  ----------------------------------------------
East Texas Field            42-183-004948-000     A tract of land out of the          AR-94444
Rodden  (s)                                       William Robinson Survey, A-177,     Purchase and Sale Agreement dated effective
415890300                                         Gregg County, Texas, and more       October 1, 1991 by and between The Sinclair
50% WI                                            particularly described in that      Revocable Trust, The Fernald Point Production
43.7504% NRI                                      certain Oil and Gas Lease dated     Trust and Atlantic Richfield Company. (s)
                                                  September 16, 1930, recorded in
Willow Springs Field                              Volume 60, Page 207, Deed           Texas Natural Resources Conservation
Cotton Valley                                     Records, Gregg County, Texas.       Commission Agreed Order dated September 9,
Lathrop Gas Unit                                                                      1997.  (Docket 97-0448-SIP) (s/d)
417898000
2.26152% WI                                                                           AR-7967
1.97883%  NRI                                                                         Casinghead Gas Contract dated June 6, 1950,
                                                                                      by and between the Atlantic Refining Company,
                                                                                      et al and Arkansas Fuel Oil Company, as
                                                                                      amended on November 11, 1963 and March 16,
                                                                                      1979. (s)

                                                                                      PD-3520
                                                                                      Operating Contract dated January 24, 1931
                                                                                      between Frank R. Foster, Roeser & Pendleton,
                                                                                      Inc. and Freeman Burford. (s/d)

                                                                                      AR-13913
                                                                                      Operating Agreement dated September 20, 1955,
                                                                                      between Stanolind Oil & Gas Company and
                                                                                      Arkansas Fuel Oil Corporation, et al. (d)

                                                                                      Declaration of Unitization dated September
                                                                                      20, 1955 between Stanolind Oil and Gas
                                                                                      Company and Atlantic Refining Company, et al,
                                                                                      covering the F. K. Lathrop Gas Unit,
                                                                                      consisting of 699.53 acres. (d)

                                                                                      Private Radio License from Federal
                                                                                      Communications Commission to ARCO
                                                                                      Communications, Inc., dated December 16,
                                                                                      1992, File No. 0000000319451, Call Sign
                                                                                      KNEP883, Frequency 154.47875 MHZ

FIELD NAME
PROPERTY NAME                                                                                     DEED
PROPERTY CODE                                                                                     LEASE
ARCO'S INTEREST             ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-183-000040-001      S. G. Andrews et ux     J. R. Stebbins         10-15-30    62        62
S. G. Andrews (s)                                  Myrtle Andrews
412110400
100% WI
87.5% NRI

--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-183-004951-000      S. G. Smith, et ux      B. A. Skipper          5-6-30      4         330
S. G. Smith  (s)
416245500
50.00% WI
43.75% NRI

White Oak Field
(Cotton Valley)
T. B. Harris Gas Unit #2 (d)
437459200
 .000597% RI
3.180539% ORRI BPO
7.63317% WI APO
6.67902% NRI APO

T. B. Harris Gas Unit #3 (d)
437459201
 .000597% RI
3.180539% ORRI BPO
7.63317% WI APO
6.67902% NRI APO

T. B. Harris Gas Unit #5 (d)
437459202
 .000597% RI
3.180539% ORRI BPO
7.63317% WI APO
6.67902% NRI APO

T. B. Harris Gas Unit #4 (d)
 .000597% RI
3.180539% ORRI BPO
7.63317% WI APO
6.67902% NRI APO

FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.        DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------  --------------------  ----------------------------------  ----------------------------------------------
East Texas Field            42-183-000040-001     A tract of land out of the J. G.    AR-64596
S. G. Andrews (s)                                 Walker Survey, A-215, Gregg         Saltwater Disposal Contract dated June 22,
412110400                                         County, Texas, containing 200.0     1982, between ARCO Oil and Gas Company and
100% WI                                           acres more or less, and more        East Texas Salt Water Disposal Company. (s)
87.5% NRI                                         particularly described in that
                                                  certain Oil and Gas Lease dated     AR-23556
                                                  October 15, 1930, recorded in       Oil Well Gas Contract dated July 3, 1962, by
                                                  Volume 62, Page 62, Deed Records,   and between The Atlantic Richfield Company
                                                  Gregg County, Texas                 (ARCO Permian), Seller, and Sinclair Oil &
                                                                                      Gas Company, Buyer

                                                                                      Private Radio License from Federal
                                                                                      Communications Commission to ARCO
                                                                                      Communications, Inc., dated December 16,
                                                                                      1992, File No. 0000000319451, Call Sign
                                                                                      KNEP883, Frequency 154.47875 MHZ

--------------------------  --------------------  ----------------------------------  ----------------------------------------------
East Texas Field            42-183-004951-000     That certain 48 l/2 acre tract      AR-18030-000
S. G. Smith  (s)                                  out of the W. H. Castleberry        Joint Operating Agreement dated May 14, 1957
416245500                                         Survey, Gregg County, Texas, and    by and between Atlantic Refining Company,
50.00% WI                                         more fully described in that        Operator, and Humble Oil and Refining
43.75% NRI                                        certain Oil, Gas & Mineral Lease    Company, et al, Non-Operator. (d)
                                                  dated May 6, 1930, recorded in
White Oak Field                                   Volume 4, Page 330, Deed Records,   AR-95702
(Cotton Valley)                                   Gregg County, Texas.                Farmout Agreement dated February 13, 1990 by
T. B. Harris Gas Unit #2 (d)                                                          and between Atlantic Richfield Company, and C
437459200                                                                             W Resources, Inc. (d)
 .000597% RI
3.180539% ORRI BPO                                                                    AR-18030-001
7.63317% WI APO                                                                       Declaration of Unit dated December 27, 1957,
6.67902% NRI APO                                                                      C W Resources, Inc., Operator. (d)

T. B. Harris Gas Unit #3 (d)                                                          PD-3520
437459201                                                                             Operating Contract dated January 24, 1931,
 .000597% RI                                                                           recorded in Volume 68, Page 196, by and
3.180539% ORRI BPO                                                                    between Frank R. Foster and Roeser &
7.63317% WI APO                                                                       Pendleton, Inc.
6.67902% NRI APO
                                                                                      Private Radio License from Federal
T. B. Harris Gas Unit #5 (d)                                                          Communications Commission to ARCO
437459202                                                                             Communications, Inc., dated December 16,
 .000597% RI                                                                           1992, File No. 0000000319451, Call Sign
3.180539% ORRI BPO                                                                    KNEP883, Frequency 154.47875 MHZ
7.63317% WI APO
6.67902% NRI APO                                                                      AR-7967
                                                                                      Casinghead Gas Contract dated June 6, 1950,
T. B. Harris Gas Unit #4 (d)                                                          by and between the Atlantic Refining Company,
 .000597% RI                                                                           et al and Arkansas Fuel Oil Company, as
3.180539% ORRI BPO                                                                    amended on November 11, 1963 and March 16,
7.63317% WI APO                                                                       1979. (s)
6.67902% NRI APO

FIELD NAME
PROPERTY NAME                                                                                     DEED
PROPERTY CODE                                                                                     LEASE
ARCO'S INTEREST             ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
White Oak Field             42-183-043549-00A      Alfred Jones and        W. F. Turner           12-25-30    64        47
(Cotton Valley)                                    wife, Fannie Jones
Shiloh School Gas Unit #1
(d)
411006400
0.072778% RI
1.17666% ORRI  BPO
2.94166% WI APO
2.57395% NRI APO
                            42-183-043549-00B      A. H. Teat, Trustee     M. L. Giles            3-11-31     73        316






                            42-183-043549-00C      A. H. Teat, husband     Ralph Cole             4-24-31     79        497
                                                   of Lillian E. Teat

FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.        DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------  --------------------  ----------------------------------  ----------------------------------------------
White Oak Field             42-183-043549-00A     A tract of land out of the G. W.    AR-101547
(Cotton Valley)                                   Hooper Survey A-92, Gregg County,   Purchase and Sale Agreement dated November
Shiloh School Gas Unit #1                         Texas, and more particularly        15, 1982 by and between Conoco, Inc. and
(d)                                               described in that certain Oil and   Petro-Lewis Corporation.  (s/d)
411006400                                         Gas Lease dated December 25,
0.072778% RI                                      1930, recorded in Volume 64, Page   AR-101580
1.17666% ORRI  BPO                                47, Deed Records, Gregg County,     Like-Kind Exchange Agreement dated June 1,
2.94166% WI APO                                   Texas.                              1992 by and between Atlantic Richfield
2.57395% NRI APO                                                                      Company and Conoco, Inc.  (s/d)

                                                                                      AR-101621
                            42-183-043549-00B     A tract of land out of the G. W.    Purchase and Sale Agreement dated effective
                                                  Hooper Survey A-92, Gregg County,   January 1, 1993, from Atlantic Richfield
                                                  Texas, and more particularly        Company to Madera Production Company.  (s)
                                                  described in that certain Oil and
                                                  Gas Lease dated March 11, 1931,     AR-105435-000
                                                  recorded in Volume 73, Page 316,    Farm Out Agreement dated January 4, 1996 by
                                                  Deed Records, Gregg County, Texas.  and between Atlantic Richfield Company and
                                                                                      Madera Production Company.  (d)
                            42-183-043549-00C     A tract of land out of the G. W.
                                                  Hooper Survey A-92, Gregg County,   AR-105435-001
                                                  Texas, and more particularly        Declaration of Unitization effective November
                                                  described in that certain Oil and   1, 1995, C W Resources, Inc., Operator.  (d)
                                                  Gas Lease dated April 24, 1931,
                                                  recorded in Volume 79, Page 497,    AR-101548
                                                  Deed Records, Gregg County, Texas.  Joint Operating Agreement dated January 1,
                                                                                      1983 by and between Conoco, Inc. and
                                                  Only insofar as leases cover        Petro-Lewis Corporation.  (s/d)
                                                  rights below the Base of the
                                                  Woodbine formation.                 AR-95702
                                                                                      Farmout Agreement dated February 13, 1990 by
                                                                                      and between Atlantic Richfield Company, and C
                                                                                      W Resources, Inc.  (d)

FIELD NAME
PROPERTY NAME                                                                                     DEED
PROPERTY CODE                                                                                     LEASE
ARCO'S INTEREST             ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
White Oak Field             42-183-005961-00A      Callie  Jones, et al    Dr. E. E. Terry, et    11-30-30    63        101
(Cotton Valley)                                                            al
Stucky-Thrasher Gas Unit (d)
412345000
1.443620 ORRI BPO
3.464689% WI APO
3.031602% NRI APO


                            42-183-005961-00B      Ollie Jones             C. A. Green            1-24-31     68        179








                            42-183-005961-00C      Jane Jones Howard, et   C. A. Green            1-24-31     68        182
                                                   al







                            42-183-005961-00D      Callie Jones, et al     M. H. Shivers, et al   3-6-31      79        141








                            42-183-005961-00E      Arthur Christian,       Arthur Mackey, et al   2-3-31      72        64
                                                   Guardian

FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.        DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------  --------------------  ----------------------------------  ----------------------------------------------
White Oak Field             42-183-005961-00A     A tract of land out of the G. W.    AR-95702-003
(Cotton Valley)                                   Hooper Survey A-92, Gregg County,   Declaration of Unitization and Designation of
Stucky-Thrasher Gas Unit (d)                      Texas, containing 100 acres more    Gas Unit of the Stucky Thrasher Gas Unit.
412345000                                         or less, and more particularly      (d)
1.443620 ORRI BPO                                 described by metes and bounds in
3.464689% WI APO                                  that certain Oil, Gas and Mineral   AR-95702
3.031602% NRI APO                                 Lease dated November 30, 1930,      Farmout Agreement dated February 13, 1990 by
                                                  recorded in Volume 63, Page 101,    and between Atlantic Richfield Company and C
                                                  Deed Records, Gregg County, Texas.  W Resources, Inc.  (d)AR-95702

                            42-183-005961-00B     A tract of land out of the G. W.    AR-101621
                                                  Hooper Survey A-92, Gregg County,   Purchase and Sale Agreement effective January
                                                  Texas, containing 100 acres more    1, 1993 by and between Atlantic Richfield
                                                  or less, and more particularly      Company and Madera Production Company.
                                                  described by metes and bounds in
                                                  that certain Oil, Gas and Mineral
                                                  Lease dated January 24, 1931,
                                                  recorded in Volume 68, Page 179,
                                                  Deed Records, Gregg County, Texas.

                            42-183-005961-00C     A tract of land out of the G. W.
                                                  Hooper Survey A-92, Gregg County,
                                                  Texas, containing 100 acres more
                                                  or less, and more particularly
                                                  described by metes and bounds in
                                                  that certain Oil, Gas and Mineral
                                                  Lease dated January 24, 1931,
                                                  recorded in Volume 68, Page 182,
                                                  Deed Records, Gregg County, Texas.

                            42-183-005961-00D     A tract of land out of the G. W.
                                                  Hooper Survey A-92, Gregg County,
                                                  Texas, containing 100 acres more
                                                  or less, and more particularly
                                                  described by metes and bounds in
                                                  that certain Oil, Gas and Mineral
                                                  Lease dated March 6, 1931,
                                                  recorded in Volume 79, Page 141,
                                                  Deed Records, Gregg County, Texas.

                            42-183-005961-00E     A tract of land out of the G. W.
                                                  Hooper Survey A-92, Gregg County,
                                                  Texas, containing 100 acres more
                                                  or less, and more particularly
                                                  described by metes and bounds in
                                                  that certain Oil, Gas and Mineral
                                                  Lease dated February 3, 1931,
                                                  recorded in Volume 72, Page 64,
                                                  Deed Records, Gregg County, Texas.

                                                  Only insofar as leases cover
                                                  rights below the Base of the
                                                  Woodbine formation

FIELD NAME
PROPERTY NAME                                                                                     DEED
PROPERTY CODE                                                                                     LEASE
ARCO'S INTEREST             ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
White Oak Field             42-183-005961-00F      Alex Jones, et ux       A. H. Teat             1-27-31     66        350
(Cotton Valley)
Stucky-Thrasher Gas Unit (d)
412345000
(continued)




                            42-183-005961-00G      Robert Smith            R. W. Curtis           2-19-31     97        521








                            42-183-005961-00H      G. C. Lunsford          E. X. Birdsong         7-14-31     94        473

FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.        DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------  --------------------  ----------------------------------  ----------------------------------------------
White Oak Field             42-183-005961-00F     A tract of land out of the G. W.
(Cotton Valley)                                   Hooper Survey A-92, Gregg County,
Stucky-Thrasher Gas Unit (d)                      Texas, containing 100 acres more
412345000                                         or less, and more particularly
(continued)                                       described by metes and bounds in
                                                  that certain Oil, Gas and Mineral
                                                  Lease dated January 27, 1931,
                                                  recorded in Volume 66, Page 350,
                                                  Deed Records, Gregg County, Texas.

                            42-183-005961-00G     A tract of land out of the G. W.
                                                  Hooper Survey A-92, Gregg County,
                                                  Texas, containing 110.1 acres
                                                  more or less, and more
                                                  particularly described by metes
                                                  and bounds in that certain Oil,
                                                  Gas and Mineral Lease dated
                                                  February 19, 1931, recorded in
                                                  Volume 97, Page 521, Deed
                                                  Records, Gregg County, Texas.

                            42-183-005961-00H     A tract of land out of the G. W.
                                                  Hooper Survey A-92, Gregg County,
                                                  Texas, containing 40.34 acres
                                                  more or less, and more
                                                  particularly described by metes
                                                  and bounds in that certain Oil,
                                                  Gas and Mineral Lease dated July
                                                  14, 1931, recorded in Volume 94,
                                                  Page 473, Deed Records, Gregg
                                                  County, Texas.

                                                  Only insofar as leases cover
                                                  rights below
                                                  the Base of the Woodbine
                                                  formation.

FIELD NAME
PROPERTY NAME                                                                                     DEED
PROPERTY CODE                                                                                     LEASE
ARCO'S INTEREST             ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-183-004045-00A      Buck Harris             Gaines B. Turner,      10-8-19     39        607
T. B. Harris  (s)                                                          Trustee
414101900
100% WI
87.5045% NRI

White Oak Field
(Cotton Valley Sand)
T. B. Harris Gas Unit #5
437459202                   41-183-004045-00B      Clara L. Hayes, et al   W. L. Pickens          1-15-31     65        213
 .000597% RI
3.180539% ORRI BPO
7.63317% WI APO
6.67902% NRI APO

White Oak Field
(Cotton Valley Sand)
T. B. Harris Gas Unit #3
437459201                   42-183-004045-00C      T. B. Harris, et al     Otto L. Morris         2-12-31     70        429
 .000597% RI
3.180539% ORRI BPO
7.63317% WI APO
6.67902% NRI APO

White Oak Field
(Cotton Valley)
T. B. Harris Gas Unit #2 (d)
437459200                   42-183-090121-000-001  Clara Jean Hodges, et   Atlantic Richfield     7-24-40     252       243
 .000597% RI                 (Surface Lease)        vir                     Company
3.180539% ORRI BPO
7.63317% WI APO
6.67902% NRI APO

T. B. Harris Gas Unit #4 (d)
 .000597% RI
3.180539% ORRI BPO
7.63317% WI APO
6.67902% NRI APO

FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.        DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------  --------------------  ----------------------------------  ----------------------------------------------
East Texas Field            42-183-004045-00A     A tract of land out of the Wm.      AR-95702
T. B. Harris  (s)                                 Castleberry Survey, A-38, Gregg     Farmout Agreement dated February 13, 1990 by
414101900                                         County, Texas, containing 91.94     and between Atlantic Richfield Company, and C
100% WI                                           acres more or less, and more        W Resources, Inc. (d)
87.5045% NRI                                      particularly described by metes
                                                  and bounds in that certain Oil      Texas Natural Resources Conservation
                                                  and Gas Lease dated October 18,     Commission Agreed Order (Docket No.
White Oak Field                                   1919,  recorded in Volume 39,       97-0448-SIP) dated July 9, 1997. (s/d)
(Cotton Valley Sand)                              Page 607, Deed Records, Gregg
T. B. Harris Gas Unit #5                          County, Texas.                      AR-105265-000
437459202                                                                             Purchase and Sale Agreement dated October 6,
 .000597% RI                 41-183-004045-00B     A tract of land out of the Wm.      1995 by and between East Texas Gathering
3.180539% ORRI BPO                                Castleberry Survey, A-38, Gregg     Company, Atlantic Richfield Company, Sun Pipe
7.63317% WI APO                                   County, Texas, containing 91.94     Line Company and Sun Company, Inc. (s)
6.67902% NRI APO                                  acres more or less, and more
                                                  particularly described by metes     AR-105265-001
                                                  and bounds in that certain Oil      Crude Oil Buy/Sell Contract dated effective
                                                  and Gas Lease dated January 15,     December 1, 1995 by and between ARCO Permian
                                                  1931,  recorded in Volume 65,       and Sun Company, Inc. (s)
White Oak Field                                   Page 213, Deed Records, Gregg
(Cotton Valley Sand)                              County, Texas.                      AR-18030-001
T. B. Harris Gas Unit #3                                                              Declaration of Unit dated December 27, 1957,
437459201                  42-183-004045-00C      A tract of land out of the Wm.      Atlantic Refining Company. (d)
 .000597% RI                                       Castleberry Survey, A-38, Gregg
3.180539% ORRI BPO                                County, Texas, containing 91.94     AR-98412
7.63317% WI APO                                   acres more or less, and more        Longview Gas Plant Gas Purchase Contract
6.67902% NRI APO                                  particularly described by metes     dated January 1, 1997, by and between ARCO
                                                  and bounds in that certain Oil      Permian, Seller and ARCO Permian, Buyer, as
                                                  and Gas Lease dated February 12,    amended effective August 1, 1998
                                                  1931,  recorded in Volume 70,
White Oak Field                                   Page 429, Deed Records, Gregg       Private Radio License from Federal
(Cotton Valley)                                   County, Texas.                      Communications Commission to ARCO
T. B. Harris Gas Unit #2 (d)                                                          Communications, Inc., dated December 16,
437459200                   42-183-090121-000-001 24.405 acres of land in the         1992, File No. 0000000319451, Call Sign
 .000597% RI                 (Surface Lease)       William Castleberry Survey, Gregg   KNEP883, Frequency 154.47875 MHZ
3.180539% ORRI BPO                                County, Texas, as more
7.63317% WI APO                                   particularly described in that
6.67902% NRI APO                                  certain Surface Lease dated July
                                                  24, 1940, recorded in Volume 252,
                                                  page 243, Deed Records, Gregg
                                                  County, Texas.
T. B. Harris Gas Unit #4 (d)
 .000597% RI
3.180539% ORRI BPO
7.63317% WI APO
6.67902% NRI APO

FIELD NAME
PROPERTY NAME                                                                                      DEED
PROPERTY CODE                                                                                      LEASE
ARCO'S INTEREST              ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
---------------------------  ---------------------- ----------------------- ---------------------- ----------- --------- ---------
White Oak Field              42-183-009834-00A      E. M. Whatley, et ux    B. A. Skipper          5-6-30      4         387
(Cotton Valley)
T. B. Harris Gas Unit #2 (d)
437459200
 .000597% RI
3.180539% ORRI BPO
7.63317% WI APO
6.67902% NRI APO

T. B. Harris Gas Unit #3 (d) 42-183-009834-00B      Gordon Whatley          Lonnie Glasscock       1-19-31     66        156
437459201
 .000597% RI
3.180539% ORRI BPO
7.63317% WI APO
6.67902% NRI APO

T. B. Harris Gas Unit #5 (d)
437459202
 .000597% RI
3.180539% ORRI BPO
7.63317% WI APO
6.67902% NRI APO

T. B. Harris Gas Unit #4 (d)
 .000597% RI
3.180539% ORRI BPO
7.63317% WI APO
6.67902% NRI APO

FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.         DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------  --------------------   ----------------------------------  ---------------------------------------------
White Oak Field              42-183-009834-00A     That certain tract of land out of   AR-18030-000
(Cotton Valley)                                    the William Robinson Survey,        Joint Operating Agreement dated May 14, 1957
T. B. Harris Gas Unit #2 (d)                       Abstract 177, and W. H.             by and between Atlantic Refining Company,
437459200                                          Castleberry Survey, Gregg County,   Operator, and Humble Oil and Refining
 .000597% RI                                        Texas, and more fully described     Company, et al, Non-Operator.  (d)
3.180539% ORRI BPO                                 by metes and bounds in that
7.63317% WI APO                                    certain Oil and Gas Lease dated     AR-101621
6.67902% NRI APO                                   May 6, 1930, recorded in Volume     Purchase and Sale Agreement dated effective
                                                   4, Page 387, Deed Records, Gregg    January 1, 1993, from Atlantic Richfield
T. B. Harris Gas Unit #3 (d) 42-183-009834-00B     County, Texas.                      Company to Madera Production Company.  (s)
437459201
 .000597% RI                                        That certain  tract of land out     AR-95702
3.180539% ORRI BPO                                 of the William Robinson Survey,     Farmout Agreement dated February 13, 1990 by
7.63317% WI APO                                    Abstract 177, and W. H.             and between Atlantic Richfield Company, and C
6.67902% NRI APO                                   Castleberry Survey, Gregg County,   W Resources, Inc.  (d)
                                                   Texas, and more fully described
T. B. Harris Gas Unit #5 (d)                       by metes and bounds in that         AR-18030-001
437459202                                          certain Oil and Gas Lease dated     Declaration Unit dated December 27, 1957,
 .000597% RI                                        January 19, 1931,  recorded in      Atlantic Refining Company, Operator.  (d)
3.180539% ORRI BPO                                 Volume 66, Page 156, Deed
7.63317% WI APO                                    Records, Gregg County, Texas.
6.67902% NRI APO

T. B. Harris Gas Unit #4 (d)
 .000597% RI
3.180539% ORRI BPO
7.63317% WI APO
6.67902% NRI APO

FIELD NAME
PROPERTY NAME                                                                                      DEED
PROPERTY CODE                                                                                      LEASE
ARCO'S INTEREST              ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
---------------------------  ---------------------- ----------------------- ---------------------- ----------- --------- ---------
White Oak Field              42-183-009834-00C      Leonard Weldon Whatley  Lonnie Glasscock       1-15-31     66        89
(Cotton Valley)
T. B. Harris Gas Unit #2 (d)
437459200

T. B. Harris Gas Unit #3 (d)
437459201

T. B. Harris Gas Unit #5 (d)
437459202                    42-183-009834-00D      Novie Wood, et ux,      E. B. Germany          1-15-31     63        434
                                                    et al
T. B. Harris Gas Unit #4 (d)
 (continued)





                             42-183-009834-00E      Preston Lee, et ux      W. P. Luse             3-14-31     75        98


FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.         DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------  --------------------   ----------------------------------  ---------------------------------------------
White Oak Field              42-183-009834-00C     That certain tract of land out of
(Cotton Valley)                                    the William Robinson Survey,
T. B. Harris Gas Unit #2 (d)                       Abstract 177, and W. H.
437459200                                          Castleberry Survey, Gregg County,
                                                   Texas, and more fully described
T. B. Harris Gas Unit #3 (d)                       by metes and bounds in that
437459201                                          certain Oil and Gas Lease dated
                                                   January 15, 1931, recorded in
                                                   Volume 66, Page 89, Deed Records,
T. B. Harris Gas Unit #5 (d)                       Gregg County, Texas.
437459202
                             42-183-009834-00D     That certain tract of land out of
                                                   the William Robinson Survey,
                                                   Abstract 177, and W. H.
T. B. Harris Gas Unit #4 (d)                       Castleberry Survey, Gregg County,
(continued)                                        Texas, and more fully described
                                                   by metes and bounds in that
                                                   certain Oil and Gas Lease dated
                                                   January 15, 1931, recorded in
                                                   Volume 63, Page 434, Deed
                                                   Records, Gregg County, Texas.

                             42-183-009834-00E     That certain tract of land out of
                                                   the William Robinson Survey,
                                                   Abstract 177, and W. H.
                                                   Castleberry Survey, Gregg County,
                                                   Texas, and more fully described
                                                   by metes and bounds in that
                                                   certain Oil and Gas Lease dated
                                                   March 14, 1931, recorded in
                                                   Volume 75, Page 98, Deed Records,
                                                   Gregg County, Texas.

FIELD NAME
PROPERTY NAME                                                                                     DEED
PROPERTY CODE                                                                                     LEASE
ARCO'S INTEREST             ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-183-003990-000      T. W. Lee               J. K. Wadley           3-23-31     78        246
T. W. Lee  (s)
414745600
92.50% WI
80.9375% NRI

Glenwood Field
(Cotton Valley)
T. W. Lee Gas Unit
415131300
9.10804% ORRI


FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.        DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------  --------------------  ----------------------------------  ----------------------------------------------
East Texas Field            42-183-003990-000     A tract of land out of the David    AR-105473
T. W. Lee  (s)                                    Ferguson Survey, Gregg County,      Farmout Agreement dated effective February 1,
414745600                                         Texas, containing 111.67 acres      1996 by and between Atlantic Richfield
92.50% WI                                         more or less, and more              Company, Wagner & Brown, Ltd., and C W
80.9375% NRI                                      particularly described in that      Resources, Inc. (d)
                                                  certain Oil and Gas Lease dated
Glenwood Field                                    March 23, 1931, recorded in         AR-105265-000
(Cotton Valley)                                   Volume 78, Page 246, Deed           Purchase and Sale Agreement dated October 6,
T. W. Lee Gas Unit                                Records, Gregg County, Texas.       1995 by and between East Texas Gathering
415131300                                                                             Company, Atlantic Richfield Company, Sun Pipe
9.10804% ORRI                                                                         Line Company and Sun Company, Inc. (s)

                                                                                      AR-105265-001
                                                                                      Crude Oil Buy/Sell Contract dated effective
                                                                                      December 1, 1995 by and between ARCO Permian
                                                                                      and Sun Company, Inc. (s)

                                                                                      AR-81381
                                                                                      Longview Gas Plant Oil Well Gas Purchase
                                                                                      Contract dated July 24, 1996, by and between
                                                                                      ARCO Permian, seller and ARCO Permian, buyer,
                                                                                      as amended effective August 13, 1998. (s)

                                                                                      Private Radio License from Federal
                                                                                      Communications Commission to ARCO
                                                                                      Communications, Inc., dated December 16,
                                                                                      1992, File No. 0000000319451, Call Sign
                                                                                      KNEP883, Frequency 154.47875 MHZ

FIELD NAME
PROPERTY NAME                                                                                     DEED
PROPERTY CODE                                                                                     LEASE
ARCO'S INTEREST             ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-183-004024-000      Allen Tooke, et al      Ardis O. Phillips      10-7-30     4         501
Tooke "B"  (s)
416530600
100% WI
87.50% NRI

White Oak Field
(Cotton Valley)
Allen Tooke Gas Unit #1 (d)
411005600
4.540623% ORRI

Tooke "B"  (s)
413014600
0.001395% RI


FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.        DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------  --------------------  ----------------------------------  ----------------------------------------------
East Texas Field            42-183-004024-000     A tract of land out of the W. G.    AR-105265-000
Tooke "B"  (s)                                    Painter Survey, Gregg County,       Purchase and Sale Agreement dated October 6,
416530600                                         Texas, containing 44.0 acres more   1995 by and between East Texas Gathering
100% WI                                           or less, and more particularly      Company, Atlantic Richfield Company, Sun Pipe
87.50% NRI                                        described in that certain Oil and   Line Company and Sun Company, Inc. (s)
                                                  Gas Lease dated October 7, 1930,
White Oak Field                                   recorded in Volume 4, Page 501,     AR-105265-001
(Cotton Valley)                                   Deed Records, Gregg County, Texas.  Crude Oil Buy/Sell Contract dated effective
Allen Tooke Gas Unit #1 (d)                                                           December 1, 1995 by and between ARCO Permian
411005600                                                                             and Sun Company, Inc. (s)
4.540623% ORRI
                                                                                      AR-95702
Tooke "B"  (s)                                                                        Farmout Agreement dated February 13, 1990 by
413014600                                                                             and between Atlantic Richfield Company, and C
0.001395% RI                                                                          W Resources, Inc. (d)

                                                                                      AR-95702-007
                                                                                      Declaration of Unitization and Designation of
                                                                                      Gas Unit dated April 4, 1995, C W Resources,
                                                                                      Inc., Operator. (d)

                                                                                      AR-81381
                                                                                      Longview Gas Plant Oil Well Gas Purchase
                                                                                      Contract dated July 24, 1996, by and between
                                                                                      ARCO Permian, seller and ARCO Permian, buyer,
                                                                                      as amended effective August 13, 1998. (s)

                                                                                      Private Radio License from Federal
                                                                                      Communications Commission to ARCO
                                                                                      Communications, Inc., dated December 16,
                                                                                      1992, File No. 0000000319451, Call Sign
                                                                                      KNEP883, Frequency 154.47875 MHZ

FIELD NAME
PROPERTY NAME                                                                                     DEED
PROPERTY CODE                                                                                     LEASE
ARCO'S INTEREST             ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-183-003971-00A      Tommy Lee Turner, et    P. A. Curtis and H.    9-27-30     63        161
Turner  (s)                                        ux                      H. Ivins
416570500
79.21870% WI
69.31960% NRI

White Oak Field
(Cotton Valley)
Allen Tooke Gas Unit #1 (d) 42-183-003971-00B      Lizann Williams,        R. W. Burnett          1-30-31     68        287
411005600                                          et vir
4.540623% ORRI






                            42-183-003971-00C      Charlie Turner, et ux   Ray Bumpus             1-31-31     68        291








                            42-183-003971-00D      Houston Stephens,       W. E. Hicks            2-3-31      70        215
                                                   et ux, et al





                            42-183-003971-00E      Houston Stephens,       T. M. Garland          3-13-31     77        258
                                                   et ux, et al

FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.        DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------  --------------------  ----------------------------------  ----------------------------------------------
East Texas Field            42-183-003971-00A     A tract of land out of the W. C.    PD-2062
Turner  (s)                                       Wakeland H. R. Survey, Gregg        Operating Agreement dated December 21, 1931
416570500                                         County, Texas, containing 157.0     by and between Atlantic Oil Producing
79.21870% WI                                      acres more or less, and more        Company, Operator, and J. K. Wadley,
69.31960% NRI                                     particularly described in that      Non-Operator. (s/d)
                                                  certain Oil and Gas Lease dated
                                                  September 27, 1930, recorded in     AR-52724
                                                  Volume 63, Page 161, Deed           Salt Water Disposal Agreement dated September
White Oak Field                                   Records, Gregg County, Texas.       29, 1975, between Atlantic Richfield Company
(Cotton Valley)                                                                       and East Texas Salt Water Disposal Company.
Allen Tooke Gas Unit #1 (d) 42-183-003971-00B     A tract of land out of the W. C.    (s)
411005600                                         Wakeland H. R. Survey, Gregg
4.540623% ORRI                                    County, Texas, containing 87.0      AR-105265-000
                                                  acres more or less, and more        Purchase and Sale Agreement dated October 6,
                                                  particularly described by  metes    1995 by and between East Texas Gathering
                                                  and bounds in that certain Oil      Company, Atlantic Richfield Company, Sun Pipe
                                                  and Gas Lease dated January 30,     Line Company and Sun Company, Inc. (s)
                                                  1931, recorded in Volume 68, Page
                                                  287, Deed Records, Gregg County,    AR-105265-001
                                                  Texas.                              Crude Oil Buy/Sell Contract dated effective
                                                                                      December 1, 1995 by and between ARCO Permian
                            42-183-003971-00C     A tract of land out of the W. C.    and Sun Company, Inc. (s)
                                                  Wakeland H. R. Survey, Gregg
                                                  County, Texas, containing 157.0     AR-95702
                                                  acres more or less, and more        Farmout Agreement dated February 13, 1990 by
                                                  particularly described by  metes    and between Atlantic Richfield Company, and C
                                                  and bounds in that certain Oil      W Resources, Inc. (d)
                                                  and Gas Lease dated January 31,
                                                  1931, recorded in Volume 68, Page   AR-95702-007
                                                  291, Deed Records, Gregg County,    Declaration of Unitization and Designation of
                                                  Texas.                              Gas Unit dated April 4, 1995, C W Resources,
                                                                                      Inc. , Operator. (d)
                            42-183-003971-00D     A tract of land out of the W. C.
                                                  Wakeland Survey, Gregg County,      AR-81381
                                                  Texas, containing 29.0 acres more   Longview Gas Plant Oil Well Gas Purchase
                                                  or less, and more particularly      Contract dated July 24, 1996, by and between
                                                  described by metes and bounds in    ARCO Permian, seller and ARCO Permian, buyer,
                                                  that certain Oil and Gas Lease      as amended effective August 13, 1998. (s)
                                                  dated February 3, 1931, recorded
                                                  in Volume 70, Page 215, Deed        Private Radio License from Federal
                                                  Records, Gregg County, Texas.       Communications Commission to ARCO
                                                                                      Communications, Inc., dated December 16,
                            42-183-003971-00E     A tract of land out of the W. C.    1992, File No. 0000000319451, Call Sign
                                                  Wakeland H. R. Survey, Gregg        KNEP883, Frequency 154.47875 MHZ
                                                  County, Texas, containing 14.0
                                                  acres more or less, and more
                                                  particularly described by  metes
                                                  and bounds in that certain Oil
                                                  and Gas Lease dated March 13,
                                                  1931, recorded in Volume 77, Page
                                                  258, Deed Records, Gregg County,
                                                  Texas.

FIELD NAME
PROPERTY NAME                                                                                     DEED
PROPERTY CODE                                                                                     LEASE
ARCO'S INTEREST             ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-183-003971-00F      Harvey Turner, et ux    R. W. Burnett          3-28-31     72        561
Turner  (s)
416570500

White Oak Field
(Cotton Valley)
Allen Tooke Gas Unit #1 (d)
411005600
(continued)
                            42-183-003971-00G      Bethie Green, et vir,   C. M. Beckett          4-1-31      75        458
                                                   et al






                            42-183-003971-00H      Tommie Lee Turner,      C. M. Beckett          4-1-31      84        29
                                                   et ux, et al





                            42-183-003971-00I      Elnora Turner, et al    William L. Goodwin     4-2-31      77        506







                            42-183-003971-00J      A. Turner, et al        E. H. Brannon          4-7-31      78        519

FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.        DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------  --------------------  ----------------------------------  ----------------------------------------------
East Texas Field            42-183-003971-00F     A tract of land out of the W. C.
Turner  (s)                                       Wakeland Survey, Gregg County,
416570500                                         Texas, containing 157.0 acres
                                                  more or less, and more
White Oak Field                                   particularly described by metes
(Cotton Valley)                                   and bounds in that certain Oil
Allen Tooke Gas Unit #1 (d)                       and Gas Lease dated March 28,
411005600                                         1931, recorded in Volume 72, Page
(continued)                                       561, Deed Records, Gregg County,
                                                  Texas.

                            42-183-003971-00G     A tract of land out of the W. C.
                                                  Wakeland Survey, Gregg County,
                                                  Texas, containing 157.0 acres
                                                  more or less, and more
                                                  particularly described in that
                                                  certain Oil and Gas Lease dated
                                                  April 1, 1931, recorded in Volume
                                                  75, Page 458, Deed Records, Gregg
                                                  County, Texas.

                            42-183-003971-00H     A tract of land out of the W. C.
                                                  Wakeland Survey, Gregg County,
                                                  Texas, containing 87.0 acres more
                                                  or less, and more particularly
                                                  described in that certain Oil and
                                                  Gas Lease dated April 1, 1931,
                                                  recorded in Volume 84, Page 29,
                                                  Deed Records, Gregg County, Texas.

                            42-183-003971-00I     A tract of land out of the W. C.
                                                  Wakeland Survey, Gregg County,
                                                  Texas, containing 157.0 acres
                                                  more or less, and more
                                                  particularly described by metes
                                                  and bounds in that certain Oil
                                                  and Gas Lease dated April 2,
                                                  1931, recorded in Volume 77, Page
                                                  506, Deed Records, Gregg County,
                                                  Texas.

                            42-183-003971-00J     A tract of land out of the W. C.
                                                  Wakeland H. R. Survey, Gregg
                                                  County, Texas, containing 80.0
                                                  acres more or less, and more
                                                  particularly described in that
                                                  certain Oil and Gas Lease dated
                                                  April 7, 1931, recorded in Volume
                                                  78, Page 519, Deed Records, Gregg
                                                  County, Texas.

FIELD NAME
PROPERTY NAME                                                                                     DEED
PROPERTY CODE                                                                                     LEASE
ARCO'S INTEREST             ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-183-003971-00K      Houston Stephens, et    J. K. Wadley           4-18-31     80        511
Turner  (s)                                        ux, et al
416570500

White Oak Field
(Cotton Valley)
Allen Tooke Gas Unit #1 (d)
411005600
(continued)
                            42-183-003971-00L      J. N. Whittle           J. K. Wadley           4-29-31     74        629








                            42-183-003971-00M      Elnora Turner,          J. K. Wadley           4-30-31     74        635
                                                   Guardian







                            42-183-003971-00N      J. T. Dickerson, as     E. H. Brannon          5-11-31     90        9
                                                   Attorney-in-Fact






                            42-183-003971-00O      Houston Stephens,       J. K. Wadley and C     5-25-31     91        180
                                                   et ux, et al            M. Beckett

FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.        DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------  --------------------  ----------------------------------  ----------------------------------------------
East Texas Field            42-183-003971-00K     A tract of land out of the W. C.
Turner  (s)                                       Wakeland H. R. Survey, Gregg
416570500                                         County, Texas, containing 87.0
                                                  acres more or less, and more
White Oak Field                                   particularly described by  metes
(Cotton Valley)                                   and bounds in that certain Oil
Allen Tooke Gas Unit #1 (d)                       and Gas Lease dated April 18,
411005600                                         1931, recorded in Volume 80, Page
(continued)                                       511, Deed Records, Gregg County,
                                                  Texas.

                            42-183-003971-00L     A tract of land out of the W. C.
                                                  Wakeland Survey, Gregg County,
                                                  Texas, containing 29.0 acres more
                                                  or less, and more particularly
                                                  described by metes and bounds in
                                                  that certain Oil and Gas Lease
                                                  dated April 29, 1931, recorded in
                                                  Volume 74, Page 629, Deed
                                                  Records, Gregg County, Texas.

                            42-183-003971-00M     A tract of land out of the W. C.
                                                  Wakeland Survey, Gregg County,
                                                  Texas, containing 157.0 acres
                                                  more or less, and more
                                                  particularly described by metes
                                                  and bounds in that certain Oil
                                                  and Gas Lease dated April 30,
                                                  1931, recorded in Volume 74, Page
                                                  635, Deed Records, Gregg County,
                                                  Texas.

                            42-183-003971-00N     A tract of land out of the W. C.
                                                  Wakeland H. R. Survey, Gregg
                                                  County, Texas, containing 157.0
                                                  acres more or less, and more
                                                  particularly described by  metes
                                                  and bounds in that certain Oil
                                                  and Gas Lease dated May 11, 1931,
                                                  recorded in Volume 90, Page 9,
                                                  Deed Records, Gregg County, Texas.

                            42-183-003971-00O     A tract of land out of the W. C.
                                                  Wakeland Survey, Gregg County,
                                                  Texas, containing 87.0 acres more
                                                  or less, and more particularly
                                                  described by metes and bounds in
                                                  that certain Oil and Gas Lease
                                                  dated May 25, 1931, recorded in
                                                  Volume 91, Page 180, Deed
                                                  Records, Gregg County, Texas.

FIELD NAME
PROPERTY NAME                                                                                     DEED
PROPERTY CODE                                                                                     LEASE
ARCO'S INTEREST             ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-183-003971-00P      W. V. Derrick,          Leland Fikes           6-15-31     94        132
Turner  (s)                                        Guardian
416570500

White Oak Field
(Cotton Valley)
Allen Tooke Gas Unit #1 (d)
411005600
(continued)
                            42-183-003971-00Q      J. K. Wadley            Atlantic Oil           7-7-31      95        278
                                                                           Producing Company







                            42-183-003971-00R      Leland Fikes             J. K. Wadley           7-27-31     100       114

FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.        DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------  --------------------  ----------------------------------  ----------------------------------------------
East Texas Field            42-183-003971-00P     A tract of land out of the W. C.
Turner  (s)                                       Wakeland H. R. Survey, Gregg
416570500                                         County, Texas, containing 157.0
                                                  acres more or less, and more
White Oak Field                                   particularly described by  metes
(Cotton Valley)                                   and bounds in that certain Oil
Allen Tooke Gas Unit #1 (d)                       and Gas Lease dated June 15,
411005600                                         1931, recorded in Volume 94, Page
(continued)                                       132, Deed Records, Gregg County,
                                                  Texas.

                            42-183-003971-00Q     A tract of land out of the W. C.
                                                  Wakeland Survey, Gregg County,
                                                  Texas, containing 157.0 acres
                                                  more or less, and more
                                                  particularly described by metes
                                                  and bounds in that certain Oil
                                                  and Gas Lease dated July 7, 1931,
                                                  recorded in Volume 95, Page 278,
                                                  Deed Records, Gregg County, Texas.

                             42-183-003971-00R    A tract of land out of the W. C.
                                                  Wakeland H. R. Survey, Gregg
                                                  County, Texas, containing 157.0
                                                  acres more or less, and more
                                                  particularly described by  metes
                                                  and bounds in that certain Oil
                                                  and Gas Lease dated July 27,
                                                  1931, recorded in Volume 100,
                                                  Page 114, Deed Records, Gregg
                                                  County, Texas.

FIELD NAME
PROPERTY NAME                                                                                     DEED
PROPERTY CODE                                                                                     LEASE
ARCO'S INTEREST             ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-183-005960-000      J. M. Tuttle et ux      B. A. Skipper          5-15-30     60        197
Tuttle "B"  (s)                                    Georgia A. Tuttle
416580200
86.58% WI
75.7575% NRI

White Oak Field
(Cotton Valley)
Pet Hopkins Gas Unit (d)
437459203
0.000016% RI
1.652946% ORRI BPO
10.897494% WI APO
9.535307% NRI APO

FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.        DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------  --------------------  ----------------------------------  ----------------------------------------------
East Texas Field            42-183-005960-000     A tract of land out of the Wm. H.   AR-00058500
Tuttle "B"  (s)                                   Castleberry Survey A-38, Gregg      Joint Operating Agreement dated November 1,
416580200                                         County, Texas, and more             1937 between The Atlantic Refining Company
86.58% WI                                         particularly described in that      and Petroleum Corporation of Venezuela. (s/d)
75.7575% NRI                                      certain Oil and Gas Lease dated
                                                  May 15, 1930, recorded in Volume    AR-7689
White Oak Field                                   60, Page 197, Deed Records, Gregg   Casinghead Gas Contract dated June 9, 1950,
(Cotton Valley)                                   County, Texas.                      by and between The Atlantic Refining Company
Pet Hopkins Gas Unit (d)                                                              (ARCO Oil & Gas), et al, Seller, and Arkansas
437459203                                                                             Fuel Oil Company (Trident NGL, Inc.), Buyer.
0.000016% RI
1.652946% ORRI BPO                                                                    AR-95702
10.897494% WI APO                                                                     Farmout Agreement dated February 13, 1990 by
9.535307% NRI APO                                                                     and between Atlantic Richfield Company, and C
                                                                                      W Resources, Inc. (d)

                                                                                      AR-95702-005
                                                                                      Declaration of Unitization and Designation of
                                                                                      Gas Unit dated July 16, 1993 between Atlantic
                                                                                      Richfield Company and C W Resources, Inc. (d)

                                                                                      AR-105265-000
                                                                                      Purchase and Sale Agreement dated October 6,
                                                                                      1995 by and between East Texas Gathering
                                                                                      Company, Atlantic Richfield Company, Sun Pipe
                                                                                      Line Company and Sun Company, Inc. (s)

                                                                                      AR-105265-001
                                                                                      Crude Oil Buy/Sell Contract dated effective
                                                                                      December 1, 1995 by and between ARCO Permian
                                                                                      and Sun Company, Inc. (s)

                                                                                      Private Radio License from Federal
                                                                                      Communications Commission to ARCO
                                                                                      Communications, Inc., dated December 16,
                                                                                      1992, File No. 0000000319451, Call Sign
                                                                                      KNEP883, Frequency 154.47875 MHZ

FIELD NAME
PROPERTY NAME                                                                                     DEED
PROPERTY CODE                                                                                     LEASE
ARCO'S INTEREST             ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-183-005877-000      L. Y. Tuttle and T.     Tom Richardson and     1-16-31     68        157
Tuttle "C"  (s)                                    J. Tuttle               Grace Bennett
416585300
100% WI
87.50% NRI

White Oak Field
(Cotton Valley)
Houston Stephens Gas Unit
#1-X (d)
437450900
 .2369801% ORRI BPO
 .56875% WI APO
 .49765625% NRI APO

--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-183-000816-000      Lowell Brawley          Argo Royalty Company   5-20-31     92        21
W. L. Brawley (776)         (Mineral Deed)
410462500
6.2500% RI

White Oak Field
(Cotton Valley)
M. C. Salter Gas Unit
417654500
2.7734375% RI

FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.        DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------  --------------------  ----------------------------------  ----------------------------------------------
East Texas Field            42-183-005877-000     A tract of land out of the W. H.    AR-95702
Tuttle "C"  (s)                                   Castleberry Survey, Gregg County,   Farmout Agreement dated February 13, 1990 by
416585300                                         Texas, containing 12.36 acres       and between Atlantic Richfield Company, and C
100% WI                                           more or less, and more              W Resources, Inc. (d)
87.50% NRI                                        particularly described in that
                                                  certain Oil and Gas Lease dated     AR-95702-001
White Oak Field                                   January 16, 1931, recorded in       Declaration of Unitization & Designation of
(Cotton Valley)                                   Volume 68, Page 157, Deed           Gas Unit dated January 16, 1992.
Houston Stephens Gas Unit                         Records, Gregg County, Texas.
#1-X (d)                                                                              Private Radio License from Federal
437450900                                                                             Communications Commission to ARCO
 .2369801% ORRI BPO                                                                    Communications, Inc., dated December 16,
 .56875% WI APO                                                                        1992, File No. 0000000319451, Call Sign
 .49765625% NRI APO                                                                    KNEP883, Frequency 154.47875 MHZ


--------------------------  --------------------  ----------------------------------  ----------------------------------------------
East Texas Field            42-183-000816-000     A tract of land out of the M.       AR-104964-000
W. L. Brawley (776)         (Mineral Deed)        Mann Survey, A-302, Upshur          Farmout (Oil & Gas Lease) dated May 20, 1993
410462500                                         County, Texas, and the Dolores      by and between Atlantic Richfield Company,
6.2500% RI                                        Sanches Survey, A-186, Gregg        Lessor, and R. Byron Roach, Lessee, as
                                                  County, Texas, and A-669, Upshur    referred to in Memorandum of Oil and Gas
White Oak Field                                   County,  Texas, containing 28.4     Lease dated May 20, 1993, recorded in Volume
(Cotton Valley)                                   acres more or less, and more        138, Page 242, Records of Upshur County,
M. C. Salter Gas Unit                             particularly described in Mineral   Texas and Volume 2521, Page 23, Records of
417654500                                         Deed dated May 20, 1931, recorded   Gregg County, Texas. (d)
2.7734375% RI                                     in Volume 92, Page 21, Deed
                                                  Records, Gregg County, Texas.       AR-104964-000-001
                                                                                      Pooling Declaration and Designation of Gas
                                                                                      Unit effective March 1, 1994.  (Chinn
                                                                                      Exploration Company-M. C. Salter Gas Unit)
                                                                                      (d)

FIELD NAME
PROPERTY NAME                                                                                     DEED
PROPERTY CODE                                                                                     LEASE
ARCO'S INTEREST             ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-183-000819-000      W. Q. Seale             Argo Royalty Co.       3-8-34      161       339
Wm. Cobb. (9232,875)        (Mineral Deed)
410500100
3.0270% RI

Wm. Cobb (A-356,950)
410503600
3.0273% RI
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-183-000811-000      T. C. Denton            Argo Royalty Company   4-28-31     84        352
Wheeler "A" (10880, 19100)  (Mineral Deed)
(s)
410977500
3.125%  RI

East Texas Field
Wheeler (419112, 403)  (s)                         T. C. Denton            Argo Royalty Company   4-29-31     85        241
410976700
3.125%  RI

East Texas Field
Wheeler (s)
415346400
3.125% RI

Glenwood Field
(Cotton Valley)
W. W. Wheeler  (d)
410559100
3.125%  RI

FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.        DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------  --------------------  ----------------------------------  ----------------------------------------------
East Texas Field            42-183-000819-000     All that certain tract or parcel    Oil and Gas Lease dated August 6, 1931
Wm. Cobb. (9232,875)        (Mineral Deed)        of land in Gregg County, Texas,     recorded in Volume 100, Page 390, Deed
410500100                                         being a part of the Carl Rhodes     Records, Gregg County, Texas.
3.0270% RI                                        Survey and a part of the William
                                                  Cobb Homestead, as more
Wm. Cobb (A-356,950)                              particularly described in that
410503600                                         certain Mineral Deed dated March
3.0273% RI                                        8, 1934, recorded in Volume 161,
                                                  Page 339, Deed Records, Gregg
                                                  County, Texas.
--------------------------  --------------------  ----------------------------------  ----------------------------------------------
East Texas Field            42-183-000811-000     46.84 acres, more or less, out of   Oil and Gas Lease dated January 2, 1931,
Wheeler "A" (10880, 19100)  (Mineral Deed)        the David Ferguson Survey, and      recorded in Volume 67, Page 109, Deed
(s)                                               more particularly described in      Records, Gregg County, Texas.
410977500                                         that certain Mineral Deed dated
3.125%  RI                                        April 28, 1931, recorded in
                                                  Volume 84, Page 352, Deed
East Texas Field                                  Records, Gregg County, Texas.
Wheeler (419112, 403)  (s)
410976700                                         46.84 acres, more or less, out of
3.125%  RI                                        the David Ferguson Survey, and
                                                  more particularly described in
East Texas Field                                  that certain Mineral Deed dated
Wheeler (s)                                       April 29, 1931, recorded in
415346400                                         Volume 85, Page 241, Deed
3.125% RI                                         Records, Gregg County, Texas.

Glenwood Field
(Cotton Valley)
W. W. Wheeler  (d)
410559100
3.125%  RI

FIELD NAME
PROPERTY NAME                                                                                     DEED
PROPERTY CODE                                                                                     LEASE
ARCO'S INTEREST             ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-183-000186-000      W. L. Cunningham,       Atlantic Oil           11-10-33    155       161
Wilson  (s)                 (Mineral Deed)         et al                   Producing Company
416855100
100% WI
 .3789% RI
87.5% NRI

Glenwood Field
(Cotton Valley)
J. W. Wilson #1 (d)         42-183-000186-00A      Ed Barnett              Atlantic Oil           8-4-33      152       289
410006900                   (Mineral Deed)                                 Producing Company
 .3789% RI
12.5% ORRI




                            42-183-000186-00B      O. M. Grisham           Atlantic Oil           10-10-33    152       516
                            (Mineral Deed)                                 Producing Company







                            42-183-003998-00A      Mattie Lockett,         Leland Fikes           3-30-31     75        449
                                                   et vir






                            42-183-003998-00B      Clyde Williams,         C. H. Ainsworth        4-24-31     85        177
                                                   et al


FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.        DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------  --------------------  ----------------------------------  ----------------------------------------------
East Texas Field            42-183-000186-000     A tract of land out of the          AR-105265-000
Wilson  (s)                 (Mineral Deed)        William C. Wakeland Survey,         Purchase and Sale Agreement dated October 6,
416855100                                         A-218, Gregg County, Texas,         1995 by and between East Texas Gathering
100% WI                                           containing 100 acres more or        Company, Atlantic Richfield Company, Sun Pipe
 .3789% RI                                         less, and being more particularly   Line Company and Sun Company, Inc. (s)
87.5% NRI                                         described in that certain Mineral
                                                  Deed dated November 10, 1933,       AR-105265-001
Glenwood Field                                    recorded in Volume 155, Page 161,   Crude Oil Buy/Sell Contract dated effective
(Cotton Valley)                                   Deed Records, Gregg County, Texas.  December 1, 1995 by and between ARCO Permian
J. W. Wilson #1 (d)                                                                   and Sun Company, Inc. (s)
410006900                   42-183-000186-00A     A tract of land out of the
 .3789% RI                   (Mineral Deed)        William C. Wakeland Survey,         AR-81381
12.5% ORRI                                        A-218, Gregg County, Texas,         Longview Gas Plant Oil Well Gas Purchase
                                                  containing 100 acres more or        Contract dated July 24, 1996, by and between
                                                  less, and being more particularly   ARCO Permian, seller and ARCO Permian, buyer,
                                                  described in that certain Mineral   as amended effective August 13, 1998. (s)
                                                  Deed dated August 4, 1933,
                                                  recorded in Volume 152, Page 289,   AR-105473
                                                  Deed Records, Gregg County, Texas.  Farmout Agreement dated effective February 1,
                                                                                      1996 by and between Atlantic Richfield
                            42-183-000186-00B     A tract of land out of the          Company, Wagner & Brown, Ltd., and C W
                            (Mineral Deed)        William C. Wakeland Survey,         Resources, Inc. (d)
                                                  A-218, Gregg County, Texas,
                                                  containing 100 acres more or        AR-95702
                                                  less, and being more particularly   Farmout Agreement dated February 13, 1990 by
                                                  described in that certain Mineral   and between Atlantic Richfield Company, and C
                                                  Deed dated October 10, 1933,        W Resources, Inc. (d)
                                                  recorded in Volume 152, Page 516,
                                                  Deed Records, Gregg County, Texas.  Private Radio License from Federal
                                                                                      Communications Commission to ARCO
                            42-183-003998-00A     A tract of land out of the          Communications, Inc., dated December 16,
                                                  William C. Wakeland Survey, Gregg   1992, File No. 0000000319451, Call Sign
                                                  County, Texas, containing 100       KNEP883, Frequency 154.47875 MHZ
                                                  acres more or less, and more
                                                  particularly described in that
                                                  certain Oil and Gas Lease dated
                                                  March 30, 1931, recorded in
                                                  Volume 75, Page 449, Deed
                                                  Records, Gregg County, Texas.

                            42-183-003998-00B     A tract of land out of the
                                                  William C. Wakeland Survey, Gregg
                                                  County, Texas, containing 100
                                                  acres more or less, and more
                                                  particularly described in that
                                                  certain Oil and Gas Lease dated
                                                  April 24, 1931, recorded in
                                                  Volume 85, Page 177, Deed
                                                  Records, Gregg County, Texas.

FIELD NAME
PROPERTY NAME                                                                                     DEED
PROPERTY CODE                                                                                     LEASE
ARCO'S INTEREST             ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-183-003998-00C      C. H. Ainsworth, et al  B. R. McLemore         5-12-31     File #    17351
Wilson  (s)
416855100

Glenwood Field
(Cotton Valley)
J. W. Wilson #1 (d)
410006900
(continued)                 42-183-003998-00D      Robert Robertson,       J. K. Lewis, et al     1-2-31      64        147
                                                   et ux






                            42-183-003998-00E      Sidney Wheeler, et ux   Paul D. Smith          2-19-31     70        415







                            42-183-003998-00F      Sidney Wheeler, et al   Paul D. Smith, et al   4-1-31      81        148







                            42-183-003998-00G      George Boyd, et ux      C. M. Beckett          4-3-31      79        222


FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.        DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------  --------------------  ----------------------------------  ----------------------------------------------
East Texas Field            42-183-003998-00C     A tract of land out of the
Wilson  (s)                                       William C. Wakeland Survey, Gregg
416855100                                         County, Texas, containing 100
                                                  acres more or less, and more
Glenwood Field                                    particularly described in that
(Cotton Valley)                                   certain Oil and Gas Lease dated
J. W. Wilson #1 (d)                               May 12, 1931, recorded in File
410006900                                         #17351, Deed Records, Gregg
(continued)                                       County, Texas.

                            42-183-003998-00D     A part of the Wakeland H. R.
                                                  Survey, Gregg County, Texas,
                                                  containing 9 acres more or less,
                                                  and more particularly described
                                                  in that certain Oil and Gas Lease
                                                  dated January 2, 1931, recorded
                                                  in Volume 64, Page 147, Deed
                                                  Records, Gregg County, Texas.

                            42-183-003998-00E     A tract of land out of the
                                                  William C. Wakeland Survey, Gregg
                                                  County, Texas, containing 100
                                                  acres more or less, and more
                                                  particularly described in that
                                                  certain Oil and Gas Lease dated
                                                  February 19, 1931, recorded in
                                                  Volume 70, Page 415, Deed
                                                  Records, Gregg County, Texas.

                            42-183-003998-00F     A tract of land out of the
                                                  William C. Wakeland Survey, Gregg
                                                  County, Texas, containing 100
                                                  acres more or less, and more
                                                  particularly described in that
                                                  certain Oil and Gas Lease dated
                                                  April 1, 1931,  recorded in
                                                  Volume 81, Page 148, Deed
                                                  Records, Gregg County, Texas.

                            42-183-003998-00G     A tract of land out of the
                                                  William C. Wakeland Survey, Gregg
                                                  County, Texas, containing 100
                                                  acres more or less, and more
                                                  particularly described in that
                                                  certain Oil and Gas Lease dated
                                                  April 3, 1931, recorded in Volume
                                                  79, Page 222, Deed Records, Gregg
                                                  County, Texas.

FIELD NAME
PROPERTY NAME                                                                                     DEED
PROPERTY CODE                                                                                     LEASE
ARCO'S INTEREST             ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-183-003998-00H      Frank Wilson, et al     C. M. Beckett          4-8-31      83        88
Wilson  (s)
416855100

Glenwood Field
(Cotton Valley)
J. W. Wilson #1 (d)
410006900
(continued)                 42-183-003998-00I      F. R. Wilson, et al     C. M. Beckett          6-17-31     95        335







                            42-183-003998-00J      Bethie Green, et al     A. G. Griffin          1-29-31     78        429







                            42-183-003998-00K      Harvey Turner, et ux    J. Brown Cutbirth      1-29-31     78        499








                            42-183-003998-00L      Margaret Ansley,        J. Brown Cutbirth      1-29-31     78        497
                                                   et vir

FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.        DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------  --------------------  ----------------------------------  ----------------------------------------------
East Texas Field            42-183-003998-00H     A tract of land out of the
Wilson  (s)                                       William C. Wakeland Survey, Gregg
416855100                                         County, Texas, containing 100
                                                  acres more or less, and more
Glenwood Field                                    particularly described in that
(Cotton Valley)                                   certain Oil, Gas and Mining Lease
J. W. Wilson #1 (d)                               dated April 8, 1931, recorded in
410006900                                         Volume 83, Page 88, Deed Records,
(continued)                                       Gregg County, Texas.

                            42-183-003998-00I     A tract of land out of the
                                                  William C. Wakeland Survey, Gregg
                                                  County, Texas, containing 100
                                                  acres more or less, and more
                                                  particularly described in that
                                                  certain Oil and Gas Lease dated
                                                  June 17, 1931, recorded in Volume
                                                  95, Page 335, Deed Records, Gregg
                                                  County, Texas.

                            42-183-003998-00J     A tract of land out of the
                                                  William C. Wakeland Survey, Gregg
                                                  County, Texas, containing 100
                                                  acres more or less, and more
                                                  particularly described in that
                                                  certain Oil and Gas Lease dated
                                                  January 29, 1931, recorded in
                                                  Volume 78, Page 429, Deed
                                                  Records, Gregg County, Texas.

                            42-183-003998-00K     A tract of land out of the
                                                  William C. Wakeland Survey, Gregg
                                                  County, Texas, containing 100
                                                  acres more or less, and more
                                                  particularly described in that
                                                  certain Oil, Gas and Mining Lease
                                                  dated January 29, 1931, recorded
                                                  in Volume 78, Page 499, Deed
                                                  Records, Gregg County, Texas.

                            42-183-003998-00L     A tract of land out of the
                                                  William C. Wakeland Survey, Gregg
                                                  County, Texas, containing 100
                                                  acres more or less, and more
                                                  particularly described in that
                                                  certain Oil, Gas and Mining Lease
                                                  dated January 29, 1931, recorded
                                                  in Volume 78, Page 497, Deed
                                                  Records, Gregg County, Texas.

FIELD NAME
PROPERTY NAME                                                                                     DEED
PROPERTY CODE                                                                                     LEASE
ARCO'S INTEREST             ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-183-003998-00M      Norman Wilson, et ux    J. Brown Cutbirth      5-14-31     90        208
Wilson  (s)
416855100

Glenwood Field
(Cotton Valley)
J. W. Wilson #1 (d)
410006900
(continued)
                            42-183-003998-00N      Norman Wilson, asm      Mrs. Johnny Bradley    1-13-31     63        375







                            42-183-003998-00O      Susie Williams, Grdn.   B. R. McLemore, et al  5-20-31     File #
                                                                                                              15897






                            42-183-003998-00P      Mahalie Williams,       B. R. McLemore         5-25-31     File #
                                                   et al                                                      17353






                            42-183-003998-00Q      Ledonia Johnson,        H. J. Horstman         5-6-31      84        502
                                                   et vir

FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.        DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------  --------------------  ----------------------------------  ----------------------------------------------
East Texas Field            42-183-003998-00M     A tract of land out of the
Wilson  (s)                                       William C. Wakeland Survey, Gregg
416855100                                         County, Texas, containing 100
                                                  acres more or less, and more
Glenwood Field                                    particularly described in that
(Cotton Valley)                                   certain Oil and Gas Lease dated
J. W. Wilson #1 (d)                               May 14, 1931,  recorded in Volume
410006900                                         90, Page 208, Deed Records, Gregg
(continued)                                       County, Texas.


                            42-183-003998-00N     A tract of land out of the
                                                  William C. Wakeland Survey, Gregg
                                                  County, Texas, containing 100
                                                  acres more or less, and more
                                                  particularly described in that
                                                  certain Oil and Gas Lease dated
                                                  January 13, 1931, recorded in
                                                  Volume 63, Page 375, Deed
                                                  Records, Gregg County, Texas.

                            42-183-003998-00O     A tract of land out of the
                                                  William C. Wakeland Survey, Gregg
                                                  County, Texas, containing 100
                                                  acres more or less, and more
                                                  particularly described in that
                                                  certain Oil, Gas and Mining Lease
                                                  dated May 20, 1931, recorded File
                                                  #15897, Deed Records, Gregg
                                                  County, Texas.

                            42-183-003998-00P     A tract of land out of the
                                                  William C. Wakeland Survey, Gregg
                                                  County, Texas, containing 100
                                                  acres more or less, and more
                                                  particularly described in that
                                                  certain Oil, Gas and Mining Lease
                                                  dated May 25, 1931, recorded File
                                                  #17353, Deed Records, Gregg
                                                  County, Texas.

                            42-183-003998-00Q     A tract of land out of the
                                                  William C. Wakeland Survey, Gregg
                                                  County, Texas, containing 100
                                                  acres more or less, and more
                                                  particularly described in that
                                                  certain Oil and Gas Lease dated
                                                  May 6, 1931, recorded in Volume
                                                  84, Page 502, Deed Records, Gregg
                                                  County, Texas.

FIELD NAME
PROPERTY NAME                                                                                     DEED
PROPERTY CODE                                                                                     LEASE
ARCO'S INTEREST             ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-183-003998-00R      Julia W. White, et vir  H. J. Horstman         5-8-31      81        482
Wilson  (s)
416855100

Glenwood Field
(Cotton Valley)
J. W. Wilson #1 (d)
410006900
(continued)                 42-183-003998-00S      Callie W. Bowen, et al  H. J. Horstman         4-29-31     85        255







                            42-183-003998-00T      Lambert Chaffin, Gdn.   H. J. Horstman         5-6-31      84        501







                            42-183-003998-00U      Lambert Chaffin, et al  H. J. Horstman         4-30-31     83        295







                            42-183-003998-00V      James Sheppard          B. R. McLemore, et al  5-25-31     92        7

FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.        DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------  --------------------  ----------------------------------  ----------------------------------------------
East Texas Field            42-183-003998-00R     A tract of land out of the
Wilson  (s)                                       William C. Wakeland Survey, Gregg
416855100                                         County, Texas, containing 100
                                                  acres more or less, and more
Glenwood Field                                    particularly described in that
(Cotton Valley)                                   certain Oil and Gas Lease dated
J. W. Wilson #1 (d)                               May 8, 1931, recorded Volume 81,
410006900                                         Page 482, Deed Records, Gregg
(continued)                                       County, Texas.

                            42-183-003998-00S     A tract of land out of the
                                                  William C. Wakeland Survey, Gregg
                                                  County, Texas, containing 100
                                                  acres more or less, and more
                                                  particularly described in that
                                                  certain Oil and Gas Lease dated
                                                  April 29, 1931, recorded in
                                                  Volume 85, Page 255, Deed
                                                  Records, Gregg County, Texas.

                            42-183-003998-00T     A tract of land out of the
                                                  William C. Wakeland Survey, Gregg
                                                  County, Texas, containing 100
                                                  acres more or less, and more
                                                  particularly described in that
                                                  certain Oil and Gas Lease dated
                                                  May 6, 1931, recorded in Volume
                                                  84, Page 501, Deed Records, Gregg
                                                  County, Texas.

                            42-183-003998-00U     A tract of land out of the
                                                  William C. Wakeland Survey, Gregg
                                                  County, Texas, containing 100
                                                  acres more or less, and more
                                                  particularly described in that
                                                  certain Oil and Gas Lease dated
                                                  April 30, 1931, recorded in
                                                  Volume 83, Page 295, Deed
                                                  Records, Gregg County, Texas.

                            42-183-003998-00V     A tract of land out of the
                                                  William C. Wakeland Survey, Gregg
                                                  County, Texas, containing 100
                                                  acres more or less, and more
                                                  particularly described in that
                                                  certain Oil and Gas Lease dated
                                                  May 25, 1931, recorded in Volume
                                                  92, Page 7, Deed Records, Gregg
                                                  County, Texas.

FIELD NAME
PROPERTY NAME                                                                                     DEED
PROPERTY CODE                                                                                     LEASE
ARCO'S INTEREST             ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-183-003998-00W      Mogieree Jones Cannon   J. O. Ellinger         5-23-31     86        429
Wilson  (s)
416855100

Glenwood Field
(Cotton Valley)
J. W. Wilson #1 (d)
410006900
(continued)                 42-183-003998-00X      Andrew Jones, et al     J. O. Ehlinger         5-2-31      79        615







                            42-183-003998-00Y      Andrew Jones, et al     J. O. Ehlinger         5-15-31     89        167







                            42-183-003998-00Z      Elisha Williams, et al  Atlantic Oil           6-29-31     90        565
                                                                           Producing Company






                            42-183-003998-0AA      Joe Wheeler             Atlantic Oil           6-29-31     90        567
                                                                           Producing Company
FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.        DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------  --------------------  ----------------------------------  ----------------------------------------------
East Texas Field            42-183-003998-00W     A tract of land out of the
Wilson  (s)                                       William C. Wakeland Survey, Gregg
416855100                                         County, Texas, containing 100
                                                  acres more or less, and more
Glenwood Field                                    particularly described in that
(Cotton Valley)                                   certain Oil and Gas Lease dated
J. W. Wilson #1 (d)                               May 23, 1931, recorded in Volume
410006900                                         86, Page 429, Deed Records, Gregg
(continued)                                       County, Texas.

                            42-183-003998-00X     A tract of land out of the
                                                  William C. Wakeland Survey, Gregg
                                                  County, Texas, containing 100
                                                  acres more or less, and more
                                                  particularly described in that
                                                  certain Oil and Gas Lease dated
                                                  May 2, 1931, recorded in Volume
                                                  79, Page 615, Deed Records, Gregg
                                                  County, Texas.

                            42-183-003998-00Y     A tract of land out of the
                                                  William C. Wakeland Survey, Gregg
                                                  County, Texas, containing 100
                                                  acres more or less, and more
                                                  particularly described in that
                                                  certain Oil and Gas Lease dated
                                                  May 15, 1931,  recorded in Volume
                                                  89, Page 167, Deed Records, Gregg
                                                  County, Texas.

                            42-183-003998-00Z     A tract of land out of the
                                                  William C. Wakeland Survey, Gregg
                                                  County, Texas, containing 100
                                                  acres more or less, and more
                                                  particularly described in that
                                                  certain Oil and Gas Lease dated
                                                  June 29, 1931,  recorded in
                                                  Volume 90, Page 565, Deed
                                                  Records, Gregg County, Texas.

                            42-183-003998-0AA     A tract of land out of the
                                                  William C. Wakeland Survey, Gregg
                                                  County, Texas, containing 100
                                                  acres more or less, and more
                                                  particularly described in that
                                                  certain Oil and Gas Lease dated
                                                  June 29, 1931,  recorded in
                                                  Volume 90, Page 567, Deed
                                                  Records, Gregg County, Texas.

FIELD NAME
PROPERTY NAME                                                                                     DEED
PROPERTY CODE                                                                                     LEASE
ARCO'S INTEREST             ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-183-003998-0AB      Susie Williams, A-I-F   Atlantic Oil           7-30-31     99        217
Wilson  (s)                                                                Producing Company
416855100

Glenwood Field
(Cotton Valley)
J. W. Wilson #1 (d)
410006900
(continued)                 42-183-003998-0AC      John L. Keevil          Paul S. Adams          8-20-31     103       136







                            42-183-003998-0AD      Curley Jones            Atlantic Oil           10-20-31    110       56
                                                                           Producing Company






                            42-183-003998-0AE      Nathaniel Williams      Atlantic Oil           6-22-32     129       528
                                                                           Producing Company






                            42-183-003998-0AF      John C. Robbins, Jr.    Atlantic Oil           11-8-32     139       214
                                                                           Producing Company

FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.        DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------  --------------------  ----------------------------------  ----------------------------------------------
East Texas Field            42-183-003998-0AB     A tract of land out of the
Wilson  (s)                                       William C. Wakeland Survey, Gregg
416855100                                         County, Texas, containing 100
                                                  acres more or less, and more
Glenwood Field                                    particularly described in that
(Cotton Valley)                                   certain Oil and Gas Lease dated
J. W. Wilson #1 (d)                               July 30, 1931,  recorded in
410006900                                         Volume 99, Page 217, Deed
(continued)                                       Records, Gregg County, Texas.

                            42-183-003998-0AC     Two tracts of land out of the
                                                  William C. Wakeland Survey, Gregg
                                                  County, Texas, containing 129.49
                                                  acres more or less, and more
                                                  particularly described in that
                                                  certain Oil and Gas Lease dated
                                                  August 20, 1931, recorded in
                                                  Volume 103, Page 136, Deed
                                                  Records, Gregg County, Texas.

                            42-183-003998-0AD     A tract of land out of the
                                                  William C. Wakeland Survey, Gregg
                                                  County, Texas, containing 100
                                                  acres more or less, and more
                                                  particularly described in that
                                                  certain Oil and Gas Lease dated
                                                  October 20, 1931, recorded in
                                                  Volume 110, Page 56, Deed
                                                  Records, Gregg County, Texas.

                            42-183-003998-0AE     A tract of land out of the
                                                  William C. Wakeland Survey, Gregg
                                                  County, Texas, containing 100
                                                  acres more or less, and more
                                                  particularly described in that
                                                  certain Oil, Gas and Mining Lease
                                                  dated June 22, 1932, recorded in
                                                  Volume 129, Page 528, Deed
                                                  Records, Gregg County, Texas.

                            42-183-003998-0AF     A tract of land out of the
                                                  William C. Wakeland Survey, Gregg
                                                  County, Texas, containing 100
                                                  acres more or less, and more
                                                  particularly described in that
                                                  certain Oil, Gas and Mining Lease
                                                  dated November 8, 1932, recorded
                                                  in Volume 139, Page 214, Deed
                                                  Records, Gregg County, Texas.

FIELD NAME
PROPERTY NAME                                                                                     DEED
PROPERTY CODE                                                                                     LEASE
ARCO'S INTEREST             ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-183-043531-000      C.L. Still, et ux       D. H. Byrd             11-28-30    62        209
C. L. Still (s)
416017700
 .0731% ORRI
(d)
2.658 Acres
28.430 Gross Acres








East Texas Field            None
Tooke "A"                   Small Royalty
413013800                   Interest
 .0014% RI
D. O. 42-183-031066


FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.        DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------  --------------------  ----------------------------------  ----------------------------------------------
East Texas Field            42-183-043531-000     A tract of land containing 28.43    AR-101556
C. L. Still (s)                                   acres, more or less, out of the     Operating Agreement dated December 4, 1931,
416017700                                         John Wilkinson Survey, A-224,       by and between Gulf Production Company,
 .0731% ORRI                                       Gregg County, Texas, and more       Operator, and Byrd-Frost, Inc.,
(d)                                               particularly described in that      Non-Operator. (s/d)
2.658 Acres                                       certain Assignment of Oil and Gas
28.430 Gross Acres                                Lease dated July 1, 1952,           AR-101564
                                                  recorded in Volume 382, Page 424,   Operating Agreement dated September 1, 1964,
                                                  Deed Records, Gregg County, Texas   by and between Tenneco Exploration Company,
                                                                                      Operator, and Continental Oil Company,
                                                                                      Non-Operator. (s/d)

                                                                                      AR-101547
                                                                                      Purchase and Sale Agreement dated November
                                                                                      15, 1982, between Conoco Inc. and Petro-Lewis
East Texas Field                                                                      Corporation. (s/d)
Tooke "A"                   None                  23.1 acres, more or less, out of
413013800                   Small Royalty         the W. G. Painter Survey, Gregg     AR-101548
 .0014% RI                   Interest              County, Texas, being same lands     Joint Operating Agreement dated January 1,
D. O. 42-183-031066                               described as Second Tract in        1983, by and between Conoco Inc. and
                                                  Assignment dated July 6, 1931,      Petro-Lewis Corporation. (s/d)
                                                  Recorded in Volume 119, Page 217
                                                  of Deed Records of Gregg County,    AR-101580
                                                  Texas                               Like-Kind Exchange Agreement dated June 1,
                                                                                      1992, by and between Atlantic Richfield
                                                                                      Company and Conoco Inc. (s/d)

                                                                                      Assignment and Bill of Sale dated February
                                                                                      17, 1989, by and between Conoco and Gene
                                                                                      Powell Investments Inc. (s)

                                                                                      Private Radio License from Federal
                                                                                      Communications Commission to ARCO
                                                                                      Communications, Inc., dated December 16,
                                                                                      1992, File No. 0000000319451, Call Sign
                                                                                      KNEP883, Frequency 154.47875 MHZ

FIELD NAME
PROPERTY NAME                                                                                     DEED
PROPERTY CODE                                                                                     LEASE
ARCO'S INTEREST             ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
Willow Springs Field        42-183-004015-00A      Ross Young, Guardian    Gulf Production        1-31-31     67        531
(Cotton Valley)                                    of the Estate of        Company
A. L. Bacle Gas Unit  (d)                          Lillian Green, et al
416326501
1.839164% ORRI



                            42-183-004015-00B      Arrenva Bacle           B. A. Skipper          4-25-30     4         392







                            42-183-004015-00C      C. G. Glasscock         Gulf Production        11-21-31    115       231
                                                                           Company






                            42-183-004015-00D      Rosa V. Glasscock,      Gulf  Production       11-21-31    115       226
                                                   et vir                  Company
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            None                   Unknown                 Unknown                ---         ---       ---
A. V. Bacle
416856100
D.O. 42-183-030910-000
Operator
Robinett Resources, Inc.
0.530749% RI


FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.        DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------  --------------------  ----------------------------------  ----------------------------------------------
Willow Springs Field        42-183-004015-00A     A tract of land out of the G. W.    AR-95702-004
(Cotton Valley)                                   Hooper Survey, Gregg County,        Declaration of Unitization and Designation of
A. L. Bacle Gas Unit  (d)                         Texas, containing 30.0 acres more   the A. L. Bacle Gas Unit, recorded in Volume
416326501                                         or less, and more particularly      2599, Page 256, Deed Records, Gregg Co.,
1.839164% ORRI                                    described in that certain Oil and   Texas.  (d)
                                                  Gas Lease dated January 31, 1931,
                                                  recorded in Volume 67, Page 531,    AR-95702
                                                  Deed Records, Gregg County, Texas.  Farmout Agreement dated February 13, 1990 by and between Atlantic Richfield Company and C
                            42-183-004015-00B     A tract of land out of the G. W.    W Resources, Inc.  (d)
                                                  Hooper Survey, Gregg County,
                                                  Texas, containing 30.0 acres more
                                                  or less, and more particularly
                                                  described in that certain Oil and
                                                  Gas Lease dated April 25, 1930,
                                                  recorded in Volume 4, Page 392,
                                                  Deed Records, Gregg County, Texas.

                            42-183-004015-00C     A tract of land out of the G. W.
                                                  Hooper Survey, Gregg County,
                                                  Texas, containing 30.0 acres more
                                                  or less, and more particularly
                                                  described in that certain Oil and
                                                  Gas Lease dated November 21,
                                                  1931, recorded in Volume 115,
                                                  Page 231, Deed Records, Gregg
                                                  County, Texas.

                            42-183-004015-00D     A tract of land out of the G. W.
                                                  Hooper Survey, Gregg County,
                                                  Texas, containing 30.0 acres more
                                                  or less, and more particularly
                                                  described in that certain Oil and
                                                  Gas Lease dated November 21,
                                                  1931, recorded in Volume 115,
                                                  Page 226, Deed Records, Gregg
                                                  County, Texas.







--------------------------- --------------------- ----------------------------------- ----------------------------------------------
East Texas Field            None                  7.32 acres, more or less, in the
A. V. Bacle                                       D. Sanches Survey, A-186, Gregg
416856100                                         County, Texas
D.O. 42-183-030910-000
Operator
Robinett Resources, Inc.
0.530749% RI

FIELD NAME
PROPERTY NAME                                                                                     DEED
PROPERTY CODE                                                                                     LEASE
ARCO'S INTEREST             ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            None                   Unknown                 Unknown                ---         ---       ---
R. Christian
412225900
D.O. 42-183-031172-000
Operator
0.56020% RI

--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            No Info.               No Info.                No Info.               ---         ---       ---
Flemister
413521100
D.O. 42-183-030960-000
Operator
M-C Production & Drilling
Company, Inc.
0.005900% RI


--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            No Info.               No Info.                No Info.               ---         ---       ---
F. C. Christian
415345600
D.O. 42-183-030973-000
Operator
Mustang Operating Company
0.196700% RI


--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            No Info.               No. Info.               No. Info.              ---         ---       ---
Dallas Caldwell
416348100
D.O. 42-183-018493-000
Operator
N. P. Powell Estate
0.013146% RI

East Texas Field            No Info.               No Info.                No Info.               ---         ---       ---
Caddie Fisher
415322700
D.O. 42-183-018494-000
Operator
N. P. Powell Estate
0.026292% RI

FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.        DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------  --------------------  ----------------------------------  ----------------------------------------------
East Texas Field            None                  27 acres, more or less, out of
R. Christian                                      the G. W. Hooper Survey, Gregg
412225900                                         County, Texas
D.O. 42-183-031172-000
Operator
0.56020% RI

--------------------------  --------------------  ----------------------------------  ----------------------------------------------
East Texas Field            No Info.              45 acres, more or less, located in
Flemister                                         the G. W. Hooper Survey, Gregg
413521100                                         County, Texas
D.O. 42-183-030960-000
Operator
M-C Production & Drilling
Company, Inc.
0.005900% RI


--------------------------  --------------------  ----------------------------------  ----------------------------------------------
East Texas Field            No Info.              23.2 acres, more or less, out of
F. C. Christian                                   the G. W. Hooper Survey, Gregg
415345600                                         County, Texas
D.O. 42-183-030973-000
Operator
Mustang Operating Company
0.196700% RI


--------------------------  --------------------  ----------------------------------  ----------------------------------------------
East Texas Field            No Info.              51.34 acres, more or less, out of
Dallas Caldwell                                   a 79.09 acre tract in the John
416348100                                         Ruddle Survey, Gregg County, Texas
D.O. 42-183-018493-000
Operator
N. P. Powell Estate
0.013146% RI


--------------------------  --------------------  ----------------------------------  ----------------------------------------------
East Texas Field            No Info.              65.65 acres, more or less, being
Caddie Fisher                                     the East 65.65 acres out of a
415322700                                         148.71 acre tract in the John
D.O. 42-183-018494-000                            Ruddle Survey, Gregg County, Texas
Operator
N. P. Powell Estate
0.026292% RI

FIELD NAME
PROPERTY NAME                                                                                     DEED
PROPERTY CODE                                                                                     LEASE
ARCO'S INTEREST             ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            Unkn                   Unkn                    Unkn                   ---         ---       ---
S. Carr "A"
413269600
D.O. 42-183-018432-000
Operator
CNS Enrgy
 .13021% RI

East Texas Field            Unkn.                  Unkn.                   Unkn.                  ---         --        ---
S. Carr "B"
418573100
D.O. 42-183-018433-000
Operator
Mustang Operating
 .13021% RI

--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            Unkn.                  Unkn.                   Unkn.                  ---         ---       ---
J. A. Whitaker
415368500
D.O. 42-183-018472-000
Operator
4-Sight Operating Company
 .015479% RI

J. A. Whitaker -A-          Unkn.                  Unkn.                   Unkn.                  ---         ---       ---
414564000
D. O. 42-183-018478-000
Operator Unknown
 .015479% RI
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field
M. Lemaire (Small RI)
418989200
 .0391%

FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.        DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------  --------------------  ----------------------------------  ----------------------------------------------
East Texas Field            Unkn                  West 2/3 of South acres of the
S. Carr "A"                                       Sam Carr 112 acre tract, situated
413269600                                         in M. McCurry Survey, based on
D.O. 42-183-018432-000                            Csghd Gas Contract between A. R.
Operator                                          Dillard, as Seller, and Sinclair,
CNS Enrgy                                         as Buyer, dated 7/27/1938, Gregg
 .13021% RI                                        County, Texas

East Texas Field            Unkn.
S. Carr "B"                                       North 16.5 acres of South 33
418573100                                         acres of North 100 acres of Sam
D.O. 42-183-018433-000                            Carr 112 acre tract situated in
Operator                                          M. McCurry Survey, based on Csghd
Mustang Operating                                 Gas Contract between A. R.
 .13021% RI                                        Dillars as Seller and Sinclair as
                                                  Buyer dated 7/27/1938, Gregg
                                                  County, Texas
--------------------------  --------------------  ----------------------------------  ----------------------------------------------
East Texas Field            Unkn.                 N 1/4 of the East 4/14 of a 100
J. A. Whitaker                                    acre tract out of the Charles
415368500                                         Alexander Survey A-10, Gregg
D.O. 42-183-018472-000                            County, Texas
Operator
4-Sight Operating Company
 .015479% RI

J. A. Whitaker -A-          Unkn.
414564000                                         N/2 of the South 3/4 of the East
D. O. 42-183-018478-000                           4/14 of a 100 acre tract out of
Operator Unknown                                  the Charles Alexander Survey
 .015479% RI                                       A-10, Gregg County, Texas
--------------------------  --------------------  ----------------------------------  ----------------------------------------------
East Texas Field                                  25.84 acres out of the H.
M. Lemaire (Small RI)                             Hathaway Survey, Gregg County,
418989200                                         Texas
 .0391%
--------------------------  --------------------  ----------------------------------  ----------------------------------------------

                                   EXHIBIT "A"

 ATTACHED TO AND MADE A PART OF THAT CERTAIN PURCHASE AND SALE AGREEMENT DATED
   EFFECTIVE AS OF OCTOBER 1, 1999, BY AND BETWEEN ATLANTIC RICHFIELD COMPANY
              (ARCO) AND FUTURE ACQUISITION 1995, LTD. (PURCHASER)

 IN ADDITION TO ANY OTHER DEPTH LIMITATIONS EXPRESSED HEREIN, IT IS THE EXPRESS
   INTENTION TO LIMIT THE DESCRIPTIONS OF ARCO'S INTEREST (IF ANY), FROM THE
          SURFACE DOWN TO THE BASE OF THE DEEPEST PRODUCING FORMATION


RUSK COUNTY

FIELD NAME
PROPERTY NAME                                                                                     DEED
PROPERTY CODE                                                                                     LEASE
ARCO'S INTEREST             ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-401-056611-000      Abe Holt and Mary       W. P. Chandler         9-10-30     150       153
Abe Holt (s)                                       Holt, et al
416666300
100% WI
71.0227% NRI

Abe Holt "B" (s)
414231400
100% WI
87.5% NRI

South Kilgore Unit (s)
417539500
97.659398% WI
83.460188% NRI

FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.         DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------  --------------------   ----------------------------------  ---------------------------------------------
East Texas Field            42-401-056611-000      A tract of land out of the Daniel   AR-105213
Abe Holt (s)                                       Clark Survey, Rusk County, Texas,   Acreage Exchange Agreement dated effective
416666300                                          containing 68.84 acres more or      April 1, 1995 by and between Paloma Partners,
100% WI                                            less, and more particularly         Ltd. and Atlantic Richfield Company. (s)
71.0227% NRI                                       described in that certain Oil and
                                                   Gas Lease dated September 10,       AR-105265-000
Abe Holt "B" (s)                                   1930, recorded in Volume 150,       Purchase and Sale Agreement dated October 6,
414231400                                          Page 153, Deed Records, Rusk        1995 by and between East Texas Gathering
100% WI                                            County, Texas.                      Company, Atlantic Richfield Company, Sun Pipe
87.5% NRI                                                                              Line Company and Sun Company, Inc. (s)
                                                   ONLY INSOFAR AS THE LEASE COVERS
South Kilgore Unit (s)                             THE RIGHTS FROM THE SURFACE TO      AR-105265-001
417539500                                          THE WOODBINE FORMATION AND          Crude Oil Buy/Sell Contract dated effective
97.659398% WI                                      PREFERENTIAL RIGHTS BELOW THE       December 1, 1995 by and between ARCO Permian
83.460188% NRI                                     BASE OF THE WOODBINE UNDER THE      and Sun Company, Inc. (s)
                                                   ABE HOLT "B" ONLY.
                                                                                       AR-105875
                                                                                       South Kilgore Unit and Unit Operating
                                                                                       Agreement dated effective May 1, 1997,
                                                                                       Atlantic Richfield Company, Operator. (s)

                                                                                       AR-105229
                                                                                       Salt Water Agreement
                                                                                       Permanent Water Contract dated September 25,
                                                                                       1935 from Mattie Bean to J. Beren.
                                                                                       Permanent Water Contract dated November 12,
                                                                                       1935 from Mattie Bean to J. Beren.
                                                                                       Permanent Water Contract dated June 3, 1936
                                                                                       from Mary Holt to J. Beren (AR-105230-001,
                                                                                       002 and 003) (s)

                                                                                       AR-105228
                                                                                       Farmout Agreement dated May 11, 1932 by and
                                                                                       between Max Rubin, J. Beren and Shell
                                                                                       Petroleum Corporation. (s)

FIELD NAME
PROPERTY NAME                                                                                     DEED
PROPERTY CODE                                                                                     LEASE
ARCO'S INTEREST             ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
Continued from above        Continued from above   Continued from above    Continued from above   Continued   from      above
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------


FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.         DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------  --------------------   ----------------------------------  ---------------------------------------------
Continued from above        Continued from above   Continued from above                AR-105414-001
                                                                                       Operating Agreement dated effective June 1,
                                                                                       1980 by and between Gibson Drilling Company,
                                                                                       Operator, and James H. Merritt, et al,
                                                                                       Non-Operator. (s)

                                                                                       AR-105583
                                                                                       Longview Gas Plant Gas Purchase Contract
                                                                                       dated November 1, 1997 by and between ARCO
                                                                                       Permian, Seller, and ARCO Permian, Buyer,
                                                                                       amended August 25, 1998. (s/d)

                                                                                       Private Radio License from Federal
                                                                                       Communications Commission to ARCO
                                                                                       Communications, Inc., dated December 16,
                                                                                       1992, File No. 000000319451, Call Sign
                                                                                       KNEP883, Frequency 154.47875 MHZ

FIELD NAME
PROPERTY NAME                                                                                     DEED
PROPERTY CODE                                                                                     LEASE
ARCO'S INTEREST             ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-401-056616-00A      C. O. Christian, Jr.    Bargo Energy Company   5-19-94     1875      686
C. O. Christian "B" (s)
412795100
100% WI
80.0% NRI


South Kilgore Unit (s)      42-401-056616-00B      Doris Christian Rea     Bargo Energy Company   5-19-94     1875      684
417539500
97.659398% WI
83.460188% NRI












                            42-401-056616-00C      Randall G. Rea, IE of   Bargo Energy Company   5-19-94     1872      629
                                                   the Estate of Patsy
                                                   C. McCrory
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-401-000861-000      Wildman Petroleum       Argo Royalty Company   1-30-32     212       173
Christian "C"               (Mineral Deed)         Corporation
#24202 (28667-000)
410495100
 .3906% RI


FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.         DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------  --------------------   ----------------------------------  ---------------------------------------------
East Texas Field            42-401-056616-00A      A tract of land out of the Daniel   AR-105213
C. O. Christian "B" (s)                            Clark Survey, Rusk County, Texas,   Acreage Exchange Agreement dated effective
412795100                                          containing 64.5 acres more or       April 1, 1995 by and between Paloma Partners,
100% WI                                            less, and more particularly         Ltd. and Atlantic Richfield Company. (s)
80.0% NRI                                          described in that certain
                                                   Memorandum of Oil and Gas Lease     AR-105875
                                                   dated May 19, 1994, recorded in     South Kilgore Unit and Unit Operating
                                                   Volume 1875, Page 686, Deed         Agreement dated effective May 1, 1997,
                                                   Records, Rusk County, Texas.        Atlantic Richfield Company, Operator. (s)

                                                   ONLY INSOFAR AS LEASES COVER        AR-105583
                                                   RIGHTS FROM THE SURFACE TO THE      Longview Gas Plant Gas Purchase Contract
                                                   BASE OF THE WOODBINE FORMATION.     dated November 1, 1997 by and between ARCO
                                                                                       Permian, Seller, and ARCO Permian, Buyer,
South Kilgore Unit (s)      42-401-056616-00B      A tract of land out of the Daniel   amended August 25, 1998. (s/d)
417539500                                          Clark Survey, Rusk County, Texas,
97.659398% WI                                      containing 64.5 acres more or       Private Radio License from Federal
83.460188% NRI                                     less, and more particularly         Communications Commission to ARCO
                                                   described in that certain           Communications, Inc., dated December 16,
                                                   Memorandum of Oil and Gas Lease     1992, File No. 0000000319451, Call Sign
                                                   dated May 19, 1994, recorded in     KNEP883, Frequency 154.47875 MHZ
                                                   Volume 1875, Page 684, Deed
                                                   Records, Rusk County, Texas.

                                                   ONLY INSOFR AS LEASES COVER
                                                   RIGHTS FROM THE SURFACE TO THE
                                                   BASE OF THE WOODBINE FORMATION.

                            42-401-056616-00C      A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 64.5 acres more or
                                                   less, and more particularly
                                                   described in that certain
                                                   Memorandum of Oil and Gas Lease
                                                   dated May 19, 1994, recorded in
                                                   Volume 1872, Page 629, Deed
                                                   Records, Rusk County, Texas.

                                                   ONLY INSOFAR AS LEASES COVER
                                                   RIGHTS FROM THE SURFACE TO THE
                                                   BASE OF THE WOODBINE FORMATION.

--------------------------  --------------------   ----------------------------------  ---------------------------------------------
East Texas Field            42-401-000861-000      A tract of land being a part of     Oil, Gas and Mineral Lease dated December 18,
Christian "C"               (Mineral Deed)         the W. W. Simms Survey, Rusk        1930 recorded in Volume 157, Page 583, Deed
#24202 (28667-000)                                 County, Texas, and more             Records, Rusk County, Texas.
410495100                                          particularly described by metes
 .3906% RI                                          and bounds in that certain
                                                   Mineral Deed dated January 30,
                                                   1932, recorded in Volume 212,
                                                   Page 173, Deed Records, Rusk
                                                   County, Texas.

FIELD NAME
PROPERTY NAME                                                                                     DEED
PROPERTY CODE                                                                                     LEASE
ARCO'S INTEREST             ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-401-056697-00A      Drayton Jones and       R. H. Sowell           12-19-30    164       49
Jones, D. /Merrit-Jones (s) 42-401-056698-00A      wife, Dora Jones;
418840300                                          Lillie Roberson, and
83.125% WI                                         husband, Hosea
72.7343% NRI                                       Roberson; Opal Gene
                                                   Givens; Venia Sherow
D. Jones/Tallal-Jones (s)                          and husband, Thordia
4188501000                                         Sherow; Jessie
100.0% WI                                          Blackman, wife of
75.0% NRI                                          Tootsom Blackman,
                                                   Deceased
South Kilgore Unit (s)
417539500                   42-401-056697-00B      Opal Gene Givens, a     B. G.Beckam            2-6-31      181       1
97.659398% WI               42-401-056698-00B      feme sole, and T. J.
83.460188% NRI                                     Givens




                            42-401-056697-00C      Opal Gene Givens, a     J. H. Merritt          8-14-35     271       436
                            42-401-056698-00C      feme sole, and T. J.
                                                   Givens




                            42-401-056697-00D                              E. W. Merritt          10-20-34    257       144
                            42-401-056698-00D       Oscar Askew



FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.         DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------  --------------------   ----------------------------------  ---------------------------------------------
East Texas Field            42-401-056697-00A      A tract of land out of the Daniel   AR-105414-001
Jones, D. /Merrit-Jones (s) 42-401-056698-00A      Clark Survey, A-162, Rusk County,   Operating Agreement dated effective June 1,
418840300                                          Texas, containing 13.72 acres       1980 by and between Gibson Drilling Company,
83.125% WI                                         more or less, and more              Operator,  and James H. Merritt, et al,
72.7343% NRI                                       particularly described in           Non-Operator.  (s)
                                                   Leasehold Partition dated 2-6-35
D. Jones/Tallal-Jones (s)                          as tracts 2, 3 & 4 recorded Vol.    AR-105875
4188501000                                         262, Page 52, Deed Records, Rusk    South Kilgore Unit and Unit Operating
100.0% WI                                          County, Texas.                      Agreement dated effective May 1, 1997,
75.0% NRI                                                                              Atlantic Richfield Company, Operator. (s)

                                                                                       AR-105583
South Kilgore Unit (s)      42-401-056697-00B      A tract of land out of the Daniel   Longview Gas Plant Gas Purchase Contract
417539500                   42-401-056698-00B      Clark Survey, A-162, Rusk County,   dated November 1, 1997 by and between ARCO
97.659398% WI                                      Texas, containing 13.72 acres       Permian, Seller, and ARCO Permian, Buyer,
83.460188% NRI                                     more or less, and more              amended August 25, 1998. (s/d)
                                                   particularly described in
                                                   Leasehold Partition dated 2-6-35    Private Radio License from Federal
                                                   as tracts 2, 3 & 4 recorded Vol.    Communications Commission to ARCO
                                                   262, Page 52, Deed Records, Rusk    Communications, Inc., dated December 16,
                                                   County, Texas.                      1992, File No. 0000000319451, Call Sign
                                                                                       KNEP883, Frequency 154.47875 MHZ

                            42-401-056697-00C      A tract of land out of the Daniel
                            42-401-056698-00C      Clark Survey, A-162, Rusk County,
                                                   Texas, containing 13.72 acres
                                                   more or less, and more
                                                   particularly described in
                                                   Leasehold Partition dated 2-6-35
                                                   as tracts 2, 3 & 4 recorded Vol.
                                                   262, Page 52, Deed Records, Rusk
                                                   County, Texas.

                            42-401-056697-00D      A tract of land out of the Daniel
                            42-401-056698-00D      Clark Survey, A-162, Rusk County,
                                                   Texas, containing 13.72 acres
                                                   more or less, and more
                                                   particularly described in
                                                   Leasehold Partition dated 2-6-35
                                                   as tracts 2, 3 & 4 recorded Vol.
                                                   262, Page 52, Deed Records, Rusk
                                                   County, Texas.

                                                   ONLY INSOFAR AS LEASES COVER
                                                   RIGHTS FROM THE SURFACE TO THE
                                                   BASE OF THE WOODBINE FORMATION

FIELD NAME
PROPERTY NAME                                                                                     DEED
PROPERTY CODE                                                                                     LEASE
ARCO'S INTEREST             ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-401-056697-00E      Opal Gene Givens, a     J. H. Merrit           9-24-34     254       607
Jones, D. /Merrit-Jones (s) 42-401-056698-00E      feme sole, and T. J.
418840300                                          Givens

D. Jones/Tallal-Jones (s)
4188501000

South Kilgore Unit (s)
417539500                   42-401-056697-00F      Oscar Smith and wife,   J. H. Merritt          11-30-35    276       495
(continued)                 42-401-056698-00F      Opal Gene Smith,
                                                   formerly Opal Gene
                                                   Givens




                            42-401-056697-00G      G. W. Morgan, et al     R. H. Sowell           7-9-36      293       351
                            42-401-056698-00G

--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-401-006262-000      D.F. Giles, et al       Van McPhail            9-9-30      151       542
Giles "C" Well No. 1-C  (s)
41081161C
12.5%  ORRI
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-401-000858-000      Ralph A. Johnston       Argo Royalty Company   10-6-31     189       355
J. F. Mason (21)            (Mineral Deed)
410762400
1.3540% RI

FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.         DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------  --------------------   ----------------------------------  ---------------------------------------------
East Texas Field            42-401-056697-00E      A tract of land out of the Daniel
Jones, D. /Merrit-Jones (s) 42-401-056698-00E      Clark Survey, A-162, Rusk County,
418840300                                          Texas, containing 13.72 acres
                                                   more or less, and more
D. Jones/Tallal-Jones (s)                          particularly described in
4188501000                                         Leasehold Partition dated 2-6-35
                                                   as tracts 2, 3 & 4 recorded Vol.
South Kilgore Unit (s)                             262, Page 52, Deed Records, Rusk
417539500                                          County, Texas.
(continued)
                            42-401-056697-00F      A tract of land out of the Daniel
                            42-401-056698-00F      Clark Survey, A-162, Rusk County,
                                                   Texas, containing 13.72 acres
                                                   more or less, and more
                                                   particularly described in
                                                   Leasehold Partition dated 2-6-35
                                                   as tracts 2, 3 & 4 recorded Vol.
                                                   262, Page 52, Deed Records, Rusk
                                                   County, Texas.

                            42-401-056697-00G      A tract of land out of the Daniel
                            42-401-056698-00G      Clark Survey, A-162, Rusk County,
                                                   Texas, containing 13.72 acres
                                                   more or less, and more
                                                   particularly described in
                                                   Leasehold Partition dated 2-6-35
                                                   as tracts 2, 3 & 4 recorded Vol.
                                                   262, Page 52, Deed Records, Rusk
                                                   County, Texas.


                                                   ONLY INSOFAR AS LEASES COVER
                                                   RIGHTS FROM THE SURFACE TO THE
                                                   BASE OF THE WOODBINE FORMATION.
--------------------------  --------------------   ---------------------------------- ----------------------------------------------
East Texas Field            42-401-006262-000      Two tracts of land out of the M.
Giles "C" Well No. 1-C  (s)                        J. Pru Survey, Rusk County,
41081161C                                          Texas, containing 121 acres more
12.5%  ORRI                                        or less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated September 9,
                                                   1930, recorded in Volume 151,
                                                   Page 542, Deed Records, Rusk
                                                   County, Texas.
--------------------------  --------------------   ---------------------------------- ----------------------------------------------
East Texas Field            42-401-000858-000      A tract of land out of the J. B.    Oil, Gas and Mineral Lease dated October 31,
J. F. Mason (21)            (Mineral Deed)         Cadena League, Rusk County,         1929, recorded in Volume 140, Page 600, Deed
410762400                                          Texas, and more particularly        Records, Rusk County, Texas.
1.3540% RI                                         described in that certain Mineral
                                                   Deed dated October 6, 1931,
                                                   recorded in Volume 189, Page 355,
                                                   Deed Records, Rusk County, Texas.

FIELD NAME
PROPERTY NAME                                                                                     DEED
PROPERTY CODE                                                                                     LEASE
ARCO'S INTEREST             ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
Jared Field                 42-401-000051-001      W. H. McCord, et ux,    R. M. Weaver, Jr.      11-2-29     145       301
(Rodessa)                                          Mary E. (Lizzie)
J. M. Price #1 (d)                                 McCord
415719200
0.2538% ORRI

Let Field
(Travis Peak)
Mason Heirs #1 (d)
415031700
1.565% RI
17.5% ORRI BPO
20.0% ORRI APO

Jared Field
(Rodessa)
Mason #1 Gas Unit (d)
415029500
1.565% RI
17.5% ORRI BPO
20.0% ORRI APO


--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-401-000851-000      James C. Nelson         Argo Royalty Company   2-6-31      167       381
J. R. Beall                 (Mineral Deed)
410433100
 .3906% RI

FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.         DESCRIPTION OF LANDS               SUBJECT TO:
--------------------------  --------------------   ---------------------------------- ----------------------------------------------
Jared Field                 42-401-000051-001      A tract of land out of the Juana    AR-95707
(Rodessa)                                          Berger DeCadena League, Rusk        Farmout Agreement dated April 3, 1990 by and
J. M. Price #1 (d)                                 County, Texas, and more             between Atlantic Richfield Company and Gene
415719200                                          particularly described in that      Powell Investments, Inc.
0.2538% ORRI                                       certain Oil and Gas Lease dated
                                                   November 2, 1929, recorded in       AR-100503
Let Field                                          Volume 145, Page 301, Deed          Limited Sublease of Oil, Gas and Mineral
(Travis Peak)                                      Records, Rusk County, Texas.        Lease dated March 13, 1992 by and between
Mason Heirs #1 (d)                                                                     Atlantic Richfield Company and Triple J
415031700                                                                              Investments, Inc.  recorded in Volume 1769,
1.565% RI                                                                              Page 759, Land Records, Rusk County, Texas.
17.5% ORRI BPO                                                                         (d)
20.0% ORRI APO
                                                                                       AR-101621
Jared Field                                                                            Purchase and Sale Agreement effective January
(Rodessa)                                                                              1, 1993 by and between Atlantic Richfield
Mason #1 Gas Unit (d)                                                                  Company and Madera Production Company.  (s)
415029500
1.565% RI                                                                              AR-95707
17.5% ORRI BPO                                                                         Farmout Agreement dated April 3, 1990 by and
20.0% ORRI APO                                                                         between Atlantic Richfield Company and Gene
                                                                                       Powell Investments, Inc.  (d)

                                                                                       Unit Declaration filed April 12, 1990 in
                                                                                       Volume 1684, Page 307, Deed Records, Rusk
                                                                                       County, Texas
                                                                                       (J.M. Price #1) (d)





--------------------------  --------------------   ---------------------------------- ----------------------------------------------
East Texas Field            42-401-000851-000      A tract of land out of the Wm. P.
J. R. Beall                 (Mineral Deed)         Chisum Survey, Gregg and Rusk
410433100                                          Counties, Texas, containing 180
 .3906% RI                                          acres more or less, and more
                                                   particularly described by metes
                                                   and bounds in that certain
                                                   Mineral Deed dated February 6,
                                                   1931, recorded in Volume 167,
                                                   Page 381, Deed Records, Rusk
                                                   County, Texas.

FIELD NAME
PROPERTY NAME                                                                                     DEED
PROPERTY CODE                                                                                     LEASE
ARCO'S INTEREST             ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-401-056617-00A      Bessie M. & Booker T.   Natural Petroleum      11-17-34    257       344
John Henderson  (s)                                Mayfield, husband and   Company
417778900                                          wife
100% WI
87.500% NRI

South Kilgore Unit (s)
417539500
97.659398% WI               42-401-056617-00B      Minnie Holt, joined     Natural Petroleum      11-17-34    257       327
83.460188% NRI                                     by her husband, Lovie   Company
                                                   Holt; John Henderson;
                                                   Bennie M. Henderson;
                                                   Albert Henderson;
                                                   Arlena Henderson, a
                                                   feme sole
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-401-000853-000      M. C. DeGuerin and      Argo Royalty Company   5-1-31      171       630
M. C. DeGuerin (22)         (Mineral Deed)         wife, Mrs. Maude
410533800                                          DeGuerin
1.5625% RI

M. C. DeGuerin
417260400
1.5625% RI

FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.         DESCRIPTION OF LANDS               SUBJECT TO:
--------------------------  --------------------   ---------------------------------- ----------------------------------------------
East Texas Field            42-401-056617-00A      A tract of land, containing 50      AR-105213
John Henderson  (s)                                acres more or less, out of the      Acreage Exchange Agreement dated effective
417778900                                          Daniel Clark Survey, A-162, Rusk    April 1, 1995 by and between Paloma Partners,
100% WI                                            County, Texas, and more             Ltd. and Atlantic Richfield Company. (s)
87.500% NRI                                        particularly described by metes
                                                   and bounds in Oil and Gas Lease     AR-105583
South Kilgore Unit (s)                             dated November 17, 1934, recorded   Longview Gas Plant Gas Purchase Contract
417539500                                          in Volume 257, Page 344, Deed       dated November 1, 1997 by and between ARCO
97.659398% WI                                      Records, Rusk County, Texas.        Permian, Seller, and ARCO Permian, Buyer.
83.460188% NRI                                                                         (s/d)
                            42-401-056617-00B      A tract of land out of the Daniel
                                                   Clark Survey, A-162, Rusk County,   AR-105265-001
                                                   Texas, and more particularly        Crude Oil Buy/Sell Contract dated effective
                                                   described by metes and bounds in    December 1, 1995 by and between ARCO Permian
                                                   Oil and Gas Lease dated November    and Sun Company, Inc. (s)
                                                   17, 1934, recorded in Volume 257,
                                                   Page 327, Deed Records, Rusk        AR-105265-000
                                                   County, Texas.                      Purchase and Sale Agreement dated October 6,
                                                                                       1995 by and between East Texas Gathering
                                                   ONLY INSOFAR AS LEASES COVER THE    Company, Atlantic Richfield Company, Sun Pipe
                                                   RIGHTS FROM THE SURFACE TO THE      Line Company and Sun Company, Inc. (s)
                                                   BASE OF THE WOODBINE FORMATION.
                                                                                       AR-105875
                                                                                       South Kilgore Unit and Unit Operating
                                                                                       Agreement dated effective May 1, 1997,
                                                                                       Atlantic Richfield Company, Operator. (s)

                                                                                       Private Radio License from Federal
                                                                                       Communications Commission to ARCO
                                                                                       Communications, Inc., dated December 16,
                                                                                       1992, File No. 0000000319451, Call Sign
                                                                                       KNEP883, Frequency 154.47875 MHZ

--------------------------- ---------------------- ----------------------------------- ---------------------------------------------
East Texas Field            42-401-000853-000      A tract of land being a part of
M. C. DeGuerin (22)         (Mineral Deed)         the J. B. Cadena League, Rusk
410533800                                          County, Texas, containing 158.0
1.5625% RI                                         acres more or less, and being
                                                   more particularly described in
M. C. DeGuerin                                     that certain Deed dated May 1,
417260400                                          1931, recorded in Volume 171,
1.5625% RI                                         Page 630, Deed Records, Rusk
                                                   County, Texas.

FIELD NAME
PROPERTY NAME                                                                                     DEED
PROPERTY CODE                                                                                     LEASE
ARCO'S INTEREST             ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-401-056618-000      Major Kennedy, et ux    G. W. Hindman          9-13-30     152       259
M. Kennedy  (s)
417535200
100% WI
87.50% NRI

South Kilgore Unit (s)
417539500
97.659398% WI
83.460188% NRI


FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.         DESCRIPTION OF LANDS               SUBJECT TO:
--------------------------  --------------------   ---------------------------------- ----------------------------------------------
East Texas Field            42-401-056618-000      A tract of land out of the Daniel   AR-105213
M. Kennedy  (s)                                    Clark Survey, Rusk County, Texas,   Exchange Agreement dated April 20, 1995 by
417535200                                          containing 20.0 acres more or       and between Atlantic Richfield Company and
100% WI                                            less, and more particularly         Paloma Partners, Ltd. (s)
87.50% NRI                                         described in that certain Oil and
                                                   Gas Lease dated September 13,       AR-33093
South Kilgore Unit (s)                             1930, recorded in Volume 152,       Electric Service Contract dated June 24, 1969
417539500                                          Page 259, Deed Records, Rusk        by and between Southwestern Electric Power
97.659398% WI                                      County, Texas.                      Company and Atlantic Richfield Company. (s)
83.460188% NRI
                                                   ONLY INSOFAR AS THE LEASE COVERS    AR-64597
                                                   THE RIGHTS FROM THE SURFACE DOWN    Salt Water Disposal Agreement dated June 28,
                                                   TO THE BASE OF THE WOODBINE         1982, by and between ARCO Oil and Gas Company
                                                   FORMATION.                          and East Texas Salt Water Disposal Company.

                                                                                       Agreement dated December 14, 1992 and
                                                                                       recorded in Volume 1838, Page 787, Deed
                                                                                       Records, Rusk County, Texas., by and between
                                                                                       M.A.S. Operators Company and I. B. Beren.

                                                                                       AR-105583
                                                                                       Longview Gas Plant Gas Purchase Contract
                                                                                       dated November 1, 1997 by and between ARCO
                                                                                       Permian, Seller, and ARCO Permian, Buyer,
                                                                                       amended August 25, 1998. (s/d)

                                                                                       AR-105875
                                                                                       South Kilgore Unit and Unit Operating
                                                                                       Agreement dated effective May 1, 1997,
                                                                                       Atlantic Richfield Company, Operator. (s)

                                                                                       Private Radio License from Federal
                                                                                       Communications Commission to ARCO
                                                                                       Communications, Inc., dated December 16,
                                                                                       1992, File No. 0000000319451, Call Sign
                                                                                       KNEP883, Frequency 154.47875 MHZ

FIELD NAME
PROPERTY NAME                                                                                     DEED
PROPERTY CODE                                                                                     LEASE
ARCO'S INTEREST             ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-401-000045-001      Major Kennedy, et ux    R. W. Weaver, Jr.      10-7-30     152       399
Major Kennedy "B"  (s)
414492900
100% WI
87.5% NRI













Major Kennedy "C"  (s)      42-401-000045-001      Major Kennedy, et ux    R. W. Weaver, Jr       10-7-30     152       399
414494500
100% WI
87.5% NRI

Major Kennedy "D"  (s)
414496100
100% WI
87.5% NRI

South Kilgore Unit (s)
417539500
97.659398% WI
83.460188% NRI


FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.         DESCRIPTION OF LANDS               SUBJECT TO:
--------------------------  --------------------   ---------------------------------- ----------------------------------------------
East Texas Field            42-401-000045-001      A tract of land out of the Daniel   AR-105265-001
Major Kennedy "B"  (s)                             Clark Survey, Rusk County, Texas,   Crude Oil Buy/Sell Contract dated effective
414492900                                          containing 100 acres, more or       December 1, 1995 by and between ARCO Permian
100% WI                                            less, described as beginning at a   and Sun Company, Inc. (s)
87.5% NRI                                          point on the North line of said
                                                   Daniel Clark Susrvey, 3292' West    AR-105265-000
                                                   of the NE/corner of said Survey;    Purchase and Sale Agreement dated October 6,
                                                   Thence West with said survey line   1995 by and between East Texas Gathering
                                                   1306.5 vrs. to the NW/corner of     Company, Atlantic Richfield Company, Sun Pipe
                                                   the Daniel Clark Survey; Thence     Line Company and Sun Company, Inc.  (s)
                                                   South with the West boundary line
                                                   of the survey 643'; Thence Eat      Private Radio License from Federal
                                                   3,646'; Thence N 1 degrees E 643'   Communications Commission to ARCO
                                                   to the place of beginning; being    Communicatioins, Inc., dated December 16,
                                                   part of the same land conveyed by   1992, File No. 0000000319451, Call Sign
                                                   J. S. Bean, et ux to Major          KNEP883, Frequency 154.47875 MHZ
                                                   Kennedy by deed dated 11/1/27,
                                                   recorded in Vol. 137, Page 265 of   AR-105213
                                                   the Deed Records of Rusk County.    Acreage Exchange Agreement dated effective
                                                                                       April 1, 1995 by and between Paloma Partners,
                                                                                       Ltd. and Atlantic Richfield Company.  (s)

Major Kennedy "C"  (s)      42-401-000045-001      A tract of land out of the Daniel
414494500                                          Clark Survey, Rusk County, Texas,   AR-82521
100% WI                                            containing 106.6 acres more or      Casing Leak Allowable Transfer dated
87.5% NRI                                          less, and more particularly         effective October 1, 1986 by and between
                                                   described in that certain Oil and   Atlantic Richfield Company and 4-Sight
Major Kennedy "D"  (s)                             Gas Lease dated October 7, 1930,    Operating Company, Inc.  (s)
414496100                                          recorded in Volume 152, Page 399,
100% WI                                            Deed Records, Rusk County, Texas.   AR-82513
87.5% NRI                                                                              Purchase and Sale Agreement dated effective
                                                   ONLY INSOFAR AS LEASE COVERS THE    October 1, 1986 by and between Atlantic
South Kilgore Unit (s)                             RIGHTS FROM THE SURFACE TO THE      Richfield Company and 4-Sight Operating
417539500                                          BASE OF THE WOODBINE FORMATION      Company, Inc.  (s)
97.659398% WI
83.460188% NRI                                                                         AR-105875
                                                                                       South Kilgore Unit and Unit Operating
                                                                                       Agreement dated effective May 1, 1997,
                                                                                       Atlantic Richfield Company, Operator. (Except
                                                                                       Major Kennedy "B") (s)

                                                                                       AR-98412
                                                                                       Longview Gas Plant Gas Purchase Contract
                                                                                       dated January 1, 1997, by and between ARCO
                                                                                       Permian, Seller and ARCO Permian, Buyer, as
                                                                                       amended effective August 1, 1998 (applies to
                                                                                       Major Kennedy "B" only)

                                                                                       AR-105583
                                                                                       Longview Gas Plant Gas Purchase Contract
                                                                                       dated November 1, 1997 by and between ARCO
                                                                                       Permian, Seller, and ARCO Permian, Buyer,
                                                                                       amended August 25, 1998.  (s/d)

FIELD NAME
PROPERTY NAME                                                                                     DEED
PROPERTY CODE                                                                                     LEASE
ARCO'S INTEREST             ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-401-000045-00B      G. W. Morgan            Sinclair Oil Corp.     5-29-39     330       633
Major Kennedy "C"  (s)
414494500
100% WI
87.5% NRI

South Kilgore Unit (s)
417539500
97.659398% WI               42-401-000045-00C      Savannah Butts,         Webb Kennedy           5-29-39     329       367
83.460188% NRI                                     et vir Levy Butts






                            42-401-000045-00D      Emma Montgomery,        Webb Kennedy           5-29-39     329       370
                                                   et vir






                            42-401-000045-00E      Arthur Kennedy          Webb Kennedy           5-29-39     329       365


FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.         DESCRIPTION OF LANDS               SUBJECT TO:
--------------------------  --------------------   ---------------------------------- ----------------------------------------------
East Texas Field            42-401-000045-00B      A tract of land out of the Daniel   AR-105265-001
Major Kennedy "C"  (s)                             Clark Survey, Gregg County,         Crude Oil Buy/Sell Contract dated effective
414494500                                          Texas, containing 20.0 acres more   December 1, 1995 by and between ARCO Permian
100% WI                                            or less, and more particularly      and Sun Company, Inc. (s)
87.5% NRI                                          described in that certain Oil and
                                                   Gas Lease dated May 29, 1939,       AR-105265-000
South Kilgore Unit (s)                             recorded in Volume 330, Page 633,   Purchase and Sale Agreement dated October 6,
417539500                                          Deed Records, Rusk County, Texas.   1995 by and between East Texas Gathering
97.659398% WI                                                                          Company, Atlantic Richfield Company, Sun Pipe
83.460188% NRI              42-401-000045-00C      A tract of land out of the Daniel   Line Company and Sun Company, Inc. (s)
                                                   Clark Survey, Gregg County,
                                                   Texas, containing 20.0 acres more   AR-105213
                                                   or less, and more particularly      Acreage Exchange Agreement dated effective
                                                   described in that certain Oil and   April 1, 1995 by and between Paloma Partners,
                                                   Gas Lease dated May 29, 1939,       Ltd. and Atlantic Richfield Company. (s)
                                                   recorded in Volume 329, Page 367,
                                                   Deed Records, Rusk County, Texas.   AR-82513
                                                                                       Purchase and Sale Agreement dated effective
                            42-401-000045-00D      A tract of land out of the Daniel   October 1, 1986 by and between Atlantic
                                                   Clark Survey, Gregg County,         Richfield Company and 4-Sight Operating
                                                   Texas, containing 20.0 acres more   Company, Inc. (s)
                                                   or less, and more particularly
                                                   described in that certain Oil and   AR-82521
                                                   Gas Lease dated May 29, 1939,       Casing Leak Allowable Transfer effective
                                                   recorded in Volume 329, Page 370,   October 1, 1986 by and between Atlantic
                                                   Deed Records, Rusk County, Texas.   Richfield Company and 4-Sight Operating
                                                                                       Company, Inc. (s)
                            42-401-000045-00E      A tract of land out of the Daniel
                                                   Clark Survey, Gregg County, Texas   AR-105875
                                                   containing 20.0 acres more or       Unit Agreement (South Kilgore Unit) dated
                                                   less, and more particularly         effective May 1, 1997, Atlantic Richfield
                                                   described in that certain Oil and   Company, Operator. (s)
                                                   Gas Lease dated May 29, 1939,
                                                   recorded in Volume 329, Page 365,
                                                   Deed Records, Rusk County, Texas.   AR-105583
                                                                                       Longview Gas Plant Gas Purchase Contract
                                                   ONLY INSOFAR AS LEASES COVER THE    dated November 1, 1997 by and between ARCO
                                                   RIGHTS FROM THE SURFACE TO THE      Permian, Seller, and ARCO Permian, Buyer,
                                                   BASE OF THE WOODBINE FORMATION.     amended August 25, 1998. (s/d)

                                                                                       Private Radio License from Federal
                                                                                       Communications Commission to ARCO
                                                                                       Communications, Inc., dated December 16,
                                                                                       1992, File No. 0000000319451, Call Sign
                                                                                       KNEP883, Frequency 154.47875 MHZ

FIELD NAME
PROPERTY NAME                                                                                     DEED
PROPERTY CODE                                                                                     LEASE
ARCO'S INTEREST             ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-401-025033-000      Nat B. Bean, et al      J. E. Mowinckle        2-17-31     177       385
Mary B. Bean  (s)
412270400
100% WI
87.5% NRI


FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.         DESCRIPTION OF LANDS               SUBJECT TO:
--------------------------  --------------------   ---------------------------------- ----------------------------------------------
East Texas Field            42-401-025033-000      40.95 acres out of the Carlos       AR-105265-001
Mary B. Bean  (s)                                  Bean 43.2 acre tract in the Jacob   Crude Oil Buy/Sell Contract dated effective
412270400                                          Lewis Survey, Rusk County, Texas,   December 1, 1995 by and between ARCO Permian
100% WI                                            and more particularly described     and Sun Company, Inc. (s)
87.5% NRI                                          by metes and bounds in that
                                                   certain Oil, Gas and Mineral        AR-105265-000
                                                   Lease dated February 17, 1931,      Purchase and Sale Agreement dated October 6,
                                                   recorded in Volume 177, Page 385    1995 by and between East Texas Gathering
                                                   Deed Records, Rusk County, TX       Company, Atlantic Richfield Company, Sun Pipe
                                                                                       Line Company and Sun Company, Inc.  (s)

                                                                                       AR-101649
                                                                                       Pipe Line Operating Agreement dated April 7,
                                                                                       1993 between Atlantic Richfield Company,
                                                                                       Producer, and ARCO Pipe Line Company.  (s)

                                                                                       AR-98412
                                                                                       Longview Gas Plant Gas Purchase Contract
                                                                                       dated January 1, 1997, by and between ARCO
                                                                                       Permian, seller and ARCO Permian, buyer, as
                                                                                       amended effective August 1, 1998 (s)

                                                                                       Private Radio License from Federal
                                                                                       Communications Commission to ARCO
                                                                                       Communications, Inc., dated December 16,
                                                                                       1992, File No. 0000000319451, Call Sign
                                                                                       KNEP883, Frequency 154.47875 MHZ

FIELD NAME
PROPERTY NAME                                                                                     DEED
PROPERTY CODE                                                                                     LEASE
ARCO'S INTEREST             ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-401-056612-00A      George Eason            Bargo Energy Company   4-29-95     1915      100
Mayfield A (s)
415035000
62.50% WI
54.6876% NRI

South Kilgore Unit (s)
417539500
97.659398% WI               42-401-056612-00B      Barbara J. Oxford       Bargo Energy Company   4-29-95     1915      92
83.460188% NRI

FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.         DESCRIPTION OF LANDS               SUBJECT TO:
--------------------------  --------------------   ---------------------------------- ----------------------------------------------
East Texas Field            42-401-056612-00A      A tract of land out of the Daniel   AR-105875
Mayfield A (s)                                     Clark Survey, Rusk County, Texas,   South Kilgore Unit and Unit Operating
415035000                                          containing 10 acres more or less,   Agreement dated effective May 1, 1997,
62.50% WI                                          and more particularly described     Atlantic Richfield Company, Operator. (s)
54.6876% NRI                                       in that certain Oil and Gas Lease
                                                   dated April 29, 1995, recorded in   AR-105265-000
South Kilgore Unit (s)                             Volume 1915, Page 100, Official     Purchase and Sale Agreement dated October 6,
417539500                                          Public Records, Rusk County,        1995 by and between East Texas Gathering
97.659398% WI                                      Texas.                              Company, Atlantic Richfield Company, Sun Pipe
83.460188% NRI                                                                         Line Company and Sun Company, Inc. (s)
                            42-401-056612-00B      A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,   AR-105265-001
                                                   containing 10 acres more or less,   Crude Oil Buy/Sell Contract dated effective
                                                   and more particularly described     December 1, 1995 by and between ARCO Permian
                                                   in that certain Oil and Gas Lease   and Sun Company, Inc. (s)
                                                   dated April 29, 1995, recorded in
                                                   Volume 1915, Page 92, Official      AR-105213
                                                   Public Records, Rusk County,        Exchange Agreement dated April 20, 1995 by
                                                   Texas.                              and between Atlantic Richfield Company and
                                                                                       Paloma Partners, Ltd. (s)
                                                   ONLY INSOFAR AS SAID LEASES COVER
                                                   THE RIGHTS FROM THE SURFACE TO      Private Radio License from Federal
                                                   THE BASE OF THE WOODBINE            Communications Commission to ARCO
                                                   FORMATION.                          Communications, Inc., dated December 16,
                                                                                       1992, File No. 0000000319451, Call Sign
                                                                                       KNEP883, Frequency 154.47875 MHZ

FIELD NAME
PROPERTY NAME                                                                                     DEED
PROPERTY CODE                                                                                     LEASE
ARCO'S INTEREST             ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-401-056612-00C      Lois Freeman            Bargo Energy Company   4-29-95     1913      819
Mayfield A (s)
415035000

South Kilgore Unit  (s)
417539500
(continued)

                            42-401-056612-00D      Marcia Lou Braly        Bargo Energy Company   4-29-95     1914      427







                            42-401-056612-00E      Frank J. Budde, Ind.    Bargo Energy Company   4-29-95     1913      816
                                                   And as Trustee of the
                                                   Frank and Marilyn
                                                   Budde Family Trust




                            42-401-056612-00F      Thomas Mayfield         Bargo Energy Company   4-29-95     1914      414







                            42-401-056612-00G      Ruby Duvall Atchley     Bargo Energy Company   4-29-95     1914      410

FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.         DESCRIPTION OF LANDS               SUBJECT TO:
--------------------------  --------------------   ---------------------------------- ----------------------------------------------
East Texas Field            42-401-056612-00C      A tract of land out of the Daniel
Mayfield A (s)                                     Clark Survey, Rusk County, Texas,
415035000                                          containing 10 acres more or less,
                                                   and more particularly described
South Kilgore Unit  (s)                            in that certain Oil and Gas Lease
417539500                                          dated April 29, 1995, recorded in
(continued)                                        Volume 1913, Page 819, Official
                                                   Public Records, Rusk County,
                                                   Texas.

                            42-401-056612-00D      A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 10 acres more or less,
                                                   and more particularly described
                                                   in that certain Oil and Gas Lease
                                                   dated April 29, 1995, recorded in
                                                   Volume 1914, Page 427, Official
                                                   Public Records, Rusk County,
                                                   Texas.

                            42-401-056612-00E      A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 10 acres more or less,
                                                   and more particularly described
                                                   in that certain Oil and Gas Lease
                                                   dated April 29, 1995, recorded in
                                                   Volume 1913, Page 816, Deed
                                                   Records, Rusk County, Texas.

                            42-401-056612-00F      A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 10 acres more or less,
                                                   and more particularly described
                                                   in that certain Oil and Gas Lease
                                                   dated April 29, 1995, recorded in
                                                   Volume 1914, Page 414, Official
                                                   Public Records, Rusk County,
                                                   Texas.

                             42-401-056612-00G     A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 10 acres more or less,
                                                   and more particularly described
                                                   in that certain Oil and Gas Lease
                                                   dated April 29, 1995, recorded in
                                                   Volume 1914, Page 410, Official
                                                   Public Records, Rusk County,
                                                   Texas.

                                                   ONLY INSOFAR AS SAID LEASES COVER
                                                   THE RIGHTS FROM THE SURFACE TO
                                                   THE BASE OF THE WOODBINE
                                                   FORMATION.

FIELD NAME
PROPERTY NAME                                                                                     DEED
PROPERTY CODE                                                                                     LEASE
ARCO'S INTEREST             ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-401-056612-00H      Freya Jean Atchley      Bargo Energy Company   4-29-95     1914      412
Mayfield A (s)                                     Bolton
415035000

South Kilgore Unit  (s)
417539500
(continued)

                            42-401-056612-00I      J. Mike Rowan           Bargo Energy Company   5-17-95     1914      418







                            42-401-056612-00J      Baton Corporation       Bargo Energy Company   4-29-95     1914      423







                            42-401-056612-00K      John J. Dozier          Bargo Energy Company   4-29-95     1914      421







                            42-401-056612-00L      Goodrich-Malloy Trust   Atlantic Richfield     3-29-96     1964      542
                                                                           Company

FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.         DESCRIPTION OF LANDS               SUBJECT TO:
--------------------------  --------------------   ---------------------------------- ----------------------------------------------
East Texas Field            42-401-056612-00H      A tract of land out of the Daniel
Mayfield A (s)                                     Clark Survey, Rusk County, Texas,
415035000                                          containing 10 acres more or less,
                                                   and more particularly described
South Kilgore Unit  (s)                            in that certain Oil and Gas Lease
417539500                                          dated April 29, 1995, recorded in
(continued)                                        Volume 1914, Page 412, Official
                                                   Public Records, Rusk County,
                                                   Texas.

                            42-401-056612-00I      A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 10 acres more or less,
                                                   and more particularly described
                                                   in that certain Oil and Gas Lease
                                                   dated May 17, 1995, recorded in
                                                   Volume 1914, Page 418, Official
                                                   Public Records, Rusk County,
                                                   Texas.

                            42-401-056612-00J      A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 10 acres more or less,
                                                   and more particularly described
                                                   in that certain Oil and Gas Lease
                                                   dated April 29, 1995, recorded in
                                                   Volume 1914, Page 423, Official
                                                   Public Records, Rusk County,
                                                   Texas.

                            42-401-056612-00K      A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 10 acres more or less,
                                                   and more particularly described
                                                   in that certain Oil and Gas Lease
                                                   dated April 29, 1995, recorded in
                                                   Volume 1914, Page 421, Official
                                                   Public Records, Rusk County,
                                                   Texas.

                            42-401-056612-00L      A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 142.0 acres more or
                                                   less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated March 29, 1996,
                                                   recorded in Volume 1964, Page
                                                   542, Official Public Records,
                                                   Rusk County, Texas.

                                                   ONLY INSOFAR AS SAID LEASES COVER
                                                   THE RIGHTS FROM THE SURFACE TO
                                                   THE BASE OF THE WOODBINE
                                                   FORMATION.

FIELD NAME
PROPERTY NAME                                                                                     DEED
PROPERTY CODE                                                                                     LEASE
ARCO'S INTEREST             ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-401-056612-00M      Robert R. Goodrich      Atlantic Richfield     5-16-96     1964      550
Mayfield A (s)                                                             Company
415035000

South Kilgore Unit  (s)
417539500
(continued)






                            42-401-056612-00N      John F. Malloy, Ind.    Atlantic Richfield     5-16-96     1964      557
                                                   And as Agent for John   Company
                                                   Goodrich Malloy,
                                                   Margaret C. Malloy
                                                   and Paul Malloy




                            42-401-056612-00O      Irvin J. Jaffe          Bargo Energy Company   4-29-95     1915      94







                            42-401-056612-00P      Sonya Faye Atchley      Bargo Energy Company   4-29-95     1915      96
                                                   Morgan, et al





                            42-401-056612-00Q      Sonya Faye Atchley      Bargo Energy Company   4-29-95     1915      98
                                                   Morgan, et al


FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.         DESCRIPTION OF LANDS               SUBJECT TO:
--------------------------  --------------------   ---------------------------------- ----------------------------------------------
East Texas Field            42-401-056612-00M      A tract of land out of the Daniel
Mayfield A (s)                                     Clark Survey, Rusk County, Texas,
415035000                                          containing 107.0 acres more or
                                                   less, and more particularly
South Kilgore Unit  (s)                            described in that certain Oil and
417539500                                          Gas Lease dated May 16, 1995,
(continued)                                        recorded in Volume 1964, Page
                                                   550, Official Public Records,
                                                   Rusk County, Texas.

                                                   Only insofar as said lease covers
                                                   the rights from the surface to
                                                   the Base of the Woodbine
                                                   formation.

                            42-401-056612-00N      A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 107.0 acres more or
                                                   less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated May 16, 1996,
                                                   recorded in Volume 1964, Page
                                                   557, Official Public Records,
                                                   Rusk County, Texas.

                            42-401-056612-00O      A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 10 acres more or less,
                                                   and more particularly described
                                                   in that certain Oil and Gas Lease
                                                   dated April 29, 1995, recorded in
                                                   Volume 1915, Page 94, Official
                                                   Public Records, Rusk County,
                                                   Texas.

                            42-401-056612-00P      A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 10 acres more or less,
                                                   and more particularly described
                                                   in that certain Oil and Gas Lease
                                                   dated April 29, 1995, recorded in
                                                   Volume 1915, Page 96, Official
                                                   Public Records, Rusk County,
                                                   Texas.

                            42-401-056612-00Q      A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 10 acres more or less,
                                                   and more particularly described
                                                   in that certain Oil and Gas Lease
                                                   dated April 29, 1995, recorded in
                                                   Volume 1915, Page 98, Official
                                                   Public Records, Rusk County,
                                                   Texas.

                                                   ONLY INSOFAR AS SAID LEASES COVER
                                                   THE RIGHTS FROM THE SURFACE TO
                                                   THE BASE OF THE WOODBINE
                                                   FORMATION.

FIELD NAME
PROPERTY NAME                                                                                     DEED
PROPERTY CODE                                                                                     LEASE
ARCO'S INTEREST             ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-401-056612-00R      Billie Jean Ashworth    Bargo Energy Company   4-29-95     1917      110
Mayfield A (s)
415035000

South Kilgore Unit  (s)
417539500
(continued)

                            42-401-056612-00S      Betty Jean Smith        Bargo Energy Company   4-29-95     1917      125







                            42-401-056612-00T      Myrtle V. Freeman,      Bargo Energy Company   4-29-95     1917      114
                                                   Individually and as
                                                   Trustee





                            42-401-056612-00U      Margaret M. Rivers      Bargo Energy Company   4-29-95     1917      739







                            42-401-056612-00V      Mrs. Marie W. Jaffe     Bargo Energy  Company  4-29-95     1917      119


FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.         DESCRIPTION OF LANDS               SUBJECT TO:
--------------------------  --------------------   ---------------------------------- ----------------------------------------------
East Texas Field            42-401-056612-00R      A tract of land out of the Daniel
Mayfield A (s)                                     Clark Survey, Rusk County, Texas,
415035000                                          containing 10 acres more or less,
                                                   and more particularly described
South Kilgore Unit  (s)                            in that certain Oil and Gas Lease
417539500                                          dated April 29, 1995, recorded in
(continued)                                        Volume 1917, Page 110, Official
                                                   Public Records, Rusk County,
                                                   Texas.

                            42-401-056612-00S      A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 10 acres more or less,
                                                   and more particularly described
                                                   in that certain Oil and Gas Lease
                                                   dated April 29, 1995, recorded in
                                                   Volume 1917, Page 125, Official
                                                   Public Records, Rusk County,
                                                   Texas.

                            42-401-056612-00T      A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 10 acres more or less,
                                                   and more particularly described
                                                   in that certain Oil and Gas Lease
                                                   dated April 29, 1995, recorded in
                                                   Volume 1917, Page 114, Official
                                                   Public Records, Rusk County,
                                                   Texas.

                            42-401-056612-00U      A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 10 acres more or less,
                                                   and more particularly described
                                                   in that certain Oil and Gas Lease
                                                   dated April 29, 1995, recorded in
                                                   Volume 1917, Page 739, Official
                                                   Public Records, Rusk County,
                                                   Texas.

                            42-401-056612-00V      A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 10 acres more or less,
                                                   and more particularly described
                                                   in that certain Oil and Gas Lease
                                                   dated April 29, 1995, recorded in
                                                   Volume 1917, Page 119, Official
                                                   Public Records, Rusk County,
                                                   Texas.

                                                   ONLY INSOFAR AS SAID LEASES COVER
                                                   THE RIGHTS FROM THE SURFACE TO
                                                   THE BASE OF THE WOODBINE
                                                   FORMATION.

FIELD NAME
PROPERTY NAME                                                                                     DEED
PROPERTY CODE                                                                                     LEASE
ARCO'S INTEREST             ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-401-056612-00W      Lenox C. Ligon, Ind.    Bargo Energy Company   5-16-95     1919      803
Mayfield A (s)                                     And as IE of the
415035000                                          Estate of Faith
                                                   Carlton Brock,
South Kilgore Unit  (s)                            Deceased
417539500
(continued)

                            42-401-056612-00X      Beverly Heller          Bargo Energy Company   4-29-95     1917      116







                            42-401-056612-00Y      Herschel H. Jaffee      Bargo Energy Company   4-29-95     1917      121







                            42-401-056612-00Z      Kathleen Rasansky       Bargo Energy Company   4-29-95     1917      123







                            42-401-056612-0AA      Mrs. Louise Adelman     Bargo Energy Company   4-29-95     1917      112


FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.         DESCRIPTION OF LANDS               SUBJECT TO:
--------------------------  --------------------   ---------------------------------- ----------------------------------------------
East Texas Field            42-401-056612-00W      A tract of land out of the Daniel
Mayfield A (s)                                     Clark Survey, Rusk County, Texas,
415035000                                          containing 10 acres more or less,
                                                   and more particularly described
South Kilgore Unit  (s)                            in that certain Oil and Gas Lease
417539500                                          dated May 16, 1995, recorded in
(continued)                                        Volume 1919, Page 803, Official
                                                   Public Records, Rusk County,
                                                   Texas.

                            42-401-056612-00X      A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 10 acres more or less,
                                                   and more particularly described
                                                   in that certain Oil and Gas Lease
                                                   dated April 29, 1995, recorded in
                                                   Volume 1917, Page 116, Official
                                                   Public Records, Rusk County,
                                                   Texas.

                            42-401-056612-00Y      A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 10 acres more or less,
                                                   and more particularly described
                                                   in that certain Oil and Gas Lease
                                                   dated April 29, 1995, recorded in
                                                   Volume 1917, Page 121, Official
                                                   Public Records, Rusk County,
                                                   Texas.

                            42-401-056612-00Z      A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 10 acres more or less,
                                                   and more particularly described
                                                   in that certain Oil and Gas Lease
                                                   dated April 29, 1995, recorded in
                                                   Volume 1917, Page 123, Official
                                                   Public Records, Rusk County,
                                                   Texas.

                            42-401-056612-0AA      A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 10 acres more or less,
                                                   and more particularly described
                                                   in that certain Oil and Gas Lease
                                                   dated April 29, 1995, recorded in
                                                   Volume 1917, Page 112, Official
                                                   Public Records, Rusk County,
                                                   Texas.

                                                   ONLY INSOFAR AS SAID LEASES COVER
                                                   THE RIGHTS FROM THE SURFACE TO
                                                   THE BASE OF THE WOODBINE
                                                   FORMATION.

FIELD NAME
PROPERTY NAME                                                                                     DEED
PROPERTY CODE                                                                                     LEASE
ARCO'S INTEREST             ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-401-056612-0AB      Leo Scull, Jr.          Bargo Energy Company   6-12-95     1917      741
Mayfield A (s)
415035000

South Kilgore Unit  (s)
417539500
(continued)


                            42-401-056612-0AC      Pacific Enterprises     Bargo Energy Company   6-1-95      1917      746
                                                   ABC Corporation







                            42-401-056612-OAD      John Reese Mayfield     Bargo Energy Company   4-29-95     1917      744








                            42-401-056612-OAE      Linda Wheat             Atlantic Richfield     9-23-97     2038      602
                                                                           Company







                            42-401-056612-0AF      Marie Donworth          Bargo Energy Company   4-29-95     1920      330

FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.         DESCRIPTION OF LANDS               SUBJECT TO:
--------------------------  --------------------   ---------------------------------- ----------------------------------------------
East Texas Field            42-401-056612-0AB      A tract of land out of the Daniel
Mayfield A (s)                                     Clark Survey, Rusk County, Texas,
415035000                                          containing 107 acres more or
                                                   less, and more particularly
South Kilgore Unit  (s)                            described in that certain Oil and
417539500                                          Gas Lease dated June 12, 1995,
(continued)                                        recorded in Volume 1917, Page
                                                   741, Official Public Records,
                                                   Rusk County, Texas.

                            42-401-056612-0AC      A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 10 acres more or less,
                                                   and more particularly described
                                                   in that certain Oil and Gas Lease
                                                   dated June 1, 1995, recorded in
                                                   Volume 1917, Page 746, Official
                                                   Public Records, Rusk County,
                                                   Texas.

                            42-401-056612-OAD      A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 10 acres more or less,
                                                   and more particularly described
                                                   in that certain Oil and Gas Lease
                                                   dated April 29, 1995, recorded in
                                                   Volume 1917, Page 744, Official
                                                   Public Records, Rusk County,
                                                   Texas.

                            42-401-056612-OAE      A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 107 acres more or
                                                   less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated September 23,
                                                   1997, recorded in Volume 2038,
                                                   Page 602, Official Public
                                                   Records, Rusk County, Texas.

                            42-401-056612-0AF      A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 10.0 acres more or
                                                   less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated April 29, 1995,
                                                   recorded in Volume 1920, Page
                                                   330, Official Public Records,
                                                   Rusk County, Texas.

                                                   ONLY INSOFAR AS SAID LEASES COVER
                                                   THE RIGHTS FROM THE SURFACE TO
                                                   THE BASE OF THE WOODBINE
                                                   FORMATION.

FIELD NAME
PROPERTY NAME                                                                                     DEED
PROPERTY CODE                                                                                     LEASE
ARCO'S INTEREST             ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-401-056612-OAG      Robert Glassenberg      Bargo Energy Company   4-29-95     1921      443
Mayfield A (s)
415035000

South Kilgore Unit  (s)
417539500
(continued)






                            42-401-056612-0AH      Lois Freeman            Atlantic Richfield     10-27-96    1997      10
                                                                           Company







                            42-401-056612-0AI      Pacific Enterprises     Atlantic Richfield     6-28-97     2027      316
                                                   ABC Corporation         Company







                            42-401-056612-0AJ      Myrtle V. Freeman,      Atlantic Richfield     10-27-96    1999      655
                                                   Ind. And as Trustee     Company
                                                   under the Will of
                                                   James Holman Freeman





                            42-401-056612-0AK      Petco Limited           Atlantic Richfield     12-6-96     1999      657
                                                                           Company
FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.         DESCRIPTION OF LANDS               SUBJECT TO:
--------------------------  --------------------   ---------------------------------- ----------------------------------------------
East Texas Field            42-401-056612-OAG      A tract of land out of the Daniel
Mayfield A (s)                                     Clark Survey, Rusk County, Texas,
415035000                                          containing 10 acres more or less,
                                                   and more particularly described
South Kilgore Unit  (s)                            in that certain Oil and Gas Lease
417539500                                          dated April 29, 1995, recorded in
(continued)                                        Volume 1921, Page 443, Official
                                                   Public Records, Rusk County,
                                                   Texas.

                                                   ONLY INSOFAR AS SAID LEASES COVER
                                                   THE RIGHTS FROM THE SURFACE TO
                                                   THE BASE OF THE WOODBINE
                                                   FORMATION.

                            42-401-056612-0AH      A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 97 acres more or less,
                                                   and more particularly described
                                                   in that certain Oil and Gas Lease
                                                   dated October 27, 1996, recorded
                                                   in Volume 1997, Page 10, Official
                                                   Public Records, Rusk County,
                                                   Texas.

                             42-401-056612-0AI     A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 107.0 acres more or
                                                   less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated June 28, 1997,
                                                   recorded in Volume 2027, Page 316
                                                   Official Public Records, Rusk
                                                   County, Texas.

                            42-401-056612-0AJ      A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 97 acres more or less,
                                                   and more particularly described
                                                   in that certain Oil and Gas Lease
                                                   dated October 27, 1996, recorded
                                                   in Volume 1999, Page 655,
                                                   Official Public Records, Rusk
                                                   County, Texas.

                            42-401-056612-0AK      A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 10 acres more or less,
                                                   and more particularly described
                                                   in that certain Oil and Gas Lease
                                                   dated December 6, 1996, recorded
                                                   in Volume 1999, Page 657,
                                                   Official Public Records, Rusk
                                                   County, Texas.

FIELD NAME
PROPERTY NAME                                                                                     DEED
PROPERTY CODE                                                                                     LEASE
ARCO'S INTEREST             ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-401-056612-0AL      John Reese Mayfield     Atlantic Richfield     10-27-96    1992      562
Mayfield A (s)                                                             Company
415035000

South Kilgore Unit  (s)
417539500
(continued)


                            42-401-056612-0AM      Marie Donworth          Atlantic Richfield     10-27-96    1992      714
                                                                           Company






                            42-401-056612-0AN      Margaret M. Rivers      Atlantic Richfield     12-3-96     1992      721
                                                                           Company







                            42-401-056612-0AO      George Eason            Atlantic Richfield     10-27-96    1992      716
                                                                           Company






                            42-401-056612-0AP      Barbara J. Oxford       Atlantic Richfield     10-30-96    1992      718
                                                                           Company

FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.         DESCRIPTION OF LANDS               SUBJECT TO:
--------------------------  --------------------   ---------------------------------- ----------------------------------------------
East Texas Field            42-401-056612-0AL      A tract of land out of the Daniel
Mayfield A (s)                                     Clark Survey, Rusk County, Texas,
415035000                                          containing 132 acres more or
                                                   less, and more particularly
South Kilgore Unit  (s)                            described in that certain Oil and
417539500                                          Gas Lease dated October 27, 1996,
(continued)                                        recorded in Volume 1992, Page
                                                   562, Official Public Records,
                                                   Rusk County, Texas.

                            42-401-056612-0AM      A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 97 acres more or less,
                                                   and more particularly described
                                                   in that certain Oil and Gas Lease
                                                   dated October 27, 1996, recorded
                                                   in Volume 1992, Page 714,
                                                   Official Public Records, Rusk
                                                   County, Texas.

                            42-401-056612-0AN      A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 132 acres more or
                                                   less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated December 3, 1996,
                                                   recorded in Volume 1992, Page
                                                   721, Official Public Records,
                                                   Rusk County, Texas.

                            42-401-056612-0AO      A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 97 acres more or less,
                                                   and more particularly described
                                                   in that certain Oil and Gas Lease
                                                   dated October 27, 1996, recorded
                                                   in Volume 1992, Page 716,
                                                   Official Public Records, Rusk
                                                   County, Texas.

                            42-401-056612-0AP      A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 97 acres more or less,
                                                   and more particularly described
                                                   in that certain Oil and Gas Lease
                                                   dated October 30, 1996, recorded
                                                   in Volume 1992, Page 718,
                                                   Official Public Records, Rusk
                                                   County, Texas.

FIELD NAME
PROPERTY NAME                                                                                     DEED
PROPERTY CODE                                                                                     LEASE
ARCO'S INTEREST             ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-401-056612-0AQ      Marcia L. Braly         Atlantic Richfield     10-27-96    1992      711
Mayfield A (s)                                                             Company
415035000

South Kilgore Unit  (s)
417539500
(continued)

                            42-401-056612-0AR      Irvin J. Jaffe          Atlantic Richfield     10-30-96    1987      143
                                                                           Company






                            42-401-056612-0AS      Thomas Mayfield         Atlantic Richfield     10-27-96    1987      145
                                                                           Company






                            42-401-056612-0AT      Sonya Faye Atchley      Atlantic Richfield     10-28-96    1987      147
                                                   Morgan, Ind., et al     Company






                            42-401-056612-0AU      Steven Lyle Morgan      Atlantic Richfield     10-28-96    1987      149
                                                                           Company

FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.         DESCRIPTION OF LANDS               SUBJECT TO:
--------------------------  --------------------   ---------------------------------- ----------------------------------------------
East Texas Field            42-401-056612-0AQ      A tract of land out of the Daniel
Mayfield A (s)                                     Clark Survey, Rusk County, Texas,
415035000                                          containing 97 acres more or less,
                                                   and more particularly described
South Kilgore Unit  (s)                            in that certain Oil and Gas Lease
417539500                                          dated October 27, 1996, recorded
(continued)                                        in Volume 1992, Page 711,
                                                   Official Public Records, Rusk
                                                   County, Texas.

                            42-401-056612-0AR      A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 97 acres more or less,
                                                   and more particularly described
                                                   in that certain Oil and Gas Lease
                                                   dated October 30, 1996, recorded
                                                   in Volume 1987, Page 143,
                                                   Official Public Records, Rusk
                                                   County, Texas.

                            42-401-056612-0AS      A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 97 acres more or less,
                                                   and more particularly described
                                                   in that certain Oil and Gas Lease
                                                   dated October 27, 1996, recorded
                                                   in Volume 1987, Page 145,
                                                   Official Public Records, Rusk
                                                   County, Texas.

                            42-401-056612-0AT      A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 97 acres more or less,
                                                   and more particularly described
                                                   in that certain Oil and Gas Lease
                                                   dated October 28, 1996, recorded
                                                   in Volume 1987, Page 147,
                                                   Official Public Records, Rusk
                                                   County, Texas.

                            42-401-056612-0AU      A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 97 acres more or less,
                                                   and more particularly described
                                                   in that certain Oil and Gas Lease
                                                   dated October 28, 1996, recorded
                                                   in Volume 1987, Page 149,
                                                   Official Public Records, Rusk
                                                   County, Texas.

FIELD NAME
PROPERTY NAME                                                                                     DEED
PROPERTY CODE                                                                                     LEASE
ARCO'S INTEREST             ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-401-056612-0AV      Freya Jean Atchley      Atlantic Richfield     10-28-96    1987      141
Mayfield A (s)                                     Bolton and Cathy Ann    Company
415035000                                          Bolton Gill

South Kilgore Unit  (s)
417539500
(continued)

                            42-401-056612-0AW      Bllie Jean Ashworth     Atlantic Richfield     10-30-96    1987      139
                                                                           Company






                            42-401-056612-0AX      Louise Adelman          Atlantic Richfield     10-27-96    1987      137
                                                                           Company






                            42-401-056612-0AY      Kathleen Rasansky       Atlantic Richfield     10-30-96    1987      151
                                                                           Company






                            42-401-056612-0AZ      Maude Wagnon Rushing    Atlantic Richfield     11-4-96     1987      153
                                                                           Company

FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.         DESCRIPTION OF LANDS               SUBJECT TO:
--------------------------  --------------------   ---------------------------------- ----------------------------------------------
East Texas Field            42-401-056612-0AV      A tract of land out of the Daniel
Mayfield A (s)                                     Clark Survey, Rusk County, Texas,
415035000                                          containing 97 acres more or less,
                                                   and more particularly described
South Kilgore Unit  (s)                            in that certain Oil and Gas Lease
417539500                                          dated October 28, 1996, recorded
(continued)                                        in Volume 1987, Page 141,
                                                   Official Public Records, Rusk
                                                   County, Texas.

                            42-401-056612-0AW      A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 97 acres more or less,
                                                   and more particularly described
                                                   in that certain Oil and Gas Lease
                                                   dated October 30, 1996, recorded
                                                   in Volume 1987, Page 139,
                                                   Official Public Records, Rusk
                                                   County, Texas.

                            42-401-056612-0AX      A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 97 acres more or less,
                                                   and more particularly described
                                                   in that certain Oil and Gas Lease
                                                   dated October 27, 1996, recorded
                                                   in Volume 1987, Page 137,
                                                   Official Public Records, Rusk
                                                   County, Texas.

                            42-401-056612-0AY      A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 97 acres more or less,
                                                   and more particularly described
                                                   in that certain Oil and Gas Lease
                                                   dated October 30, 1996, recorded
                                                   in Volume 1987, Page 151,
                                                   Official Public Records, Rusk
                                                   County, Texas.

                            42-401-056612-0AZ      A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 107 acres more or
                                                   less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated November 4, 1996,
                                                   recorded in Volume 1987, Page
                                                   153, Official Public Records,
                                                   Rusk County, Texas.




FIELD NAME
PROPERTY NAME                                                                                     DEED
PROPERTY CODE                                                                                     LEASE
ARCO'S INTEREST             ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-401-056612-0BA      Robert Glassenberg      Atlantic Richfield     10-27-96    1994      43
Mayfield A (s)                                                             Company
415035000

South Kilgore Unit  (s)
417539500
(continued)

                            42-401-056612-0BB      Beverly Heller          Atlantic Richfield     10-27-96    1994      45
                                                                           Company






                            42-401-056612-0BC      Marie W. Jaffe          Atlantic Richfield     1-8-97      1997      698
                                                                           Company






                            42-401-056612-0BD      Herschel H. Jaffe       Atlantic Richfield     1-8-97      1997      700
                                                                           Company






                            42-401-056612-0BE      Carolyn Mayfield        Atlantic Richfield     11-5-96     1997      702
                                                   Warfield                Company

FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.         DESCRIPTION OF LANDS               SUBJECT TO:
--------------------------  --------------------   ---------------------------------- ----------------------------------------------
East Texas Field            42-401-056612-0BA      A tract of land out of the Daniel
Mayfield A (s)                                     Clark Survey, Rusk County, Texas,
415035000                                          containing 97 acres more or less,
                                                   and more particularly described
South Kilgore Unit  (s)                            in that certain Oil and Gas Lease
417539500                                          dated October 27, 1996, recorded
(continued)                                        in Volume 1994, Page 43, Official
                                                   Public Records, Rusk County,
                                                   Texas.

                            42-401-056612-0BB      A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 97 acres more or less,
                                                   and more particularly described
                                                   in that certain Oil and Gas Lease
                                                   dated October 27, 1996, recorded
                                                   in Volume 1994, Page 45, Official
                                                   Public Records, Rusk County,
                                                   Texas.

                            42-401-056612-0BC      A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 97 acres more or less,
                                                   and more particularly described
                                                   in that certain Oil and Gas Lease
                                                   dated January 8, 1997, recorded
                                                   in Volume 1997, Page 698,
                                                   Official Public Records, Rusk
                                                   County, Texas.

                            42-401-056612-0BD      A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 97 acres more or less,
                                                   and more particularly described
                                                   in that certain Oil and Gas Lease
                                                   dated January 8, 1997, recorded
                                                   in Volume 1997, Page 700,
                                                   Official Public Records, Rusk
                                                   County, Texas.

                            42-401-056612-0BE      A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 107 acres more or
                                                   less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated November 5, 1996,
                                                   recorded in Volume 1997, Page
                                                   702, Official Public Records,
                                                   Rusk County, Texas.

FIELD NAME
PROPERTY NAME                                                                                     DEED
PROPERTY CODE                                                                                     LEASE
ARCO'S INTEREST             ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-401-056612-0BF      Bertina Mayfield Hill   Atlantic Richfield     11-5-96     1997      696
Mayfield A (s)                                                             Company
415035000

South Kilgore Unit  (s)
417539500
(continued)


                            42-401-056612-0BG      Sandra Mayfield Allen   Atlantic Richfield     11-5-96     1997      694
                                                                           Company







                            42-401-056612-0BH      Richard Clouse          Atlantic Richfield     1-30-97     2009      573
                                                                           Company







                            42-401-056612-0BK      Cole C.  McCrory        Atlantic Richfield     9-16-97     2050      137
                                                                           Company






                            42-401-056612-0BL      Patrick S. McCrory      Atlantic Richfield     9-16-97     2050      139
                                                                           Company


FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.         DESCRIPTION OF LANDS               SUBJECT TO:
--------------------------  --------------------   ---------------------------------- ----------------------------------------------
East Texas Field            42-401-056612-0BF      A tract of land out of the Daniel
Mayfield A (s)                                     Clark Survey, Rusk County, Texas,
415035000                                          containing 107 acres more or
                                                   less, and more particularly
South Kilgore Unit  (s)                            described in that certain Oil and
417539500                                          Gas Lease dated November 5, 1996,
(continued)                                        recorded in Volume 1997, Page
                                                   696, Official Public Records,
                                                   Rusk County, Texas.

                            42-401-056612-0BG      A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 107 acres more or
                                                   less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated November 5, 1996,
                                                   recorded in Volume 1997, Page
                                                   694, Official Public Records,
                                                   Rusk County, Texas.

                            42-401-056612-0BH      A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 31.4 acres more or
                                                   less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated January 30, 1997,
                                                   recorded in Volume 1997, Page
                                                   573, Official Public Records,
                                                   Rusk County, Texas.

                            42-401-056612-0BK      A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 10 acres more or less,
                                                   and more particularly described
                                                   in that certain Oil and Gas Lease
                                                   dated September 16, 1997,
                                                   recorded in Volume 2050, Page
                                                   137, Official Public Records,
                                                   Rusk County, Texas.

                            42-401-056612-0BL      A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 10 acres more or less,
                                                   and more particularly described
                                                   in that certain Oil and Gas Lease
                                                   dated September 16, 1997,
                                                   recorded in Volume 2050, Page
                                                   139, Official Public Records,
                                                   Rusk County, Texas.


FIELD NAME
PROPERTY NAME                                                                                        DEED
PROPERTY CODE                                                                                       LEASE
ARCO'S INTEREST                ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-401-056612-0BM      C. O. Christian, Jr.    Atlantic Richfield     9-16-97     2050      129
Mayfield A (s)                                                             Company
415035000

South Kilgore Unit  (s)
417539500
(continued)

                            42-401-056612-0BN      Doris C. Rea            Atlantic Richfield     9-16-97     2050      140
                                                                           Company






                            42-401-056612-0BO      Don R. Lewis            Atlantic Richfield     10-29-97    2046      8
                                                                           Company






                            42-401-056612-0BP      Darcus Palmer           Atlantic Richfield     11-7-97     2044      787
                                                                           Company







                            42-401-056612-0BQ      Leo Scull, Jr.          Atlantic Richfield     9-23-97     2043      595
                                                                           Company

FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST              ARCO LEASE NO.         DESCRIPTION OF LANDS                 SUBJECT TO:
--------------------------- ---------------------- ----------------------------------- --------------------------------------------
East Texas Field            42-401-056612-0BM      A tract of land out of the Daniel
Mayfield A (s)                                     Clark Survey, Rusk County, Texas,
415035000                                          containing 10 acres more or less,
                                                   and more particularly described
South Kilgore Unit  (s)                            in that certain Oil and Gas Lease
417539500                                          dated September 16, 1997,
(continued)                                        recorded in Volume 2050, Page
                                                   129, Official Public Records,
                                                   Rusk County, Texas.

                            42-401-056612-0BN      A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 10 acres more or less,
                                                   and more particularly described
                                                   in that certain Oil and Gas Lease
                                                   dated September 16, 1997,
                                                   recorded in Volume 2050, Page
                                                   140, Official Public Records,
                                                   Rusk County, Texas.

                            42-401-056612-0BO      A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 142.0 acres more or
                                                   less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated October 29, 1997,
                                                   recorded in Volume 2046, Page 8,
                                                   Official Public Records, Rusk
                                                   County, Texas.

                            42-401-056612-0BP      A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 11.07 acres more or
                                                   less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated November 7, 1997,
                                                   recorded in Volume 2044, Page
                                                   787, Official Public Records,
                                                   Rusk County, Texas.

                            42-401-056612-0BQ      A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 108.66 acres more or
                                                   less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated September 23,
                                                   1997, recorded in Volume 2043,
                                                   Page 595, Official Public
                                                   Records, Rusk County, Texas.


FIELD NAME
PROPERTY NAME                                                                                        DEED
PROPERTY CODE                                                                                       LEASE
ARCO'S INTEREST                ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-401-056612-0BR      Lois Lorine Gault       Atlantic Richfield     9-15-97     2040      596
Mayfield A (s)                                     Deborde                 Company
415035000

South Kilgore Unit  (s)
417539500
(continued)


                            42-401-056612-0BS      Davis Duke Gault        Atlantic Richfield     10-23-97    2044      789
                                                                           Company






                            42-401-056612-0BT      Kathryn Bishop          Atlantic Richfield     10-22-97    2042      822
                                                                           Company






                            42-401-056612-0BU      Eugene M. Massad and    Atlantic Richfield     10-22-97    2044      784
                                                   Edmond M. Massad,       Company
                                                   Trustee





                            42-401-056612-0BV      Genevieve Day Fletcher  Atlantic Richfield     11-19-97    2056      463
                                                                           Company



FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST              ARCO LEASE NO.         DESCRIPTION OF LANDS                 SUBJECT TO:
--------------------------- ---------------------- ----------------------------------- --------------------------------------------
East Texas Field            42-401-056612-0BR      A tract of land out of the Daniel
Mayfield A (s)                                     Clark Survey, Rusk County, Texas,
415035000                                          containing 107 acres more or
                                                   less, and more particularly
South Kilgore Unit  (s)                            described in that certain Oil and
417539500                                          Gas Lease dated September 15,
(continued)                                        1997, recorded in Volume 2040,
                                                   Page 596, Official Public
                                                   Records, Rusk County, Texas.

                            42-401-056612-0BS      A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 107 acres more or
                                                   less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated October 23, 1997,
                                                   recorded in Volume 2044, Page
                                                   789, Official Public Records,
                                                   Rusk County, Texas.

                            42-401-056612-0BT      A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 100.56 acres more or
                                                   less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated October 22, 1997,
                                                   recorded in Volume 2042, Page
                                                   822, Official Public Records,
                                                   Rusk County, Texas.

                            42-401-056612-0BU      A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 100.56 acres more or
                                                   less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated October 22, 1997,
                                                   recorded in Volume 2044, Page
                                                   784, Official Public Records,
                                                   Rusk County, Texas.

                            42-401-056612-0BV      A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 28.0 acres more or
                                                   less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated November 19,
                                                   1997, recorded in Volume 2056,
                                                   Page 463, Official Public
                                                   Records, Rusk County, Texas.

FIELD NAME
PROPERTY NAME                                                                                        DEED
PROPERTY CODE                                                                                       LEASE
ARCO'S INTEREST                ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-401-056612-0BW      James Depreist          Atlantic Richfield     11-19-97    2056      461
Mayfield A (s)                                                             Company
415035000

South Kilgore Unit  (s)
417539500
(continued)


                            42-401-056612-0BX      Retha Fisher,           Atlantic Richfield     11-19-97    2047      439
                                                   Individually and as     Company
                                                   Independent Executrix






                            42-401-056612-0BY      Lenora Sneed Oil Co.    Atlantic Richfield     11-22-97    2047      442
                                                                           Company







                            42-401-056612-0BZ      Choctaw Energy Ltd.     Atlantic Richfield     5-15-98     2078      784
                                                   Partners                Company


FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST              ARCO LEASE NO.         DESCRIPTION OF LANDS                 SUBJECT TO:
--------------------------- ---------------------- ----------------------------------- --------------------------------------------
East Texas Field            42-401-056612-0BW      A tract of land out of the Daniel
Mayfield A (s)                                     Clark Survey, Rusk County, Texas,
415035000                                          containing 28.0 acres more or
                                                   less, and more particularly
South Kilgore Unit  (s)                            described in that certain Oil and
417539500                                          Gas Lease dated November 19,
(continued)                                        1997, recorded in Volume 2056,
                                                   Page 461, Official Public
                                                   Records, Rusk County, Texas.

                            42-401-056612-0BX      A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 28.0 acres more or
                                                   less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated November 19,
                                                   1997, recorded in Volume 2047,
                                                   Page 439, Official Public
                                                   Records, Rusk County, Texas.


                            42-401-056612-0BY      A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 100.56 acres more or
                                                   less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated November 22,
                                                   1997, recorded in Volume 2047,
                                                   Page 442, Official Public
                                                   Records, Rusk County, Texas.


                            42-401-056612-0BZ      A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 105.57 acres more or
                                                   less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated May 15, 1998,
                                                   recorded in Volume 2078, Page
                                                   784, Official Public Records,
                                                   Rusk County, Texas.

                                                   Only insofar as said lease covers
                                                   the rights from the surface to
                                                   the Base of the Woodbine
                                                   formation.


FIELD NAME
PROPERTY NAME                                                                                        DEED
PROPERTY CODE                                                                                       LEASE
ARCO'S INTEREST                ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-401-056612-0CA      George W. Dozier        Atlantic Richfield     10-31-97    2081      590
Mayfield A (s)                                                             Company
415035000

South Kilgore Unit  (s)
417539500
(continued)


                            42-401-056612-0CB      Betty Jean Smith        Atlantic Richfield     5-26-98     2081      624
                                                                           Company







                            42-401-056612-0CC      Louise Adelman          Atlantic Richfield     5-21-98     2081      575
                                                                           Company







                            42-401-056612-0CD      Beverly Heller          Atlantic Richfield     5-21-98     2081      595
                                                                           Company







                            42-401-056612-0CE      Kathleen Rasanky        Atlantic Richfield     5-21-98     2081      614
                                                                           Company



FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST              ARCO LEASE NO.         DESCRIPTION OF LANDS                 SUBJECT TO:
--------------------------- ---------------------- ----------------------------------- --------------------------------------------
East Texas Field            42-401-056612-0CA      A tract of land out of the Daniel
Mayfield A (s)                                     Clark Survey, A-162, Rusk County,
415035000                                          Texas, containing 142.0 acres
                                                   more or less, and more
South Kilgore Unit  (s)                            particularly described in that
417539500                                          certain Oil and Gas Lease dated
(continued)                                        October 31, 1997, recorded in
                                                   Volume 2081, Page 590, Official
                                                   Public Records, Rusk County,
                                                   Texas.


                            42-401-056612-0CB      A tract of land out of the Daniel
                                                   Clark Survey, A-162, Rusk County,
                                                   Texas, containing 97  acres more
                                                   or less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated May 26, 1998,
                                                   recorded in Volume 2081, Page
                                                   624, Official Public Records,
                                                   Rusk County, Texas.


                            42-401-056612-0CC      A tract of land out of the Daniel
                                                   Clark Survey, A-162, Rusk County,
                                                   Texas, containing 35 acres more
                                                   or less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated May 21, 1998,
                                                   recorded in Volume 2081, Page
                                                   575, Official Public Records,
                                                   Rusk County, Texas.

                            42-401-056612-0CD      A tract of land out of the Daniel
                                                   Clark Survey, A-162, Rusk County,
                                                   Texas, containing 35 acres more
                                                   or less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated May 21, 1998,
                                                   recorded in Volume 2081, Page
                                                   595, Official Public Records,
                                                   Rusk County, Texas.

                            42-401-056612-0CE      A tract of land out of the Daniel
                                                   Clark Survey, A-162, Rusk County,
                                                   Texas, containing 35 acres more
                                                   or less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated May 21, 1998,
                                                   recorded in Volume 2081, Page
                                                   614, Official Public Records,
                                                   Rusk County, Texas.


FIELD NAME
PROPERTY NAME                                                                                        DEED
PROPERTY CODE                                                                                       LEASE
ARCO'S INTEREST                ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-401-056612-0CF      Lamar Mayfield          Atlantic Richfield     11-3-97     2081      569
Mayfield A (s)                                                             Company
415035000

South Kilgore Unit  (s)
417539500
(continued)


                            42-401-056612-0CG      Jo Evelyn Simon, et al  Atlantic Richfield     11-3-97     2081      566
                                                                           Company







                            42-401-056612-0CH      Ruth D. Sandifer        Atlantic Richfield     5-20-98     2081      620
                                                                           Company







                            42-401-056612-0CI      Frank Hudson, Receiver  Atlantic Richfield     8-7-98      2087      728
                                                                           Company




FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST              ARCO LEASE NO.         DESCRIPTION OF LANDS                 SUBJECT TO:
--------------------------- ---------------------- ----------------------------------- --------------------------------------------
East Texas Field            42-401-056612-0CF      Two tracts of land out of the
Mayfield A (s)                                     Daniel Clark Survey, A-162, Rusk
415035000                                          County, Texas, containing 45
                                                   acres more or less, and more
South Kilgore Unit  (s)                            particularly described in that
417539500                                          certain Oil and Gas Lease dated
(continued)                                        November 3, 1997, recorded in
                                                   Volume 2081, Page 569, Official
                                                   Public Records, Rusk County,
                                                   Texas.

                            42-401-056612-0CG      Two tracts of land out of the
                                                   Daniel Clark Survey, A-162, Rusk
                                                   County, Texas, containing 45
                                                   acres more or less, and more
                                                   particularly described in that
                                                   certain Oil and Gas Lease dated
                                                   November 3, 1997, recorded in
                                                   Volume 2081, Page 566, Official
                                                   Public Records, Rusk County,
                                                   Texas.

                            42-401-056612-0CH      Two tracts of land out of the
                                                   Daniel Clark Survey, A-162, Rusk
                                                   County, Texas, containing 45
                                                   acres more or less, and more
                                                   particularly described in that
                                                   certain Oil and Gas Lease dated
                                                   May 20, 1998, recorded in Volume
                                                   2081, Page 620, Official Public
                                                   Records, Rusk County, Texas.


                            42-401-056612-0CI      A tract of land out of the Daniel
                                                   Clark Survey, A-162, Rusk County,
                                                   Texas, containing 139.89 acres
                                                   more or less, and more
                                                   particularly described in that
                                                   certain Oil and Gas Lease dated
                                                   August 7, 1998, recorded in
                                                   Volume 2087, Page 728, Official
                                                   Public Records, Rusk County,
                                                   Texas.


FIELD NAME
PROPERTY NAME                                                                                        DEED
PROPERTY CODE                                                                                       LEASE
ARCO'S INTEREST                ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-401-056615-00A      Betty Jo Peterson       Bargo Energy Company   10-24-94    1889      277
Mayfield, S. E.
415040600
100.0% WI
81.25% NRI

South Kilgore Unit
417539500




                            42-401-056615-00B      H. B. Pyle              Atlantic Richfield     9-1-97      2042      493
                                                                           Company





FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST              ARCO LEASE NO.         DESCRIPTION OF LANDS                 SUBJECT TO:
--------------------------- ---------------------- ----------------------------------- --------------------------------------------
East Texas Field            42-401-056615-00A      A tract of land out of the Daniel   AR-105875
Mayfield, S. E.                                    Clark Survey, Rusk County, Texas,   South Kilgore Unit and Unit Operating
415040600                                          containing 33.4 acres more or       Agreement dated effective May 1, 1997,
100.0% WI                                          less, and more particularly         Atlantic Richfield Company, Operator.  (s)
81.25% NRI                                         described in that certain Oil and
                                                   Gas Lease dated October 24, 1994,   AR-105583
South Kilgore Unit                                 recorded in Volume 1889, Page       Longview Gas Plant Gas Purchase Contract
417539500                                          277, Deed Records, Rusk County,     dated November 1, 1997 by and between ARCO
                                                   Texas.                              Permian, Seller, and ARCO Permian, Buyer,
                                                                                       amended August 25, 1998.  (s/d)
                                                   ONLY INSOFAR AS LEASE COVERS
                                                   RIGHTS FROM THE SURFACE TO THE      Private Radio License from Federal
                                                   BASE OF THE WOODBINE FORMATION.     Communications Commission to ARCO
                                                                                       Communications, Inc., dated December 16,
                            42-401-056615-00B      A tract of land out of the Daniel   1992, File No. 0000000319451, Call Sign
                                                   Clark Survey, Rusk County, Texas,   KNEP883, Frequency 154.47875 MHZ
                                                   containing 33.4 acres more or
                                                   less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated September 1,
                                                   1997, recorded in Volume 2042,
                                                   Page 493, Official Public
                                                   Records, Rusk County, Texas.


FIELD NAME
PROPERTY NAME                                                                                        DEED
PROPERTY CODE                                                                                       LEASE
ARCO'S INTEREST                ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-401-056615-00C      Betty Springer Reeds    Atlantic Richfield     8-15-96     1968      663
Mayfield, S. E.                                                            Company
415040600

South Kilgore Unit
417539500
(continued)


                            42-401-056615-00F      Bettye V. Gray          Bargo Energy Company   9-21-94     1910      608








                            42-401-056615-00G      Rita Fay Garrett        Bargo Energy Company   4-26-95     1913      821








                            42-401-056615-00H      James W. Palmer         Bargo Energy Company   8-29-94     1889      273








                            42-401-056615-00I      Anita S. Anderson       Atlantic Richfield     7-15-98     2084      634
                                                                           Company


FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST              ARCO LEASE NO.         DESCRIPTION OF LANDS                 SUBJECT TO:
--------------------------- ---------------------- ----------------------------------- --------------------------------------------
East Texas Field            42-401-056615-00C      A tract of land out of the Daniel
Mayfield, S. E.                                    Clark Survey, Rusk County, Texas,
415040600                                          containing 33.4 acres more or
                                                   less, and more particularly
South Kilgore Unit                                 described in that certain Oil and
417539500                                          Gas Lease dated August 15, 1996,
(continued)                                        recorded in Volume 1968, Page
                                                   663, Official Public Records,
                                                   Rusk County, Texas.   (ALL DEPTHS)

                            42-401-056615-00F      A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 33.4 acres more or
                                                   less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated September 21,
                                                   1994, recorded in Volume 1910,
                                                   Page 608, Official Public
                                                   Records, Rusk County, Texas.

                            42-401-056615-00G      A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 33.4 acres more or
                                                   less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated April 26, 1995,
                                                   recorded in Volume 1913, Page
                                                   821, Official Public Records,
                                                   Rusk County, Texas.

                            42-401-056615-00H      A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 33.4 acres more or
                                                   less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated August 29, 1994,
                                                   recorded in Volume 1889, Page
                                                   273, Official Public Records,
                                                   Rusk County, Texas.

                            42-401-056615-00I      A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 33.21 acres more or
                                                   less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated July 15, 1998,
                                                   recorded in Volume 2084, Page
                                                   634, Official Public Records,
                                                   Rusk County, Texas.

                                                   ONLY INSOFAR AS LEASES COVER
                                                   RIGHTS FROM THE SURFACE TO THE
                                                   BASE OF THE WOODBINE FORMATION.



FIELD NAME
PROPERTY NAME                                                                                        DEED
PROPERTY CODE                                                                                       LEASE
ARCO'S INTEREST                ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-401-056615-00J      Roy T. Anderson         Atlantic Richfield     7-15-98     2084      637
Mayfield, S. E.                                                            Company
415040600

South Kilgore Unit
417539500
(continued)


                            42-401-056615-00K      Mary Bell Cherry        Steve  J. Hughes       6-1-93      1871      642








                            42-401-056615-00L      A. Roland Fisher        Steve  J. Hughes       6-10-94     1871      644








                            42-401-056615-00M      Octavious Fisher        Steve  J. Hughes       6-1-94      1871      648





                            42-401-056615-00N      James Depreist, sole    Steve  J. Hughes       12-22-93    1918      491
                                                   heir of Orphus Fisher


FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST              ARCO LEASE NO.         DESCRIPTION OF LANDS                 SUBJECT TO:
--------------------------- ---------------------- ----------------------------------- --------------------------------------------
East Texas Field            42-401-056615-00J      A tract of land out of the Daniel
Mayfield, S. E.                                    Clark Survey, Rusk County, Texas,
415040600                                          containing 33.21 acres more or
                                                   less, and more particularly
South Kilgore Unit                                 described in that certain Oil and
417539500                                          Gas Lease dated July 15, 1998,
(continued)                                        recorded in Volume 2084, Page
                                                   637, Official Public Records,
                                                   Rusk County, Texas.  (ALL DEPTHS)

                            42-401-056615-00K      A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 33.4 acres more or
                                                   less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated June 1, 1993,
                                                   recorded in Volume 1871, Page
                                                   642, Official Public Records,
                                                   Rusk County, Texas.

                            42-401-056615-00L      A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 33.4 acres more or
                                                   less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated June 10, 1994,
                                                   recorded in Volume 1871, Page
                                                   644, Official Public Records,
                                                   Rusk County, Texas.

                            42-401-056615-00M      A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 33.4 acres more or
                                                   less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated June 1, 1994,
                                                   recorded in Volume 1871, Page
                                                   648, Official Public Records,
                                                   Rusk County, Texas.

                            42-401-056615-00N      A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 33.4 acres more or
                                                   less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated December 22,
                                                   1993, recorded in Volume 1918,
                                                   Page 491, Official Public
                                                   Records, Rusk County, Texas.

                                                   ONLY INSOFAR AS LEASES COVER
                                                   RIGHTS FROM THE SURFACE TO THE
                                                   BASE OF THE WOODBINE FORMATION.


FIELD NAME
PROPERTY NAME                                                                                        DEED
PROPERTY CODE                                                                                       LEASE
ARCO'S INTEREST                ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-401-056615-00O      David S. Meredith, III  Steve  J. Hughes       6-1-93      1871      660
Mayfield, S. E.
415040600

South Kilgore Unit
417539500
(continued)


                            42-401-056615-00P      Henry McGaughty         Steve  J. Hughes       6-1-93      1871      662
                                                   Meredith







                            42-401-056615-00Q      Will Gordon Meredith    Steve  J. Hughes       6-1-93      1871      664








                            42-401-056615-00R      Charles B. Ogden, III,  Steve  J. Hughes       6-1-93      1871      678
                                                   Individually and as
                                                   Agent for Donald W.
                                                   Driboll, et al





                            42-401-056615-00S      Beverly S. Yocum        Steve  J. Hughes       7-12-93     1871      686


FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST              ARCO LEASE NO.         DESCRIPTION OF LANDS                 SUBJECT TO:
--------------------------- ---------------------- ----------------------------------- --------------------------------------------
East Texas Field            42-401-056615-00O      A tract of land out of the Daniel
Mayfield, S. E.                                    Clark Survey, Rusk County, Texas,
415040600                                          containing 33.4 acres more or
                                                   less, and more particularly
South Kilgore Unit                                 described in that certain Oil and
417539500                                          Gas Lease dated June 1, 1993,
(continued)                                        recorded in Volume 1871, Page
                                                   660, Official Public Records,
                                                   Rusk County, Texas.


                            42-401-056615-00P      A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 33.4 acres more or
                                                   less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated June 1, 1993,
                                                   recorded in Volume 1871, Page
                                                   662, Official Public Records,
                                                   Rusk County, Texas.


                            42-401-056615-00Q      A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 33.4 acres more or
                                                   less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated June 1, 1993,
                                                   recorded in Volume 1871, Page
                                                   664, Official Public Records,
                                                   Rusk County, Texas.

                            42-401-056615-00R      A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 33.4 acres more or
                                                   less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated June 1, 1993,
                                                   recorded in Volume 1871, Page
                                                   678, Official Public Records,
                                                   Rusk County, Texas.

                            42-401-056615-00S      A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 33.4 acres more or
                                                   less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated July 12, 1993,
                                                   recorded in Volume 1871, Page
                                                   686, Official Public Records,
                                                   Rusk County, Texas.

                                                   ONLY INSOFAR AS LEASES COVER
                                                   RIGHTS FROM THE SURFACE TO THE
                                                   BASE OF THE WOODBINE FORMATION.


FIELD NAME
PROPERTY NAME                                                                                        DEED
PROPERTY CODE                                                                                       LEASE
ARCO'S INTEREST                ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-401-056615-00T      Jerry Powell and        Bargo Energy Company   6-29-93     1871      682
Mayfield, S. E.                                    Fannie Fletcher
415040600

South Kilgore Unit
417539500
(continued)


                            42-401-056615-00U      Symonia Mayfield        Steve  J. Hughes       6-1-93      1871      680
                                                   Palmer







                            42-401-056615-00V      Mrs. Jarrell Garzonzik  Atlantic Richfield     3-1-97      2019      710
                                                                           Company






                            42-401-056615-00W      Liberty Bank and        Atlantic Richfield     9-27-96     1997      12
                                                   Trust Company of        Company
                                                   Tulsa, National
                                                   Association Trustee
                                                   of the M. P. Springer
                                                   B#3338 Trust


                            42-401-056615-00X      Boatmen's Trust         Atlantic Richfield     9-30-96     1997      7
                                                   Company of Arkansas,    Company
                                                   Agent for Mann Heirs



FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST              ARCO LEASE NO.         DESCRIPTION OF LANDS                 SUBJECT TO:
--------------------------- ---------------------- ----------------------------------- --------------------------------------------
East Texas Field            42-401-056615-00T      A tract of land out of the Daniel
Mayfield, S. E.                                    Clark Survey, Rusk County, Texas,
415040600                                          containing 33.4 acres more or
                                                   less, and more particularly
South Kilgore Unit                                 described in that certain Oil and
417539500                                          Gas Lease dated July 29, 1993,
(continued)                                        recorded in Volume 1871, Page
                                                   682, Official Public  Records,
                                                   Rusk County, Texas

                            42-401-056615-00U      A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 33.4 acres more or
                                                   less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated June 1, 1993,
                                                   recorded in Volume 1871, Page
                                                   680, Official Public Records,
                                                   Rusk County, Texas.

                                                   ONLY INSOFAR AS LEASES COVER
                                                   RIGHTS FROM THE SURFACE TO THE
                                                   BASE OF THE WOODBINE FORMATION.

                            42-401-056615-00V      A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 33.4 acres more or
                                                   less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated March 1, 1997,
                                                   recorded in Volume 2019, Page
                                                   710, Official Public Records,
                                                   Rusk County, Texas.  (ALL DEPTHS)

                            42-401-056615-00W      A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 33.4 acres more or
                                                   less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated September 27,
                                                   1996, recorded in Volume 1997,
                                                   Page 12, Official Public Records,
                                                   Rusk County, Texas.  (ALL DEPTHS)

                            42-401-056615-00X      A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 33.4 acres more or
                                                   less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated September 30,
                                                   1996, recorded in Volume 1997,
                                                   Page 7, Official Public Records,
                                                   Rusk County, Texas.  (ALL DEPTHS)


FIELD NAME
PROPERTY NAME                                                                                        DEED
PROPERTY CODE                                                                                       LEASE
ARCO'S INTEREST                ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-401-056615-00Y      Barbara Palmer,         Atlantic Richfield     10-29-96    2009      575
Mayfield, S. E.                                    Widow, et al            Company
415040600

South Kilgore Unit
417539500
(continued)


                            42-401-056615-00Z      Carlton Palmer          Atlantic Richfield     11-7-97     2046      10
                                                                           Company







                            42-401-056615-0AA      Carl Bean, Jr.          Atlantic Richfield     10-30-97    2045      181
                                                                           Company







                            42-401-056615-0AB      Betty Springer Reeds    Atlantic Richfield     11-4-97     2046      6
                                                   Revocable Trust         Company







                            42-401-056615-0AC      Melvin Palmer           Atlantic Richfield     11-20-97    2056      466
                                                                           Company



FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST              ARCO LEASE NO.         DESCRIPTION OF LANDS                 SUBJECT TO:
--------------------------- ---------------------- ----------------------------------- --------------------------------------------
East Texas Field            42-401-056615-00Y      A tract of land out of the Daniel
Mayfield, S. E.                                    Clark Survey, Rusk County, Texas,
415040600                                          containing 33.4 acres more or
                                                   less, and more particularly
South Kilgore Unit                                 described in that certain Oil and
417539500                                          Gas Lease dated October 29, 1996,
(90continued)                                      recorded in Volume 2009, Page
                                                   575, Official Public Records,
                                                   Rusk County, Texas.

                            42-401-056615-00Z      A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 33.4 acres more or
                                                   less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated November 7, 1997,
                                                   recorded in Volume 2046, Page 10,
                                                   Official Public Records, Rusk
                                                   County, Texas.

                            42-401-056615-0AA      A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 33.4 acres more or
                                                   less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated October 30, 1997,
                                                   recorded in Volume 2045, Page
                                                   181, Official Public Records,
                                                   Rusk County, Texas.

                            42-401-056615-0AB      A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 33.4 acres more or
                                                   less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated November 4, 1997,
                                                   recorded in Volume 2046, Page 6,
                                                   Official Public Records, Rusk
                                                   County, Texas.

                            42-401-056615-0AC      A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 33.4 acres more or
                                                   less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated November 20,
                                                   1997, recorded in Volume 2056,
                                                   Page 466, Official Public
                                                   Records, Rusk County, Texas.



FIELD NAME
PROPERTY NAME                                                                                        DEED
PROPERTY CODE                                                                                       LEASE
ARCO'S INTEREST                ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-401-056615-0AD      Eva Mayfield Baham      Atlantic Richfield     11-17-97    2056      458
Mayfield, S. E.                                                            Company
415040600

South Kilgore Unit
417539500
(continued)


                            42-401-056615-0AE      Ricky R. Dixon          Atlantic Richfield     11-11-97    2052      849
                                                                           Company







                            42-401-056615-0AF      Darcus Palmer           Atlantic Richfield     11-7-97     2044      787
                                                                           Company
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-401-000863-000      James Owen              Argo Royalty Company   8-16-32     225       85
R. G. Mason (16)            (Mineral Deed)
410763200
1.5625% RI





FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST              ARCO LEASE NO.         DESCRIPTION OF LANDS                 SUBJECT TO:
--------------------------- ---------------------- ----------------------------------- --------------------------------------------
East Texas Field            42-401-056615-0AD      A tract of land out of the Daniel
Mayfield, S. E.                                    Clark Survey, Rusk County, Texas,
415040600                                          containing 33.4 acres more or
                                                   less, and more particularly
South Kilgore Unit                                 described in that certain Oil and
417539500                                          Gas Lease dated November 17,
(continued)                                        1997, recorded in Volume 2056,
                                                   Page 458, Official Public
                                                   Records, Rusk County, Texas.

                            42-401-056615-0AE      A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 33.4 acres more or
                                                   less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated November 11,
                                                   1997, recorded in Volume 2052,
                                                   Page 849, Official Public
                                                   Records, Rusk County, Texas.


                            42-401-056615-0AF      A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 11.07 acres more or
                                                   less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated November 7, 1997,
                                                   recorded in Volume 2044, Page
                                                   787, Official Public Records,
                                                   Rusk County, Texas.
--------------------------- ---------------------- ----------------------------------- --------------------------------------------
East Texas Field            42-401-000863-000      A tract containing 104.4 acres of   Oil, Gas and Mineral Lease dated October 29,
R. G. Mason (16)            (Mineral Deed)         land out of the Juan B. Cadena      1929, recorded in Volume 145, Page 313, Deed
410763200                                          League, Rusk County, Texas, and     Records, Rusk County, Texas.
1.5625% RI                                         more particularly described in
                                                   that certain Mineral Deed dated
                                                   August 16, 1932, recorded in
                                                   Volume 225, Page 85, Deed
                                                   Records, Rusk County, Texas.



FIELD NAME
PROPERTY NAME                                                                                        DEED
PROPERTY CODE                                                                                       LEASE
ARCO'S INTEREST                ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-401-056619-00A      C. F. Jones, et al      P. A. Wiley            11-5-34     257       266
Rosa Jones  (s)
415687100
100% WI
87.50% NRI

Rosa Jones (W&B)  (s)
419999500
100% WI                     42-401-056619-00B      Victor A. Smith, et al  R. W. Ingram           11-28-34    257       403
87.5% NRI

South Kilgore Unit  (s)
417539500



                            42-401-056619-00C      Bert L. Laubenheim      P. A. Wiley            9-26-34     255       544







                            42-401-056619-00D      G. E. Fagg              P. A. Wiley            9-26-34     255       542







                            42-401-056619-00E      E. L. Clay              P. A. Wiley            9-26-34     255       539


FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST              ARCO LEASE NO.         DESCRIPTION OF LANDS                 SUBJECT TO:
--------------------------- ---------------------- ----------------------------------- --------------------------------------------
East Texas Field            42-401-056619-00A      A tract of land out of the Daniel   AR-105213
Rosa Jones  (s)                                    Clark Survey, Rusk County, Texas,   Acreage Exchange Agreement dated effective
415687100                                          containing 33.2 acres more or       April 1, 1995 by and between Paloma Partners,
100% WI                                            less, and more particularly         Ltd. and Atlantic Richfield Company.  (s)
87.50% NRI                                         described in that certain Oil and
                                                   Gas Lease dated November 5, 1934,   AR-105265-001
Rosa Jones (W&B)  (s)                              recorded in Volume 257, Page 266,   Crude Oil Buy/Sell Contract dated effective
419999500                                          Deed Records, Rusk County, Texas.   December 1, 1995 by and between ARCO Permian
100% WI                                                                                and Sun Company, Inc. (s)
87.5% NRI                   42-401-056619-00B      A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,   AR-105265-000
South Kilgore Unit  (s)                            containing 33.2 acres more or       Purchase and Sale Agreement dated October 6,
417539500                                          less, and more particularly         1995 by and between East Texas Gathering
                                                   described in that certain Oil and   Company, Atlantic Richfield Company, Sun Pipe
                                                   Gas Lease dated November 28,        Line Company and Sun Company, Inc.  (s)
                                                   1934, recorded in Volume 257,
                                                   Page 403, Deed Records, Rusk        AR-105875
                                                   County, Texas.                      South Kilgore Unit and Unit Operating
                                                                                       Agreement dated effective May 1, 1997,
                            42-401-056619-00C      A tract of land out of the Daniel   Atlantic Richfield Company, Operator.  (s)
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 33.2 acres more or       AR-105583
                                                   less, and more particularly         Longview Gas Plant Gas Purchase Contract
                                                   described in that certain Oil and   dated November 1, 1997 by and between ARCO
                                                   Gas Lease dated September 26,       Permian, Seller, and ARCO Permian, Buyer,
                                                   1934, recorded in Volume 255,       amended August 25, 1998.  (s/d)
                                                   Page 544, Deed Records, Rusk
                                                   County, Texas.                      Private Radio License from Federal
                                                                                       Communications Commission to ARCO
                            42-401-056619-00D      A tract of land out of the Daniel   Communications, Inc., dated December 16,
                                                   Clark Survey, Rusk County, Texas,   1992, File No. 0000000319451, Call Sign
                                                   containing 33.2 acres more or       KNEP883, Frequency 154.47875 MHZ
                                                   less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated September 26,
                                                   1934, recorded in Volume 255,
                                                   Page 542, Deed Records, Rusk
                                                   County, Texas.

                            42-401-056619-00E      A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 33.2 acres more or
                                                   less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated September 26,
                                                   1934, recorded in Volume 255,
                                                   Page 539, Deed Records, Rusk
                                                   County, Texas.

                                                   ONLY INSOFAR AS LEASES COVER
                                                   RIGHTS FROM THE SURFACE TO THE
                                                   BASE OF THE WOODBINE FORMATION.



FIELD NAME
PROPERTY NAME                                                                                        DEED
PROPERTY CODE                                                                                       LEASE
ARCO'S INTEREST                ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-401-056619-00F      Falcon Company          P. A. Wiley            9-26-34     255       540
Rosa Jones  (s)
415687100

Rosa Jones (W&B)  (s)
419999500

South Kilgore Unit  (s)
417539500                   42-401-056619-00G      C. F. Jones, Guardian   P. A. Wiley            11-26-34    258       511
(continued)                                        of the Estate of Rosa
                                                   Jones, NCM



FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST              ARCO LEASE NO.         DESCRIPTION OF LANDS                 SUBJECT TO:
--------------------------- ---------------------- ----------------------------------- --------------------------------------------
East Texas Field            42-401-056619-00F      A tract of land out of the Daniel
Rosa Jones  (s)                                    Clark Survey, Rusk County, Texas,
415687100                                          containing 33.2 acres more or
                                                   less, and more particularly
Rosa Jones (W&B)  (s)                              described in that certain Oil and
419999500                                          Gas Lease dated September 26,
                                                   1934, recorded in Volume 255,
South Kilgore Unit  (s)                            Page 540, Deed Records, Rusk
417539500                                          County, Texas.
(continued)
                            42-401-056619-00G      A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 33.2 acres more or
                                                   less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated November 26,
                                                   1934, recorded in Volume 258,
                                                   Page 511, Deed Records, Rusk
                                                   County, Texas.

                                                   ONLY INSOFAR AS LEASES COVER
                                                   RIGHTS FROM THE SURFACE TO THE
                                                   BASE OF THE WOODBINE FORMATION.


FIELD NAME
PROPERTY NAME                                                                                        DEED
PROPERTY CODE                                                                                       LEASE
ARCO'S INTEREST                ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-401-056621-00A      Rufus Jones, Jr., et    Roy H. Laird, et al    9-11-30     151       213
Rufus  Jones "A"  (s)                              ux
415959400
100% WI
68.5625% NRI

Rufus Jones "B"  (s)
416959000
100% WI                     42-401-056621-00B      Opal Gene Givens,       J. H. Merritt          9-11-33     237       556
68.5625% NRI                                       feme sole and T. J.
                                                   Givens
R. Jones/Bond-Jones  (s)
418860800
100% WI
87.5% NRI

R. Jones (Phillips) (s)     42-401-056621-00C      Sun Oil Company         Warner-Quinlan         9-10-34     256       407
411253900                                                                  Company of Texas
100% WI
63.5981% NRI

South Kilgore Unit (s)
417539500
97.659398% WI
83.460188% NRI              42-401-056621-00D      Howard Crenshaw, et ux  R. E. Moore            6-18-34     256       411





                            42-401-056621-00E      W. H. Grier & A. A.     R. E. Moore            6-18-34     256       413
                                                   Biggs, et al





FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST              ARCO LEASE NO.         DESCRIPTION OF LANDS                 SUBJECT TO:
--------------------------- ---------------------- ----------------------------------- --------------------------------------------
East Texas Field            42-401-056621-00A      A tract of land out of the Daniel   AR-105414-001
Rufus  Jones "A"  (s)                              Clark Survey, Rusk County, Texas,   Operating Agreement dated effective June 1,
415959400                                          containing 10.0 acres more or       1980 by and between Gibson Drilling Company,
100% WI                                            less, and more particularly         Operator, and James H. Merritt,
68.5625% NRI                                       described in that certain Oil and   Non-Operator.  (s)
                                                   Gas Lease dated September 11,
Rufus Jones "B"  (s)                               1930, recorded in Volume 151,       Private Radio License from Federal
416959000                                          Page 213, Deed Records, Rusk        Communications Commission to ARCO
100% WI                                            County, Texas.                      Communications, Inc., dated December 16,
68.5625% NRI                                                                           1992, File No. 0000000319451, Call Sign
                            42-401-056621-00B      A tract of land out of the Daniel   KNEP883, Frequency 154.47875 MHZ
R. Jones/Bond-Jones  (s)                           Clark Survey, Rusk County, Texas,
418860800                                          containing 25 acres more or less,   AR-105213
100% WI                                            and more particularly described     Acreage Exchange Agreement dated effective
87.5% NRI                                          in that certain Oil and Gas Lease   April 1, 1995 by and between Paloma Partners,
                                                   dated September 11, 1933,           Ltd. and Atlantic Richfield Company.  (s)
R. Jones (Phillips) (s)                            recorded in Volume 237, Page 556
411253900                                          of Deed Records, Rusk County,       AR-105265-000
100% WI                                            Texas.                              Purchase and Sale Agreement dated October 6,
63.5981% NRI                                                                           1995 by and between East Texas Gathering
                            42-401-056621-00C      A tract of land out of the Daniel   Company, Atlantic Richfield Company, Sun Pipe
South Kilgore Unit (s)                             Clark Survey, Rusk County, Texas,   Line Company and Sun Company, Inc.  (s)
417539500                                          containing 25 acres more or less,
97.659398% WI                                      and more particularly described     AR-105265-001
83.460188% NRI                                     in that certain Oil and Gas Lease   Crude Oil Buy/Sell Contract dated effective
                                                   dated September 10, 1934,           December 1, 1995 by and between ARCO Permian
                                                   recorded in Volume 256, Page 407,   and Sun Company, Inc. (s)
                                                   Deed Records, Rusk County, Texas.
                                                                                       AR-105875
                            42-401-056621-00D      A tract of land out of the Daniel   South Kilgore Unit and Unit Operating
                                                   Clark Survey, Rusk County, Texas,   Agreement dated effective May 1, 1997,
                                                   containing 25 acres more or less,   Atlantic Richfield Company, Operator.  (s)
                                                   and more particularly described     (Except the Rufus Jones "A")
                                                   in that certain Oil and Gas Lease
                                                   dated June 18, 1934, recorded in    AR-105583
                                                   Volume 256, Page 411, Deed          Longview Gas Plant Gas Purchase Contract
                                                   Records, Rusk County, Texas.        dated November 1, 1997 by and between ARCO
                                                                                       Permian, Seller, and ARCO Permian, Buyer.
                            42-401-056621-00E      A tract of land out of the Daniel   (s/d)
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 25 acres more or less,   AR-105584
                                                   and more particularly described     Longview Gas Plant Gas Purchase Contract
                                                   in that certain Oil and Gas Lease   dated November 1, 1997 by and between ARCO
                                                   dated June 18, 1934, recorded in    Permian, Seller, and ARCO Permian, Buyer. (s)
                                                   Volume 256, Page 413, Deed          (Rufus Jones "A")
                                                   Records, Rusk County, Texas.

                                                   ONLY INSOFAR AS LEASES COVER
                                                   RIGHTS FROM THE SURFACE TO THE
                                                   BASE OF THE WOODBINE FORMATION.




FIELD NAME
PROPERTY NAME                                                                                        DEED
PROPERTY CODE                                                                                       LEASE
ARCO'S INTEREST                ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-401-056621-00F      M. S. Thetford          R. E. Moore            9-1-34      253       481
Rufus  Jones "A"  (s)
415959400

Rufus Jones "B"  (s)
416959000

R. Jones/Bond-Jones  (s)
418860800                   42-401-056621-00G      J. H. Merritt           R. E.  Moore           9-8-34      253       483

R. Jones (Phillips) (s)
411253900

South Kilgore Unit   (s)
417539500
(continued)
                            42-401-056621-00H      May Greve, et vir       R. E. Moore            9-1-34      253       484







                            42-401-056621-00I      T. J. Strahan           R. E. Moore            9-1-34      253       486






                            42-401-056621-00J      Mary Jane Fischer       Atlantic Richfield     5-1-96      2011      853
                                                   Rosenbaum               Company




FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST              ARCO LEASE NO.         DESCRIPTION OF LANDS                 SUBJECT TO:
--------------------------- ---------------------- ----------------------------------- --------------------------------------------
East Texas Field            42-401-056621-00F      A tract of land out of the Daniel
Rufus  Jones "A"  (s)                              Clark Survey, Rusk County, Texas,
415959400                                          containing 25 acres more or less,
                                                   and more particularly described
Rufus Jones "B"  (s)                               in that certain Oil and Gas Lease
416959000                                          dated September 1, 1934, recorded
                                                   in Volume 253, Page 481, Deed
                                                   Records, Rusk County, Texas.
R. Jones/Bond-Jones  (s)
418860800                    42-401-056621-00G     A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 25 acres more or less,
                                                   and more particularly described
R. Jones (Phillips) (s)                            in that certain Oil and Gas Lease
411253900                                          dated September 8, 1934, recorded
                                                   in Volume 253, Page 483, Deed
South Kilgore Unit   (s)                           Records, Rusk County, Texas.
417539500
(continued)                 42-401-056621-00H      A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 25 acres more or less,
                                                   and more particularly described
                                                   in that certain Oil and Gas Lease
                                                   dated September 1, 1934, recorded
                                                   in Volume 253, Page 484, Deed
                                                   Records, Rusk County, Texas.

                            42-401-056621-00I      A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 25 acres more or less,
                                                   and more particularly described
                                                   in that certain Oil and Gas Lease
                                                   dated September 1, 1934, recorded
                                                   in Volume 253, Page 486, Deed
                                                   Records, Rusk County, Texas.

                            42-401-056621-00J      A tract of land out of the Daniel
                                                   Clark Survey, A-162, Rusk County,
                                                   Texas, containing 1.7 acres more
                                                   or less, and more particularly
                                                   described in that certain Oil,
                                                   Gas and Mineral Lease dated May
                                                   1, 1996, recorded in Volume 2011,
                                                   Page 853, Official Public
                                                   Records, Rusk County, Texas.

                                                   ONLY INSOFAR AS LEASES COVER
                                                   RIGHTS FROM THE SURFACE TO THE
                                                   BASE OF THE WOODBINE FORMATION.




FIELD NAME
PROPERTY NAME                                                                                        DEED
PROPERTY CODE                                                                                       LEASE
ARCO'S INTEREST                ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-401-056621-00K      Joseph M. Wolfe         Atlantic Richfield     5-1-96      2011      868
Rufus  Jones "A"  (s)                                                      Company
415959400

Rufus Jones "B"  (s)
416959000

R. Jones/Bond-Jones  (s)
418860800
                            42-401-056621-00L      Don Warren              Atlantic Richfield     3-15-97     2003      754
R. Jones (Phillips) (s)                                                    Company
411253900

South Kilgore Unit   (s)
417539500
(continued)


                            42-401-056621-00M      Mary L. Williams        Atlantic Richfield     2-15-97     2009      757
                                                                           Company







                            42-401-056621-00N      Joyce Kennedy, Trustee  Atlantic Richfield     3-15-97     2009      751
                                                                           Company







                            42-401-056621-00O      Bernice Koret           Atlantic Richfield     2-17-97     2011      839
                                                                           Company





FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST              ARCO LEASE NO.         DESCRIPTION OF LANDS                 SUBJECT TO:
--------------------------- ---------------------- ----------------------------------- --------------------------------------------
East Texas Field            42-401-056621-00K      A tract of land out of the Daniel
Rufus  Jones "A"  (s)                              Clark Survey, A-162, Rusk County,
415959400                                          Texas, containing 1.7 acres more
                                                   or less, and more particularly
Rufus Jones "B"  (s)                               described in that certain Oil,
416959000                                          Gas and Mineral Lease dated May
                                                   1, 1996, recorded in Volume 2011,
R. Jones/Bond-Jones  (s)                           Page 868, Official Public
418860800                                          Records, Rusk County, Texas.


R. Jones (Phillips) (s)     42-401-056621-00L      A tract of land out of the Daniel
411253900                                          Clark Survey, A-162, Rusk County,
                                                   Texas, containing 1.7 acres more
South Kilgore Unit   (s)                           or less, and more particularly
417539500                                          described in that certain Oil,
(continued)                                        Gas and Mineral Lease dated March
                                                   15, 1997, recorded in Volume
                                                   2003, Page 754, Official Public
                                                   Records, Rusk County, Texas.


                            42-401-056621-00M      A tract of land out of the Daniel
                                                   Clark Survey, A-162, Rusk County,
                                                   Texas, containing 1.7 acres more
                                                   or less, and more particularly
                                                   described in that certain Oil,
                                                   Gas and Mineral Lease dated
                                                   February 15, 1997, recorded in
                                                   Volume 2009, Page 757, Official
                                                   Public Records, Rusk County,
                                                   Texas.

                            42-401-056621-00N      A tract of land out of the Daniel
                                                   Clark Survey, A-162, Rusk County,
                                                   Texas, containing 1.7 acres more
                                                   or less, and more particularly
                                                   described in that certain Oil,
                                                   Gas and Mineral Lease dated March
                                                   15, 1997, recorded in Volume
                                                   2009, Page 751, Official Public
                                                   Records, Rusk County, Texas.

                            42-401-056621-00O      A tract of land out of the Daniel
                                                   Clark Survey, A-162, Rusk County,
                                                   Texas, containing 1.7 acres more
                                                   or less, and more particularly
                                                   described in that certain Oil,
                                                   Gas and Mineral Lease dated
                                                   February 17, 1997, recorded in
                                                   Volume 2011, Page 839, Official
                                                   Public Records, Rusk County,
                                                   Texas.


FIELD NAME
PROPERTY NAME                                                                                        DEED
PROPERTY CODE                                                                                       LEASE
ARCO'S INTEREST                ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-401-056621-00P      Foster T. Bean          Atlantic Richfield     3-15-97     2011      828
Rufus  Jones "A"  (s)                                                      Company
415959400

Rufus Jones "B"  (s)
416959000

R. Jones/Bond-Jones  (s)
418860800
                            42-401-056621-00Q      Alfred S. Wolfe         Atlantic Richfield     3-15-97     2011      865
R. Jones (Phillips) (s)                                                    Company
411253900

South Kilgore Unit   (s)
417539500
(continued)


                            42-401-056621-00R      Edwin N. Wolfe          Atlantic Richfield     3-15-97     2011      862
                                                                           Company







                            42-401-056621-00S      Vera Marwil Remer       Atlantic Richfield     3-15-97     2011      850
                                                                           Company







                            42-401-056621-00T      Doris Marwil Frost      Atlantic Richfield     3-15-97     2011      836
                                                                           Company




FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST              ARCO LEASE NO.         DESCRIPTION OF LANDS                 SUBJECT TO:
--------------------------- ---------------------- ----------------------------------- --------------------------------------------
East Texas Field            42-401-056621-00P      A tract of land out of the Daniel
Rufus  Jones "A"  (s)                              Clark Survey, A-162, Rusk County,
415959400                                          Texas, containing 1.7 acres more
                                                   or less, and more particularly
Rufus Jones "B"  (s)                               described in that certain Oil,
416959000                                          Gas and Mineral Lease dated March
                                                   15, 1997, recorded in Volume
R. Jones/Bond-Jones  (s)                           2011, Page 828, Official Public
418860800                                          Records, Rusk County, Texas.

R. Jones (Phillips) (s)     42-401-056621-00Q      A tract of land out of the Daniel
411253900                                          Clark Survey, A-162, Rusk County,
                                                   Texas, containing 1.7 acres more
South Kilgore Unit   (s)                           or less, and more particularly
417539500                                          described in that certain Oil,
(continued)                                        Gas and Mineral Lease dated March
                                                   15, 1997, recorded in Volume
                                                   2011, Page 865, Official Public
                                                   Records, Rusk County, Texas.

                            42-401-056621-00R      A tract of land out of the Daniel
                                                   Clark Survey, A-162 Rusk County,
                                                   Texas, containing 1.7 acres more
                                                   or less, and more particularly
                                                   described in that certain Oil,
                                                   Gas and Mineral Lease dated March
                                                   15, 1997, recorded in Volume
                                                   2011, Page 862, Official Public
                                                   Records, Rusk County, Texas.

                            42-401-056621-00S      A tract of land out of the Daniel
                                                   Clark Survey, A-162, Rusk County,
                                                   Texas, containing 1.7 acres more
                                                   or less, and more particularly
                                                   described in that certain Oil,
                                                   Gas and Mineral Lease dated March
                                                   15, 1997, recorded in Volume
                                                   2011, Page 850, Official Public
                                                   Records, Rusk County, Texas.

                            42-401-056621-00T      A tract of land out of the Daniel
                                                   Clark Survey, A-162, Rusk County,
                                                   Texas, containing 1.7 acres more
                                                   or less, and more particularly
                                                   described in that certain Oil,
                                                   Gas and Mineral Lease dated March
                                                   15, 1997, recorded in Volume
                                                   2011, Page 836, Official Public
                                                   Records, Rusk County, Texas.


FIELD NAME
PROPERTY NAME                                                                                        DEED
PROPERTY CODE                                                                                       LEASE
ARCO'S INTEREST                ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-401-056621-00U      Sean Wrather            Atlantic Richfield     3-15-97     2011      859
Rufus  Jones "A"  (s)                                                      Company
415959400

Rufus Jones "B"  (s)
416959000

R. Jones/Bond-Jones  (s)
418860800
                            42-401-056621-00V      Lamar Elder, Guardian   Atlantic Richfield     3-15-97     2011      833
R. Jones (Phillips) (s)                                                    Company
411253900

South Kilgore Unit   (s)
417539500
(continued)


                            42-401-056621-00W      Iva Lee Sloan           Atlantic Richfield     3-15-97     2011      856
                                                                           Company







                            42-401-056621-00X      Shirley Marwil Sanger   Atlantic Richfield     3-15-97     2020      699
                                                                           Company







                            42-401-056621-00Y      Althea J. Pickett       Atlantic Richfield     10-1-97     2042      486
                                                                           Company




FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST              ARCO LEASE NO.         DESCRIPTION OF LANDS                 SUBJECT TO:
--------------------------- ---------------------- ----------------------------------- --------------------------------------------
East Texas Field            42-401-056621-00U      A tract of land out of the Daniel
Rufus  Jones "A"  (s)                              Clark Survey, A-162, Rusk County,
415959400                                          Texas, containing 1.7 acres more
                                                   or less, and more particularly
Rufus Jones "B"  (s)                               described in that certain Oil,
416959000                                          Gas and Mineral Lease dated March
                                                   15, 1997, recorded in Volume
R. Jones/Bond-Jones  (s)                           2011, Page 859, Official Public
418860800                                          Records, Rusk County, Texas.

R. Jones (Phillips) (s)     42-401-056621-00V      A tract of land out of the Daniel
411253900                                          Clark Survey, A-162, Rusk County,
                                                   Texas, containing 1.7 acres more
South Kilgore Unit   (s)                           or less, and more particularly
417539500                                          described in that certain Oil,
(continued)                                        Gas and Mineral Lease dated March
                                                   15, 1997, recorded in Volume
                                                   2011, Page 833, Official Public
                                                   Records, Rusk County, Texas.

                            42-401-056621-00W      A tract of land out of the Daniel
                                                   Clark Survey, A-162, Rusk County,
                                                   Texas, containing 1.7 acres more
                                                   or less, and more particularly
                                                   described in that certain Oil,
                                                   Gas and Mineral Lease dated March
                                                   15, 1997, recorded in Volume
                                                   2011, Page 856, Official Public
                                                   Records, Rusk County, Texas.

                            42-401-056621-00X      A tract of land out of the Daniel
                                                   Clark Survey, A-162, Rusk County,
                                                   Texas, containing 1.7 acres more
                                                   or less, and more particularly
                                                   described in that certain Oil,
                                                   Gas and Mineral Lease dated March
                                                   15, 1997, recorded in Volume
                                                   2020, Page 699, Official Public
                                                   Records, Rusk County, Texas.

                            42-401-056621-00Y      A tract of land out of the Daniel
                                                   Clark Survey, A-162, Rusk County,
                                                   Texas, containing 1.7 acres more
                                                   or less, and more particularly
                                                   described in that certain Oil,
                                                   Gas and Mineral Lease dated
                                                   October 1, 1997, recorded in
                                                   Volume 2042, Page 486, Official
                                                   Public Records, Rusk County,
                                                   Texas.


FIELD NAME
PROPERTY NAME                                                                                        DEED
PROPERTY CODE                                                                                       LEASE
ARCO'S INTEREST                ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-401-056621-00Z      Bettye Joyce Butts      Atlantic Richfield     3-15-97     2052      786
Rufus  Jones "A"  (s)                              Turner                  Company
415959400

Rufus Jones "B"  (s)
416959000

R. Jones/Bond-Jones  (s)
418860800
                            42-401-056621-0AA      Cozetta Butts Lamore,   Atlantic Richfield     3-15-97     2052      784
R. Jones (Phillips) (s)                            Executrix               Company
411253900

South Kilgore Unit   (s)
417539500
(continued)


                            42-401-056621-0AB      Jenny Marwil Hardy      Atlantic Richfield     9-30-97     2057      847
                                                                           Company






                            42-401-056621-0AC      Earl Stanley Marwil,    Atlantic Richfield     1-30-98     2057      853
                                                   Custodian               Company






                            42-401-056621-0AD      Ann Gibson              Atlantic Richfield     1-30-98     2057      844
                                                                           Company




FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST              ARCO LEASE NO.         DESCRIPTION OF LANDS                 SUBJECT TO:
--------------------------- ---------------------- ----------------------------------- --------------------------------------------
East Texas Field            42-401-056621-00Z      A tract of land out of the Daniel
Rufus  Jones "A"  (s)                              Clark Survey, A-162, Rusk County,
415959400                                          Texas, containing 1.7 acres more
                                                   or less, and more particularly
Rufus Jones "B"  (s)                               described in that certain Oil,
416959000                                          Gas and Mineral Lease dated March
                                                   15, 1997, recorded in Volume
R. Jones/Bond-Jones  (s)                           2052, Page 786, Official Public
418860800                                          Records, Rusk County, Texas.

R. Jones (Phillips) (s)     42-401-056621-0AA      A tract of land out of the Daniel
411253900                                          Clark Survey, A-162, Rusk County,
                                                   Texas, containing 1.7 acres more
South Kilgore Unit   (s)                           or less, and more particularly
417539500                                          described in that certain Oil,
(continued)                                        Gas and Mineral Lease dated March
                                                   15, 1997, recorded in Volume
                                                   2052, Page 784, Official Public
                                                   Records, Rusk County, Texas.

                            42-401-056621-0AB      A tract of land out of the Daniel
                                                   Clark Survey, A-162, Rusk County,
                                                   Texas, containing 1.7 acres more
                                                   or less, and more particularly
                                                   described in that certain Oil,
                                                   Gas and Mineral Lease dated
                                                   September 30, 1997, recorded in
                                                   Volume 2057, Page 847, Official
                                                   Public Records, Rusk County,
                                                   Texas.

                            42-401-056621-0AC      A tract of land out of the Daniel
                                                   Clark Survey, A-162, Rusk County,
                                                   Texas, containing 1.7 acres more
                                                   or less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated January 30, 1998,
                                                   recorded in Volume 2057, Page
                                                   853, Official Public Records,
                                                   Rusk County, Texas.


                            42-401-056621-0AD      A tract of land out of the Daniel
                                                   Clark Survey, A-162, Rusk County,
                                                   Texas, containing 1.7 acres more
                                                   or less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated January 30, 1998,
                                                   recorded in Volume 2057, Page
                                                   844, Official Public Records,
                                                   Rusk County, Texas.



FIELD NAME
PROPERTY NAME                                                                                        DEED
PROPERTY CODE                                                                                       LEASE
ARCO'S INTEREST                ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-401-056621-0AE      L. W. Sugar Limited     Atlantic Richfield     1-30-98     2057      850
Rufus  Jones "A"  (s)                              Partnership             Company
415959400

Rufus Jones "B"  (s)
416959000

R. Jones/Bond-Jones  (s)
418860800
                            42-401-056621-0AF      Douglas Deutser         Atlantic Richfield     1-30-98     2060      102
R. Jones (Phillips) (s)                                                    Company
411253900

South Kilgore Unit   (s)
417539500
(continued)


                            42-401-056621-0AG      Nelson Marwil,          Atlantic Richfield     1-30-98     2060      401
                                                   Custodian               Company







                            42-401-056621-0AH      Angela Jones Burns      Atlantic Richfield     10-1-97     2061      537
                                                                           Company






                            42-401-056621-0AI      Evelyn Yvonne Byrd      Atlantic Richfield     3-21-98     2073      293
                                                                           Company





FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST              ARCO LEASE NO.         DESCRIPTION OF LANDS                 SUBJECT TO:
--------------------------- ---------------------- ----------------------------------- --------------------------------------------
East Texas Field            42-401-056621-0AE      A tract of land out of the Daniel
Rufus  Jones "A"  (s)                              Clark Survey, A-162, Rusk County,
415959400                                          Texas, containing 1.7 acres more
                                                   or less, and more particularly
Rufus Jones "B"  (s)                               described in that certain Oil and
416959000                                          Gas Lease dated January 30, 1998,
                                                   recorded in Volume 2057, Page
R. Jones/Bond-Jones  (s)                           850, Official Public Records,
418860800                                          Rusk County, Texas.

R. Jones (Phillips) (s)     42-401-056621-0AF      A tract of land out of the Daniel
411253900                                          Clark Survey, A-162, Rusk County,
                                                   Texas, containing 1.7 acres more
South Kilgore Unit   (s)                           or less, and more particularly
417539500                                          described in that certain Oil
(continued)                                        and Gas Lease dated January 30,
                                                   1998, recorded in Volume 2060,
                                                   Page 102, Official Public
                                                   Records, Rusk County, Texas.

                            42-401-056621-0AG      A tract of land out of the Daniel
                                                   Clark Survey, A-162, Rusk County,
                                                   Texas, containing 1.7 acres more
                                                   or less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated January 30, 1998,
                                                   recorded in Volume 2060, Page
                                                   401, Official Public Records,
                                                   Rusk County, Texas.

                            42-401-056621-0AH      A tract of land out of the Daniel
                                                   Clark Survey, A-162, Rusk County,
                                                   Texas, containing 1.7 acres more
                                                   or less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated October 1, 1997,
                                                   recorded in Volume 2061, Page
                                                   537, Official Public Records,
                                                   Rusk County, Texas.

                            42-401-056621-0AI      A tract of land out of the Daniel
                                                   Clark Survey, A-162, Rusk County,
                                                   Texas, containing 1.7 acres more
                                                   or less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated March 21, 1998,
                                                   recorded in Volume 2073, Page
                                                   293, Official Public Records,
                                                   Rusk County, Texas.



FIELD NAME
PROPERTY NAME                                                                                        DEED
PROPERTY CODE                                                                                       LEASE
ARCO'S INTEREST                ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-401-056621-0AJ      Rosalind J. Robinson,   Atlantic Richfield     3-21-98     2073      296
Rufus  Jones "A"  (s)                              Individually and as     Company
415959400                                          Independent Executrix

Rufus Jones "B"  (s)
416959000

R. Jones/Bond-Jones  (s)
418860800
                            42-401-056621-0AK      Janis P. LaGrone, et    Atlantic Richfield     1-30-98     2077      524
R. Jones (Phillips) (s)                            al                      Company
411253900

South Kilgore Unit   (s)
417539500
(continued)


                            42-401-056621-0AL      Debra Barley            Atlantic Richfield     1-30-98     2084      640
                                                                           Company






                            42-401-056621-0AM      Cozetta B. Lamore       Atlantic Richfield     5-19-98     2084      643
                                                                           Company






                            42-401-056621-0AN      Sean Wrather            Atlantic Richfield     4-6-98      2081      632
                                                                           Company





FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST              ARCO LEASE NO.         DESCRIPTION OF LANDS                 SUBJECT TO:
--------------------------- ---------------------- ----------------------------------- --------------------------------------------
East Texas Field            42-401-056621-0AJ      A tract of land out of the Daniel
Rufus  Jones "A"  (s)                              Clark Survey, A-162, Rusk County,
415959400                                          Texas, containing 1.7 acres more
                                                   or less, and more particularly
Rufus Jones "B"  (s)                               described in that certain Oil and
416959000                                          Gas Lease dated March 21, 1998,
                                                   recorded in Volume 2073, Page
R. Jones/Bond-Jones  (s)                           296, Official Public Records,
418860800                                          Rusk County, Texas.

R. Jones (Phillips) (s)     42-401-056621-0AK      A tract of land out of the Daniel
411253900                                          Clark Survey, A-162, Rusk County,
                                                   Texas, containing 1.7 acres more
South Kilgore Unit   (s)                           or less, and more particularly
417539500                                          described in that certain Oil and
(continued)                                        Gas Lease dated January 30, 1998,
                                                   recorded in Volume 2077, Page
                                                   524, Official Public Records,
                                                   Rusk County, Texas.

                            42-401-056621-0AL      A tract of land out of the Daniel
                                                   Clark Survey, A-162, Rusk County,
                                                   Texas, containing 1.7 acres more
                                                   or less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated January 30, 1998,
                                                   recorded in Volume 2084, Page
                                                   640, Official Public Records,
                                                   Rusk County, Texas.

                            42-401-056621-0AM      A tract of land out of the Daniel
                                                   Clark Survey, A-162, Rusk County,
                                                   Texas, containing 1.7 acres more
                                                   or less, and more particularly
                                                   described in that certain Oil
                                                   and  Gas Lease dated May 19,
                                                   1998, recorded in Volume 2084,
                                                   Page 643, Official Public
                                                   Records, Rusk County, Texas.

                            42-401-056621-0AN      A tract of land out of the Daniel
                                                   Clark Survey, Rusk County, Texas,
                                                   containing 1.7 acres more or
                                                   less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated April 6, 1998,
                                                   recorded in Volume 2081, Page
                                                   632, Official Public Records,
                                                   Rusk County, Texas.




FIELD NAME
PROPERTY NAME                                                                                        DEED
PROPERTY CODE                                                                                       LEASE
ARCO'S INTEREST                ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-401-056621-0AO      Molly Wrather Dolle     Atlantic Richfield     4-6-98      2081      571
Rufus  Jones "A"  (s)                                                      Company
415959400

Rufus Jones "B"  (s)
416959000

R. Jones/Bond-Jones  (s)
418860800
                            42-401-056621-0AP      Beverly Allen           Atlantic Richfield     5-26-98     2081      573
R. Jones (Phillips) (s)                                                    Company
411253900

South Kilgore Unit   (s)
417539500
(continued)


                            42-401-056621-0AQ      Mary Ann Butts Haywood  Atlantic Richfield     5-19-98     2081      591
                                                                           Company







                            42-401-056621-0AR      Oran Bell               Atlantic Richfield     5-19-98     2081      579
                                                                           Company







                            42-401-056621-0AS      Elois V. Montgomery     Atlantic Richfield     5-7-98      2081      604
                                                                           Company




FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST              ARCO LEASE NO.         DESCRIPTION OF LANDS                 SUBJECT TO:
--------------------------- ---------------------- ----------------------------------- --------------------------------------------
East Texas Field            42-401-056621-0AO      A tract of land out of the Daniel
Rufus  Jones "A"  (s)                              Clark Survey, Rusk County, Texas,
415959400                                          containing 1.7 acres more or
                                                   less, and more particularly
Rufus Jones "B"  (s)                               described in that certain Oil and
416959000                                          Gas Lease dated April 6, 1998,
                                                   recorded in Volume 2081, Page
R. Jones/Bond-Jones  (s)                           571, Official Public Records,
418860800                                          Rusk County, Texas.


R. Jones (Phillips) (s)     42-401-056621-0AP      A tract of land out of the Daniel
411253900                                          Clark Survey, Rusk County, Texas,
                                                   containing 1.7 acres more or
South Kilgore Unit   (s)                           less, and more particularly
417539500                                          described in that certain Oil and
(continued)                                        Gas Lease dated May 26, 1998,
                                                   recorded in Volume 2081, Page
                                                   573, Official Public Records,
                                                   Rusk County, Texas.

                            42-401-056621-0AQ      Two tracts of land out of the
                                                   Daniel Clark Survey, Rusk County,
                                                   Texas, containing 3.7 acres more
                                                   or less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated May 19, 1998,
                                                   recorded in Volume 2081, Page
                                                   591, Official Public Records,
                                                   Rusk County, Texas.

                            42-401-056621-0AR      Two tracts of land out of the
                                                   Daniel Clark Survey, Rusk County,
                                                   Texas, containing 3.7 acres more
                                                   or less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated May 19, 1998,
                                                   recorded in Volume 2081, Page
                                                   579, Official Public Records,
                                                   Rusk County, Texas.

                            42-401-056621-0AS      Two tracts of land out of the
                                                   Daniel Clark Survey, Rusk County,
                                                   Texas, containing 3.7 acres more
                                                   or less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated May 7, 1998,
                                                   recorded in Volume 2081, Page
                                                   604, Official Public Records,
                                                   Rusk County, Texas.


FIELD NAME
PROPERTY NAME                                                                                        DEED
PROPERTY CODE                                                                                       LEASE
ARCO'S INTEREST                ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-401-056621-0AT      Deanna J. Sigman        Atlantic Richfield     8-15-98     ----      -----
Rufus  Jones "A"  (s)                                                      Company
415959400

Rufus Jones "B"  (s)
416959000

R. Jones/Bond-Jones  (s)
418860800
                            42-401-056621-0AU      Alpha B. Snell          Atlantic Richfield     6-4-98      2087      240
R. Jones (Phillips) (s)                                                    Company
411253900

South Kilgore Unit   (s)
417539500
(continued)


                            42-401-056621-0AV      Frank Hudson, Receiver  Atlantic Richfield     8-7-98      2087      731
                                                                           Company
---------------------------------------------------------------------------------------------------------------------------------
East Texas Field            42-401-000855-000      F. W. Merrick           Argo Royalty Company   10-3-31     205       355
Schuyler                    (Mineral Deed)
(188215 & 615)
410890600
3.1250% RI

East Texas Field            42-401-000856-000
Schuyler"A"                 (Mineral Deed)
(26-768,5101)
41089140
3.1250% RI

East Texas Field            42-401-000857-000
Schuyler "B"                (Mineral Deed)
(26-769, 4970)
410892200
4.6875% RI



FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST              ARCO LEASE NO.         DESCRIPTION OF LANDS                 SUBJECT TO:
--------------------------- ---------------------- ----------------------------------- --------------------------------------------
East Texas Field            42-401-056621-0AT      A tract of land out of the Daniel
Rufus  Jones "A"  (s)                              Clark Survey, A-162, Rusk County,
415959400                                          Texas, containing 1.7 acres more
                                                   or less, and more particularly
Rufus Jones "B"  (s)                               described in that certain
416959000                                          unrecorded Oil and Gas Lease
                                                   dated August 15, 1998
R. Jones/Bond-Jones  (s)
418860800

R. Jones (Phillips) (s)     42-401-056621-0AU      Two tracts of land out of the
411253900                                          Daniel Clark Survey, A-162, Rusk
                                                   County, Texas, containing 3.7
South Kilgore Unit   (s)                           acres more or less, and more
417539500                                          particularly described in that
(continued)                                        certain Oil and Gas Lease dated
                                                   June 4, 1998, recorded in Volume
                                                   2087, Page 240, Official Public
                                                   Records, Rusk County, Texas.

                            42-401-056621-0AV      A tract of land out of the Daniel
                                                   Clark Survey, A-162, Rusk County,
                                                   Texas, containing 2.00 acres more
                                                   or less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated August 7, 1998,
                                                   recorded in Volume 2087, Page
                                                   731, Official Public Records,
                                                   Rusk County, Texas.
-----------------------------------------------------------------------------------------------------------------------------------
East Texas Field            42-401-000855-000      Two tracts of land out of the J.    Oil, Gas and Mineral Lease dated July 21,
Schuyler                    (Mineral Deed)         B. Cadena Survey, Rusk County,      1930, recorded in Volume 148, Page 411, Deed
(188215 & 615)                                     Texas, consisting of a 92 acre      Records, Rusk County, Texas.
410890600                                          tract of land and a 72 acre tract
3.1250% RI                                         of land in Rusk County, Texas,
                                                   and more particularly described
East Texas Field            42-401-000856-000      in that certain Deed dated
Schuyler"A"                 (Mineral Deed)         October 3, 1931, recorded in
(26-768,5101)                                      Volume 205, Page 355, Deed
41089140                                           Records, Rusk County, Texas.
3.1250% RI

East Texas Field            42-401-000857-000
Schuyler "B"                (Mineral Deed)
(26-769, 4970)
410892200
4.6875% RI



FIELD NAME
PROPERTY NAME                                                                                        DEED
PROPERTY CODE                                                                                       LEASE
ARCO'S INTEREST                ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-401-056622-000      School District No.     Roy F. Calvert         11-17-31    209       546
Starr-Bailey  (s)                                  29, Trustees of
417897100                                          Leverett Chapel ISD
100% WI
87.50% NRI

South Kilgore Unit (s)
417539500
97.659398% WI
83.460188% NRI



FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST              ARCO LEASE NO.         DESCRIPTION OF LANDS                 SUBJECT TO:
--------------------------- ---------------------- ----------------------------------- --------------------------------------------
East Texas Field            42-401-056622-000      3 acres, more or less, out of the   AR-105213
Starr-Bailey  (s)                                  Daniel Clark Survey A-162, Rusk     Acreage Exchange Agreement dated effective
417897100                                          County, Texas, as more              April 1, 1995 by and between Paloma Partners,
100% WI                                            particularly described in that      Ltd. and Atlantic Richfield Company.  (s)
87.50% NRI                                         certain Oil and Gas Lease dated
                                                   November 17, 1931,  recorded        AR-105265-000
South Kilgore Unit (s)                             Volume 209, Page 546, Deed          Purchase and Sale Agreement dated October 6,
417539500                                          Records, Rusk County, Texas         1995 by and between East Texas Gathering
97.659398% WI                                                                          Company, Atlantic Richfield Company, Sun Pipe
83.460188% NRI                                     ONLY INSOFAR AS LEASE COVERS THE    Line Company and Sun Company, Inc.  (s)
                                                   RIGHTS FROM THE SURFACE TO THE
                                                   BASE OF THE WOODBINE FORMATION.     AR-105265-001
                                                                                       Crude Oil Buy/Sell Contract dated effective
                                                                                       December 1, 1995 by and between ARCO Permian
                                                                                       and Sun Company, Inc. (s)

                                                                                       AR-105583
                                                                                       Longview Gas Plant Gas Purchase Contract
                                                                                       dated November 1, 1997 by and between ARCO
                                                                                       Permian, Seller, and ARCO Permian, Buyer,
                                                                                       amended August 25, 1998.  (s/d)

                                                                                       AR-105875
                                                                                       South Kilgore Unit and Unit Operating
                                                                                       Agreement dated effective May 1, 1997,
                                                                                       Atlantic Richfield Company, Operator.  (s)

                                                                                       Private Radio License from Federal
                                                                                       Communications Commission to ARCO
                                                                                       Communications, Inc., dated December 16,
                                                                                       1992, File No. 0000000319451, Call Sign
                                                                                       KNEP883, Frequency 154.47875 MHZ


FIELD NAME
PROPERTY NAME                                                                                        DEED
PROPERTY CODE                                                                                       LEASE
ARCO'S INTEREST                ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-401-057091-00A      Elizabeth Bowman        Atlantic Richfield     12-30-97    2059      341
South Kilgore Unit  (s)                                                    Company
417539500
97.659398% WI
83.460188% NRI

Unit Tract 14


                            42-401-057091-00B      F. T. Bean              Atlantic Richfield     1-5-98      2059      343
                                                                           Company







                            42-401-057091-00C      Barbara Nell Breen      Atlantic Richfield     12-30-97    2059      345
                                                                           Company




FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST              ARCO LEASE NO.         DESCRIPTION OF LANDS                 SUBJECT TO:
--------------------------- ---------------------- ----------------------------------- --------------------------------------------
East Texas Field            42-401-057091-00A      A tract of land out of the Daniel   AR-105875
South Kilgore Unit  (s)                            Clark Survey, A-162, Rusk County,   South Kilgore Unit and Unit Operating
417539500                                          Texas, containing 2.00 acres more   Agreement dated effective May 1, 1997,
97.659398% WI                                      or less, and more particularly      Atlantic Richfield Company, Operator.  (s)
83.460188% NRI                                     described in that certain Oil and
                                                   Gas Lease dated December 30,        AR-105583
Unit Tract 14                                      1997, recorded in Volume 2059,      Longview Gas Plant Gas Purchase Contract
                                                   Page 341, Official Public           dated November 1, 1997 by and between ARCO
                                                   Records, Rusk County, Texas.        Permian, Seller, and ARCO Permian, Buyer,
                                                                                       amended August 25, 1998.  (s/d)
                            42-401-057091-00B      A tract of land out of the Daniel
                                                   Clark Survey, A-162, Rusk County,   Private Radio License from Federal
                                                   Texas, containing 2.00 acres more   Communications Commission to ARCO
                                                   or less, and more particularly      Communications, Inc., dated December 16,
                                                   described in that certain Oil and   1992, File No. 0000000319451, Call Sign
                                                   Gas Lease dated January 5, 1998,    KNEP883, Frequency 154.47875 MHZ
                                                   recorded in Volume 2059, Page
                                                   343, Official Public Records,
                                                   Rusk County, Texas.

                            42-401-057091-00C      A tract of land out of the Daniel
                                                   Clark Survey, A-162, Rusk County,
                                                   Texas, containing 2.00 acres more
                                                   or less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated December 30,
                                                   1997, recorded in Volume 2059,
                                                   Page 345, Official Public
                                                   Records, Rusk County, Texas.


FIELD NAME
PROPERTY NAME                                                                                        DEED
PROPERTY CODE                                                                                       LEASE
ARCO'S INTEREST                ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-401-057091-00D      Mary Margaret Carloss   Atlantic Richfield     1-5-98      2059      347
South Kilgore Unit  (s)                                                    Company
417539500
Unit Tract 14
(continued)




                            42-401-057091-00E      Nick Cooney             Atlantic Richfield     1-5-98      2059      349
                                                                           Company







                            42-401-057091-00F      Patricia Ann Harrison   Atlantic Richfield     1-19-98     2059      352
                                                                           Company







                            42-401-057091-00G      Elmer Hays              Atlantic Richfield     12-29-97    2059      354
                                                                           Company







                            42-401-057091-00H      Harvey Hays, Jr.        Atlantic Richfield     1-19-98     2059      356
                                                                           Company




FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST              ARCO LEASE NO.         DESCRIPTION OF LANDS                 SUBJECT TO:
--------------------------- ---------------------- ----------------------------------- --------------------------------------------
East Texas Field            42-401-057091-00D      A tract of land out of the Daniel
South Kilgore Unit  (s)                            Clark Survey, A-162, Rusk County,
417539500                                          Texas, containing 2.00 acres more
Unit Tract 14                                      or less, and more particularly
(continued)                                        described in that certain Oil and
                                                   Gas Lease dated January 5, 1998,
                                                   recorded in Volume 2059, Page
                                                   347, Official Public Records,
                                                   Rusk County, Texas.


                            42-401-057091-00E      A tract of land out of the Daniel
                                                   Clark Survey, A-162, Rusk County,
                                                   Texas, containing 2.00 acres more
                                                   or less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated January 5, 1998,
                                                   recorded in Volume 2059, Page
                                                   349, Official Public Records,
                                                   Rusk County, Texas.

                            42-401-057091-00F      A tract of land out of the Daniel
                                                   Clark Survey, A-162, Rusk County,
                                                   Texas, containing 2.00 acres more
                                                   or less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated January 19, 1998,
                                                   recorded in Volume 2059, Page
                                                   352, Official Public Records,
                                                   Rusk County, Texas.

                            42-401-057091-00G      A tract of land out of the Daniel
                                                   Clark Survey, A-162, Rusk County,
                                                   Texas, containing 2.00 acres more
                                                   or less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated December 29,
                                                   1997, recorded in Volume 2059,
                                                   Page 354, Official Public
                                                   Records, Rusk County, Texas.

                            42-401-057091-00H      A tract of land out of the Daniel
                                                   Clark Survey, A-162, Rusk County,
                                                   Texas, containing 2.00 acres more
                                                   or less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated January 19, 1998,
                                                   recorded in Volume 2059, Page
                                                   356, Official Public Records,
                                                   Rusk County, Texas.


FIELD NAME
PROPERTY NAME                                                                                        DEED
PROPERTY CODE                                                                                       LEASE
ARCO'S INTEREST                ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-401-057091-00I      Major Kennedy, Jr.      Atlantic Richfield     1-5-98      2059      358
South Kilgore Unit  (s)                                                    Company
417539500
Unit Tract 14
(continued)




                            42-401-057091-00J      Joyce Kennedy, Trustee  Atlantic Richfield     1-5-98      2059      360
                                                                           Company







                            42-401-057091-00K      Velma Lemons            Atlantic Richfield     1-5-98      2059      362
                                                                           Company







                            42-401-057091-00L      Mayde Lowry             Atlantic Richfield     1-14-98     2059      364
                                                                           Company







                            42-401-057091-00M      Teressa Montgomery      Atlantic Richfield     2-11-98     2059      366
                                                                           Company




FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST              ARCO LEASE NO.         DESCRIPTION OF LANDS                 SUBJECT TO:
--------------------------- ---------------------- ----------------------------------- --------------------------------------------
East Texas Field            42-401-057091-00I      A tract of land out of the Daniel
South Kilgore Unit  (s)                            Clark Survey, A-162, Rusk County,
417539500                                          Texas, containing 2.00 acres more
Unit Tract 14                                      or less, and more particularly
(continued)                                        described in that certain Oil and
                                                   Gas Lease dated January 5, 1998,
                                                   recorded in Volume 2059, Page
                                                   358, Official Public Records,
                                                   Rusk County, Texas.

                            42-401-057091-00J      A tract of land out of the Daniel
                                                   Clark Survey, A-162, Rusk County,
                                                   Texas, containing 2.00 acres more
                                                   or less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated January 5, 1998,
                                                   recorded in Volume 2059, Page
                                                   360, Official Public Records,
                                                   Rusk County, Texas.

                            42-401-057091-00K      A tract of land out of the Daniel
                                                   Clark Survey, A-162, Rusk County,
                                                   Texas, containing 2.00 acres more
                                                   or less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated January 5, 1998,
                                                   recorded in Volume 2059, Page
                                                   362, Official Public Records,
                                                   Rusk County, Texas.

                            42-401-057091-00L      A tract of land out of the Daniel
                                                   Clark Survey, A-162, Rusk County,
                                                   Texas, containing 2.00 acres more
                                                   or less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated January 14, 1998,
                                                   recorded in Volume 2059, Page
                                                   364, Official Public Records,
                                                   Rusk County, Texas.

                            42-401-057091-00M      A tract of land out of the Daniel
                                                   Clark Survey, A-162, Rusk County,
                                                   Texas, containing 2.00 acres more
                                                   or less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated February 11,
                                                   1998, recorded in Volume 2059,
                                                   Page 366, Official Public
                                                   Records, Rusk County, Texas.


FIELD NAME
PROPERTY NAME                                                                                        DEED
PROPERTY CODE                                                                                       LEASE
ARCO'S INTEREST                ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-401-057091-00N      Morris Farms-A          Atlantic Richfield     12-29-97    2059      369
South Kilgore Unit  (s)                            Co-Partnership          Company
417539500
Unit Tract 14
(continued)




                            42-401-057091-00O      Dorothy Montgomery      Atlantic Richfield     2-11-98     2059      371
                                                                           Company







                            42-401-057091-00P      Norene M. Murray        Atlantic Richfield     12-29-97    2059      373
                                                                           Company







                            42-401-057091-00Q      James Norton            Atlantic Richfield     2-3-98      2059      375
                                                   Scrimshire, Co-Trustee  Company







                            42-401-057091-00R      Donnie M. Wilson        Atlantic Richfield     1-5-98      2059      378
                                                                           Company



FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST              ARCO LEASE NO.         DESCRIPTION OF LANDS                 SUBJECT TO:
--------------------------- ---------------------- ----------------------------------- --------------------------------------------
East Texas Field            42-401-057091-00N      A tract of land out of the Daniel
South Kilgore Unit  (s)                            Clark Survey, A-162, Rusk County,
417539500                                          Texas, containing 2.00 acres more
Unit Tract 14                                      or less, and more particularly
(continued)                                        described in that certain Oil and
                                                   Gas Lease dated December 29,
                                                   1997, recorded in Volume 2059,
                                                   Page 369, Official Public
                                                   Records, Rusk County, Texas.

                            42-401-057091-00O      A tract of land out of the Daniel
                                                   Clark Survey, A-162, Rusk County,
                                                   Texas, containing 2.00 acres more
                                                   or less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated February 11,
                                                   1998, recorded in Volume 2059,
                                                   Page 371, Official Public
                                                   Records, Rusk County, Texas.

                            42-401-057091-00P      A tract of land out of the Daniel
                                                   Clark Survey, A-162, Rusk County,
                                                   Texas, containing 2.00 acres more
                                                   or less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated December 29,
                                                   1997, recorded in Volume 2059,
                                                   Page 373, Official Public
                                                   Records, Rusk County, Texas.

                            42-401-057091-00Q      A tract of land out of the Daniel
                                                   Clark Survey, A-162, Rusk County,
                                                   Texas, containing 2.00 acres more
                                                   or less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated February 3, 1998,
                                                   recorded in Volume 2059, Page
                                                   375, Official Public Records,
                                                   Rusk County, Texas.

                            42-401-057091-00R      A tract of land out of the Daniel
                                                   Clark Survey, A-162, Rusk County,
                                                   Texas, containing 2.00 acres more
                                                   or less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated January 5, 1998,
                                                   recorded in Volume 2059, Page
                                                   378, Official Public Records,
                                                   Rusk County, Texas.


FIELD NAME
PROPERTY NAME                                                                                        DEED
PROPERTY CODE                                                                                       LEASE
ARCO'S INTEREST                ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-401-057091-00S      Evelyn Yvonne Byrd      Atlantic Richfield     3-21-98     2073      299
South Kilgore Unit  (s)                                                    Company
417539500
Unit Tract 14
(continued)




                            42-401-057091-00T      Rosalind J. Robinson    Atlantic Richfield     3-21-98     2073      302
                                                                           Company







                            42-401-057091-00U      Ann H. Keetch           Atlantic Richfield     3-12-98     2065      352
                                                                           Company







                            42-401-057091-00V      Iva Lee Sloan           Atlantic Richfield     3-11-98     2065      360
                                                                           Company







                            42-401-057091-00W      John J. Hays            Atlantic Richfield     12-29-97    2065      350
                                                                           Company




FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST              ARCO LEASE NO.         DESCRIPTION OF LANDS                 SUBJECT TO:
--------------------------- ---------------------- ----------------------------------- --------------------------------------------
East Texas Field            42-401-057091-00S      A tract of land out of the Daniel
South Kilgore Unit  (s)                            Clark Survey, A-162, Rusk County,
417539500                                          Texas, containing 2.00 acres more
Unit Tract 14                                      or less, and more particularly
(continued)                                        described in that certain Oil and
                                                   Gas Lease dated March 21, 1998,
                                                   recorded in Volume 2073, Page
                                                   299, Official Public Records,
                                                   Rusk County, Texas.

                            42-401-057091-00T      A tract of land out of the Daniel
                                                   Clark Survey, A-162, Rusk County,
                                                   Texas, containing 2.00 acres more
                                                   or less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated March 21, 1998,
                                                   recorded in Volume 2073, Page
                                                   302, Official Public Records,
                                                   Rusk County, Texas.

                            42-401-057091-00U      A tract of land out of the Daniel
                                                   Clark Survey, A-162, Rusk County,
                                                   Texas, containing 2.00 acres more
                                                   or less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated March 12, 1998,
                                                   recorded in Volume 2065, Page
                                                   352, Official Public Records,
                                                   Rusk County, Texas.

                            42-401-057091-00V      A tract of land out of the Daniel
                                                   Clark Survey, A-162, Rusk County,
                                                   Texas, containing 2.00 acres more
                                                   or less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated March 11, 1998,
                                                   recorded in Volume 2065, Page
                                                   360, Official Public Records,
                                                   Rusk County, Texas.

                            42-401-057091-00W      A tract of land out of the Daniel
                                                   Clark Survey, A-162, Rusk County,
                                                   Texas, containing 2.00 acres more
                                                   or less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated December 29,
                                                   1997, recorded in Volume 2065,
                                                   Page 350, Official Public
                                                   Records, Rusk County, Texas.


FIELD NAME
PROPERTY NAME                                                                                        DEED
PROPERTY CODE                                                                                       LEASE
ARCO'S INTEREST                ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-401-057091-00X      D. J. Montgomery        Atlantic Richfield     2-11-98     2065      354
South Kilgore Unit  (s)                                                    Company
417539500
Unit Tract 14
(continued)




                            42-401-057091-00Y      Marilyn M. Nicholson    Atlantic Richfield     12-29-97    2065      358
                                                                           Company







                            42-401-057091-00Z      Emma Sue Vernor         Atlantic Richfield     3-11-98     2065      362
                                                                           Company







                            42-401-057091-0AA      Jo Anne Montgomery      Atlantic Richfield     12-29-97    2065      356
                                                                           Company







                            42-401-057091-0AB      Carolyn Kennedy         Atlantic Richfield     4-9-98      2069      264
                                                   Traylor                 Company



FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST              ARCO LEASE NO.         DESCRIPTION OF LANDS                 SUBJECT TO:
--------------------------- ---------------------- ----------------------------------- --------------------------------------------
East Texas Field            42-401-057091-00X      A tract of land out of the Daniel
South Kilgore Unit  (s)                            Clark Survey, A-162, Rusk County,
417539500                                          Texas, containing 2.00 acres more
Unit Tract 14                                      or less, and more particularly
(continued)                                        described in that certain Oil and
                                                   Gas Lease dated February 11,
                                                   1998, recorded in Volume 2065,
                                                   Page 354, Official Public
                                                   Records, Rusk County, Texas.

                            42-401-057091-00Y      A tract of land out of the Daniel
                                                   Clark Survey, A-162, Rusk County,
                                                   Texas, containing 2.00 acres more
                                                   or less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated December 29,
                                                   1997, recorded in Volume 2065,
                                                   Page 358, Official Public
                                                   Records, Rusk County, Texas.

                            42-401-057091-00Z      A tract of land out of the Daniel
                                                   Clark Survey, A-162, Rusk County,
                                                   Texas, containing 2.00 acres more
                                                   or less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated March 11, 1998,
                                                   recorded in Volume 2065, Page
                                                   362, Official Public Records,
                                                   Rusk County, Texas.

                            42-401-057091-0AA      A tract of land out of the Daniel
                                                   Clark Survey, A-162, Rusk County,
                                                   Texas, containing 2.00 acres more
                                                   or less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated December 29,
                                                   1997, recorded in Volume 2065,
                                                   Page 356, Official Public
                                                   Records, Rusk County, Texas.

                            42-401-057091-0AB      A tract of land out of the Daniel
                                                   Clark Survey, A-162, Rusk County,
                                                   Texas, containing 2.00 acres more
                                                   or less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated April 9, 1998,
                                                   recorded in Volume 2069, Page
                                                   264, Official Public Records,
                                                   Rusk County, Texas.



FIELD NAME
PROPERTY NAME                                                                                        DEED
PROPERTY CODE                                                                                       LEASE
ARCO'S INTEREST                ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-401-057091-0AC      Lois H. Bannister       Atlantic Richfield     3-11-98     2069      254
South Kilgore Unit  (s)                                                    Company
417539500
Unit Tract 14
(continued)




                            42-401-057091-0AD      Bertha M. Bellamy       Atlantic Richfield     3-12-98     2069      252
                                                                           Company







                            42-401-057091-0AE      Carter H. Rhoads        Atlantic Richfield     3-26-98     2069      248
                                                                           Company







                            42-401-057091-0AF      Robert W. Hamilton      Atlantic Richfield     3-12-98     2069      256
                                                                           Company







                            42-401-057091-0AG      Emily H. Langford       Atlantic Richfield     3-11-98     2069      258
                                                                           Company


FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST              ARCO LEASE NO.         DESCRIPTION OF LANDS                 SUBJECT TO:
--------------------------- ---------------------- ----------------------------------- --------------------------------------------
East Texas Field            42-401-057091-0AC      A tract of land out of the Daniel
South Kilgore Unit  (s)                            Clark Survey, A-162, Rusk County,
417539500                                          Texas, containing 2.00 acres more
Unit Tract 14                                      or less, and more particularly
(continued)                                        described in that certain Oil and
                                                   Gas Lease dated March 11, 1998,
                                                   recorded in Volume 2069, Page
                                                   254, Official Public Records,
                                                   Rusk County, Texas.

                            42-401-057091-0AD      A tract of land out of the Daniel
                                                   Clark Survey, A-162, Rusk County,
                                                   Texas, containing 2.00 acres more
                                                   or less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated March 12, 1998,
                                                   recorded in Volume 2069, Page
                                                   252, Official Public Records,
                                                   Rusk County, Texas.

                            42-401-057091-0AE      A tract of land out of the Daniel
                                                   Clark Survey, A-162, Rusk County,
                                                   Texas, containing 2.00 acres more
                                                   or less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated March 26, 1998,
                                                   recorded in Volume 2069, Page
                                                   248, Official Public Records,
                                                   Rusk County, Texas.

                            42-401-057091-0AF      A tract of land out of the Daniel
                                                   Clark Survey, A-162, Rusk County,
                                                   Texas, containing 2.00 acres more
                                                   or less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated March 12, 1998,
                                                   recorded in Volume 2069, Page
                                                   256, Official Public Records,
                                                   Rusk County, Texas.

                            42-401-057091-0AG      A tract of land out of the Daniel
                                                   Clark Survey, A-162, Rusk County,
                                                   Texas, containing 2.00 acres more
                                                   or less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated March 11, 1998,
                                                   recorded in Volume 2069, Page
                                                   258, Official Public Records,
                                                   Rusk County, Texas.


FIELD NAME
PROPERTY NAME                                                                                        DEED
PROPERTY CODE                                                                                       LEASE
ARCO'S INTEREST                ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-401-057091-0AH      Helen Newell            Atlantic Richfield     12-29-97    2069      250
South Kilgore Unit  (s)                                                    Company
417539500
Unit Tract 14
(continued)




                            42-401-057091-0AI      Aurelia Benton          Atlantic Richfield     1-20-98     2069      260
                                                                           Company







                            42-401-057091-0AJ      Thomas B. Bender, Jr.   Atlantic Richfield     1-20-98     2069      262
                                                                           Company







                            42-401-057091-0AK      Ruth Porter             Atlantic Richfield     12-30-97    2082      549
                                                                           Company







                            42-401-057091-0AL      Charles R. Stone as     Atlantic Richfield     4-6-98      2081      562
                                                   Agent and               Company
                                                   Attorney-in-Fact





FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST              ARCO LEASE NO.         DESCRIPTION OF LANDS                 SUBJECT TO:
--------------------------- ---------------------- ----------------------------------- --------------------------------------------
East Texas Field            42-401-057091-0AH      A tract of land out of the Daniel
South Kilgore Unit  (s)                            Clark Survey, A-162, Rusk County,
417539500                                          Texas, containing 2.00 acres more
Unit Tract 14                                      or less, and more particularly
(continued)                                        described in that certain Oil and
                                                   Gas Lease dated December 29,
                                                   1997, recorded in Volume 2069,
                                                   Page 250, Official Public
                                                   Records, Rusk County, Texas.

                            42-401-057091-0AI      A tract of land out of the Daniel
                                                   Clark Survey, A-162, Rusk County,
                                                   Texas, containing 2.00 acres more
                                                   or less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated January 20, 1998,
                                                   recorded in Volume 2069, Page
                                                   260, Official Public Records,
                                                   Rusk County, Texas.

                            42-401-057091-0AJ      A tract of land out of the Daniel
                                                   Clark Survey, A-162, Rusk County,
                                                   Texas, containing 2.00 acres more
                                                   or less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated January 20, 1998,
                                                   recorded in Volume 2069, Page
                                                   262, Official Public Records,
                                                   Rusk County, Texas.

                            42-401-057091-0AK      A tract of land out of the Daniel
                                                   Clark Survey, A-162, Rusk County,
                                                   Texas, containing 2.00 acres more
                                                   or less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated December 30,
                                                   1997, recorded in Volume 2082,
                                                   Page 549, Official Public
                                                   Records, Rusk County, Texas.

                            42-401-057091-0AL      A tract of land out of the Daniel
                                                   Clark Survey, A-162, Rusk County,
                                                   Texas, containing 2.00 acres more
                                                   or less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated April 6, 1998,
                                                   recorded in Volume 2081, Page
                                                   562, Official Public Records,
                                                   Rusk County, Texas.


FIELD NAME
PROPERTY NAME                                                                                        DEED
PROPERTY CODE                                                                                       LEASE
ARCO'S INTEREST                ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-401-057091-0AM      Charles R. Stone        Atlantic Richfield     4-6-98      2081      628
South Kilgore Unit  (s)                                                    Company
417539500
Unit Tract 14
(continued)




                            42-401-057091-0AN      Rosie Terrell           Atlantic Richfield     1-20-98     2081      630
                                                                           Company






                            42-401-057091-0AO      Mark Snead              Atlantic Richfield     5-14-98     2081      618
                                                                           Company







                            42-401-057091-0AP      Steven Snead            Atlantic Richfield     5-14-98     2081      626
                                                                           Company






                            42-401-057091-0AQ      Theodore J. Bender      Atlantic Richfield     1-20-98     2081      564
                                                                           Company



FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST              ARCO LEASE NO.         DESCRIPTION OF LANDS                 SUBJECT TO:
--------------------------- ---------------------- ----------------------------------- --------------------------------------------
East Texas Field            42-401-057091-0AM      A tract of land out of the Daniel
South Kilgore Unit  (s)                            Clark Survey, A-162, Rusk County,
417539500                                          Texas, containing 2.00 acres more
Unit Tract 14                                      or less, and more particularly
(continued)                                        described in that certain Oil and
                                                   Gas Lease dated April 6, 1998,
                                                   recorded in Volume 2081, Page
                                                   628, Official Public Records,
                                                   Rusk County, Texas.

                            42-401-057091-0AN      A tract of land out of the Daniel
                                                   Clark Survey, A-162, Rusk County,
                                                   Texas, containing 2.00 acres more
                                                   or less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated January 20, 1998,
                                                   recorded in Volume 2081, Page
                                                   630, Deed Records, Rusk County,
                                                   Texas.

                            42-401-057091-0AO      A tract of land out of the Daniel
                                                   Clark Survey, A-162, Rusk County,
                                                   Texas, containing 2.00 acres more
                                                   or less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated May 14, 1998,
                                                   recorded in Volume 2081, Page
                                                   618, Official Public Records,
                                                   Rusk County, Texas.

                            42-401-057091-0AP      A tract of land out of the Daniel
                                                   Clark Survey, A-162, Rusk County,
                                                   Texas, containing 2.00 acres more
                                                   or less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated May 14, 1998,
                                                   recorded in Volume 2081, Page
                                                   626, Official Public Records,
                                                   Rusk County, Texas.

                            42-401-057091-0AQ      A tract of land out of the Daniel
                                                   Clark Survey, A-162, Rusk County,
                                                   Texas, containing 2.00 acres more
                                                   or less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated January 20, 1998,
                                                   recorded in Volume 2081, Page
                                                   564, Official Public Records,
                                                   Rusk County, Texas.


FIELD NAME
PROPERTY NAME                                                                                        DEED
PROPERTY CODE                                                                                       LEASE
ARCO'S INTEREST                ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-401-057091-0AR      Barbara Cooper          Atlantic Richfield     5-7-98      2081      587
South Kilgore Unit  (s)                                                    Company
417539500
Unit Tract 14
(continued)




                            42-401-057091-0AS      James L. Chapman        Atlantic Richfield     6-4-98      2081      581
                                                                           Company







                            42-401-057091-0AT      Dottie Beth Cliburn     Atlantic Richfield     5-20-98     2081      585
                                                                           Company







                            42-401-057091-0AU      Joe Scott Morris        Atlantic Richfield     5-19-98     2081      606
                                                                           Company







                            42-401-057091-0AV      Charles L. Morris,III   Atlantic Richfield     5-19-98     2081      602
                                                   Independent Executor    Company



FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST              ARCO LEASE NO.         DESCRIPTION OF LANDS                 SUBJECT TO:
--------------------------- ---------------------- ----------------------------------- --------------------------------------------
East Texas Field            42-401-057091-0AR      A tract of land out of the Daniel
South Kilgore Unit  (s)                            Clark Survey, A-162, Rusk County,
417539500                                          Texas, containing 2.00 acres more
Unit Tract 14                                      or less, and more particularly
(continued)                                        described in that certain Oil and
                                                   Gas Lease dated May 7, 1998,
                                                   recorded in Volume 2081, Page
                                                   587, Official Public Records,
                                                   Rusk County, Texas.


                            42-401-057091-0AS      A tract of land out of the Daniel
                                                   Clark Survey, A-162, Rusk County,
                                                   Texas, containing 2.00 acres more
                                                   or less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated June 4, 1998,
                                                   recorded in Volume 2081, Page
                                                   581, Official Public Records,
                                                   Rusk County, Texas.

                            42-401-057091-0AT      A tract of land out of the Daniel
                                                   Clark Survey, A-162, Rusk County,
                                                   Texas, containing 2.00 acres more
                                                   or less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated May 20, 1998,
                                                   recorded in Volume 2081, Page
                                                   585, Official Public Records,
                                                   Rusk County, Texas.

                            42-401-057091-0AU      A tract of land out of the Daniel
                                                   Clark Survey, A-162, Rusk County,
                                                   Texas, containing 2.00 acres more
                                                   or less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated May 19, 1998,
                                                   recorded in Volume 2081, Page
                                                   606, Official Public Records,
                                                   Rusk County, Texas.

                            42-401-057091-0AV      A tract of land out of the Daniel
                                                   Clark Survey, A-162, Rusk County,
                                                   Texas, containing 2.00 acres more
                                                   or less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated May 19, 1998,
                                                   recorded in Volume 2081, Page
                                                   602, Official Public Records,
                                                   Rusk County, Texas.


FIELD NAME
PROPERTY NAME                                                                                        DEED
PROPERTY CODE                                                                                       LEASE
ARCO'S INTEREST                ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-401-057091-0AW      Betty Sue Jones         Atlantic Richfield     3-11-98     2081      600
South Kilgore Unit  (s)                                                    Company
417539500
Unit Tract 14
(continued)




                            42-401-057091-0AX      Pansy Hays,             Atlantic Richfield     5-14-98     2081      597
                                                   Individually and as     Company
                                                   Independent Executrix






                            42-401-057091-0AY      Ada Richardson          Atlantic Richfield     12-29-97    2081      616
                                                                           Company







                            42-401-057091-0AZ      Pauline Barrett         Atlantic Richfield     12-29-97    2081      577
                                                                           Company







                            42-401-057091-0BA      Althea J. Pickett       Atlantic Richfield     5-19-98     2081      612
                                                                           Company



FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST              ARCO LEASE NO.         DESCRIPTION OF LANDS                 SUBJECT TO:
--------------------------- ---------------------- ----------------------------------- --------------------------------------------
East Texas Field            42-401-057091-0AW      A tract of land out of the Daniel
South Kilgore Unit  (s)                            Clark Survey, A-162, Rusk County,
417539500                                          Texas, containing 2.00 acres more
Unit Tract 14                                      or less, and more particularly
(continued)                                        described in that certain Oil and
                                                   Gas Lease dated March 11, 1998,
                                                   recorded in Volume 2081, Page
                                                   600, Official Public Records,
                                                   Rusk County, Texas.

                            42-401-057091-0AX      A tract of land out of the Daniel
                                                   Clark Survey, A-162, Rusk County,
                                                   Texas, containing 2.00 acres more
                                                   or less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated May 14, 1998,
                                                   recorded in Volume 2081, Page
                                                   597, Official Public Records,
                                                   Rusk County, Texas.

                            42-401-057091-0AY      A tract of land out of the Daniel
                                                   Clark Survey, A-162, Rusk County,
                                                   Texas, containing 2.00 acres more
                                                   or less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated December 29,
                                                   1997, recorded in Volume 2081,
                                                   Page 616, Official Public
                                                   Records, Rusk County, Texas.

                            42-401-057091-0AZ      A tract of land out of the Daniel
                                                   Clark Survey, A-162, Rusk County,
                                                   Texas, containing 2.00 acres more
                                                   or less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated December 29,
                                                   1997, recorded in Volume 2081,
                                                   Page 577, Official Public
                                                   Records, Rusk County, Texas.

                            42-401-057091-0BA      A tract of land out of the Daniel
                                                   Clark Survey, A-162, Rusk County,
                                                   Texas, containing 2.00 acres more
                                                   or less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated May 19, 1998,
                                                   recorded in Volume 2081, Page
                                                   612, Official Public Records,
                                                   Rusk County, Texas.


FIELD NAME
PROPERTY NAME                                                                                        DEED
PROPERTY CODE                                                                                       LEASE
ARCO'S INTEREST                ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-401-057091-0BB      Nancy Gale              Atlantic Richfield     5-27-98     2081      622
South Kilgore Unit  (s)                            Scrimshire, Agent and   Company
417539500                                          Attorney-in-Fact
Unit Tract 14
(continued)




                            42-401-057091-0BC      Carolyn Newell          Atlantic Richfield     5-25-98     2081      608
                                                                           Company







                            42-401-057091-0BD      Harvey D. Hays          Atlantic Richfield     5-14-98     2081      593
                                                                           Company







                            42-401-057091-0BE      Edgar Capen             Atlantic Richfield     3-11-98     2081      583
                                                                           Company







                            42-401-057091-0BF      Barbara Nelson,         Atlantic Richfield     5-20-98     2081      610
                                                   Independent Executrix   Company



FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST              ARCO LEASE NO.         DESCRIPTION OF LANDS                 SUBJECT TO:
--------------------------- ---------------------- ----------------------------------- --------------------------------------------
East Texas Field            42-401-057091-0BB      A tract of land out of the Daniel
South Kilgore Unit  (s)                            Clark Survey, A-162, Rusk County,
417539500                                          Texas, containing 2.00 acres more
Unit Tract 14                                      or less, and more particularly
(continued)                                        described in that certain Oil and
                                                   Gas Lease dated May 27, 1998,
                                                   recorded in Volume 2081, Page
                                                   622, Official Public Records,
                                                   Rusk County, Texas.

                            42-401-057091-0BC      A tract of land out of the Daniel
                                                   Clark Survey, A-162, Rusk County,
                                                   Texas, containing 2.00 acres more
                                                   or less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated May 25, 1998,
                                                   recorded in Volume 2081, Page
                                                   608, Official Public Records,
                                                   Rusk County, Texas.

                            42-401-057091-0BD      A tract of land out of the Daniel
                                                   Clark Survey, A-162, Rusk County,
                                                   Texas, containing 2.00 acres more
                                                   or less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated May 14, 1998,
                                                   recorded in Volume 2081, Page
                                                   593, Official Public Records,
                                                   Rusk County, Texas.

                            42-401-057091-0BE      A tract of land out of the Daniel
                                                   Clark Survey, A-162, Rusk County,
                                                   Texas, containing 2.00 acres more
                                                   or less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated March 11, 1998,
                                                   recorded in Volume 2081, Page
                                                   583, Official Public Records,
                                                   Rusk County, Texas.

                            42-401-057091-0BF      A tract of land out of the Daniel
                                                   Clark Survey, A-162, Rusk County,
                                                   Texas, containing 2.00 acres more
                                                   or less, and more particularly
                                                   described in that certain Oil and
                                                   Gas Lease dated May 20, 1998,
                                                   recorded in Volume 2081, Page
                                                   610, Official Public Records,
                                                   Rusk County, Texas.


FIELD NAME
PROPERTY NAME                                                                                        DEED
PROPERTY CODE                                                                                       LEASE
ARCO'S INTEREST                ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-401-057091-0BG      Barbara Knight          Atlantic Richfield     1-20-98     2087      238
South Kilgore Unit  (s)                                                    Company
417539500
Unit Tract 14
(continued)




                            42-401-057091-0BH      McCulliss Resources     Atlantic Richfield     8-1-98      2093      361
                                                   Co., Inc.               Company







                            42-401-057091-0BI      Margaret L. Hays, a     Atlantic Richfield     12-30-97    2093      364
                                                   widow and sole          Company
                                                   surviving heir of
                                                   Edison Ford Hayes





                            42-401-057091-0BJ                              Atlantic Richfield     1-5-98      2089      469
                                                   Malcom Kennedy          Company







                            42-401-057091-0BK                              Atlantic Richfield     8-31-98     2089      467
                                                   Beatarice Harrison      Company


FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST              ARCO LEASE NO.         DESCRIPTION OF LANDS                 SUBJECT TO:
--------------------------- ---------------------- ----------------------------------- --------------------------------------------
East Texas Field            42-401-057091-0BG      A tract of land out of the Daniel
South Kilgore Unit  (s)                            Clark Survey, A-162, Rusk County,
417539500                                          Texas, containing 2.00 acres more
Unit Tract 14                                      or less, and more particularly
(continued)                                        described in that certain Oil and
                                                   Gas Lease dated January 20, 1998,
                                                   recorded in Volume 2087, Page
                                                   238, Official Public Records,
                                                   Rusk County, Texas.

                            42-401-057091-0BH      A tract of land out of the Daniel
                                                   Clark Survey, A-162, Rusk County,
                                                   Texas, containing 2.00 acres more
                                                   or less, and more particularly
                                                   described in that certain Mineral
                                                   Deed dated September 1, 1998,
                                                   recorded in Volume 2092, Page
                                                   423, Official Public Records,
                                                   Rusk County, Texas.

                            42-401-057091-0BI      A tract of land out of the Daniel
                                                   Clark Survey, A-162, Rusk County,
                                                   Texas, containing 2.00 acres more
                                                   or less, and more particularly
                                                   described in that certain Mineral
                                                   Deed dated September 1, 1998,
                                                   recorded in Volume 2092, Page
                                                   423, Official Public Records,
                                                   Rusk County, Texas.

                            42-401-057091-0BJ      A tract of land out of the Daniel
                                                   Clark Survey, A-162, Rusk County,
                                                   Texas, containing 2.00 acres more
                                                   or less, and more particularly
                                                   described in that certain Mineral
                                                   Deed dated September 1, 1998,
                                                   recorded in Volume 2092, Page
                                                   423, Official Public Records,
                                                   Rusk County, Texas.

                            42-401-057091-0BK      A tract of land out of the Daniel
                                                   Clark Survey, A-162, Rusk County,
                                                   Texas, containing 2.00 acres more
                                                   or less, and more particularly
                                                   described in that certain Mineral
                                                   Deed dated September 1, 1998,
                                                   recorded in Volume 2092, Page
                                                   423, Official Public Records,
                                                   Rusk County, Texas.


FIELD NAME
PROPERTY NAME                                                                                        DEED
PROPERTY CODE                                                                                       LEASE
ARCO'S INTEREST                ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-401-057091-0BL      Jack M. Hays            Atlantic Richfield     12-27-97    2097      817
South Kilgore Unit  (s)                                                    Company
417539500
Unit Tract 14
(continued)




                            42-401-057091-0BM      David Bender            Atlantic Richfield     1-20-98     2115      333
                                                                           Company







                            42-401-057091-0BN      Nations Bank, N.A.,     Atlantic Richfield     6-8-98      2100      207
                                                   Trustee of Carolyn      Company
                                                   Lane Trust #1






                            42-401-057091-0BO      Carolyn Spruiell Land   Atlantic Richfield     6-8-98      2109      205
                                                                           Company







                            42-401-057901-0BP      Mary Helen Spruiell     Atlantic Richfield     6-8-98      2109      203
                                                   Boice                   Company



FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST              ARCO LEASE NO.         DESCRIPTION OF LANDS                 SUBJECT TO:
--------------------------- ---------------------- ----------------------------------- --------------------------------------------
East Texas Field            42-401-057091-0BL      A tract of land out of the Daniel
South Kilgore Unit  (s)                            Clark Survey, A-162, Rusk County,
417539500                                          Texas, containing 2.00 acres more
Unit Tract 14                                      or less, and more particularly
(continued)                                        described in that certain Mineral
                                                   Deed dated September 1, 1998,
                                                   recorded in Volume 2092, Page
                                                   423, Official Public Records,
                                                   Rusk County, Texas.

                            42-401-057091-0BM      A tract of land out of the Daniel
                                                   Clark Survey, A-162, Rusk County,
                                                   Texas, containing 2.00 acres more
                                                   or less, and more particularly
                                                   described in that certain Mineral
                                                   Deed dated September 1, 1998,
                                                   recorded in Volume 2092, Page
                                                   423, Official Public Records,
                                                   Rusk County, Texas.

                            42-401-057091-0BN      A tract of land out of the Daniel
                                                   Clark Survey, A-162, Rusk County,
                                                   Texas, containing 2.00 acres more
                                                   or less, and more particularly
                                                   described in that certain Mineral
                                                   Deed dated September 1, 1998,
                                                   recorded in Volume 2092, Page
                                                   423, Official Public Records,
                                                   Rusk County, Texas.

                            42-401-057091-0BO      A tract of land out of the Daniel
                                                   Clark Survey, A-162, Rusk County,
                                                   Texas, containing 2.00 acres more
                                                   or less, and more particularly
                                                   described in that certain Mineral
                                                   Deed dated September 1, 1998,
                                                   recorded in Volume 2092, Page
                                                   423, Official Public Records,
                                                   Rusk County, Texas.

                            42-401-057901-0BP      A tract of land out of the Daniel
                                                   Clark Survey, A-162, Rusk County,
                                                   Texas, containing 2.00 acres more
                                                   or less, and more particularly
                                                   described in that certain Mineral
                                                   Deed dated September 1, 1998,
                                                   recorded in Volume 2092, Page
                                                   423, Official Public Records,
                                                   Rusk County, Texas.


FIELD NAME
PROPERTY NAME                                                                                        DEED
PROPERTY CODE                                                                                       LEASE
ARCO'S INTEREST                ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-401-057091-901      Robert B. Burdick       Atlantic Richfield     9-1-98      2092      423
South Kilgore Unit  (s)                                                    Company
417539500
Unit Tract 14
(continued)

--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-401-004509-000      J. E. Strickland et     V. C. Perryman         11-20-29    145       607
Strickland "B" (s)                                 ux Emily Strickland,
417880700                                          et al
5.4688%  ORRI

--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-401-000852-000      S. R. Cohagan           Argo Royalty Company   9-17-31     202       303
T. O. Mason (466902)        (Mineral Deed)
410761600
1.5625% RI





FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST              ARCO LEASE NO.         DESCRIPTION OF LANDS                 SUBJECT TO:
--------------------------- ---------------------- ----------------------------------- --------------------------------------------
East Texas Field            42-401-057091-901      A tract of land out of the Daniel
South Kilgore Unit  (s)                            Clark Survey, A-162, Rusk County,
417539500                                          Texas, containing 2.00 acres more
Unit Tract 14                                      or less, and more particularly
(continued)                                        described in that certain Mineral
                                                   Deed dated September 1, 1998,
                                                   recorded in Volume 2092, Page
                                                   423, Official Public Records,
                                                   Rusk County, Texas.
--------------------------- ---------------------- ----------------------------------- --------------------------------------------
East Texas Field            42-401-004509-000      A tract of land out of the M. V.
Strickland "B" (s)                                 Pena League, Rusk County, Texas,
417880700                                          more particularly described in
5.4688%  ORRI                                      Oil & Gas Lease dated November
                                                   20, 1929, recorded in Volume 145,
                                                   Page 607, Deed Records, Rusk
                                                   County, Texas.
--------------------------- ---------------------- ----------------------------------- --------------------------------------------
East Texas Field            42-401-000852-000      147.500 acres of land out of the    Oil, Gas and Mineral Lease dated November 19,
T. O. Mason (466902)        (Mineral Deed)         J. B. Cadena Survey, A-3, Rusk      1929, recorded in Volume 145, Page 339, Deed
410761600                                          County, Texas, and more             Records, Rusk County, Texas
1.5625% RI                                         particularly described in that
                                                   certain Deed dated September 17,
                                                   1931, recorded in Volume 202,
                                                   Page 303, Deed Records, Rusk
                                                   County, Texas.


FIELD NAME
PROPERTY NAME                                                                                        DEED
PROPERTY CODE                                                                                       LEASE
ARCO'S INTEREST                ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-401-056613-00A      William Brittain et     L. B. Martin           8-15-34     255       341
Wm. Brittain  (s)                                  ux, et al
412323900
100% WI
76.5626% NRI


                                                                                                              258       358



                            42-401-056613-00B      E. C. Laster, Inc.,     A. B. Edwards          8-15-34
                                                   et al

                                                                                                              257       264







                            42-401-056613-00C      E. C. Laster, Inc.      P. A. Wiley            10-29-34



--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-401-000862-000      Danciger Oil &          Argo Royalty Company   2-16-32     212       322
W. M. Jernigan              (Mineral Deed)         Refining Company of
(26-432;5704)                                      Texas
410684900
3.1250% RI



--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-401-000864-000
A. A. Perkins (RI)
410834500
1.7424% NRI

--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------



FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST              ARCO LEASE NO.         DESCRIPTION OF LANDS                 SUBJECT TO:
--------------------------- ---------------------- ----------------------------------- --------------------------------------------
East Texas Field            42-401-056613-00A      A tract of land out of the J. C.    AR-105213
Wm. Brittain  (s)                                  Barnett Survey, Rusk County,        Acreage Exchange Agreement dated effective
412323900                                          Texas, and more particularly        April 1, 1995 by and between Paloma Partners,
100% WI                                            described in Oil and Gas Lease      Ltd. and Atlantic Richfield Company.  (s)
76.5626% NRI                                       dated August 15, 1934, recorded
                                                   in Volume 255, Page 341, Lease      AR-105265-000
                                                   Records, Rusk County, Texas.        Purchase and Sale Agreement dated October 6,
                                                                                       1995 by and between East Texas Gathering
                            42-401-056613-00B      A tract of land out of the J. C.    Company, Atlantic Richfield Company, Sun Pipe
                                                   Barnett Survey, Rusk County,        Line Company and Sun Company, Inc.  (s)
                                                   Texas, and more particularly
                                                   described in Oil and Gas Lease      AR-105265-001
                                                   dated August 15, 1934, recorded     Crude Oil Buy/Sell Contract dated effective
                                                   in Volume 258, Page 358, Lease      December 1, 1995 by and between ARCO Permian
                                                   Records, Rusk County, Texas.        and Sun Company, Inc. (s)

                            42-401-056613-00C      A tract of land out of the J. C.    AR-105584
                                                   Barnett Survey, Rusk County,        Longview Gas Plant Gas Purchase Contract
                                                   Texas, and more particularly        dated November 1, 1997 by and between ARCO
                                                   described in Oil and Gas Lease      Permian, Seller, and ARCO Permian, Buyer. (s)
                                                   dated October 29, 1934, recorded
                                                   in Volume 257, Page 264, Lease      Private Radio License from Federal
                                                   Records, Rusk County, Texas.        Communications Commission to ARCO
                                                                                       Communications, Inc., dated December 16,
                                                   ONLY INSOFAR AS LEASES COVER        1992, File No. 0000000319451, Call Sign
                                                   RIGHTS FROM THE SURFACE TO THE      KNEP883, Frequency 154.47875 MHZ
                                                   BASE OF THE WOODBINE FORMATION.

--------------------------- ---------------------- ----------------------------------- --------------------------------------------
East Texas Field            42-401-000862-000      A tract of land out of the John
W. M. Jernigan              (Mineral Deed)         C. Snow Survey, Rusk County,
(26-432;5704)                                      Texas, containing  31 acres more
410684900                                          or less, and more particularly
3.1250% RI                                         described by metes and bounds in
                                                   that certain Mineral Deed dated
                                                   February 16, 1932, recorded in
                                                   Volume 212, Page 322, Deed
                                                   Records, Rusk County, Texas.


--------------------------- ---------------------- ----------------------------------- --------------------------------------------
East Texas Field            42-401-000864-000      77.06 acres, more or less out of
A. A. Perkins (RI)                                 the J. B. Cadena Survey, Rusk
410834500                                          County, Texas
1.7424% NRI

--------------------------- ---------------------- ----------------------------------- --------------------------------------------



                                   EXHIBIT "A"
 ATTACHED TO AND MADE A PART OF THAT CERTAIN PURCHASE AND SALE AGREEMENT DATED EFFECTIVE AS OF
        OCTOBER 1, 1999, BY AND BETWEEN ATLANTIC RICHFIELD COMPANY (ARCO)
                  AND FUTURE ACQUISITION 1995, LTD. (PURCHASER)

 IN ADDITION TO ANY OTHER DEPTH LIMITATIONS EXPRESSED HEREIN, IT IS THE EXPRESS INTENTION TO LIMIT THE DESCRIPTIONS
 OF ARCO'S INTEREST (IF ANY), FROM THE SURFACE DOWN TO THE BASE OF THE DEEPEST PRODUCING FORMATION


SMITH COUNTY

FIELD NAME
PROPERTY NAME                                                                                        DEED
PROPERTY CODE                                                                                       LEASE
ARCO'S INTEREST                ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
Shea Prospect               42-423-058204-00A      NationsBank of Texas,   Petro Land Group       9-19-94     3642      693
Arterberry Heirs Oil Unit                          N.A. and M. E.
413000600                                          Florence, Jr.,
31.246875% WI                                      Co-Trustees of the M.
25.61432% NRI                                      E. Florence,Jr. Trust
                                                   and of the Annette F.
                                                   McLemore Trust
                                                   8737-01/02


                            42-423-058205-00A      Dallas Home for the     Caplex Energy, Inc.    3-27-05     3649      758
                                                   Jewish Aged, Inc.







                            42-423-058206-00A      David M. Fender, dihsp  Caplex Energy, Inc.    2-9-95      3642      778
                                                                                                              amended
                                                                                                              3907      120
                                                                                                              and
                                                                                                              ratified
                                                                                                              3907      122






FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST              ARCO LEASE NO.         DESCRIPTION OF LANDS                 SUBJECT TO:
--------------------------- ---------------------- ----------------------------------- --------------------------------------------
Shea Prospect               42-423-058204-00A      37.20 acres, being tracts of 25.0   AR-105657-001
Arterberry Heirs Oil Unit                          acres (Deed 455/210 DR) and 12.20   Letter Agreement dated August 2, 1996,
413000600                                          acres (Deed 315/638 DR), from       between Amoco Production Company and Caplex
31.246875% WI                                      Surface to the stratigraphic        Energy Inc.
25.61432% NRI                                      equivalent of the Base of the
                                                   Rodessa Formation, found at         AR-105657-002
                                                   approximately 7,340 feet in the C   Letter Agreement between Exxon and Caplex
                                                   W Resources, Inc. Arterberry        Energy Inc.
                                                   Heirs No. 1 well, E. Daniels
                                                   A-330 Survey, Smith County, Texas   AR-105657-003
                                                                                       Letter Agreement between Five Star
                            42-423-058205-00A      92.0 acres in Elisha Daniels        Exploration and Caplex Energy, Inc. dated
                                                   Survey A-330, being tracts of       Marcy 9, 1990, amended July 30, 1996.
                                                   67.0 acres (Deed 94/513 DR) and
                                                   25.0 acres (East 25.0 acres of      AR-105657-004
                                                   76.0 acres Deed 291/197 DR), from   Arterberry Heirs Oil Unit Designation
                                                   the Surface to the stratigraphic
                                                   equivalent of the Base of the       AR-105657-000
                                                   Rodessa Formation, found at         Mid-Tex Joint Operating Agreement
                                                   approximately 7,340' in the C W     Shea Prospect Joint Operating Agreement
                                                   Resources Inc. Arterberry Heirs
                                                   No. 1 well, E. Daniels A-330
                                                   Survey, Smith County, Texas

                            42-423-058206-00A      128.841 acres in J. E. Daniels
                                                   Survey A-330, sometimes called
                                                   135.0 acres, being tracts of 76.0
                                                   acres (WD 240/349 DR) and 52.841
                                                   acres (sometimes called 49.80
                                                   acres Block 2, 3, 4 suit Civil
                                                   Minutes Book $/226, Dist. Court
                                                   Records), from Surface to the
                                                   stratigraphic equivalent of the
                                                   base of the Rodessa Formation,
                                                   found at approximately 7,340' in
                                                   the C W Resources, Inc.
                                                   Arterberry Heirs No. 1 well, E.
                                                   Daniels A-330 Survey, Smith
                                                   County, Texas



FIELD NAME
PROPERTY NAME                                                                                        DEED
PROPERTY CODE                                                                                       LEASE
ARCO'S INTEREST                ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
Shea Prospect               42-423-058206-00B      Ruby Jean Arterberry    Caplex Energy, Inc.    7-11-96     3823 as   372
Arterberry Heirs Oil Unit                                                                                     ratified
413000600                                                                                                     3837      147
31.246875% WI                                                                                                 3933      308
25.61432% NRI (cont'd)                                                                                        3933      312
                                                                                                              3933      310
                                                                                                              3837      145



FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST              ARCO LEASE NO.         DESCRIPTION OF LANDS                 SUBJECT TO:
--------------------------- ---------------------- ----------------------------------- --------------------------------------------
Shea Prospect               42-423-058206-00B      128.841 acres in J. E. Daniels      AR-105657-001
Arterberry Heirs Oil Unit                          Survey A-330, sometimes called      Letter Agreement dated August 2, 1996,
413000600                                          135.0 acres, being tracts of 76.0   between Amoco Production Company and Caplex
31.246875% WI                                      acres (WD 240/349 DR) and 52.841    Energy Inc.
25.61432% NRI (cont'd)                             acres (sometimes called 49.80
                                                   acres Block 2, 3, 4 suit Civil      AR-105657-002
                                                   Minutes Book $/226, Dist. Court     Letter Agreement between Exxon and Caplex
                                                   Records), from Surface to the       Energy Inc.
                                                   stratigraphic equivalent of the
                                                   base of the Rodessa Formation,      AR-105657-003
                                                   found at approximately 7,340' in    Letter Agreement between Five Star
                                                   the C W Resources, Inc. Arterberry  Exploration and Caplex Energy, Inc. dated
                                                   Heirs No. 1 well, E. Daniels        March 9, 1990, amended July 30, 1996.
                                                   A-330 Survey, Smith County, Texas
                                                   (cont'd from above)                 AR-105657-004
                                                                                       Arterberry Heirs Oil Unit Designation

                                                                                       AR-105657-000
                                                                                       Mid-Tex Joint Operating Agreement
                                                                                       Shea Prospect Joint Operating Agreement


FIELD NAME
PROPERTY NAME                                                                                        DEED
PROPERTY CODE                                                                                       LEASE
ARCO'S INTEREST                ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
Shea Prospect               42-423-058206-00C      Charles Arterberry,     Caplex Energy, Inc.    10-21-96    3889      695
Arterberry Heirs Oil Unit                          et ux Deloris
413000600
31.246875% WI
25.61432% NRI









                            42-423-058206-00D      Bonnie Arterberry,      Caplex Energy, Inc.    1-10-96     3628      787
                                                   dihsp












                            42-423-058206-00E                              Caplex Energy, Inc.    1-20-95     3628      796
                                                   Leon Arterberry,
                                                   Individually and as
                                                   agent and A-I-F for
                                                   Lorenza Arterberry



FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST              ARCO LEASE NO.         DESCRIPTION OF LANDS                 SUBJECT TO:
--------------------------- ---------------------- ----------------------------------- --------------------------------------------
Shea Prospect               42-423-058206-00C      128.841 acres in J. E. Daniels      AR-105657-001
Arterberry Heirs Oil Unit                          Survey A-330, sometimes called      Letter Agreement dated August 2, 1996,
413000600                                          135.0 acres, being tracts of 76.0   between Amoco Production Company and Caplex
31.246875% WI                                      acres (WD 240/349 DR) and 52.841    Energy Inc.
25.61432% NRI                                      acres (sometimes called 49.80
                                                   acres Block 2, 3, 4 suit Civil      AR-105657-002
                                                   Minutes Book $/226, Dist. Court     Letter Agreement between Exxon and Caplex
                                                   Records), from Surface to the       Energy Inc.
                                                   stratigraphic equivalent of the
                                                   base of the Rodessa Formation,      AR-105657-003
                                                   found at approximately 7,340' in    Letter Agreement between Five Star
                                                   the C W Resources, Inc.             Exploration and Caplex Energy, Inc. dated
                                                   Arterberry Heirs No. 1 well, E.     Marcy 9, 1990, amended July 30, 1996.
                                                   Daniels A-330 Survey, Smith
                                                   County, Texas                       AR-105657-004
                                                                                       Arterberry Heirs Oil Unit Designation
                            42-423-058206-00D      128.841 acres in J. E. Daniels
                                                   Survey A-330, sometimes called      AR-105657-000
                                                   135.0 acres, being tracts of 76.0   Mid-Tex Joint Operating Agreement
                                                   acres (WD 240/349 DR) and 52.841    Shea Prospect Joint Operating Agreement
                                                   acres (sometimes called 49.80
                                                   acres Block 2, 3, 4 suit Civil
                                                   Minutes Book $/226, Dist. Court
                                                   Records), from Surface to the
                                                   stratigraphic equivalent of the
                                                   base of the Rodessa Formation,
                                                   found at approximately 7,340' in
                                                   the C W Resources, Inc.
                                                   Arterberry Heirs No. 1 well, E.
                                                   Daniels A-330 Survey, Smith
                                                   County, Texas


                            42-423-058206-00E      128.841 acres in J. E. Daniels
                                                   Survey A-330, sometimes called
                                                   135.0 acres, being tracts of 76.0
                                                   acres (WD 240/349 DR) and 52.841
                                                   acres (sometimes called 49.80
                                                   acres Block 2, 3, 4 suit Civil
                                                   Minutes Book $/226, Dist. Court
                                                   Records), from Surface to the
                                                   stratigraphic equivalent of the
                                                   base of the Rodessa Formation,
                                                   found at approximately 7,340' in
                                                   the C W Resources, Inc.
                                                   Arterberry Heirs No. 1 well, E.
                                                   Daniels A-330 Survey, Smith
                                                   County, Texas


FIELD NAME
PROPERTY NAME                                                                                        DEED
PROPERTY CODE                                                                                       LEASE
ARCO'S INTEREST                ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
Shea Prospect               42-423-058206-00F      Gregory Arterberry,     Caplex Energy, Inc.    12-8-04     3692      4
Arterberry Heirs Oil Unit                          dihsp
413000600
31.246875% WI
25.61432% NRI









                            42-423-058206-00G      Kelvin Arterberry,      Caplex Energy, Inc.    1-10-95     3628 as   793
                                                   dihsp                                                      ratified
                                                                                                              3837      130










                            42-423-058206-00H      James G. Hubley, dihsp  Caplex Energy, Inc.    10-4-96     3889      701





FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST              ARCO LEASE NO.         DESCRIPTION OF LANDS                 SUBJECT TO:
--------------------------- ---------------------- ----------------------------------- --------------------------------------------
Shea Prospect               42-423-058206-00F      128.841 acres in J. E. Daniels      AR-105657-001
Arterberry Heirs Oil Unit                          Survey A-330, sometimes called      Letter Agreement dated August 2, 1996,
413000600                                          135.0 acres, being tracts of 76.0   between Amoco Production Company and Caplex
31.246875% WI                                      acres (WD 240/349 DR) and 52.841    Energy Inc.
25.61432% NRI                                      acres (sometimes called 49.80
                                                   acres Block 2, 3, 4 suit Civil      AR-105657-002
                                                   Minutes Book $/226, Dist. Court     Letter Agreement between Exxon and Caplex
                                                   Records), from Surface to the       Energy Inc.
                                                   stratigraphic equivalent of the
                                                   base of the Rodessa Formation,      AR-105657-003
                                                   found at approximately 7,340' in    Letter Agreement between Five Star
                                                   the C W Resources, Inc.             Exploration and Caplex Energy, Inc. dated
                                                   Arterberry Heirs No. 1 well, E.     March 9, 1990, amended July 30, 1996.
                                                   Daniels A-330 Survey, Smith
                                                   County, Texas                       AR-105657-004
                                                                                       Arterberry Heirs Oil Unit Designation
                            42-423-058206-00G      128.841 acres in J. E. Daniels
                                                   Survey A-330, sometimes called      AR-105657-000
                                                   135.0 acres, being tracts of 76.0   Mid-Tex Joint Operating Agreement
                                                   acres (WD 240/349 DR) and 52.841    Shea Prospect Joint Operating Agreement
                                                   acres (sometimes called 49.80
                                                   acres Block 2, 3, 4 suit Civil
                                                   Minutes Book $/226, Dist. Court
                                                   Records), from Surface to the
                                                   stratigraphic equivalent of the
                                                   base of the Rodessa Formation,
                                                   found at approximately 7,340' in
                                                   the C W Resources, Inc.
                                                   Arterberry Heirs No. 1 well, E.
                                                   Daniels A-330 Survey, Smith
                                                   County, Texas

                            42-423-058206-00H      128.841 acres in J. E. Daniels
                                                   Survey A-330, sometimes called
                                                   135.0 acres, being tracts of 76.0
                                                   acres (WD 240/349 DR) and 52.841
                                                   acres (sometimes called 49.80
                                                   acres Block 2, 3, 4 suit Civil
                                                   Minutes Book $/226, Dist. Court
                                                   Records), from Surface to the
                                                   stratigraphic equivalent of the
                                                   base of the Rodessa Formation,
                                                   found at approximately 7,340' in
                                                   the C W Resources, Inc.
                                                   Arterberry Heirs No. 1 well, E.
                                                   Daniels A-330 Survey, Smith
                                                   County, Texas



FIELD NAME
PROPERTY NAME                                                                                        DEED
PROPERTY CODE                                                                                       LEASE
ARCO'S INTEREST                ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
Shea Prospect               42-423-058206-00I      Judi Dunagan, dihsp     Caplex Energy, Inc.    2-10-95     3628      802
Arterberry Heirs Oil Unit
413000600
31.246875% WI
25.61432% NRI









                            42-423-058206-00J      Betty Jane Zak,         Caplex Energy, Inc.    10-4-96     3889      692
                                                   Individually and as
                                                   Independent Executor
                                                   of Est. of Stanley
                                                   Zak, Dec'd.









                            42-423-058206-00K      The Frank and Marilyn   Caplex Energy, Inc.    10-17-96    3889      704
                                                   Budde Family Trust





FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST              ARCO LEASE NO.         DESCRIPTION OF LANDS                 SUBJECT TO:
--------------------------- ---------------------- ----------------------------------- --------------------------------------------
Shea Prospect               42-423-058206-00I      128.841 acres in J. E. Daniels      AR-105657-001
Arterberry Heirs Oil Unit                          Survey A-330, sometimes called      Letter Agreement dated August 2, 1996,
413000600                                          135.0 acres, being tracts of 76.0   between Amoco Production Company and Caplex
31.246875% WI                                      acres (WD 240/349 DR) and 52.841    Energy Inc.
25.61432% NRI                                      acres (sometimes called 49.80
                                                   acres Block 2, 3, 4 suit Civil      AR-105657-002
                                                   Minutes Book $/226, Dist. Court     Letter Agreement between Exxon and Caplex
                                                   Records), from Surface to the       Energy Inc.
                                                   stratigraphic equivalent of the
                                                   base of the Rodessa Formation,      AR-105657-003
                                                   found at approximately 7,340' in    Letter Agreement between Five Star
                                                   the C W Resources, Inc.             Exploration and Caplex Energy, Inc. dated
                                                   Arterberry Heirs No. 1 well, E.     March 9, 1990, amended July 30, 1996.
                                                   Daniels A-330 Survey, Smith
                                                   County, Texas                       AR-105657-004
                                                                                       Arterberry Heirs Oil Unit Designation
                            42-423-058206-00J      128.841 acres in J. E. Daniels
                                                   Survey A-330, sometimes called      AR-105657-000
                                                   135.0 acres, being tracts of 76.0   Mid-Tex Joint Operating Agreement
                                                   acres (WD 240/349 DR) and 52.841    Shea Prospect Joint Operating Agreement
                                                   acres (sometimes called 49.80
                                                   acres Block 2, 3, 4 suit Civil
                                                   Minutes Book $/226, Dist. Court
                                                   Records), from Surface to the
                                                   stratigraphic equivalent of the
                                                   base of the Rodessa Formation,
                                                   found at approximately 7,340' in
                                                   the C W Resources, Inc.
                                                   Arterberry Heirs No. 1 well, E.
                                                   Daniels A-330 Survey, Smith
                                                   County, Texas

                            42-423-058206-00K      128.841 acres in J. E. Daniels
                                                   Survey A-330, sometimes called
                                                   135.0 acres, being tracts of 76.0
                                                   acres (WD 240/349 DR) and 52.841
                                                   acres (sometimes called 49.80
                                                   acres Block 2, 3, 4 suit Civil
                                                   Minutes Book $/226, Dist. Court
                                                   Records), from Surface to the
                                                   stratigraphic equivalent of the
                                                   base of the Rodessa Formation,
                                                   found at approximately 7,340' in
                                                   the C W Resources, Inc.
                                                   Arterberry Heirs No. 1 well, E.
                                                   Daniels A-330 Survey, Smith
                                                   County, Texas



FIELD NAME
PROPERTY NAME                                                                                        DEED
PROPERTY CODE                                                                                       LEASE
ARCO'S INTEREST                ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
Shea Prospect               42-423-058206-00L      Robert Don              Lee Caple &            9-6-94      3616      588
Arterberry Heirs Oil Unit                          Arterberry, dihsp       Associates
413000600
31.246875% WI
25.61432% NRI










                            42-423-058206-00M      Virginia Arterberry     Caplex Energy, Inc.    9-13-96     3889      707













                            42-423-058206-00N      James D. Culver, et     Caplex Energy, Inc.    7-29-96     3837      124
                                                   ux Donna L.



FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST              ARCO LEASE NO.         DESCRIPTION OF LANDS                 SUBJECT TO:
--------------------------- ---------------------- ----------------------------------- --------------------------------------------
Shea Prospect               42-423-058206-00L      128.841 acres in J. E. Daniels      AR-105657-001
Arterberry Heirs Oil Unit                          Survey A-330, sometimes called      Letter Agreement dated August 2, 1996,
413000600                                          135.0 acres, being tracts of 76.0   between Amoco Production Company and Caplex
31.246875% WI                                      acres (WD 240/349 DR) and 52.841    Energy Inc.
25.61432% NRI                                      acres (sometimes called 49.80
                                                   acres Block 2, 3, 4 suit Civil      AR-105657-002
                                                   Minutes Book $/226, Dist. Court     Letter Agreement between Exxon and Caplex
                                                   Records), from Surface to the       Energy Inc.
                                                   stratigraphic equivalent of the
                                                   base of the Rodessa Formation,      AR-105657-003
                                                   found at approximately 7,340' in    Letter Agreement between Five Star
                                                   the C W Resources, Inc.             Exploration and Caplex Energy, Inc. dated
                                                   Arterberry Heirs No. 1 well, E.     March 9, 1990, amended July 30, 1996.
                                                   Daniels A-330 Survey, Smith
                                                   County, Texas                       AR-105657-004
                                                                                       Arterberry Heirs Oil Unit Designation

                            42-423-058206-00M      128.841 acres in J. E. Daniels      AR-105657-000
                                                   Survey A-330, sometimes called      Mid-Tex Joint Operating Agreement
                                                   135.0 acres, being tracts of 76.0   Shea Prospect Joint Operating Agreement
                                                   acres (WD 240/349 DR) and 52.841
                                                   acres (sometimes called 49.80
                                                   acres Block 2, 3, 4 suit Civil
                                                   Minutes Book $/226, Dist. Court
                                                   Records), from Surface to the
                                                   stratigraphic equivalent of the
                                                   base of the Rodessa Formation,
                                                   found at approximately 7,340' in
                                                   the C W Resources, Inc.
                                                   Arterberry Heirs No. 1 well, E.
                                                   Daniels A-330 Survey, Smith
                                                   County, Texas

                            42-423-058206-00N      128.841 acres in J. E. Daniels
                                                   Survey A-330, sometimes called
                                                   135.0 acres, being tracts of 76.0
                                                   acres (WD 240/349 DR) and 52.841
                                                   acres (sometimes called 49.80
                                                   acres Block 2, 3, 4 suit Civil
                                                   Minutes Book $/226, Dist. Court
                                                   Records), from Surface to the
                                                   stratigraphic equivalent of the
                                                   base of the Rodessa Formation,
                                                   found at approximately 7,340' in
                                                   the C W Resources, Inc.
                                                   Arterberry Heirs No. 1 well, E.
                                                   Daniels A-330 Survey, Smith
                                                   County, Texas


FIELD NAME
PROPERTY NAME                                                                                        DEED
PROPERTY CODE                                                                                       LEASE
ARCO'S INTEREST                ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
Shea Prospect               42-423-058206-00O      Marian Hicks            Caplex Energy, Inc.    7-18-96     3889      720
Arterberry Heirs Oil Unit
413000600
31.246875% WI
25.61432% NRI










                            42-423-058206-00P      Sandra Richardson       Wagner & Brown, Ltd.   3-21-97     3963      76














                            42-423-058206-00Q      Carrie Lou Lawson       Wagner & Brown, Ltd.   3-21-97     3947      76



FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST              ARCO LEASE NO.         DESCRIPTION OF LANDS                 SUBJECT TO:
--------------------------- ---------------------- ----------------------------------- --------------------------------------------
Shea Prospect               42-423-058206-00O      128.841 acres in J. E. Daniels      AR-105657-001
Arterberry Heirs Oil Unit                          Survey A-330, sometimes called      Letter Agreement dated August 2, 1996,
413000600                                          135.0 acres, being tracts of 76.0   between Amoco Production Company and Caplex
31.246875% WI                                      acres (WD 240/349 DR) and 52.841    Energy Inc.
25.61432% NRI                                      acres (sometimes called 49.80
                                                   acres Block 2, 3, 4 suit Civil      AR-105657-002
                                                   Minutes Book $/226, Dist. Court     Letter Agreement between Exxon and Caplex
                                                   Records), from Surface to the       Energy Inc.
                                                   stratigraphic equivalent of the
                                                   base of the Rodessa Formation,      AR-105657-003
                                                   found at approximately 7,340' in    Letter Agreement between Five Star
                                                   the C W Resources, Inc.             Exploration and Caplex Energy, Inc. dated
                                                   Arterberry Heirs No. 1 well, E.     March 9, 1990, amended July 30, 1996.
                                                   Daniels A-330 Survey, Smith
                                                   County, Texas                       AR-105657-004
                                                                                       Arterberry Heirs Oil Unit Designation

                            42-423-058206-00P      128.841 acres in J. E. Daniels      AR-105657-000
                                                   Survey A-330, sometimes called      Mid-Tex Joint Operating Agreement
                                                   135.0 acres, being tracts of 76.0   Shea Prospect Joint Operating Agreement
                                                   acres (WD 240/349 DR) and 52.841
                                                   acres (sometimes called 49.80
                                                   acres Block 2, 3, 4 suit Civil
                                                   Minutes Book $/226, Dist. Court
                                                   Records), from Surface to the
                                                   stratigraphic equivalent of the
                                                   base of the Rodessa Formation,
                                                   found at approximately 7,340' in
                                                   the C W Resources, Inc.
                                                   Arterberry Heirs No. 1 well, E.
                                                   Daniels A-330 Survey, Smith
                                                   County, Texas

                            42-423-058206-00Q      128.841 acres in J. E. Daniels
                                                   Survey A-330, sometimes called
                                                   135.0 acres, being tracts of 76.0
                                                   acres (WD 240/349 DR) and 52.841
                                                   acres (sometimes called 49.80
                                                   acres Block 2, 3, 4 suit Civil
                                                   Minutes Book $/226, Dist. Court
                                                   Records), from Surface to the
                                                   stratigraphic equivalent of the
                                                   base of the Rodessa Formation,
                                                   found at approximately 7,340' in
                                                   the C W Resources, Inc.
                                                   Arterberry Heirs No. 1 well, E.
                                                   Daniels A-330 Survey, Smith
                                                   County, Texas



FIELD NAME
PROPERTY NAME                                                                                        DEED
PROPERTY CODE                                                                                       LEASE
ARCO'S INTEREST                ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
Shea Prospect               42-423-058206-00R      Robert Arterberry       Wagner & Brown, Ltd.   3-21-97     3947      27
Arterberry Heirs Oil Unit
413000600
31.246875% WI
25.61432% NRI










                            42-423-058206-00S      H. L. Arterberry        Wagner & Brown, Ltd.   3-21-97     3947      19














                            42-423-058206-00T      Emma Jean Arterberry    Wagner & Brown, Ltd.   3-21-97     3947      31



FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST              ARCO LEASE NO.         DESCRIPTION OF LANDS                 SUBJECT TO:
--------------------------- ---------------------- ----------------------------------- --------------------------------------------
Shea Prospect               42-423-058206-00R      128.841 acres in J. E. Daniels      AR-105657-001
Arterberry Heirs Oil Unit                          Survey A-330, sometimes called      Letter Agreement dated August 2, 1996,
413000600                                          135.0 acres, being tracts of 76.0   between Amoco Production Company and Caplex
31.246875% WI                                      acres (WD 240/349 DR) and 52.841    Energy Inc.
25.61432% NRI                                      acres (sometimes called 49.80
                                                   acres Block 2, 3, 4 suit Civil      AR-105657-002
                                                   Minutes Book $/226, Dist. Court     Letter Agreement between Exxon and Caplex
                                                   Records), from Surface to the       Energy Inc.
                                                   stratigraphic equivalent of the
                                                   base of the Rodessa Formation,      AR-105657-003
                                                   found at approximately 7,340' in    Letter Agreement between Five Star
                                                   the C W Resources, Inc.             Exploration and Caplex Energy, Inc. dated
                                                   Arterberry Heirs No. 1 well, E.     Marcy 9, 1990, amended July 30, 1996.
                                                   Daniels A-330 Survey, Smith
                                                   County, Texas                       AR-105657-004
                                                                                       Arterberry Heirs Oil Unit Designation

                            42-423-058206-00S      128.841 acres in J. E. Daniels      AR-105657-000
                                                   Survey A-330, sometimes called      Mid-Tex Joint Operating Agreement
                                                   135.0 acres, being tracts of 76.0   Shea Prospect Joint Operating Agreement
                                                   acres (WD 240/349 DR) and 52.841
                                                   acres (sometimes called 49.80
                                                   acres Block 2, 3, 4 suit Civil
                                                   Minutes Book $/226, Dist. Court
                                                   Records), from Surface to the
                                                   stratigraphic equivalent of the
                                                   base of the Rodessa Formation,
                                                   found at approximately 7,340' in
                                                   the C W Resources, Inc.
                                                   Arterberry Heirs No. 1 well, E.
                                                   Daniels A-330 Survey, Smith
                                                   County, Texas

                            42-423-058206-00T      128.841 acres in J. E. Daniels
                                                   Survey A-330, sometimes called
                                                   135.0 acres, being tracts of 76.0
                                                   acres (WD 240/349 DR) and 52.841
                                                   acres (sometimes called 49.80
                                                   acres Block 2, 3, 4 suit Civil
                                                   Minutes Book $/226, Dist. Court
                                                   Records), from Surface to the
                                                   stratigraphic equivalent of the
                                                   base of the Rodessa Formation,
                                                   found at approximately 7,340' in
                                                   the C W Resources, Inc.
                                                   Arterberry Heirs No. 1 well, E.
                                                   Daniels A-330 Survey, Smith
                                                   County, Texas


FIELD NAME
PROPERTY NAME                                                                                        DEED
PROPERTY CODE                                                                                       LEASE
ARCO'S INTEREST                ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
Arterberry Heirs Oil Unit   42-423-058206-00U      Johnnie Mae Tucker      Wagner & Brown, Ltd.   3-21-97     3947      23
413000600
31.246875% WI
25.61432% NRI











                            42-423-058206-00V      Renee Elliott           Wagner & Brown, Ltd.   3-21-97     3963      74
                                                   Frenchell Paul
                                                   Jeffrey Pierce












                            42-423-058206-00W      Vonzella Aarterberry    Wagner & Brown, Ltd.   3-21-97     3947      21




FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST              ARCO LEASE NO.         DESCRIPTION OF LANDS                 SUBJECT TO:
--------------------------- ---------------------- ----------------------------------- --------------------------------------------
Arterberry Heirs Oil Unit   42-423-058206-00U      128.841 acres in J. E. Daniels      AR-105657-001
413000600                                          Survey A-330, sometimes called      Letter Agreement dated August 2, 1996,
31.246875% WI                                      135.0 acres, being tracts of 76.0   between Amoco Production Company and Caplex
25.61432% NRI                                      acres (WD 240/349 DR) and 52.841    Energy Inc.
                                                   acres (sometimes called 49.80
                                                   acres Block 2, 3, 4 suit Civil      AR-105657-002
                                                   Minutes Book $/226, Dist. Court     Letter Agreement between Exxon and Caplex
                                                   Records), from Surface to the       Energy Inc.
                                                   stratigraphic equivalent of the
                                                   base of the Rodessa Formation,      AR-105657-003
                                                   found at approximately 7,340' in    Letter Agreement between Five Star
                                                   the C W Resources, Inc.             Exploration and Caplex Energy, Inc. dated
                                                   Arterberry Heirs No. 1 well, E.     Marcy 9, 1990, amended July 30, 1996.
                                                   Daniels A-330 Survey, Smith
                                                   County, Texas                       AR-105657-004
                                                                                       Arterberry Heirs Oil Unit Designation

                            42-423-058206-00V      128.841 acres in J. E. Daniels      AR-105657-000
                                                   Survey A-330, sometimes called      Mid-Tex Joint Operating Agreement
                                                   135.0 acres, being tracts of 76.0   Shea Prospect Joint Operating Agreement
                                                   acres (WD 240/349 DR) and 52.841
                                                   acres (sometimes called 49.80
                                                   acres Block 2, 3, 4 suit Civil
                                                   Minutes Book $/226, Dist. Court
                                                   Records), from Surface to the
                                                   stratigraphic equivalent of the
                                                   base of the Rodessa Formation,
                                                   found at approximately 7,340' in
                                                   the C W Resources, Inc.
                                                   Arterberry Heirs No. 1 well, E.
                                                   Daniels A-330 Survey, Smith
                                                   County, Texas

                            42-423-058206-00W      128.841 acres in J. E. Daniels
                                                   Survey A-330, sometimes called
                                                   135.0 acres, being tracts of 76.0
                                                   acres (WD 240/349 DR) and 52.841
                                                   acres (sometimes called 49.80
                                                   acres Block 2, 3, 4 suit Civil
                                                   Minutes Book $/226, Dist. Court
                                                   Records), from Surface to the
                                                   stratigraphic equivalent of the
                                                   base of the Rodessa Formation,
                                                   found at approximately 7,340' in
                                                   the C W Resources, Inc.
                                                   Arterberry Heirs No. 1 well, E.
                                                   Daniels A-330 Survey, Smith
                                                   County, Texas


FIELD NAME
PROPERTY NAME                                                                                        DEED
PROPERTY CODE                                                                                       LEASE
ARCO'S INTEREST                ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
Arterberry Heirs Oil Unit   42-423-058206-00X      Jewel Timmons           Wagner & Brown, Ltd.   3-21-97     3947      39
413000600
31.246875% WI
25.61432% NRI











                            42-423-058206-00Y      Geneva Mays             Wagner & Brown, Ltd.   3-21-97     3963      66














                            42-423-058207-00A      Thomas Harold           Caplex Energy, Inc.    8-8-96      3846 as   547
                                                   Grantham,                                                  ratified
                                                   Individually and as                                        3889      725
                                                   Independent Executor                                       3889      727
                                                   of the Estate of                                           3889      729
                                                   Sarah Helen Smith,                                         3931      512
                                                   Dec'd.



FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST              ARCO LEASE NO.         DESCRIPTION OF LANDS                 SUBJECT TO:
--------------------------- ---------------------- ----------------------------------- --------------------------------------------
Arterberry Heirs Oil Unit   42-423-058206-00X      128.841 acres in J. E. Daniels      AR-105657-001
413000600                                          Survey A-330, sometimes called      Letter Agreement dated August 2, 1996,
31.246875% WI                                      135.0 acres, being tracts of 76.0   between Amoco Production Company and Caplex
25.61432% NRI                                      acres (WD 240/349 DR) and 52.841    Energy Inc.
                                                   acres (sometimes called 49.80
                                                   acres Block 2, 3, 4 suit Civil      AR-105657-002
                                                   Minutes Book $/226, Dist. Court     Letter Agreement between Exxon and Caplex
                                                   Records), from Surface to the       Energy Inc.
                                                   stratigraphic equivalent of the
                                                   base of the Rodessa Formation,      AR-105657-003
                                                   found at approximately 7,340' in    Letter Agreement between Five Star
                                                   the C W Resources, Inc.             Exploration and Caplex Energy, Inc. dated
                                                   Arterberry Heirs No. 1 well, E.     Marcy 9, 1990, amended July 30, 1996.
                                                   Daniels A-330 Survey, Smith
                                                   County, Texas                       AR-105657-004
                                                                                       Arterberry Heirs Oil Unit Designation

                            42-423-058206-00Y      128.841 acres in J. E. Daniels      AR-105657-000
                                                   Survey A-330, sometimes called      Mid-Tex Joint Operating Agreement
                                                   135.0 acres, being tracts of 76.0   Shea Prospect Joint Operating Agreement
                                                   acres (WD 240/349 DR) and 52.841
                                                   acres (sometimes called 49.80
                                                   acres Block 2, 3, 4 suit Civil
                                                   Minutes Book $/226, Dist. Court
                                                   Records), from Surface to the
                                                   stratigraphic equivalent of the
                                                   base of the Rodessa Formation,
                                                   found at approximately 7,340' in
                                                   the C W Resources, Inc.
                                                   Arterberry Heirs No. 1 well, E.
                                                   Daniels A-330 Survey, Smith
                                                   County, Texas

                            42-423-058207-00A      271.441 acres, being tracts of
                                                   76.0 acres (WD 240/349 DR) and
                                                   52.841 acres (Sometimes called
                                                   49.80 acres Block 2, 3, 4 suit
                                                   Civil Minutes Book R/226, Dist.
                                                   Court Records), 69.90 acres (Deed
                                                   47/531 DR), and 60.9 acres (Deed
                                                   Y/426 DR) in J. E. Daniels A-330
                                                   Survey, and 12.7 acres out of the
                                                   D. Shaw Survey A-917 (WD 57/93
                                                   DR) from Surface to the
                                                   stratigraphic equivalent of the
                                                   Base of the Rodessa Formation,
                                                   found at approximately 7,340' in
                                                   the C W Resources, Inc.
                                                   Arterberry Heirs No. 1 well, E.
                                                   Daniels A-330 Survey, Smith
                                                   County, Texas



FIELD NAME
PROPERTY NAME                                                                                        DEED
PROPERTY CODE                                                                                       LEASE
ARCO'S INTEREST                ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
Arterberry Heirs Oil Unit   42-423-058208-00A      J. S. Hudnall           Frank J. Budde         6-17-66     1202      349
413000600                                          G.W. Pirtle             (Exxon)
31.246875% WI                                      (Exxon Corporation
25.61432% NRI                                      F/O & AOGL)





                            42-423-058209-00A      Sam Arterberry, a       M. E. Zoller (Exxon)   11-6-73     1471      567
                                                   single man dihsp
                                                   (Exxon Corporation FO
                                                   & AOGL)






                            42-423-058210-00A      Annette F. Broyles      M. E. Zoller (Exxon)   2-/12-74    1493      887
                                                   D. I. Felsenthal
                                                   Sharon F. Goren


FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST              ARCO LEASE NO.         DESCRIPTION OF LANDS                 SUBJECT TO:
--------------------------- ---------------------- ----------------------------------- --------------------------------------------
Arterberry Heirs Oil Unit   42-423-058208-00A      4.15 acre Tract 2 of 40.0 acre      AR-105657-001
413000600                                          Arterberry Oil Unit (4.15 acres     Letter Agreement dated August 2, 1996,
31.246875% WI                                      out of 25.50 acre tract described   between Amoco Production Company and Caplex
25.61432% NRI                                      in MD 322/435 DR), from Surface     Energy Inc.
                                                   to 7,340' in the C W Resources,
                                                   Inc. Arterberry Heir No. 1 well,    AR-105657-002
                                                   E. Daniels A-330 Survey, Smith      Letter Agreement between Exxon and Caplex
                                                   County, Texas                       Energy Inc.

                                                                                       AR-105657-003
                            42-423-058209-00A      40.0 acre Arterberry Oil Unit       Letter Agreement between Five Star
                                                   Tracts 1 (25.0), 2 (4.15), 3        Exploration and Caplex Energy, Inc. dated
                                                   (4.50) and 4 (6.35), from Surface   Marcy 9, 1990, amended July 30, 1996.
                                                   to the stratigraphic equivalent
                                                   of the Base of the Rodessa          AR-105657-004
                                                   Formation, found at approximately   Arterberry Heirs Oil Unit Designation
                                                   7,340' in the C W Resources, Inc.
                                                   Arterberry Heirs No. 1 well, E.     AR-105657-000
                                                   Daniels A-330 Survey, Smith         Mid-Tex Joint Operating Agreement
                                                   County, Texas                       Shea Prospect Joint Operating Agreement


                            42-423-058210-00A      4.15 acre Tract 2 of 40.0 acre
                                                   Arterberry Oil Unit (4.15 acres
                                                   out of 25.50 acre tract described
                                                   in MD 322/435 DR), from Surface
                                                   to 7,340' in the C W Resources,
                                                   Inc. Arterberry Heir No. 1 well,
                                                   E. Daniels A-330 Survey, Smith
                                                   County, Texas



FIELD NAME
PROPERTY NAME                                                                                        DEED
PROPERTY CODE                                                                                       LEASE
ARCO'S INTEREST                ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
Shea Prospect               42-423-057809-00A      Ronnie Webb             Thompson Interests,    7-11-97
33.33% WI                                                                  Inc.




                            42-423-057809-00B      Elaine Keeny                                   7-11-97
                                                                           Thompson Interests,
                                                                           Inc.



                            42-423-057809-00C      Kenneth Webb                                   7-11-97

                                                                           Thompson Interests,
                                                                           Inc.


                            42-423-057809-00D      Edith C. Webb                                  7-11-97


                                                                           Thompson Interests,
                                                                           Inc.
                            42-423-057810-00A      J. L. Tweedy                                   7-20-97



                                                                           Thompson Interests,
                                                                           Inc.


--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
Shea Prospect               42-423-057810-00B      Martha Helen Sinclair   Thompson Interests,    7-20-97
33.33% WI                                                                  Inc.

                            42-423-057810-00C      Jewel M. Simpson                               7-20-97
                                                                           Wagner & Brown, Ltd.

                            42-423-057810-00D      John V. Sinclair                               7-20-97     3995      289
                                                                           Wagner & Brown, Ltd.

                            42-423-057810-00E      James T. Sinclair                              7-20-97     3995      289
                                                                           Wagner & Brown, Ltd.

                            42-423-057810-00F      Margaret C. Hamlin                             7-25-97     3995      282
                                                                           Wagner & Brown, Ltd.

                            42-423-057810-00G      Roy Carpenter                                  7-25-97     3995      291
                                                                           Wagner & Brown, Ltd.


FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST              ARCO LEASE NO.         DESCRIPTION OF LANDS                 SUBJECT TO:
--------------------------- ---------------------- ----------------------------------- --------------------------------------------
Shea Prospect               42-423-057809-00A      71.52 acres, being tracts of        AR-105657-000
33.33% WI                                          25.0, 16.52, 25.50 and 4.50 acres   Mid-Tex Joint Operating Agreement
                                                   out of E. Caniels A-330 (Deed       Shea Prospect Joint Operating Agreement
                                                   363/66 DR) Smith County, Texas

                            42-423-057809-00B      71.52 acres, being tracts of
                                                   25.0, 16.52, 25.50 and 4.50 acres
                                                   out of E. Caniels A-330 (Deed
                                                   363/66 DR) Smith County, Texas

                            42-423-057809-00C      71.52 acres, being tracts of
                                                   25.0, 16.52, 25.50 and 4.50 acres
                                                   out of E. Caniels A-330 (Deed
                                                   363/66 DR) Smith County, Texas

                            42-423-057809-00D      71.52 acres, being tracts of
                                                   25.0, 16.52, 25.50 and 4.50 acres
                                                   out of E. Caniels A-330 (Deed
                                                   363/66 DR) Smith County, Texas

                            42-423-057810-00A      27.441 acres out of E. Daniels
                                                   A-330 (MD 273/120 DR), Smith
                                                   County, Texas
--------------------------- ---------------------- ----------------------------------- --------------------------------------------
Shea Prospect               42-423-057810-00B      27.441 acres out of E. Daniels      AR-105657-00A
33.33% WI                                          A-330 (MD 273/120 DR), Smith        Shea Prospect Joint Operating Agreement
                                                   County, Texas

                            42-423-057810-00C      27.441 acres out of E. Daniels
                                                   A-330 (MD 273/120 DR), Smith
                                                   County, Texas

                            42-423-057810-00D      27.441 acres out of E. Daniels
                                                   A-330 (MD 273/120 DR), Smith
                                                   County, Texas

                            42-423-057810-00E      27.441 acres out of E. Daniels
                                                   A-330 (MD 273/120 DR), Smith
                                                   County, Texas

                            42-423-057810-00F      27.441 acres out of E. Daniels
                                                   A-330 (MD 273/120 DR), Smith
                                                   County, Texas

                            42-423-057810-00G      27.441 acres out of E. Daniels
                                                   A-330 (MD 273/120 DR), Smith
                                                   County, Texas


FIELD NAME
PROPERTY NAME                                                                                        DEED
PROPERTY CODE                                                                                       LEASE
ARCO'S INTEREST                ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
Shea Prospect               42-423-057810-00H      Ann Sinclair Walker     Wagner & Brown, Ltd.   7-20-97     3987      359
33.33% WI

                            42-423-057810-00I      E. Faye Sinclair        Wagner & Brown, Ltd.   7-20-97     4027      104


                            42-423-057810-00J      Dr. Rayford Scott       Wagner & Brown, Ltd.   7-20-97     4225      253
                                                   Jones

                            42-423-057811-00A                              Wagner & Brown, Ltd.   4-4-97      3987      376
                                                   Victorine W. Watson

                            42-423-057812-00A                              Wagner & Brown, Ltd.   6-4-97      4052      87
                                                   NationsBank of Texas,
                                                   N.A., Trustee u/w
                            42-423-057813-00A      Milton E. Daniel Trust  Wagner & Brown, Ltd.   4-4-97      3947      15
                                                   John H. Brogan, Jr.




FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST              ARCO LEASE NO.         DESCRIPTION OF LANDS                 SUBJECT TO:
--------------------------- ---------------------- ----------------------------------- --------------------------------------------
Shea Prospect               42-423-057810-00H      27.441 acres out of E. Daniels      AR-105657-00A
33.33% WI                                          A-330 (MD 273/120 DR), Smith        Shea Prospect Joint Operating Agreement
                                                   County, Texas

                            42-423-057810-00I      27.441 acres out of E. Daniels
                                                   A-330 (MD 273/120 DR), Smith
                                                   County, Texas

                            42-423-057810-00J      27.441 acres out of E. Daniels
                                                   A-330 (MD 273/120 DR), Smith
                                                   County, Texas

                            42-423-057811-00A      30.38 acres in D. Shaw A-917
                                                   Survey, (Deed 1129/188 DR) Smith
                                                   County, Texas

                            42-423-057812-00A      49.79 acres in D. Shaw A-917
                                                   Survey (OGL 2288/479 DR) Smith
                                                   County, Texas

                            42-423-057813-00A      102.60 acres, being tracts of
                                                   69.90 (Deed 47/531 DR) and 20.0
                                                   acres (60.0 acre tract Deed &/426
                                                   LESS North 40.0 acres as
                                                   designated for unit for Roberson
                                                   No. 1 well) E. Daniel A-330
                                                   Survey and 12.70 acres (WD 57/93
                                                   DR) D. Shaw A-917 Survey, Smith
                                                   County, Texas




                                   EXHIBIT "A"
            ATTACHED TO AND MADE A PART OF THAT CERTAIN PURCHASE AND
                      SALE AGREEMENT DATED EFFECTIVE AS OF
        OCTOBER 1, 1998, BY AND BETWEEN ATLANTIC RICHFIELD COMPANY (ARCO)
                  AND FUTURE ACQUISITION 1995, LTD. (PURCHASER)

          IN ADDITION TO ANY OTHER DEPTH LIMITATIONS EXPRESSED HEREIN,
              IT IS THE EXPRESS INTENTION TO LIMIT THE DESCRIPTIONS
               OF ARCO'S INTEREST (IF ANY), FROM THE SURFACE DOWN
                 TO THE BASE OF THE DEEPEST PRODUCING FORMATION

UPSHUR COUNTY

FIELD NAME
PROPERTY NAME                                                                                     DEED
PROPERTY CODE                                                                                     LEASE
ARCO'S INTEREST             ARCO LEASE NO.         LESSOR/GRANTOR          LESSEE/GRANTEE         DATE        BOOK      PAGE
--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-459-000880-000      V. R. Wyatt             Argo Royalty Company   4-29-31     83        610
E. A. Watts (8985)          (Mineral Deed)
410968600
1.5625% RI





--------------------------- ---------------------- ----------------------- ---------------------- ----------- --------- ---------
East Texas Field            42-459-000881-000      B. J. Claypool          Argo Royalty Company   5-1-31      83        604
Webb #1                     (Mineral Deed)
413546600
25% RI BPO
6.25% NRI BPO
40% RI APO
10% NRI APO



FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.      DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------- ------------------  ----------------------------------- ----------------------------------------------
East Texas Field            42-459-000880-000   180 acres out of the C. H. Cooper
E. A. Watts (8985)          (Mineral Deed)      Survey, A-81, Upshur County,
410968600                                       Texas, being more particularly
1.5625% RI                                      described in that certain Mineral
                                                Deed dated April 29, 1931 and
                                                recorded in Volume 83, Page 610,
                                                Deed Records, Upshur County,
                                                Texas.

--------------------------- ------------------  ----------------------------------- ----------------------------------------------
East Texas Field            42-459-000881-000   70 acres of land on G. W. Hooper    AR-104929
Webb #1                     (Mineral Deed)      H. R. Survey, being a part of       Oil and Gas Lease dated July 19, 1994 between
413546600                                       Block 2, and more particularly      Atlantic Richfield Company, Lessor, and Chinn
25% RI BPO                                      described by metes and bounds in    Exploration Company, Lessee, recorded in
6.25% NRI BPO                                   Mineral Deed dated May 1, 1931,     Volume 173, Page 158, Deed Records, Upshur
40% RI APO                                      recorded in Volume 83, Page 604,    County, Texas.
10% NRI APO                                     Deed Records, Upshur County,
                                                Texas.


FIELD NAME
PROPERTY NAME                                                                                             DEED
PROPERTY CODE                                                                                             LEASE
ARCO'S INTEREST             ARCO LEASE NO.      LESSOR/GRANTOR                    LESSEE/GRANTEE          DATE        BOOK    PAGE
--------------------------- -----------------   --------------------------------  ---------------------   ---------   ----    ----
Glenwood Field              42-183-057630-00A   Lottie F. Calhoun Family          Amoco Production Co.    11/2/95     2895    234
(Cotton Valley Sand)                            Trust
E. F. Johnson Gas Unit (d)
411001300                   42-183-057630-00B   Virginia Rives Johnson            Amoco Production Co.    10/12/95    2886    441
33.33% WI
                            42-183-057630-00C   Jacquelyn H. Denney               Amoco Production Co.    11/2/95     2895    232

                            42-183-057632-00A   B. J. Barclay et ux et al         Amoco Production Co.    11/2/95     2895    225

                            42-183-057632-00B   James Ray Northcutt               Amoco Production Co.    11/2/95     2895    228

                            42-183-057632-00C   Myra Lynn Ray Roberts             Amoco Production Co.    11/2/95     2982    263

                            42-183-057632-00D   Leonard Frank Ray et al           Amoco Production Co.    11/2/95     2982    266

                            42-183-057698-00A   Mary S. Florence et al            Amoco Production Co.    9/27/95     2936    278

                            42-183-057698-00B   Tommie Faye Starr                 Amoco Production Co.    9/19/95     2886    415

                            42-183-057698-00C   Eleanor Bankhead Florence, et al  Amoco Production Co.    9/27/95     2886    435

                            42-183-057698-00D   Virginia Gibson Starr             Amoco Production Co.    9/19/95     2886    433

                            42-183-057698-00E   Edith B. Lester                   Amoco Production Co.    9/19/95     2886    411

                            42-183-057699-00A   Ron Dunbar et al                  Crown Resources Co.     3/18/96     2964    81

                            42-183-057699-00B   G. R. Dunbar                      Crown Resources Co.     3/18/96     2957    555

                            42-183-057700-00A   Leneve D. Bell                    Amoco Production Co.    9/19/95     2886    457

                            42-183-057700-00B   Bessie Dunbar Dickson             Amoco Production Co.    9/19/95     2886    459

                            42-183-057700-00C   Kathleen D. Mincey                Amoco Production Co.    9/19/95     2886    429

                            42-183-057700-00D   Deanne Buchanan                   Amoco Production Co.    9/19/95     2895    254

                            42-183-057700-00E   Judy Banks                        Amoco Production Co.    9/19/95     2895    245

                            42-183-057748-00A   Mary Lou Weiss                    Amoco Production Co.    10/12/95    2895    219

                            42-183-057748-00B   Robert G. Barry et al             Amoco Production Co.    10/12/95    2886    453

                            42-183-057748-00C   Jacqueline T. Garrett             Amoco Production Co.    10/12/95    2886    447



FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.      DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------- ------------------  ----------------------------------- ----------------------------------------------
Glenwood Field              42-183-057630-00A   A tract or tracts of land located   AR-105496
(Cotton Valley Sand)                            in Upshur County and Gregg          Farmin Agreement dated December 12, 1996
E. F. Johnson Gas Unit (d)                      County, Texas, as more fully        Between Amoco Production Company, Farmor,
411001300                   42-183-057630-00B   described in that certain           And C W Resources, Inc., et al, Farmee
33.33% WI                                       Assignment dated effective May
                            42-183-057630-00C   29, 1997, from Amoco Production     AR-105498
                                                Company to Atlantic Richfield       Joint Operating Agreement dated December 12,
                            42-183-057632-00A   Company, et al, recorded at         1996 between C W Resources, Inc., Operator,
                                                Volume 296, Page 216, Official      And Atlantic Richfield Company, et al,
                            42-183-057632-00B   Records of Upshur County, Texas.    non-operators

                            42-183-057632-00C   LIMITED IN DEPTH FROM THE SURFACE   AR-105498-005
                                                DOWN TO 100' BELOW  THE TOTAL       Designation of Gas Unit dated effective June
                            42-183-057632-00D   DEPTH OF THE C W RESOURCES E. F.    11, 1997, by and between C W Resources, Inc.
                                                JOHNSON WELL.                       and Atlantic Richfield Company, et al
                            42-183-057698-00A

                            42-183-057698-00B

                            42-183-057698-00C

                            42-183-057698-00D

                            42-183-057698-00E

                            42-183-057699-00A

                            42-183-057699-00B

                            42-183-057700-00A

                            42-183-057700-00B

                            42-183-057700-00C

                            42-183-057700-00D

                            42-183-057700-00E

                            42-183-057748-00A

                            42-183-057748-00B

                            42-183-057748-00C

FIELD NAME
PROPERTY NAME                                                                                       DEED
PROPERTY CODE                                                                                       LEASE
ARCO'S INTEREST             ARCO LEASE NO.      LESSOR/GRANTOR              LESSEE/GRANTEE          DATE        BOOK    PAGE
--------------------------- -----------------   --------------------------  ---------------------   ---------   ----    ----
Glenwood Field              42-183-057748-00D   Mary Elizabeth Edwards      Amoco Production Co.    10/12/95    2886      439
(Cotton Valley Sand)
E. F. Johnson Gas Unit (d)  42-183-057748-00E   Mary Katherine Block        Amoco Production Co.    10/12/95    2886      421
411001300
(continued)                 42-183-057748-00F   Ben Johnson III, Ttee       Amoco Production Co.    10/12/95    2886      444

                            42-183-057748-00G   Hughleen Dunbar Fenton      Crown Resources Co.     3/15/96     2957      562

                            42-183-057748-00H   G. R. Dunbar                Crown Resources Co.     3/15/96     2957      551

                            42-183-057748-00I   J. R. Dunbar et ux          Crown Resources Co.     3/15/96     2964      89

                            42-183-057748-00J   David Terry III             Crown Resources Co.     5/1/97      File #    9710955


                            42-183-057748-00K   Sara J. Struges Brian       Crown Resources Co.     5/1/97      File #    9710956

                            42-183-057748-00L   Paul L. Whaley, Jr.         Crown Resources Co.     5/6/97      File #    9710959

                            42-183-057748-00M   Thomas L. Whaley            Crown Resources Co.     5/10/97     File #    9710965

                            42-183-057748-00N   Cummings Royalty            Crown Resources Co.     5/8/97      File #    9710966
                                                Acquisition Co., Inc.

                            42-183-057748-00O   Royalty Exchange, Inc.      Crown Resources Co.     5/8/97      File #    9710653

                            42-183-057748-00P   Mack Camp                   Crown Resources Co.     5/1/97      File #    9710952

                            42-183-057748-00Q   Jo Margaret Pitman          Crown Resources Co.     4/30/97     File #    9710958

                            42-183-057748-00R   Sarah L. Boone              Crown Resources Co.     5/1/97      File #    9712770

                            42-183-057748-00S   Katherine E. Thompson       Crown Resources Co.     5/1/97      File #    9710951

                            42-183-057748-00T   Legacy Royalty, Ltd.        Crown Resources Co.     4/25/97     File #    9712773

                            42-183-057748-00U   William G. McCullough       Crown Resources Co.     5-6-97      File #    9712766

                            42-183-057748-00V   Gus and Katherine L.        Crown Resources Co.     5-2-97      File #    9710651
                                                Carter Trust

                            42-183-057748-00W   Eva Jean Blount             Crown Resources Co.     4-24-97     File #    9710652

                            42-183-057748-00X   Elaine Markham Clanton      Crown Resources Co.     4-24-97     File #    9710963

                            42-183-057748-00Y   Linda S. Gray McMahon       Crown Resources Co.     5-6-97      File #    9710762



FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.      DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------- ------------------  ----------------------------------- ------------------------------------
Glenwood Field              42-183-057748-00D   A tract or tracts of land located
(Cotton Valley Sand)                            in Upshur County and Gregg
E. F. Johnson Gas Unit (d)  42-183-057748-00E   County, Texas, as more fully
411001300                                       described in that certain
(continued)                 42-183-057748-00F   Assignment dated effective May
                                                29, 1997, from Amoco Production
                            42-183-057748-00G   Company to Atlantic Richfield
                                                Company, et al, recorded at
                            42-183-057748-00H   Volume 296, Page 216, Official
                                                Records of Upshur County, Texas.
                            42-183-057748-00I
                                                LIMITED IN DEPTH FROM THE SURFACE
                            42-183-057748-00J   DOWN TO 100' BELOW  THE TOTAL
                                                DEPTH OF THE C W RESOURCES E. F.
                                                JOHNSON WELL.
                            42-183-057748-00K

                            42-183-057748-00L

                            42-183-057748-00M

                            42-183-057748-00N


                            42-183-057748-00O

                            42-183-057748-00P

                            42-183-057748-00Q

                            42-183-057748-00R

                            42-183-057748-00S

                            42-183-057748-00T

                            42-183-057748-00U

                            42-183-057748-00V


                            42-183-057748-00W

                            42-183-057748-00X

                            42-183-057748-00Y



FIELD NAME
PROPERTY NAME                                                                                       DEED
PROPERTY CODE                                                                                       LEASE
ARCO'S INTEREST             ARCO LEASE NO.      LESSOR/GRANTOR              LESSEE/GRANTEE          DATE        BOOK    PAGE
--------------------------- -----------------   --------------------------  ---------------------   ---------   ----    ----
Glenwood Field              42-183-057748-00Z   R. H. (Bobby) Smith         Crown Resources Co.     4-15-97     File #   9708003
(Cotton Valley Sand)
E. F. Johnson Gas Unit (d)  42-183-057748-0AA   Verner Kelly                Crown Resources Co.     4-15-97     File #   9710954
411001300
(continued)                 42-183-057748-0AB   Janet E. Sprout             Crown Resources Co.     4-24-97     File #   9710950

                            42-183-057748-0AC   Elizabeth Ellen Wyche       Crown Resources Co.     4-16-97     File #   9708002
                                                Robison

                            42-183-057748-0AD   James Regan Wyche           Crown Resources Co.     4-22-97     File #   9710957

                            42-183-057748-0AE   Jean Terrell                Crown Resources Co.     4-24-97     File #   9710964

                            42-183-057748-0AF   Jane F. Terrell             Crown Resources Co.     4-24-97     File #   9710949

                            42-183-057752-00A   Robert H. Smith             Amoco Production Co.    9-25-95     2886     431

                            42-183-057752-00B   Marjorie Jekot              Amoco Production Co.    9-25-95     2886     413

                            42-183-057752-00C   Margaret C. Smead           Amoco Production Co.    9-25-95     2886     461

                            42-183-057752-00D   Jerry Tillery               Crown Resources Co.     4-1-97      File #   9708001

                            42-183-057752-00E   Joe Neil Tillery            Crown Resources Co.     4-1-97      File #   9708000

                            42-183-057752-00F   Imogene Brogdon             Crown Resources Co.     4-1-97      File #   9710960

                            42-183-057752-00G   Sandra Tillery Bass         Crown Resources Co.     4-1-97      File #   9707081

                            42-183-057752-00H   Louise Tillery Cornell      Crown Resources Co.     4-1-97      File #   9707082

                            42-183-057752-00I   Bryan T. Tillery            Crown Resources Co.     4-1-97      File #   9712769

                            42-183-057752-00J   Melonie Stanley             Crown Resources Co.     4-1-97      File #   9707080

                            42-183-057754-00A   Elnora H. Price             Amoco Production Co.    9-19-95     2886     397

                            42-183-057754-00B   Minnie Flanders Douglas     Amoco Production Co.    9-19-95     2886     393

                            42-183-057754-00C   Sue Boyd Duszik             Amoco Production Co.    9-19-95     2886     401

                            42-183-057754-00D   George Watson Fair          Amoco Production Co.    9-19-95     2886     395

                            42-183-057754-00E   Frances Flanders            Amoco Production Co.    9-19-95     2886     389

                            42-183-057754-00F   Frances Ray Hill Elliott    Amoco Production Co.    9-19-95     2886     449

                            42-183-057754-00G   Mary R. Corley              Amoco Production Co.    9-19-95     2910     441


FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.      DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------- ------------------  ----------------------------------- ------------------------------------
Glenwood Field              42-183-057748-00Z   A tract or tracts of land located
(Cotton Valley Sand)                            in Upshur County and Gregg
E. F. Johnson Gas Unit (d)  42-183-057748-0AA   County, Texas, as more fully
411001300                                       described in that certain
(continued)                 42-183-057748-0AB   Assignment dated effective May
                                                29, 1997, from Amoco Production
                            42-183-057748-0AC   Company to Atlantic Richfield
                                                Company, et al, recorded at
                                                Volume 296, Page 216, Official
                            42-183-057748-0AD   Records of Upshur County, Texas.

                            42-183-057748-0AE   LIMITED IN DEPTH FROM THE SURFACE
                                                DOWN TO 100' BELOW  THE TOTAL
                            42-183-057748-0AF   DEPTH OF THE C W RESOURCES E. F.
                                                JOHNSON WELL.
                            42-183-057752-00A

                            42-183-057752-00B

                            42-183-057752-00C

                            42-183-057752-00D

                            42-183-057752-00E

                            42-183-057752-00F

                            42-183-057752-00G

                            42-183-057752-00H

                            42-183-057752-00I

                            42-183-057752-00J

                            42-183-057754-00A

                            42-183-057754-00B

                            42-183-057754-00C

                            42-183-057754-00D

                            42-183-057754-00E

                            42-183-057754-00F

                            42-183-057754-00G


FIELD NAME
PROPERTY NAME                                                                                        DEED
PROPERTY CODE                                                                                        LEASE
ARCO'S INTEREST             ARCO LEASE NO.      LESSOR/GRANTOR               LESSEE/GRANTEE          DATE        BOOK    PAGE
--------------------------- -----------------   --------------------------   ---------------------   ---------   ----    ----
Glenwood Field              42-183-057754-00H   Cecil Flanders                Amoco Production Co.   9-19-95     2886      399
(Cotton Valley Sand)
E. F. Johnson Gas Unit (d)  42-183-057754-00I   Jan Hooker                    Amoco Production Co.   9-19-95     2886      417
411001300
(continued)                 42-183-057754-00J   Michael E. Curtis et al       Amoco Production Co.   9-19-95     2886      391

                            42-183-057754-00K   Bettie W. Ray Walden          Amoco Production Co.   9-19-95     2910      439

                            42-183-057758-00A   James Samuel Davis            Crown Resources Co.    3-28-97     3071      298

                            42-459-057641-00A   Judith M. Wrucke              R. Lacy, Inc.          3-17-95     2845      492

                            42-459-057641-00B   Claude Graves, III            R. Lacy, Inc.          3-29-95     2845      487

                            42-459-057641-00C   Michael Andrew Stieren        R. Lacy, Inc.          8-6-94      171       395

                            42-459-057641-00D   Jennifer L. Stieren           R. Lacy, Inc.          8-6-94      171       398

                            42-459-057641-00E   Georgia Ann Stieren           R. Lacy, Inc.          8-6-94      171       401

                            42-459-057641-00F   Doris K. Ehrenberg            R. Lacy, Inc.          3-17-95     196       212

                            42-459-057641-00G   Gayla S. Graves               R. Lacy, Inc.          3-17-95     196       220

                            42-459-057641-00H   Claude Graves, III            R. Lacy, Inc.          3-17-95     196       216

                            42-459-057705-00A   Annette Felsenthal, et al     R. Lacy, Inc.          8-30-94     171       379

                            42-459-057705-00B   Mary Lou Weiss                R. Lacy, Inc.          8-3-94      167       585

                            42-459-057705-00C   William T. Lee                R. Lacy, Inc.          7-27-95     200       788

                            42-459-057705-00D   Bessie D. Dickson             Crown Resources Co.    4-26-96     225       909

                            42-459-057705-00E   Jeanne F. Jones               Crown Resources Co.    5-8-96      224       952

                            42-459-057705-00F   Helen G. Taft                 Crown Resources Co.    5-3-96      224       989

                            42-459-057705-00G   Grace B. Ward                 Crown Resources Co.    4-24-96     224       993

                            42-459-057705-00H   Alfred M. Yeatts              Crown Resources Co.    4-25-96     224       997

                            42-459-057705-00I   Maydelle Drake                Crown Resources Co.    4-25-96     224       980

                            42-459-057705-00J   Bobbie Preddy Schleimer, Gdn  Amoco Production Co.   6-4-96      229       225


FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.      DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------- ------------------  ----------------------------------- ------------------------------------
Glenwood Field              42-183-057754-00H   A tract or tracts of land located
(Cotton Valley Sand)                            in Upshur County and Gregg
E. F. Johnson Gas Unit (d)  42-183-057754-00I   County, Texas, as more fully
411001300                                       described in that certain
(continued)                 42-183-057754-00J   Assignment dated effective May
                                                29, 1997, from Amoco Production
                            42-183-057754-00K   Company to Atlantic Richfield
                                                Company, et al, recorded at
                            42-183-057758-00A   Volume 296, Page 216, Official
                                                Records of Upshur County, Texas.
                            42-459-057641-00A
                                                LIMITED IN DEPTH FROM THE SURFACE
                            42-459-057641-00B   DOWN TO 100' BELOW  THE TOTAL
                                                DEPTH OF THE C W RESOURCES E. F.
                            42-459-057641-00C   JOHNSON WELL.

                            42-459-057641-00D

                            42-459-057641-00E

                            42-459-057641-00F

                            42-459-057641-00G

                            42-459-057641-00H

                            42-459-057705-00A

                            42-459-057705-00B

                            42-459-057705-00C

                            42-459-057705-00D

                            42-459-057705-00E

                            42-459-057705-00F

                            42-459-057705-00G

                            42-459-057705-00H

                            42-459-057705-00I

                            42-459-057705-00J

FIELD NAME
PROPERTY NAME                                                                                        DEED
PROPERTY CODE                                                                                        LEASE
ARCO'S INTEREST             ARCO LEASE NO.      LESSOR/GRANTOR               LESSEE/GRANTEE          DATE        BOOK    PAGE
--------------------------- -----------------   --------------------------   ---------------------   ---------   ----    ----
Glenwood Field              42-459-057706-00A   Charles Smith                R. Lacy, Inc.           8-9-94      168       252
(Cotton Valley Sand)
E. F. Johnson Gas Unit (d)  42-459-057706-00B   Peter C. Johnson             R. Lacy, Inc.           6-3-94      164       929
411001300
(continued)                 42-459-057706-00C   Mary G. Collier              R. Lacy, Inc.           6-3-94      164       919

                            42-459-057706-00D   Mary E. Johnson              R. Lacy, Inc.           6-3-94      164       932

                            42-459-057706-00E   Edward M. Johnson            R. Lacy, Inc.           6-3-94      164       943

                            42-459-057706-00F   Clifford Lee Smith           R. Lacy, Inc.           8-9-94      169       505

                            42-459-057706-00G   Frank H. Smith, Jr.          R. Lacy, Inc.           8-9-94      171       404

                            42-459-057706-00H   Bernie Johnson Williams      R. Lacy, Inc.           6-3-94      163       421

                            42-459-057706-00I   Barbara S. Carpenter         R. Lacy, Inc.           8-9-94      174       163

                            42-459-057706-00J   J. T. Johnson                R. Lacy, Inc.           6-3-94      164       937

                            42-459-057711-00A   Frances Bryant, et al        R. Byron Roach, Ttee    7-27-94     169       212

                            42-459-057711-00B   Alpha Earl Swink Burke       R. Byron Roach, Ttee    7-27-94     169       214

                            42-459-057711-00C   Kyal Williams, Agent         R. Byron Roach, Ttee    7-27-94     169       291

                            42-459-057711-00D   Catherine L. Gilbert et al   R. Byron Roach, Ttee    7-27-94     169       223

                            42-459-057711-00E   George Grogan                R. Byron Roach, Ttee    7-27-94     169       225

                            42-459-057711-00F   Charles H. Mills             R. Byron Roach, Ttee    7-27-94     169       252

                            42-459-057711-00G   Rochelle Sohl Sanders        R. Byron Roach, Ttee    7-28-94     172       776

                            42-459-057711-00H   James Richardson Sohl        R. Byron Roach, Ttee    7-28-94     172       774

                            42-459-057711-00I   Sydonia Sonnenburg           R. Byron Roach, Ttee    7-27-94     169       280

                            42-459-057711-00J   Robin Sohl Ritchie           R. Byron Roach, Ttee    7-28-94     169       278

                            42-459-057713-00A   Chieftain Exploration Co.,   Amoco Production Co     11-25-96    245       371
                                                Inc.

                            42-459-057719-00A   Matt S. McKenzie             R. Byron Roach, Ttee    10-2-94     185       946

                            42-459-057742-000   James Earl Andrews et al     Amoco Production Co.    12-28-95    214       1



FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.      DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------- ------------------  ----------------------------------- ------------------------------------
Glenwood Field              42-459-057706-00A   A tract or tracts of land located
(Cotton Valley Sand)                            in Upshur County and Gregg
E. F. Johnson Gas Unit (d)  42-459-057706-00B   County, Texas, as more fully
411001300                                       described in that certain
(continued)                 42-459-057706-00C   Assignment dated effective May
                                                29, 1997, from Amoco Production
                            42-459-057706-00D   Company to Atlantic Richfield
                                                Company, et al, recorded at
                            42-459-057706-00E   Volume 296, Page 216, Official
                                                Records of Upshur County, Texas.
                            42-459-057706-00F
                                                LIMITED IN DEPTH FROM THE SURFACE
                            42-459-057706-00G   DOWN TO 100' BELOW  THE TOTAL
                                                DEPTH OF THE C W RESOURCES E. F.
                            42-459-057706-00H   JOHNSON WELL.

                            42-459-057706-00I

                            42-459-057706-00J

                            42-459-057711-00A

                            42-459-057711-00B

                            42-459-057711-00C

                            42-459-057711-00D

                            42-459-057711-00E

                            42-459-057711-00F

                            42-459-057711-00G

                            42-459-057711-00H

                            42-459-057711-00I

                            42-459-057711-00J

                            42-459-057713-00A


                            42-459-057719-00A

                            42-459-057742-000

FIELD NAME
PROPERTY NAME                                                                                        DEED
PROPERTY CODE                                                                                        LEASE
ARCO'S INTEREST             ARCO LEASE NO.      LESSOR/GRANTOR               LESSEE/GRANTEE          DATE        BOOK    PAGE
--------------------------- -----------------   --------------------------   ---------------------   ---------   ----    ----
Glenwood Field              Unknown             Derek Sean Kowalke            Crown Resources Co.     4-2-97     File #  9710953
(Cotton Valley Sand)
E. F. Johnson Gas Unit (d)  Unknown             J. Patterson Lawson           Crown Resources Co.     4-25-97    File #  9712765
411001300
(continued)                 Unknown             Bank One Texas, Trustee       Crown Resources Co.     5-8-97     File #  9710969

                            Unknown             Judy Gray Bagheri             Crown Resources Co.     6-2-97     File #  9712768

                            Unknown             Terry W. Lindsey              Crown Resources Co.     6-2-97     File #  9715541

                            Unknown             Arthur L. Anderson            Crown Resources Co.     6-2-97     File #  9713777

                            Unknown             Chevron U.S.A., Inc.          Amoco Production Co.    2-1-97     249     92

                            Unknown             Coastal Oil & Gas Corp.       Crown Resources Co.     6-10-97    263     835

                            Unknown             Catherine M. Richard          Crown Resources Co.     5-2-97     File #  9712767

                            Unknown             Doris P. Crowley              R. Lacy, Inc.           7-25-94    168     233

                            Unknown             Nations Bank of Texas, N.A.   Amoco Production Co.    10-5-94    2756    15

--------------------------- -----------------   --------------------------   ---------------------   ---------   ----    ----
Glenwood Field              42-459-057734-000   Marie Lock                    Amoco Production Co.    2-13-96    216     127
(Cotton Valley Sand)
Petty Gas Unit (d)          42-459-057696-00A   Robert H. Petty               Amoco Production Co.    7-13-95    199     229
415000700
33.33% WI                   42-459-057696-00B   John C. Sans                  Crown Resources Co.     7-18-95    197     729

                            42-459-057696-00C   James Elder Willeford         Amoco Production Co.    7-13-95    197     749

                            42-459-057696-00D   Mildred Porter Penick         Amoco Production Co.    7-21-95    197     717

                            42-459-057696-00E   Calvin B. Willeford           Amoco Production Co.    7-13-95    199     249

                            42-459-057696-00F   Sandra Walker Martin          Amoco Production Co.    7-20-95    199     218

                            42-459-057696-00G   Jimmy L. Walker               Amoco Production Co.    7-20-95    199     247

                            42-459-057696-00H   B.J. Porter, Jr.              Amoco Production Co.    7-21-95    199     231

                            42-459-057696-00I   Teresa Mahaffey               Amoco Production Co.    7-13-95    199     216

                            42-459-057696-00J   Clairene R. Dunn              Amoco Production Co.    7-13-95    201     524

                            42-459-057696-00K   Mary Jene Richardson          Amoco Production Co.    7-13-95    197     720


FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.      DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------- ------------------  ----------------------------------- ------------------------------------
Glenwood Field              Unknown             A tract or tracts of land located
(Cotton Valley Sand)                            in Upshur County and Gregg
E. F. Johnson Gas Unit (d)  Unknown             County, Texas, as more fully
411001300                                       described in that certain
(continued)                 Unknown             Assignment dated effective May
                                                29, 1997, from Amoco Production
                            Unknown             Company to Atlantic Richfield
                                                Company, et al, recorded at
                            Unknown             Volume 296, Page 216, Official
                                                Records of Upshur County, Texas.
                            Unknown
                                                LIMITED IN DEPTH FROM THE SURFACE
                            Unknown             DOWN TO 100' BELOW  THE TOTAL
                                                DEPTH OF THE C W RESOURCES E. F.
                            Unknown             JOHNSON WELL.

                            Unknown

                            Unknown

                            Unknown

--------------------------- ------------------  ----------------------------------- ------------------------------------
Glenwood Field              42-459-057734-000   A tract or tracts of land located   AR-105496
(Cotton Valley Sand)                            in Upshur County, Texas, as more    Farmin Agreement dated December 12, 1996
Petty Gas Unit (d)          42-459-057696-00A   fully described in that certain     Between Amoco Production Company, Farmor,
415000700                                       Assignment dated effective          And C W Resources, Inc., et al, Farmee
33.33% WI                   42-459-057696-00B   January 22, 1997, from Amoco
                                                Production Company to Atlantic      AR-105498
                            42-459-057696-00C   Richfield Company, et al,           Joint Operating Agreement dated December 12,
                                                recorded at Volume 296, Page 233,   1996 between C W Resources, Inc., Operator,
                            42-459-057696-00D   Official Records of Upshur          And Atlantic Richfield Company, et al,
                                                County, Texas.                      non-operators
                            42-459-057696-00E
                                                LIMITED FROM THE SURFACE DOWN TO    AR-105498-006
                            42-459-057696-00F   100' BELOW THE TOTAL DEPTH          Designation of Gas Unit dated effective April
                                                DRILLED IN THE C W RESOURCES        3, 1997, by and between C W Resources, Inc.
                            42-459-057696-00G   PETTY GAS UNIT NO. 1 WELL.          and Atlantic Richfield Company, et al

                            42-459-057696-00H

                            42-459-057696-00I

                            42-459-057696-00J

                            42-459-057696-00K


FIELD NAME
PROPERTY NAME                                                                                        DEED
PROPERTY CODE                                                                                        LEASE
ARCO'S INTEREST             ARCO LEASE NO.      LESSOR/GRANTOR               LESSEE/GRANTEE          DATE        BOOK    PAGE
--------------------------- -----------------   --------------------------   ---------------------   ---------   ----    ----
Glenwood Field              42-459-057696-00L   Jimmie D. Hall               Amoco Production Co.     7-13-95     197     695
(Cotton Valley Sand)
Petty Gas Unit (d)          42-459-057696-00M   Norma J. Marshall et al      Amoco Production Co.     7-20-95     203     447
415000700
(continued)                 42-459-057696-00N   C. Dean Walker               Amoco Production Co.     2-23-96     218     553

                            42-459-057696-00O   Kenneth H. Perry et ux       Amoco Production Co.     12-6-96     244     317

                            42-459-057783-00A   Margaret C. Leifeste         Amoco Production Co.     4-22-96     222     898

                            42-459-057783-00B   Shannon Dykes, et al         Amoco Production Co.     4-30-96     224     839

                            42-459-057783-00C   James Rust Crosby            Amoco Production Co.     4-26-96     224     847

                            42-459-057783-00D   H. D. Fullbright             Amoco Production Co.     1-7-97      250     611

                            42-459-057783-00E   Nancy T. Stembridge          Amoco Production Co.     1-7-97      256     808

                            42-459-057783-00F   Florence Lindvall            Amoco Production Co.     1-7-97      247     365

                            42-459-057784-00A   D. T. Gordon                 Amoco Production Co.     12-20-96    245     335

                            42-459-057784-00B   Mary Beth Heiserman          Amoco Production Co.     12-20-96    246     83

                            42-459-057784-00C   Clyde H. Gordon              Amoco Production Co.     12-20-96    250     680

                            42-459-057628-00A   Kenneth H. Perry et ux       Amoco Production Co.     1-19-96     214     480

                            42-459-057649-00A   Margaret Goldreyer           Amoco Production Co.     3-13-95     188     978

                            42-459-057649-00B   Adam Rubey                   Amoco Production Co.     3-13-95     189     402

                            42-459-057649-00C   Stuart Bourne                Amoco Production Co.     3-13-95     187     965

                            42-459-057649-00D   Lowe Figour                  Amoco Production Co.     3-13-95     189     359

                            42-459-057649-00E   Arthur C. Rubey, III         Amoco Production Co.     3-13-95     189     399

                            42-459-057652-00A   Charles Snider et ux         Amoco Production Co.     3-30-95     188     1000

                            42-459-057652-00B   Dorothy Snider Bond          Amoco Production Co.     3-30-95     189     345

                            42-459-057652-00C   Debbie Snider Petta          Amoco Production Co.     3-30-95     188     984

                            42-459-057652-00D   Karen Snider Williams        Amoco Production Co.     3-30-95     189     402

                            42-459-057652-00E   Susan Snider Turner          Amoco Production Co.     3-30-95     195     965


FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.      DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------- ------------------  ----------------------------------- ------------------------------------
Glenwood Field              42-459-057696-00L   A tract or tracts of land located
(Cotton Valley Sand)                            in Upshur County, Texas, as more
Petty Gas Unit (d)          42-459-057696-00M   fully described in that certain
415000700                                       Assignment dated effective
(continued)                 42-459-057696-00N   January 22, 1997, from Amoco
                                                Production Company to Atlantic
                            42-459-057696-00O   Richfield Company, et al,
                                                recorded at Volume 296, Page 233,
                            42-459-057783-00A   Official Records of Upshur
                                                County, Texas.
                            42-459-057783-00B
                                                LIMITED FROM THE SURFACE DOWN TO
                            42-459-057783-00C   100' BELOW THE TOTAL DEPTH
                                                DRILLED IN THE C W RESOURCES
                            42-459-057783-00D   PETTY GAS UNIT NO. 1 WELL.

                            42-459-057783-00E

                            42-459-057783-00F

                            42-459-057784-00A

                            42-459-057784-00B

                            42-459-057784-00C

                            42-459-057628-00A

                            42-459-057649-00A

                            42-459-057649-00B

                            42-459-057649-00C

                            42-459-057649-00D

                            42-459-057649-00E

                            42-459-057652-00A

                            42-459-057652-00B

                            42-459-057652-00C

                            42-459-057652-00D

                            42-459-057652-00E

FIELD NAME
PROPERTY NAME                                                                                        DEED
PROPERTY CODE                                                                                        LEASE
ARCO'S INTEREST             ARCO LEASE NO.      LESSOR/GRANTOR               LESSEE/GRANTEE          DATE        BOOK    PAGE
--------------------------- -----------------   --------------------------   ---------------------   ---------   ----    ----

Glenwood Field              42-459-057652-00G   William B. Rubey Estate      Amoco Production Co.     3-13-95     188    995
(Cotton Valley Sand)
Petty Gas Unit (d)          42-459-057652-00H   Christina Rubey Baar         Amoco Production Co.     3-13-95     188    971
415000700
(continued)                 42-459-057652-00I   Marion Seward Rubey          Amoco Production Co.     3-13-95     187    1008

                            42-459-057652-00J   Robert Neal Rubey            Amoco Production Co.     3-13-95     191    300

                            42-459-057652-00K   William B. Rubey Jr. Est     Amoco Production Co.     3-13-95     188    988

                            42-459-057670-00A   George S. Heyer, Jr.         Amoco Production Co.     4-10-96     226    737

                            42-459-057670-00B   Henri L. Tallichet           Amoco Production Co.     4-10-96     222    912

                            42-459-057670-00C   George S. Tallichet          Amoco Production Co.     4-10-96     224    842

                            42-459-057670-00D   Robert L. Bradley et al      Amoco Production Co.     3-25-96     222    892

                            42-459-057757-00A   Marian Lyeth Davis           Amoco Production Co.     3-13-95     189    352

                            42-459-057785-00A   Goodrich-Malloy Trust        Crown Resources Co.      2-10-97     253    237

                            42-459-057785-00B   John F. Malloy et al         Crown Resources Co.      6-3-97      264    508

                            42-459-057785-00C   Robert R. Goodrich           Amoco Production Co.     10-9-97     275    57

                            Unknown             Donald R. Burgett et ux      C W Resources Co.        1-3-97      247    948


FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.      DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------- ------------------  ----------------------------------- ------------------------------------
Glenwood Field              42-459-057652-00G   A tract or tracts of land located
(Cotton Valley Sand)                            in Upshur County, Texas, as more
Petty Gas Unit (d)          42-459-057652-00H   fully described in that certain
415000700                                       Assignment dated effective
(continued)                 42-459-057652-00I   January 22, 1997, from Amoco
                                                Production Company to Atlantic
                            42-459-057652-00J   Richfield Company, et al,
                                                recorded at Volume 296, Page 233,
                            42-459-057652-00K   Official Records of Upshur
                                                County, Texas.
                            42-459-057670-00A
                                                LIMITED FROM THE SURFACE DOWN TO
                            42-459-057670-00B   100' BELOW THE TOTAL DEPTH
                                                DRILLED IN THE C W RESOURCES
                            42-459-057670-00C   PETTY GAS UNIT NO. 1 WELL.

                            42-459-057670-00D

                            42-459-057757-00A

                            42-459-057785-00A

                            42-459-057785-00B

                            42-459-057785-00C

                            Unknown



FIELD NAME
PROPERTY NAME                                                                                        DEED
PROPERTY CODE                                                                                        LEASE
ARCO'S INTEREST             ARCO LEASE NO.      LESSOR/GRANTOR               LESSEE/GRANTEE          DATE        BOOK    PAGE
--------------------------- -----------------   --------------------------   ---------------------   ---------   ----    ----
Glenwood Field              42-459-057704-00A   Sylvia M. Fowler             R. Byron Roach, Trustee  8-9-94      169     221
(Cotton Valley Sand)
Rose Kirkpatrick Gas Unit
(d)
410900700
33.33% WI BPO
25.00% NRI BPO
23.331% WI APO
17.50% NRI APO
                            42-459-057704-00B   Cathy Moore Hunter           R. Byron Roach, Trustee  8-9-94      169     232

                            42-459-057704-00C   Nicky L. Roberts, et al      R. Byron Roach, Trustee  8-9-94      169     276

                            42-459-057706-00A   Charles Smith                R. Lacy, Inc.            8-9-94      168     252

                            42-459-057706-00B   Peter C. Johnson             R. Lacy, Inc.            6-3-94      164     929

                            42-459-057706-00C   Mary G. Collier              R. Lacy, Inc.            6-3-94      164     919

                            42-459-057706-00D   Mary E. Johnson              R. Lacy, Inc.            6-3-94      164     932

                            42-459-057706-00E   Edward M. Johnson            R. Lacy, Inc.            6-3-94      164     943

                            42-459-057706-00F   Clifford Lee Smith           R. Lacy, Inc.            8-9-94      169     505

                            42-459-057706-00G   Frank H. Smith, Jr.          R. Lacy, Inc.            8-9-94      171     404

                            42-459-057706-00H   Bernie Lee Johnson Williams  R. Lacy, Inc.            6-3-94      163     421

                            42-459-057706-00I   Barbara S. Carpenter         R. Lacy, Inc.            8-9-94      171     404



FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.      DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------- ------------------  ----------------------------------- ------------------------------------
Glenwood Field              42-459-057704-00A   A tract or tracts of land located   AR-105496
(Cotton Valley Sand)                            in Upshur County and Gregg          Farmin Agreement dated December 12, 1996.
Rose Kirkpatrick Gas Unit                       County, Texas, as more fully
(d)                                             described in that certain           AR-105498
410900700                                       unrecorded Assignment dated         Joint Operating Agreement dated December 12,
33.33% WI BPO                                   effective May 1, 1997, from Amoco   1996.
25.00% NRI BPO                                  Production Company to Atlantic
23.331% WI APO                                  Richfield Company
17.50% NRI APO
                            42-459-057704-00B   LIMITED TO THAT INTERVAL FROM THE
                                                SURFACE DOWN TO 100' BELOW THE
                            42-459-057704-00C   TOTAL DEPTH OF THE C W RESOURCES
                                                ROSE KIRKPATRICK GAS UNIT WELL
                            42-459-057706-00A   NO. 1.

                            42-459-057706-00B

                            42-459-057706-00C

                            42-459-057706-00D

                            42-459-057706-00E

                            42-459-057706-00F

                            42-459-057706-00G

                            42-459-057706-00H

                            42-459-057706-00I


FIELD NAME
PROPERTY NAME                                                                                         DEED
PROPERTY CODE                                                                                         LEASE
ARCO'S INTEREST             ARCO LEASE NO.      LESSOR/GRANTOR               LESSEE/GRANTEE           DATE        BOOK     PAGE
--------------------------- -----------------   --------------------------   ---------------------    ---------   ----     ----
Glenwood Field              42-459-057706-00J   J. T. Johnson                 R. Lacy, Inc.           6-3-94      164       937
(Cotton Valley Sand)
Rose Kirkpatrick Gas Unit   42-459-057740-00A   Kathleen D. Mincey            R. Lacy, Inc.           6-6-94      164       436
(d)
410900700                   42-459-057740-00B   Nancy Sain Henderson          R. Lacy, Inc.           6-6-94      164       434
(continued)
                            42-459-057740-00C   Judy D. Banks                 R. Lacy, Inc.           6-6-94      164       423

                            42-459-057740-00D   Deanne D. Buchanan            R. Lacy, Inc.           6-6-94      164       426

                            42-459-057740-00E   A. R. Sweeney                 R. Lacy, Inc.           6-6-94      162       419

                            42-459-057740-00F   LeNeve Dunbar Bell            R. Lacy, Inc.           6-6-94      163       399

                            42-459-057740-00G   Rowena Chodrow                R. Lacy, Inc.           6-22-94     164       960

                            42-459-057740-00H   Allan Earl Wisenbaker,        Amoco Production Co.    7-17-96     235       51
                                                et al

                            42-459-057740-00I   The Newby Foresee Trust,      J. Don Westbrook        5-25-94     168       285
                                                et al

                            42-459-057741-00A   Preston D. Kiel               R. Lacy, Inc.           9-19-97     168       129

                            42-459-057741-00B   Kaplan Partners, Ltd.         R. Lacy, Inc.           6-9-94      164       974

                            42-459-057741-00C   Preston D. Kiel               R. Byron Roach, Trustee 8-9-94      169       243

                            42-459-057741-00D   Nancy  Sain Henderson         Crown Resources Co.     2-18-97     253       253

                            42-459-057741-00E   Doris C. Rea                  Crown Resources Co.     2-17-97     253       278

                            42-459-057741-00F   Cole McCrory                  Crown Resources Co.     2-17-97     257       341

                            42-459-057741-00G   Mary Bell Cherry              Crown Resources Co.     2-12-97     257       347

                            42-459-057741-00H   Cerre B. Diboll               Crown Resources Co.     2-17-97     257       339

                            42-459-057741-00I   Lewis B. Pitts                Crown Resources Co.     2-18-97     253       276

                            42-459-057741-00J   Pat McCrory                   Crown Resources Co.     2-17-97     261       334

                            42-459-057741-00K   Rebecca Jenkins               Crown Resources Co.     2-27-97     257       377

                            42-459-057741-00L   Melonie Stanley               Crown Resources Co.     2-27-97     254       883



FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.      DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------- ------------------  ----------------------------------- ------------------------------------
Glenwood Field              42-459-057706-00J   A tract or tracts of land located
(Cotton Valley Sand)                            in Upshur County and Gregg
Rose Kirkpatrick Gas Unit   42-459-057740-00A   County, Texas, as more fully
(d)                                             described in that certain
410900700                   42-459-057740-00B   unrecorded Assignment dated
(continued)                                     effective May 1, 1997, from Amoco
                            42-459-057740-00C   Production Company to Atlantic
                                                Richfield Company
                            42-459-057740-00D
                                                LIMITED TO THAT INTERVAL FROM THE
                            42-459-057740-00E   SURFACE DOWN TO 100' BELOW THE
                                                TOTAL DEPTH OF THE C W RESOURCES
                            42-459-057740-00F   ROSE KIRKPATRICK GAS UNIT WELL
                                                NO. 1.
                            42-459-057740-00G

                            42-459-057740-00H


                            42-459-057740-00I


                            42-459-057741-00A

                            42-459-057741-00B

                            42-459-057741-00C

                            42-459-057741-00D

                            42-459-057741-00E

                            42-459-057741-00F

                            42-459-057741-00G

                            42-459-057741-00H

                            42-459-057741-00I

                            42-459-057741-00J

                            42-459-057741-00K

                            42-459-057741-00L


FIELD NAME
PROPERTY NAME                                                                                        DEED
PROPERTY CODE                                                                                        LEASE
ARCO'S INTEREST             ARCO LEASE NO.      LESSOR/GRANTOR               LESSEE/GRANTEE          DATE        BOOK    PAGE
--------------------------- -----------------   --------------------------   ---------------------   ---------   ----    ----
Glenwood Field              42-459-057741-00M   George G. Vaught, Jr.        Crown Resources Co.     2-28-97     253       282
(Cotton Valley Sand)
Rose Kirkpatrick Gas        42-459-057741-00N   McCulliss Resources Company, Crown Resources Co.     2-28-97     253       274
Unit (d)                                        Inc.
410900700
(continued)                 42-459-057741-00O   Bryan T. Tillery             Crown Resources Co.     2-27-97     257       343

                            42-459-057741-00P   C. O. Christian              Crown Resources Co.     5-7-97      269       563

                            42-459-057741-00Q   Imogene Brogdon              Crown Resources Co.     2-16-97     269       561

                            42-459-057741-00R   Jerry Tillery                Crown Resources Co.     2-27-97     257       333

                            42-459-057741-00S   Louise Tillery Cornell       Crown Resources Co.     2-27-97     257       335

                            42-459-057741-00T   Joe Neil Tillery             Crown Resources Co.     2-26-97     253       280

                            42-459-057741-00U   Sandra Tillery Bass          Crown Resources Co.     2-25-97     253       233

                            42-459-057741-00V   Harriett I. Bryant           Crown Resources Co.     3-7-97      257       331

                            42-183-057746-00A   Burford I. King, et al       Amoco Production Co.    11-1-95     2895      257

                            42-183-057747-00A   Martha Rose Biggs, Trustee   Amoco Production Co.    11-1-95     2895      252

                            42-183-057747-00B   Leneve D. Bell               Amoco Production Co.    10-26-95    2886      423

                            42-183-057747-00C   Deanne Buchanan              Amoco Production Co.    10-26-95    2886      386

                            42-183-057747-00D   Stanley C. Draper            Amoco Production Co.    11-1-95     2895      250

                            42-183-057747-00E   John David Draper            Amoco Production Co.    11-1-95     2895      248

                            42-183-057747-00F   Judy Banks                   Amoco Production Co.    10-26-95    2895      242

                            42-183-057747-00G   Bessie D. Dickson            Amoco Production Co.    10-26-95    2886      425

                            42-183-057747-00H   Kathleen D. Mincey           Amoco Production Co.    10-26-95    2952      284

                            42-183-057749-00A   Ron Dunbar, et al            Crown Resources Co.     3-15-96     2964      85

                            42-183-057751-00A   Anne M. Ferguson             Amoco Production Co.    10-11-95    2895      221

                            42-183-057751-00B   Nannie Jane Sims             Amoco Production Co.    10-11-95    2886      455


FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.      DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------- ------------------  ----------------------------------- ------------------------------------

Glenwood Field              42-459-057741-00M   A tract or tracts of land located
(Cotton Valley Sand)                            in Upshur County and Gregg
Rose Kirkpatrick Gas        42-459-057741-00N   County, Texas, as more fully
Unit (d)                                        described in that certain
410900700                                       unrecorded Assignment dated
(continued)                 42-459-057741-00O   effective May 1, 1997, from Amoco
                                                Production Company to Atlantic
                            42-459-057741-00P   Richfield Company

                            42-459-057741-00Q   LIMITED TO THAT INTERVAL FROM THE
                                                SURFACE DOWN TO 100' BELOW THE
                            42-459-057741-00R   TOTAL DEPTH OF THE C W RESOURCES
                                                ROSE KIRKPATRICK GAS UNIT WELL
                            42-459-057741-00S   NO. 1.

                            42-459-057741-00T

                            42-459-057741-00U

                            42-459-057741-00V

                            42-183-057746-00A

                            42-183-057747-00A

                            42-183-057747-00B

                            42-183-057747-00C

                            42-183-057747-00D

                            42-183-057747-00E

                            42-183-057747-00F

                            42-183-057747-00G

                            42-183-057747-00H

                            42-183-057749-00A

                            42-183-057751-00A

                            42-183-057751-00B

FIELD NAME
PROPERTY NAME                                                                                        DEED
PROPERTY CODE                                                                                        LEASE
ARCO'S INTEREST             ARCO LEASE NO.      LESSOR/GRANTOR               LESSEE/GRANTEE          DATE        BOOK    PAGE
--------------------------- -----------------   --------------------------   ---------------------   ---------   ----    ----
Glenwood Field              42-183-057751-00C   Lex B. Smith                 Amoco Production Co.     10-11-95    2895    223
(Cotton Valley Sand)
Rose Kirkpatrick Gas Unit   42-183-057751-00D   Allan Earl Wisenbaker,       Amoco Production Co.     7-17-96     2989    627
(d)                                             et al
410900700
(continued)                 42-183-057753-00A   Marvin H. Cowan, Jr.         Amoco Production Co.     9-20-95     2886    427

                            42-183-057753-00B   Roy O. Cowan                 Amoco Production Co.     9-20-95     2895    238

                            42-183-057753-00C   Carol Hooper                 Amoco Production Co.     9-20-95     2886    403

                            42-183-057753-00D   Ann Hooper Stacy             Amoco Production Co.     9-20-95     2886    406

                            42-183-057753-00E   Susan Schmidt                Amoco Production Co.     9-20-95     2886    409

                            42-183-057753-00F   W. R. Hughes Trust           Amoco Production Co.     9-20-95     2886    451

                            42-183-057753-00G   James Warren Cowan           Amoco Production Co.     10-17-95    2886    419

                            42-183-057753-00H   Carol C. Prinz, et al        Amoco Production Co.     9-20-95     2895    236

                            42-183-057753-00I   James Earl Andrews, et al    Amoco Production Co.     12-28-95    2924    368

                            42-183-057753-00J   Robert L. Cowan              Amoco Production Co.     10-17-95    2895    240

                            42-183-057753-00K   East Texas Royalty and       R. Lacy, Inc.            1-20-95     2790    63
                                                Investment Co.

                            42-183-057755-00A   Blaine Aric                  Amoco Production Co.     9-19-95     2952    290

                            42-183-057755-00B   Vivian Elise Dulling         Amoco Production Co.     9-19-95     2910    435

                            42-183-058125-00A   Boatmen's Trust Co. of       Crown Resources Co.      5-6-97      272     240
                                                Arkansas, et al

                            42-459-057785-00A   Goodrich-Malloy Trust        Crown Resources Co.      2-10-97     253     237

                            42-459-057785-00B   John F. Malloy, et al        Crown Resources Co.      6-3-97      264     508

                            42-459-057785-00C   Robert R. Goodrich           Amoco Production Co.     10-9-97     296     233



FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.      DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------- ------------------  ----------------------------------- ------------------------------------
Glenwood Field              42-183-057751-00C   A tract or tracts of land located
(Cotton Valley Sand)                            in Upshur County and Gregg
Rose Kirkpatrick Gas Unit   42-183-057751-00D   County, Texas, as more fully
(d)                                             described in that certain
410900700                                       unrecorded Assignment dated
(continued)                 42-183-057753-00A   effective May 1, 1997, from Amoco
                                                Production Company to Atlantic
                            42-183-057753-00B   Richfield Company

                            42-183-057753-00C   LIMITED TO THAT INTERVAL FROM THE
                                                SURFACE DOWN TO 100' BELOW THE
                            42-183-057753-00D   TOTAL DEPTH OF THE C W RESOURCES
                                                ROSE KIRKPATRICK GAS UNIT WELL
                            42-183-057753-00E   NO. 1.

                            42-183-057753-00F

                            42-183-057753-00G

                            42-183-057753-00H

                            42-183-057753-00I

                            42-183-057753-00J

                            42-183-057753-00K


                            42-183-057755-00A

                            42-183-057755-00B

                            42-183-058125-00A


                            42-459-057785-00A

                            42-459-057785-00B

                            42-459-057785-00C


FIELD NAME
PROPERTY NAME                                                                                        DEED
PROPERTY CODE                                                                                        LEASE
ARCO'S INTEREST             ARCO LEASE NO.      LESSOR/GRANTOR               LESSEE/GRANTEE          DATE        BOOK    PAGE
--------------------------- -----------------   --------------------------   ---------------------   ---------   ----    ----
Glenwood Field              42-459-057625-00A   Phillip D. Sensing, et al     Amoco Production Co.    2/13/96     218     545
(Cotton Valley Sand)
Rubey Estate Gas Unit (d)   42-459-057625-00B   Edgar B. Sensing              Amoco Production Co.    2/13/96     218     547
416000200
27.204487% WI               42-459-057628-00A   Kenneth H. Perry et ux        Amoco Production Co.    1/19/96     214     480

                            42-459-057649-00A   Margaret Goldreyer            Amoco Production Co.    3/13/95     188     978

                            42-459-057649-00B   Adam Rubey                    Amoco Production Co.    3/13/95     189     402

                            42-459-057649-00C   Stuart Bourne                 Amoco Production Co.    3/13/95     187     965

                            42-459-057649-00D   Lowe Figour                   Amoco Production Co.    3/13/95     189     359

                            42-459-057649-00E   Arthur C. Rubey, III          Amoco Production Co.    3/13/95     189     399

                            42-459-057652-00A   Charles Snider et ux          Amoco Production Co.    3/30/95     188     1000

                            42-459-057652-00B   Dorothy Snider Bond           Amoco Production Co.    3/30/95     189     345

                            42-459-057652-00C   Debbie Snider Petta           Amoco Production Co.    3/30/95     188     984

                            42-459-057652-00D   Karen Snider Williams         Amoco Production Co.    3/30/95     189     409

                            42-459-057652-00E   Susan Snider Turner           Amoco Production Co.    3/30/95     195     46

                            42-459-057652-00F   Joe Snider et ux Lajuan       Amoco Production Co.    3/30/95     188     1004

                            42-459-057652-00G   William B. Rubey Estate       Amoco Production Co.    3/13/95     188     995

                            42-459-057652-00H   Christina Rubey Baar          Amoco Production Co.    3/13/95     188     971

                            42-459-057652-00I   Marion Seward Rubey           Amoco Production Co.    3/13/95     187     1008

                            42-459-057652-00J   Robert Neal Rubey             Amoco Production Co.    3/13/95     191     300

                            42-459-057652-00K   William B. Rubey Jr. Est      Amoco Production Co.    3/13/95     188     988

                            42-459-057653-000   Larry Dean Bishop et ux       Amoco Production Co.    12/11/96    247     356

                            42-459-057654-00A   Lee Hall Tillman              Amoco Production Co.    12/6/96     247     358

                            42-459-057655-00A   ETEX Telephone Co-op          Amoco Production Co.    4/10/95     222     896



FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.      DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------- ------------------  ----------------------------------- ----------------------------------------------
Glenwood Field              42-459-057625-00A   A tract or tracts of land located   AR-105496
(Cotton Valley Sand)                            in Upshur County, Texas, as more    Farmin Agreement dated December 12, 1996
Rubey Estate Gas Unit (d)   42-459-057625-00B   fully described in that certain     Between Amoco Production Company, Farmor,
416000200                                       Assignment dated effective March    And C W Resources, Inc., et al, Farmee
27.204487% WI               42-459-057628-00A   1, 1997, from Amoco Production
                                                Company to Atlantic Richfield       AR-105498
                            42-459-057649-00A   Company, et al, recorded at         Joint Operating Agreement dated December 12,
                                                Volume 296, Page 245, Official      1996 between C W Resources, Inc., Operator,
                            42-459-057649-00B   Records of Upshur County, Texas.    And Atlantic Richfield Company, et al,
                                                                                    non-operators
                            42-459-057649-00C   LIMITED IN DEPTH FROM THE SURFACE
                                                DOWN TO 100' BELOW THE DEPTH        AR-105498-003
                            42-459-057649-00D   DRILLED IN THE C W RESOURCES        Designation of Gas Unit dated effective
                                                RUBEY ESTATE GAS UNIT NO. 1 WELL.   December 12, 1996 between C W Resources, Inc.
                            42-459-057649-00E                                       and Atlantic Richfield Company, et al

                            42-459-057652-00A

                            42-459-057652-00B

                            42-459-057652-00C

                            42-459-057652-00D

                            42-459-057652-00E

                            42-459-057652-00F

                            42-459-057652-00G

                            42-459-057652-00H

                            42-459-057652-00I

                            42-459-057652-00J

                            42-459-057652-00K

                            42-459-057653-000

                            42-459-057654-00A

                            42-459-057655-00A


FIELD NAME
PROPERTY NAME                                                                                        DEED
PROPERTY CODE                                                                                        LEASE
ARCO'S INTEREST             ARCO LEASE NO.      LESSOR/GRANTOR               LESSEE/GRANTEE          DATE        BOOK    PAGE
--------------------------- -----------------   --------------------------   ---------------------   ---------   ----    ----
Glenwood Field              42-459-057662-00A   Ruth McAdams Ralston         Amoco Production Co.     5/14/96     224     831
(Cotton Valley Sand)
Rubey Estate Gas Unit (d)   42-459-057663-00A   Richard L. Parker et ux      Amoco Production Co.     5/14/96     227     242
416000200
(continued)                 42-459-057666-00A   William Fred Denton          Amoco Production Co.     7/16/96     231     881

                            42-459-057668-00A   Curtis Webb et ux            Amoco Production Co.     2/21/96     229     525

                            42-459-057669-00A   Henry P. Bishop et ux        Amoco Production Co.     11/10/94    177     54

                            42-459-057670-00A   George S. Heyer, Jr.         Amoco Production Co.     4/10/96     226     737

                            42-459-057670-00B   Henri L. Tallichet           Amoco Production Co.     4/10/96     222     912

                            42-459-057670-00C   George S. Tallichet          Amoco Production Co.     4/10/96     224     842

                            42-459-057670-00D   Robert L. Bradley et al      Amoco Production Co.     3/25/96     222     892

                            42-459-057671-00A   Marjorie Musselman           Amoco Production Co.     12/8/94     186     827

                            42-459-057671-00B   Diane Meadow                 Amoco Production Co.     12/15/94    186     830

                            42-459-057671-00C   Margaret Musslewhite         Amoco Production Co.     12/8/94     183     231

                            42-459-057671-00D   Elnora Williams              Amoco Production Co.     12/13/94    189     413

                            42-459-057671-00E   John Fanning                 Amoco Production Co.     12/15/94    186     800

                            42-459-057671-00F   Norris Lynn Fanning          Amoco Production Co.     12/15/94    186     802

                            42-459-057671-00G   Thelma Buie                  Amoco Production Co.     2/14/95     186     775

                            42-459-057671-00H   Austin Avenue United         Amoco Production Co.     3/16/95     188     968
                                                Methodist Church

                            42-459-057671-00I   Nelda Massey                 Amoco Production Co.     3/16/95     188     981

                            42-459-057671-00J   Myrtle Threlkeld             Amoco Production Co.     3/16/95     108     1008

                            42-459-057671-00K   Eleanor Walker               Amoco Production Co.     3/16/95     188     31

                            42-459-057671-00L   Laura Lennard                Amoco Production Co.     3/16/95     187     984


FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.      DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------- ------------------  ----------------------------------- ----------------------------------------------
Glenwood Field              42-459-057662-00A   A tract or tracts of land located
(Cotton Valley Sand)                            in Upshur County, Texas, as more
Rubey Estate Gas Unit (d)   42-459-057663-00A   fully described in that certain
416000200                                       Assignment dated effective March
(continued)                 42-459-057666-00A   1, 1997, from Amoco Production
                                                Company to Atlantic Richfield
                            42-459-057668-00A   Company, et al, recorded at
                                                Volume 296, Page 245, Official
                            42-459-057669-00A   Records of Upshur County, Texas.

                            42-459-057670-00A   LIMITED IN DEPTH FROM THE SURFACE
                                                DOWN TO 100' BELOW THE DEPTH
                            42-459-057670-00B   DRILLED IN THE C W RESOURCES
                                                RUBEY ESTATE GAS UNIT NO. 1 WELL.
                            42-459-057670-00C

                            42-459-057670-00D

                            42-459-057671-00A

                            42-459-057671-00B

                            42-459-057671-00C

                            42-459-057671-00D

                            42-459-057671-00E

                            42-459-057671-00F

                            42-459-057671-00G

                            42-459-057671-00H


                            42-459-057671-00I

                            42-459-057671-00J

                            42-459-057671-00K

                            42-459-057671-00L


FIELD NAME
PROPERTY NAME                                                                                        DEED
PROPERTY CODE                                                                                        LEASE
ARCO'S INTEREST             ARCO LEASE NO.      LESSOR/GRANTOR               LESSEE/GRANTEE          DATE        BOOK     PAGE
--------------------------- -----------------   --------------------------   ---------------------   ---------   ----     ----
Glenwood Field              42-459-057671-00M   Alice Biett                  Amoco Production Co.    3/16/95     191       310
(Cotton Valley Sand)
Rubey Estate Gas Unit (d)   42-459-057671-00N   Maxine Dwyer                 Amoco Production Co.    3/16/95     188       975
416000200
(continued)                 42-459-057671-00O   Gladys Messer                Amoco Production Co.    12/6/94     178       968

                            42-459-057671-00P   James Fanning                Amoco Production Co.    12/15/94    180       136

                            42-459-057671-00Q   Fay Fanning, a widow         Amoco Production Co.    12/9/94     180       139

                            42-459-057671-00R   Rosemary Trevino             Amoco Production Co.    12/?/94     183       343

                            42-459-057672-00A   M. Isabel Burke              Amoco Production Co.    5/11/95     194       873

                            42-459-057672-00B   Earl B. Johnson et ux        Amoco Production Co.    5/11/95     195       20

                            42-459-057672-00C   Leo M. Davis, et al          Amoco Production Co.    5/17/95     220       150

                            42-459-057672-00D   Floy Butler et al            Amoco Production Co.    5/19/95     197       650

                            42-459-057672-00E   Mary Ryon Talley             Amoco Production Co.    5/24/96     226       762

                            42-459-057672-00F   Mimi O. Davis                Amoco Production Co.    5/28/96     226       733

                            42-459-057672-00G   Angus G. Wynne, III          Amoco Production Co.    5/22/96     226       764

                            42-459-057672-00H   Dorothy O. Range             Amoco Production Co.    5/24/96     227       252

                            42-459-057672-00I   Martha T. Gracey             Amoco Production Co.    6/3/96      228       457

                            42-459-057672-00J   Patricia J. Singer           Amoco Production Co.    5/30/96     229       515

                            42-459-057672-00K   A. R. Davis, Jr.             Amoco Production Co.    5/28/96     226       735

                            42-459-057672-00L   Martha Jane Holford          Amoco Production Co.    6/10/96     228       459

                            42-459-057672-00M   Herschel G. Brown            Amoco Production Co.    5/28/96     226       729

                            42-459-057672-00N   Clifton H. Tucker            Amoco Production Co.    6/3/96      229       523

                            42-459-057672-00O   Madeline T. Nolan            Amoco Production Co.    6/3/96      230       609

                            42-459-057672-00P   Bedford S. Wynne, Jr.        Amoco Production Co.    6/4/96      227       250

                            42-459-057672-00Q   Jerry Lynn Butler            Amoco Production Co.    5/28/96     230       607


FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.      DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------- ------------------  ----------------------------------- ----------------------------------------------
Glenwood Field              42-459-057671-00M   A tract or tracts of land located
(Cotton Valley Sand)                            in Upshur County, Texas, as more
Rubey Estate Gas Unit (d)   42-459-057671-00N   fully described in that certain
416000200                                       Assignment dated effective March
(continued)                 42-459-057671-00O   1, 1997, from Amoco Production
                                                Company to Atlantic Richfield
                            42-459-057671-00P   Company, et al, recorded at
                                                Volume 296, Page 245, Official
                            42-459-057671-00Q   Records of Upshur County, Texas.

                            42-459-057671-00R   LIMITED IN DEPTH FROM THE SURFACE
                                                DOWN TO 100' BELOW THE DEPTH
                            42-459-057672-00A   DRILLED IN THE C W RESOURCES
                                                RUBEY ESTATE GAS UNIT NO. 1 WELL.
                            42-459-057672-00B

                            42-459-057672-00C

                            42-459-057672-00D

                            42-459-057672-00E

                            42-459-057672-00F

                            42-459-057672-00G

                            42-459-057672-00H

                            42-459-057672-00I

                            42-459-057672-00J

                            42-459-057672-00K

                            42-459-057672-00L

                            42-459-057672-00M

                            42-459-057672-00N

                            42-459-057672-00O

                            42-459-057672-00P

                            42-459-057672-00Q


FIELD NAME
PROPERTY NAME                                                                                        DEED
PROPERTY CODE                                                                                        LEASE
ARCO'S INTEREST             ARCO LEASE NO.      LESSOR/GRANTOR               LESSEE/GRANTEE          DATE        BOOK    PAGE
--------------------------- -----------------   --------------------------   ---------------------   ---------   ----    ----

Glenwood Field              42-459-057672-00R   Greta Jackson Newman         Amoco Production Co.     5/28/96     227     244
(Cotton Valley Sand)
Rubey Estate Gas Unit (d)   42-459-057672-00S   William F. Holmes            Amoco Production Co.     6/10/96     230     605
416000200
(continued)                 42-459-057672-00T   J. Elmer Newman              Amoco Production Co.     5/28/96     231     879

                            42-459-057672-00U   David E. Wynne               Amoco Production Co.     5/22/96     235     446

                            42-459-057672-00V   M. Temple Wynne              Amoco Production Co.     5/22/96     240     642

                            42-459-057672-00W   Anne S. Wynne                Amoco Production Co.     6/5/96      240     640

                            42-459-057672-00X   Roger A. Poore               Amoco Production Co.     7/5/96      240     620

                            42-459-057672-00Y   Gena Piccolo                 Amoco Production Co.     7/5/96      240     636

                            42-459-057673-00A   Glenwood Water Supply        Amoco Production Co.     3/5/96      218     533

                            42-459-057674-00A   David A. Whitfield           Amoco Production Co.     2/16/96     217     199

                            42-459-057675-00A   Brenda Allen                 Amoco Production Co.     2/16/96     217     166

                            42-459-057676-00A   Bonnie Jean Blalack          Amoco Production Co.     2/21/96     217     170

                            42-459-057677-00A   Donald Ross Chambers         Amoco Production Co.     5/10/96     224     845

                            42-459-057678-00A   Garry Lenn Thomas            Amoco Production Co.     2/2/96      216     141

                            42-459-057679-00A   Ruth Ell Blalack             Amoco Production Co.     2/15/96     216     113

                            42-459-057680-00A   Payne Bogardus               Amoco Production Co.     2/15/96     216     115

                            42-459-057681-00A   Betty Jean Allen             Amoco Production Co.     2/12/96     216     106

                            42-459-057682-00A   William L. Smith et al       Amoco Production Co.     2/19/96     217     192

                            42-459-057683-00A   F. D. Sams et ux             Amoco Production Co.     2/2/96      216     135

                            42-459-057684-00A   F. D. Sams et ux             Amoco Production Co.     2/12/96     216     137

                            42-459-057685-00A   Jacky Lee Drake              Amoco Production Co.     11/9/94     177     62

                            42-459-057685-00B   Z. A. Webb                   Amoco Production Co.     11/9/94     177     92

                            42-459-057685-00C   Erma Jean Rambo              Amoco Production Co.     11/9/94     177     87


FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.      DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------- ------------------  ----------------------------------- ----------------------------------------------
Glenwood Field              42-459-057672-00R   A tract or tracts of land located
(Cotton Valley Sand)                            in Upshur County, Texas, as more
Rubey Estate Gas Unit (d)   42-459-057672-00S   fully described in that certain
416000200                                       Assignment dated effective March
(continued)                 42-459-057672-00T   1, 1997, from Amoco Production
                                                Company to Atlantic Richfield
                            42-459-057672-00U   Company, et al, recorded at
                                                Volume 296, Page 245, Official
                            42-459-057672-00V   Records of Upshur County, Texas.

                            42-459-057672-00W   LIMITED IN DEPTH FROM THE SURFACE
                                                DOWN TO 100' BELOW THE DEPTH
                            42-459-057672-00X   DRILLED IN THE C W RESOURCES
                                                RUBEY ESTATE GAS UNIT NO. 1 WELL.
                            42-459-057672-00Y

                            42-459-057673-00A

                            42-459-057674-00A

                            42-459-057675-00A

                            42-459-057676-00A

                            42-459-057677-00A

                            42-459-057678-00A

                            42-459-057679-00A

                            42-459-057680-00A

                            42-459-057681-00A

                            42-459-057682-00A

                            42-459-057683-00A

                            42-459-057684-00A

                            42-459-057685-00A

                            42-459-057685-00B

                            42-459-057685-00C

FIELD NAME
PROPERTY NAME                                                                                        DEED
PROPERTY CODE                                                                                        LEASE
ARCO'S INTEREST             ARCO LEASE NO.      LESSOR/GRANTOR               LESSEE/GRANTEE          DATE        BOOK    PAGE
--------------------------- -----------------   --------------------------   ---------------------   ---------   ----    ----

Glenwood Field              42-459-057686-00A   Odie Banks et al             Amoco Production Co.     10/4/94     180     128
(Cotton Valley Sand)
Rubey Estate Gas Unit (d)   42-459-057720-000   Max Salter et al             Amoco Production Co.     5/13/95     195     40
416000200
(continued)                 42-459-057721-000   Max Salter                   Amoco Production Co.     5/13/95     195     38

                            42-459-057732-000   Henry P. Bishop et ux        Amoco Production Co.     12/6/96     245     333

                            42-459-057735-000   Jeffrey D. Davis             Amoco Production Co.     2/13/96     216     117

                            42-459-057736-000   Greg Nuckolls et ux          Amoco Production Co.     2/7/96      216     132

                            42-459-057737-000   Palmer J. Sellers            Amoco Production Co.     2/2/96      216     139

                            42-459-057738-000   Zikie Lee Graham et ux       Amoco Production Co.     2/6/96      215     48

                            42-459-057744-000   Maxine Childress             Amoco Production Co.     11/30/94    178     951

                            42-459-057757-00A   Marian Lyeth Davis           Amoco Production Co.     3/13/95     189     352

                            42-459-057803-000   J. R. McCormick et ux        Amoco Production Co.     2/7/97      250     687

                            42-459-057804-000   Sylvio R. Cote et ux         Amoco Production Co.     2/10/97     250     675

                            42-459-057805-000   Arnold Grimes et ux          Amoco Production Co.     2/10/97     250     683

                            42-459-057806-00A   Mary Kathryn McKinley        Amoco Production Co.     6/17/97     265     966
                                                Drake

                            42-459-057806-00B   Leo McKinley et al           Amoco Production Co.     5/28/97     265     968



FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.      DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------- ------------------  ----------------------------------- ----------------------------------------------
Glenwood Field              42-459-057686-00A   A tract or tracts of land located
(Cotton Valley Sand)                            in Upshur County, Texas, as more
Rubey Estate Gas Unit (d)   42-459-057720-000   fully described in that certain
416000200                                       Assignment dated effective March
(continued)                 42-459-057721-000   1, 1997, from Amoco Production
                                                Company to Atlantic Richfield
                            42-459-057732-000   Company, et al, recorded at
                                                Volume 296, Page 245, Official
                            42-459-057735-000   Records of Upshur County, Texas.

                            42-459-057736-000   LIMITED IN DEPTH FROM THE SURFACE
                                                DOWN TO 100' BELOW THE DEPTH
                            42-459-057737-000   DRILLED IN THE C W RESOURCES
                                                RUBEY ESTATE GAS UNIT NO. 1 WELL.
                            42-459-057738-000

                            42-459-057744-000

                            42-459-057757-00A

                            42-459-057803-000

                            42-459-057804-000

                            42-459-057805-000

                            42-459-057806-00A


                            42-459-057806-00B


FIELD NAME
PROPERTY NAME                                                                                        DEED
PROPERTY CODE                                                                                        LEASE
ARCO'S INTEREST             ARCO LEASE NO.      LESSOR/GRANTOR               LESSEE/GRANTEE          DATE        BOOK    PAGE
--------------------------- -----------------   --------------------------   ---------------------   ---------   ----    ----
Glenwood Field              42-459-057626-00A   Norma Maclin Ray             R. Lacy, Inc.            3-6-95      196     239
(Cotton Valley Sand)
Watts Heirs Gas Unit (d)    42-459-057626-00B   B.J. Barclay et al           R. Lacy, Inc.            3-6-95      186     989
411578300
33.33% WI                   42-459-057626-00C   Myra Lynn Ray Roberts        R. Lacy, Inc.            3-6-95      186     994

                            42-459-057627-00A   Shirley L. Day et vir        R. Lacy, Inc.            9-15-94     172     558

                            42-459-057631-00A   T. L. Johnson, Jr.           Crown Resources Co.      5-6-96      229     161

                            42-459-057631-00B   Pacific Enterprises ABC      Amoco Production Co.     4-11-96     222     732
                                                Corporation

                            42-459-057631-00C   Tillman T. Johnson           R. Lacy, Inc.            8-26-94     169     500

                            42-459-057633-00A   Mary Nell Floyd              Amoco Production Co.     5-29-96     225     911

                            42-459-057634-00A   Wesley E. Frisbie            R. Lacy, Inc.            7-13-94     174     157

                            42-459-057634-00B   Marguerite Molder            R. Lacy, Inc.            7-13-94     168     244

                            42-459-057634-00C   David S. Humphrey            R. Lacy, Inc.            7-1-94      171     381




FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.      DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------- ------------------  ----------------------------------- ----------------------------------------------
Glenwood Field              42-459-057626-00A   A tract or tracts of land located   AR-105496
(Cotton Valley Sand)                            in Upshur County and Gregg          Farmin Agreement dated December 12, 1996
Watts Heirs Gas Unit (d)    42-459-057626-00B   County, Texas, as more fully        Between Amoco Production Company, Farmor,
411578300                                       described in that certain           And C W Resources, Inc., et al, Farmee
33.33% WI                   42-459-057626-00C   Assignment dated effective June
                                                22, 1997, from Amoco Production     AR-105498
                            42-459-057627-00A   Company to Atlantic Richfield       Joint Operating Agreement dated December 12,
                                                Company, et al, recorded at         1996 between C W Resources, Inc., Operator,
                            42-459-057631-00A   Volume 281, Page 996, Official      And Atlantic Richfield Company, et al,
                                                Records of Upshur County, Texas.    non-operators
                            42-459-057631-00B
                                                LIMITED IN DEPTH FROM THE SURFACE   AR-105498-001
                            42-459-057631-00C   DOWN TO 100' BELOW THE TOTAL        Designation of Gas Unit dated March 13, 1997,
                                                DEPTH DRILLED IN THE C W            by and between C W Resources, Inc. and
                            42-459-057633-00A   RESOURCES WATTS HEIRS GAS UNIT      Atlantic Richfield Company, et al
                                                NO. 1 WELL.
                            42-459-057634-00A                                       AR-105526
                                                                                    Interruptible Gas Transportation Agreement
                            42-459-057634-00B                                       dated March 1, 1997, between C W Resources,
                                                                                    Atlantic Richfield Company, et al, "Sellers"
                            42-459-057634-00C                                       and Delhi Gas Pipeline Corporation,
                                                                                    "Transporter".

FIELD NAME
PROPERTY NAME                                                                                        DEED
PROPERTY CODE                                                                                        LEASE
ARCO'S INTEREST             ARCO LEASE NO.      LESSOR/GRANTOR               LESSEE/GRANTEE          DATE        BOOK    PAGE
--------------------------- -----------------   --------------------------   ---------------------   ---------   ----    ----
Glenwood Field              42-459-057634-00D   Barbara Cain                 R. Lacy, Inc.           7-13-94     165      584
(Cotton Valley Sand)
Watts Heirs Gas Unit (d)    42-459-057634-00E   Terry R. Brown               R. Lacy, Inc.           6-17-94     168      121
411578300
(continued)                 42-459-057634-00F   James G. Humphrey            R. Lacy, Inc.           7-1-94      169      503

                            42-459-057634-00G   Kay Barney                   R. Lacy, Inc.           7-1-94      168      119

                            42-459-057634-00H   Dorothy Nell Love Goins      R. Lacy, Inc.           6-30-94     164      927

                            42-459-057635-00A   Doris B. Price               R. Lacy, Inc.           1-20-95     183      12

                            42-459-057635-00B   Penny Price Seiders          R. Lacy, Inc.           1-20-95     186      49

                            42-459-057635-00C   Rena Marie Roberts           R. Lacy, Inc.           7-1-94      164      980

                            42-459-057635-00D   Claude H. Roberts, Jr.       R. Lacy, Inc.           7-1-94      164      948

                            42-459-057635-00E   Walter Roach                 Crown Resources Co.     4-3-97      264      510

                            42-459-057637-00A   Fannie Reeves Kahn Tr.       Amoco Production Co.    6-11-96     229      229

                            42-459-057637-00B   Gloria Taylor Wismar         Amoco Production Co.    3-27-96     222      781

                            42-459-057637-00C   Nancy Taylor Kennedy         Amoco Production Co.    3-27-96     222      713

                            42-459-057637-00D   Charles S. Taylor            Amoco Production Co.    3-27-96     222      757

                            42-459-057637-00E   Mary Lou Ray McCain          R. Lacy, Inc.           8-4-94      168      246

                            42-459-057637-00F   J. D. Tillery, et al         R. Lacy, Inc.           8-4-94      168      258

                            42-459-057637-00G   Mary Rylie Gibson            R. Lacy, Inc.           8-8-94      168      237

                            42-459-057637-00H   B.J. Barclay et al           R. Lacy, Inc.           8-3-94      168      116

                            42-459-057637-00I   Julian William Thrasher,     R. Lacy, Inc.           8-1-94      168      255
                                                Jr., Trustee

                            42-459-057637-00J   James Ray Northcutt          R. Lacy, Inc.           8-4-94      168      249

                            42-459-057637-00K   Leonard Frank Ray Family     R. Lacy, Inc.           8-4-94      174      159
                                                Trust

                            42-459-057637-00L   G. Arthur Donnelly, III      R. Lacy, Inc.           10-20-94    196      208


FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.      DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------- ------------------  ----------------------------------- ----------------------------------------------
Glenwood Field              42-459-057634-00D   A tract or tracts of land located
(Cotton Valley Sand)                            in Upshur County and Gregg
Watts Heirs Gas Unit (d)    42-459-057634-00E   County, Texas, as more fully
411578300                                       described in that certain
(continued)                 42-459-057634-00F   Assignment dated effective June
                                                22, 1997, from Amoco Production
                            42-459-057634-00G   Company to Atlantic Richfield
                                                Company, et al, recorded at
                            42-459-057634-00H   Volume 281, Page 996, Official
                                                Records of Upshur County, Texas.
                            42-459-057635-00A
                                                LIMITED IN DEPTH FROM THE SURFACE
                            42-459-057635-00B   DOWN TO 100' BELOW THE TOTAL
                                                DEPTH DRILLED IN THE C W
                            42-459-057635-00C   RESOURCES WATTS HEIRS GAS UNIT
                                                NO. 1 WELL.
                            42-459-057635-00D

                            42-459-057635-00E

                            42-459-057637-00A

                            42-459-057637-00B

                            42-459-057637-00C

                            42-459-057637-00D

                            42-459-057637-00E

                            42-459-057637-00F

                            42-459-057637-00G

                            42-459-057637-00H

                            42-459-057637-00I

                            42-459-057637-00J

                            42-459-057637-00K

                            42-459-057637-00L

FIELD NAME
PROPERTY NAME                                                                                        DEED
PROPERTY CODE                                                                                        LEASE
ARCO'S INTEREST             ARCO LEASE NO.      LESSOR/GRANTOR               LESSEE/GRANTEE          DATE        BOOK    PAGE
--------------------------- -----------------   --------------------------   ---------------------   ---------   ----    ----

Glenwood Field              42-459-057637-00M   Nancy Bruce Curlee            R. Lacy, Inc.           7-26-94     167     573
(Cotton Valley Sand)
Watts Heirs Gas Unit (d)    42-459-057637-00N   Myra Lynn Ray Roberts         R. Lacy, Inc.           8-1-94      172     573
411578300
(continued)                 42-459-057637-00O   Annie Lou Ray Grigsby         R. Lacy, Inc.           8-4-94      168     123

                            42-459-057638-00A   Howard W. Parker et ux        R. Lacy, Inc.           7-18-94     166     387

                            42-459-057638-00B   Jack M. Newman et al          R. Lacy, Inc.           7-13-94     179     409

                            42-459-057639-00A   Lester Shoshone Trust B       R. Lacy, Inc.           7-9-94      164     986

                            42-459-057639-00B   Magalene Fleet Mullican       Crown Resources Co.     1-4-97      247     173

                            42-459-057640-00A   Iva Marie Cameron Fleck       R. Lacy, Inc.           7-13-94     166     372

                            42-459-057640-00B   Joan Anderson                 R. Lacy, Inc.           7-13-94     165     581

                            42-459-057640-00C   Mabel Gilpin                  R. Lacy, Inc.           7-13-94     164     972

                            42-459-057640-00D   Sue Vickery                   R. Lacy, Inc.           7-13-94     165     594

                            42-459-057640-00E   E. L. Riddle, Jr.             R. Lacy, Inc.           7-16-94     165     542

                            42-459-057640-00F   Robert Hearn Williams         R. Lacy, Inc.           7-13-94     165     596

                            42-459-057640-00G   Charles H. Meyer              R. Lacy, Inc.           7-13-94     165     590

                            42-459-057641-00A   Judith M. Wrucke              R. Lacy, Inc.           3-17-95     2845    492

                            42-459-057641-00B   Claude Graves, III            R. Lacy, Inc.           3-29-95     2845    487

                            42-459-057641-00C   Michael Andrew Stieren        R. Lacy, Inc.           8-6-94      171     395

                            42-459-057641-00D   Jennifer L. Stieren           R. Lacy, Inc.           8-6-94      171     398

                            42-459-057641-00E   Georgia Ann Stieren           R. Lacy, Inc.           8-6-94      171     401

                            42-459-057641-00F   Doris K. Ehrenberg            R. Lacy, Inc.           3-17-95     196     212

                            42-459-057641-00G   Gayla S. Graves               R. Lacy, Inc.           3-17-95     196     220

                            42-459-057641-00H   Claude Graves, III            R. Lacy, Inc.           3-17-95     196     216

                            42-459-057642-00A   Josh R. Morriss, III          R. Lacy, Inc.           3-17-95     196     376


FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.      DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------- ------------------  ----------------------------------- ----------------------------------------------
Glenwood Field              42-459-057637-00M   A tract or tracts of land located
(Cotton Valley Sand)                            in Upshur County and Gregg
Watts Heirs Gas Unit (d)    42-459-057637-00N   County, Texas, as more fully
411578300                                       described in that certain
(continued)                 42-459-057637-00O   Assignment dated effective June
                                                22, 1997, from Amoco Production
                            42-459-057638-00A   Company to Atlantic Richfield
                                                Company, et al, recorded at
                            42-459-057638-00B   Volume 281, Page 996, Official
                                                Records of Upshur County, Texas.
                            42-459-057639-00A
                                                LIMITED IN DEPTH FROM THE SURFACE
                            42-459-057639-00B   DOWN TO 100' BELOW THE TOTAL
                                                DEPTH DRILLED IN THE C W
                            42-459-057640-00A   RESOURCES WATTS HEIRS GAS UNIT
                                                NO. 1 WELL.
                            42-459-057640-00B

                            42-459-057640-00C

                            42-459-057640-00D

                            42-459-057640-00E

                            42-459-057640-00F

                            42-459-057640-00G

                            42-459-057641-00A

                            42-459-057641-00B

                            42-459-057641-00C

                            42-459-057641-00D

                            42-459-057641-00E

                            42-459-057641-00F

                            42-459-057641-00G

                            42-459-057641-00H

                            42-459-057642-00A

FIELD NAME
PROPERTY NAME                                                                                        DEED
PROPERTY CODE                                                                                        LEASE
ARCO'S INTEREST             ARCO LEASE NO.      LESSOR/GRANTOR               LESSEE/GRANTEE          DATE        BOOK    PAGE
--------------------------- -----------------   --------------------------   ---------------------   ---------   ----    ----
Glenwood Field              42-459-057642-00B   Lee M. Daniels               R. Lacy, Inc.            7-16-94     167     579
(Cotton Valley Sand)
Watts Heirs Gas Unit (d)    42-459-057642-00C   Don N. Morriss               R. Lacy, Inc.            7-13-94     166     382
411578300
(continued)                 42-459-057642-00D   Martha Leah Morriss          R. Lacy, Inc.            7-13-94     166     380

                            42-459-057642-00E   Carol Elizabeth Dodds        R. Lacy, Inc.            7-19-94     172     560

                            42-459-057642-00F   William A. Ferguson          R. Lacy, Inc.            7-19-94     164     970

                            42-459-057642-00G   Melisa Daniels Butler        R. Lacy, Inc.            7-16-94     167     577

                            42-459-057642-00H   William O. Morriss           R. Lacy, Inc.            7-13-94     166     378

                            42-459-057642-00I   Joan Baldridge Bratton       R. Lacy, Inc.            7-13-94     166     370

                            42-459-057642-00J   Deborah Elyse Redfern        R. Lacy, Inc.            7-19-94     167     581

                            42-459-057642-00K   Jeana T. McClintock          R. Lacy, Inc.            7-19-94     180     442

                            42-459-057643-00A   Susan Graves                 R. Lacy, Inc.            8-4-94      168     126

                            42-459-057643-00B   Linda R. Rodgers             R. Lacy, Inc.            8-4-94      168     146

                            42-459-057643-00C   M. G. Ray                    R. Lacy, Inc.            8-4-94      168     145

                            42-459-057645-00A   Willie Lee Starr et ux       R. Lacy, Inc.            6-15-94     163     417

                            42-459-057645-00B   Johnnie Faye Bowden          R. Lacy, Inc.            6-15-94     163     401

                            42-459-057645-00C   Stephanie More               R. Lacy, Inc.            6-17-94     163     413

                            42-459-057647-00A   The Nabors Trust             R. Lacy, Inc.            7-1-94      164     934

                            42-459-057648-00A   Andrews Royalty, Inc.        Crown Resources Co.      3-5-97      255     821

                            42-459-057708-000   Mrs. E. A. Watts             Elbert Williams          10-8-50     5       260

                            42-459-057709-00A   Lee Tanner Fleet             Crown Resources Co.      6-25-97     267     982

                            42-459-057709-00B   Gerald Hunter Fleet          Crown Resources Co.      6-25-97     267     984

                            42-459-057709-00C   Betty Jean Sheffield         Crown Resources Co.      6-25-97     267     988

                            42-459-057709-00D   Charles Buck Fleet           Crown Resources Co.      6-25-97     267     980


FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.      DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------- ------------------  ----------------------------------- ----------------------------------------------
Glenwood Field              42-459-057642-00B   A tract or tracts of land located
(Cotton Valley Sand)                            in Upshur County and Gregg
Watts Heirs Gas Unit (d)    42-459-057642-00C   County, Texas, as more fully
411578300                                       described in that certain
(continued)                 42-459-057642-00D   Assignment dated effective June
                                                22, 1997, from Amoco Production
                            42-459-057642-00E   Company to Atlantic Richfield
                                                Company, et al, recorded at
                            42-459-057642-00F   Volume 281, Page 996, Official
                                                Records of Upshur County, Texas.
                            42-459-057642-00G
                                                LIMITED IN DEPTH FROM THE SURFACE
                            42-459-057642-00H   DOWN TO 100' BELOW THE TOTAL
                                                DEPTH DRILLED IN THE C W
                            42-459-057642-00I   RESOURCES WATTS HEIRS GAS UNIT
                                                NO. 1 WELL.
                            42-459-057642-00J

                            42-459-057642-00K

                            42-459-057643-00A

                            42-459-057643-00B

                            42-459-057643-00C

                            42-459-057645-00A

                            42-459-057645-00B

                            42-459-057645-00C

                            42-459-057647-00A

                            42-459-057648-00A

                            42-459-057708-000

                            42-459-057709-00A

                            42-459-057709-00B

                            42-459-057709-00C

                            42-459-057709-00D

FIELD NAME
PROPERTY NAME                                                                                          DEED
PROPERTY CODE                                                                                          LEASE
ARCO'S INTEREST             ARCO LEASE NO.      LESSOR/GRANTOR                LESSEE/GRANTEE           DATE        BOOK      PAGE
--------------------------- -----------------   --------------------------    ---------------------    -------     ----      ----
Glenwood Field              42-459-057710-00A   Joe Miller et ux Wanda        Crown Resources Co.      4-3-97      255       830
(Cotton Valley Sand)
Watts Heirs Gas Unit(d)     42-459-057717-00A   Phillip A. Works et ux        R. Byron Roach, Ttee     6-29-94     169       293
411578300
(continued)                 42-459-057718-00A   Mary Virginia Smith           J. Don Westbrook         7-15-94     175       101

                            42-459-057718-00B   Mary Nell Smith Floyd         J. Don Westbrook         7-14-94     175       56

                            42-459-057718-00C   June Robison                  J. Don Westbrook         7-15-94     175       97

                            42-459-057718-00D   Fayrene Lee                   J. Don Westbrook         7-15-94     175       91

                            42-459-057718-00E   Clarine Smith Tucker          J. Don Westbrook         7-14-94     175       105

                            42-459-057718-00F   Fayrine Smith Green           J. Don Westbrook         7-14-94     175       75

                            42-459-057719-00A   Matt S. McKenzie              R. Byron Roach, Ttee     10-2-94     185       946

                            Unknown             Betty R. LeBaron              Crown Resources Co.      2-18-97     253       942

                            Unknown             Anne Price MacKenzie          R. Byron Roach, Ttee     1-20-95     169       293

                            Unknown             Pursuit Energy Corp.          Crown Resources Co.      5-2-97      261
--------------------------- -----------------   --------------------------    ---------------------    -------     ----      ----
East Texas Field            Unknown             Unknown                       Unknown
A. L. Jenkins
415553000
D.O. 42-459-031186-000
Operator
Roberts & Murphy, Inc.
Revenue Interest  0.997812

--------------------------- -----------------   --------------------------    ---------------------    -------     ----      ----
East Texas Field            42-183-057222-00A   Anna Kathryn Rulfs Holbrook   Team Invest, Inc.        1/24/96     224       182
J. H. Sabey Gas Unit
417896300
-0- WI (Before 400%
Payout)
-0- NRI
--------------------------- -----------------   --------------------------    ---------------------    -------     ----      ----
                            42-183-057222-00B   Sharon Rulfs Kerr             Team Invest, Inc.        1/24/96     224       230



--------------------------- -----------------   --------------------------    ---------------------    -------     ----      ----
                            42-183-057222-00C   L. D. Rulfs, Jr.              Team Invest, Inc.        1/24/96     224       303



--------------------------- -----------------   --------------------------    ---------------------    -------     ----      ----
                            42-183-057222-00d   Henry E. Pybus                Wagner & Brown, Ltd.     10/18/96    259       195



--------------------------- -----------------   --------------------------    ---------------------    -------     ----      ----
                            42-183-057223-00A   Thomas C. Merritt, Trustee    Team Invest, Inc.        5/16/96     224       243



FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.      DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------- ------------------  ----------------------------------- ----------------------------------------------
Glenwood Field              42-459-057710-00A   A tract or tracts of land located
(Cotton Valley Sand)                            in Upshur County and Gregg
Watts Heirs Gas Unit(d)     42-459-057717-00A   County, Texas, as more fully
411578300                                       described in that certain
(continued)                 42-459-057718-00A   Assignment dated effective June
                                                22, 1997, from Amoco Production
                            42-459-057718-00B   Company to Atlantic Richfield
                                                Company, et al, recorded at
                            42-459-057718-00C   Volume 281, Page 996, Official
                                                Records of Upshur County, Texas.
                            42-459-057718-00D
                                                LIMITED IN DEPTH FROM THE SURFACE
                            42-459-057718-00E   DOWN TO 100' BELOW THE TOTAL
                                                DEPTH DRILLED IN THE C W
                            42-459-057718-00F   RESOURCES WATTS HEIRS GAS UNIT
                                                NO. 1 WELL.
                            42-459-057719-00A

                            Unknown

                            Unknown

                            Unknown
--------------------------- ------------------  ----------------------------------- ----------------------------------------------
East Texas Field            Unknown             37.5 acres, more or less, out of
A. L. Jenkins                                   the H. H. Edwards Survey, A-668,
415553000                                       Upshur County, Texas
D.O. 42-459-031186-000
Operator
Roberts & Murphy, Inc.
Revenue Interest  0.997812

--------------------------- ------------------  ----------------------------------- ----------------------------------------------
East Texas Field            42-183-057222-00A   234.50 acres out of Leino           Subject to 400% Non-Consent JOA Ar-105492 J.
J. H. Sabey Gas Unit                            Gonzales A-169 (Tract 1 Deed        H. Sabey GU.  Subject to 4/24/96 Letter
417896300                                       263/229 DR), Upshur County, Texas   Agreement between Team Invest, Inc. and
-0- WI (Before 400%                                                                 Wagner & Brown, Ltd.
Payout)
-0- NRI
--------------------------- ------------------  ----------------------------------- ----------------------------------------------
                            42-183-057222-00B   234.50 acres out of Leino           Subject to 400% Non-Consent JOA Ar-105492 J.
                                                Gonzales A-169 (Tract 1 Deed        H. Sabey GU.  Subject to 4/24/96 Letter
                                                263/229 DR), Upshur County, Texas   Agreement between Team Invest, Inc. and
                                                                                    Wagner & Brown, Ltd.
--------------------------- ------------------  ----------------------------------- ----------------------------------------------
                            42-183-057222-00C   234.50 acres out of Leino           Subject to 400% Non-Consent JOA Ar-105492 J.
                                                Gonzales A-169 (Tract 1 Deed        H. Sabey GU.  Subject to 4/24/96 Letter
                                                263/229 DR), Upshur County, Texas   Agreement between Team Invest, Inc. and
                                                                                    Wagner & Brown, Ltd.
--------------------------- ------------------  ----------------------------------- ----------------------------------------------
                            42-183-057222-00d   234.50 acres out of Leino           Subject to 400% Non-Consent JOA Ar-105492 J.
                                                Gonzales A-169 (Tract 1 Deed        H. Sabey GU.  Subject to 4/24/96 Letter
                                                263/229 DR), Upshur County, Texas   Agreement between Team Invest, Inc. and
                                                                                    Wagner & Brown, Ltd.
--------------------------- ------------------  ----------------------------------- ----------------------------------------------
                            42-183-057223-00A   234.50 acres out of Leino           Subject to 400% Non-Consent JOA Ar-105492 J.
                                                Gonzales A-169 (Tract 1 Deed        H. Sabey GU.  Subject to 4/24/96 Letter
                                                263/229 DR), Upshur County, Texas   Agreement between Team Invest, Inc. and
                                                                                    Wagner & Brown, Ltd.

FIELD NAME
PROPERTY NAME                                                                                        DEED
PROPERTY CODE                                                                                        LEASE
ARCO'S INTEREST             ARCO LEASE NO.      LESSOR/GRANTOR               LESSEE/GRANTEE          DATE        BOOK    PAGE
--------------------------- -----------------   --------------------------   ---------------------   ---------   ----    ----
Gladewater Field            42-459-057205-00A   Lawauna Hill, Guardian of     Team Invest, Inc.      7/17/96     233       31
(Cotton Valley)                                 Estate of Marcelle Daffan
Faye Pittman Willeford                          McLeroy
400050100
33.33% WI BPO
25.975504% NRI BPO


                            42-459-057206-00A   James Reagan Somerset Wyche   Team Invest, Inc.      9/3/96      237       209







                            42-459-057206-00B   Elizabeth Ellen Wyche         Team Invest, Inc.      9/3/96      237       207
                                                Robison






                            42-459-057206-00C   Annie Marie Boyd Johnson      Team Invest, Inc.      9/20/96     240       815







                            42-459-057206-00D   Estelline Boyd                Team Invest, Inc.      9/20/96     240       809







                            42-459-057206-00E   James V. Burnett              Team Invest, Inc.      9/20/96     240       811




















FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.      DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------- ------------------  ----------------------------------- ----------------------------------------------
Gladewater Field            42-459-057205-00A   221.90 acres out of Leino           AR-105492
(Cotton Valley)                                 Gonzales A-169, being 100.0 and     Joint Operating Agreement between C W
Faye Pittman Willeford                          15.3 acres (First and Second        Resources, et al Subject to 4/24/96 Letter
400050100                                       Tracts OGML 128/324 OGR), 84.9      Agreement between Team Invest, Inc. and
33.33% WI BPO                                   acres (OGML 175/608 OGR), and       Wagner & Brown, Ltd.
25.975504% NRI BPO                              21.7 acres (OGML 128/321 OGR)
                                                Upshur County, Texas, being Tract
                                                7&8 of the Faye Willeford Gas Unit

                            42-459-057206-00A   264.90 acres, being 91.0 acres
                                                (Deed 173/280 DR) out of Wm.
                                                Carlton A-72 and 73.6 (Deed
                                                172/240 DR) and 110.3 acres (MC
                                                233/189 DR) out of Wm. Carlton
                                                A-72 and Leino Gonzales A-169,
                                                Upshur County, Texas, being
                                                Tracts 2, 3 & 4 of the Faye
                                                Willeford Gas Unit.

                            42-459-057206-00B   264.90 acres, being 91.0 acres
                                                (Deed 173/280 DR) out of Wm.
                                                Carlton A-72 and 73.6 (Deed
                                                172/240 DR) and 110.3 acres (MC
                                                233/189 DR) out of Wm. Carlton
                                                A-72 and Leino Gonzales A-169,
                                                Upshur County, Texas, being
                                                Tracts 2, 3 & 4 of the Faye
                                                Willeford Gas Unit.

                            42-459-057206-00C   264.90 acres, being 91.0 acres
                                                (Deed 173/280 DR) out of Wm.
                                                Carlton A-72 and 73.6 (Deed
                                                172/240 DR) and 110.3 acres (MC
                                                233/189 DR) out of Wm. Carlton
                                                A-72 and Leino Gonzales A-169,
                                                Upshur County, Texas, being
                                                Tracts 2, 3 & 4 of the Faye
                                                Willeford Gas Unit.

                            42-459-057206-00D   264.90 acres, being 91.0 acres
                                                (Deed 173/280 DR) out of Wm.
                                                Carlton A-72 and 73.6 (Deed
                                                172/240 DR) and 110.3 acres (MC
                                                233/189 DR) out of Wm. Carlton
                                                A-72 and Leino Gonzales A-169,
                                                Upshur County, Texas, being
                                                Tracts 2, 3 & 4 of the Faye
                                                Willeford Gas Unit.

                            42-459-057206-00E   264.90 acres, being 91.0 acres
                                                (Deed 173/280 DR) out of Wm.
                                                Carlton A-72 and 73.6 (Deed
                                                172/240 DR) and 110.3 acres (MC
                                                233/189 DR) out of Wm. Carlton
                                                A-72 and Leino Gonzales A-169,
                                                Upshur County, Texas, being
                                                Tracts 2, 3 & 4 of the Faye
                                                Willeford Gas Unit.


FIELD NAME
PROPERTY NAME                                                                                        DEED
PROPERTY CODE                                                                                        LEASE
ARCO'S INTEREST             ARCO LEASE NO.      LESSOR/GRANTOR               LESSEE/GRANTEE          DATE        BOOK    PAGE
--------------------------- -----------------   --------------------------   ---------------------   ---------   ----    ----
Gladewater Field            42-459-057207-00A   Rose Marie Hurmence          Team Invest, Inc.       9/20/96     240       963
(Cotton Valley)
Faye Pittman Willeford
400050100
33.33% WI BPO
25.975504% NRI BPO

                            42-459-057207-00B   Ann Boyd Monk                Team Invest, Inc.       9/20/96     240       965






                            42-459-057207-00C   Shirley Muenzler             Team Invest, Inc.       9/20/96     240       817






                            42-457-057207-00D   Peggy Pieper, et vir Ben     Team Invest, Inc.       9/20/96     240       819






                            42-457-057207-00E   Linda Cantrell               Team Invest, Inc.       9/20/96     240       813


















FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.      DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------- ------------------  ----------------------------------- ----------------------------------------------
Gladewater Field            42-459-057207-00A   201.3 acres, being 91.0 acres       AR-105492
(Cotton Valley)                                 (Deed 173/280 DR) out of Wm.        Joint Operating Agreement between C W
Faye Pittman Willeford                          Carlton A-72 and 110.3 acres (MD    Resources, et al Subject to 4/24/96 Letter
400050100                                       233/189 DR) out of Wm. Carlton      Agreement between Team Invest, Inc. and
33.33% WI BPO                                   A-72 and Leino Gonzales A-169,      Wagner & Brown, Ltd
25.975504% NRI BPO                              Upshur County, Texas, being
                                                Tracts 2 & 4 of the Faye
                                                Willeford Gas Unit

                            42-459-057207-00B   201.3 acres, being 91.0 acres
                                                (Deed 173/280 DR) out of Wm.
                                                Carlton A-72 and 110.3 acres (MD
                                                233/189 DR) out of Wm. Carlton
                                                A-72 and Leino Gonzales A-169,
                                                Upshur County, Texas, being
                                                Tracts 2 & 4 of the Faye
                                                Willeford Gas Unit

                            42-459-057207-00C   201.3 acres, being 91.0 acres
                                                (Deed 173/280 DR) out of Wm.
                                                Carlton A-72 and 110.3 acres (MD
                                                233/189 DR) out of Wm. Carlton
                                                A-72 and Leino Gonzales A-169,
                                                Upshur County, Texas, being
                                                Tracts 2 & 4 of the Faye
                                                Willeford Gas Unit

                            42-457-057207-00D   201.3 acres, being 91.0 acres
                                                (Deed 173/280 DR) out of Wm.
                                                Carlton A-72 and 110.3 acres (MD
                                                233/189 DR) out of Wm. Carlton
                                                A-72 and Leino Gonzales A-169,
                                                Upshur County, Texas, being
                                                Tracts 2 & 4 of the Faye
                                                Willeford Gas Unit

                            42-457-057207-00E   201.3 acres, being 91.0 acres
                                                (Deed 173/280 DR) out of Wm.
                                                Carlton A-72 and 110.3 acres (MD
                                                233/189 DR) out of Wm. Carlton
                                                A-72 and Leino Gonzales A-169,
                                                Upshur County, Texas, being
                                                Tracts 2 & 4 of the Faye
                                                Willeford Gas Unit

FIELD NAME
PROPERTY NAME                                                                                        DEED
PROPERTY CODE                                                                                        LEASE
ARCO'S INTEREST             ARCO LEASE NO.      LESSOR/GRANTOR               LESSEE/GRANTEE          DATE        BOOK    PAGE
--------------------------- -----------------   --------------------------   ---------------------   ---------   ----    ----
Gladewater Field            42-457-057207-00F   Irene Arnold, et vir A. A.   Team Invest, Inc.       9/20/96     240       959
(Cotton Valley)
Faye Pittman Willeford
400050100
33.33% WI BPO
25.975504% NRI BPO

                            42-457-057207-00G   Reba Boyd, AIF for Milton    Team Invest, Inc.       9/20/96     239       657
                                                Boyd





                            42-457-057207-00H   Barbara Barger               Team Invest, Inc.       9/2096      247       120






                            42-457-057207-00I   Mattie F. Boyd               Team Invest, Inc.       9/20/96     247       122






                            42-457-057208-00A   Faye Pittman Wileford        Team Invest, Inc.       5/1/96      225       200














FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.      DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------- ------------------  ----------------------------------- ----------------------------------------------
Gladewater Field            42-457-057207-00F   201.3 acres, being 91.0 acres       AR-105492
(Cotton Valley)                                 (Deed 173/280 DR) out of Wm.        Joint Operating Agreement between C W
Faye Pittman Willeford                          Carlton A-72 and 110.3 acres (MD    Resources, et al Subject to 4/24/96 Letter
400050100                                       233/189 DR) out of Wm. Carlton      Agreement between Team Invest, Inc. and
33.33% WI BPO                                   A-72 and Leino Gonzales A-169,      Wagner & Brown, Ltd
25.975504% NRI BPO                              Upshur County, Texas, being
                                                Tracts 2 & 4 of the Faye
                                                Willeford Gas Unit

                            42-457-057207-00G   201.3 acres, being 91.0 acres
                                                (Deed 173/280 DR) out of Wm.
                                                Carlton A-72 and 110.3 acres (MD
                                                233/189 DR) out of Wm. Carlton
                                                A-72 and Leino Gonzales A-169,
                                                Upshur County, Texas, being
                                                Tracts 2 & 4 of the Faye
                                                Willeford Gas Unit

                            42-457-057207-00H   201.3 acres, being 91.0 acres
                                                (Deed 173/280 DR) out of Wm.
                                                Carlton A-72 and 110.3 acres (MD
                                                233/189 DR) out of Wm. Carlton
                                                A-72 and Leino Gonzales A-169,
                                                Upshur County, Texas, being
                                                Tracts 2 & 4 of the Faye
                                                Willeford Gas Unit

                            42-457-057207-00I   201.3 acres, being 91.0 acres
                                                (Deed 173/280 DR) out of Wm.
                                                Carlton A-72 and 110.3 acres (MD
                                                233/189 DR) out of Wm. Carlton
                                                A-72 and Leino Gonzales A-169,
                                                Upshur County, Texas, being
                                                Tracts 2 & 4 of the Faye
                                                Willeford Gas Unit

                            42-457-057208-00A   85.3 acres, being 42.3 acres
                                                (Deed 244/207 DR) out of Leino
                                                Gonzales A-169 and W. L. Palmer
                                                A-392, and 40.0 acres (60.0 acres
                                                Deed 265/514 DR LESS 20.0 acres
                                                Unit 168/530 OGR) and 3.0 acres
                                                (Deed 265/514 DR) out of Leino
                                                Gonzales A-169, Upshur County,
                                                Texas, being Tract 9 of the Faye
                                                Willeford Gas Unit

FIELD NAME
PROPERTY NAME                                                                                        DEED
PROPERTY CODE                                                                                        LEASE
ARCO'S INTEREST             ARCO LEASE NO.      LESSOR/GRANTOR               LESSEE/GRANTEE          DATE        BOOK    PAGE
--------------------------- -----------------   --------------------------   ---------------------   ---------   ----    ----
Gladewater Field            42-459-057370-00A   Texas Baptist Children's     Oxy USA, Inc.           4/17/96     226       444
(Cotton Valley)                                 Home, Round Rock,
Faye Pittman Willeford                          a Texas Corporation
400050100
33.33% WI BPO
25.975504% NRI BPO






                            42-459-057370-00B   The First Baptist Church     Oxy USA, Inc.           3/29/96     226       433
                                                of Gladewater, a
                                                Texas Corporation









                            42-459-057370-00C   East Texas Baptist           Oxy USA, Inc.           5/20/96     234       745
                                                University, a Texas
                                                Corporation










FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.      DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------- ------------------  ----------------------------------- ----------------------------------------------

Gladewater Field            42-459-057370-00A   206.60 acres out of Wm. Carlton     AR-105492
(Cotton Valley)                                 A-72, being lease tracts 2          Joint Operating Agreement between C W
Faye Pittman Willeford                          (52.0), 3 (91.0) and 4 (63.60)      Resources et al
400050100                                       (Deeds 149.468, 173/280 and
33.33% WI BPO                                   172/240 respectively), from         AR-105495
25.975504% NRI BPO                              Surface to 100' below               Farmout from Oxy USA
                                                Stratigraphic Equivalent of
                                                T.D.D. 11,200' as logged in
                                                Willeford No. 1, Upshur County,
                                                Texas, being Tracts 1, 2 & 3 of
                                                the Faye Willeford Gas Unit

                            42-459-057370-00B   206.60 acres out of Wm. Carlton
                                                A-72, being lease tracts 2
                                                (52.0), 3 (91.0) and 4 (63.60)
                                                (Deeds 149.468, 173/280 and
                                                172/240 respectively), from
                                                Surface to 100' below
                                                Stratigraphic Equivalent of
                                                T.D.D. 11,200' as logged in
                                                Willeford No. 1, Upshur County,
                                                Texas, being Tracts 1, 2 & 3 of
                                                the Faye Willeford Gas Unit

                            42-459-057370-00C   206.60 acres out of Wm. Carlton
                                                A-72, being lease tracts 2
                                                (52.0), 3 (91.0) and 4 (63.60)
                                                (Deeds 149.468, 173/280 and
                                                172/240 respectively), from
                                                Surface to 100' below
                                                Stratigraphic Equivalent of
                                                T.D.D. 11,200' as logged in
                                                Willeford No. 1, Upshur County,
                                                Texas, being Tracts 1, 2 & 3 of
                                                the Faye Willeford Gas Unit



FIELD NAME
PROPERTY NAME                                                                                        DEED
PROPERTY CODE                                                                                        LEASE
ARCO'S INTEREST             ARCO LEASE NO.      LESSOR/GRANTOR               LESSEE/GRANTEE          DATE        BOOK      PAGE
--------------------------- -----------------   --------------------------   ---------------------   ---------   ----      ----
Gladewater Field            42-459-057371-00A   Gloria Nan Serpas, dihsp     Oxy USA, Inc.           4/25/96     231       102
(Cotton Valley)
Faye Pittman Willeford
400050100
33.33% WI BPO
25.975504% NRI BPO



                            42-459-057371-00B   Patsy Jean Taylor, dihsp     Oxy USA, Inc.           4/25/96     2312      99









                            42-459-057372-00A   Ken McGinnis, individually   Oxy USA, Inc.           4/23/96     226       439
                                                and as sole owner of
                                                McGinnis Carpet Center





--------------------------- -----------------   --------------------------   ---------------------   ---------   ----      ----
                            42-459-057370-00D   Clara Faye Smith, a widow    Crown Resources         5/10/95     195       34
                                                                             Company









                            42-459-057373-00A   William B. Cook, dihsp       Crown Resources         7/1/95      197       657
                                                Thomas N. Cook, dihsp        Company
                                                Robert B. Cook, Jr., dihsp








                            42-459-057374-00A   Kathryn Cook Porter, mwdihsp Crown Resources         7/1/95      197       711
                                                                             Company







FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.      DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------- ------------------  ----------------------------------- ----------------------------------------------
Gladewater Field            42-459-057371-00A   110.30 acres out of Wm. Carlton     AR-105492
(Cotton Valley)                                 A-72 and L. Gonzales A-169 (MD      Joint Operating Agreement between C W
Faye Pittman Willeford                          233/189 DR), from Surface to 100'   Resources et al
400050100                                       below Stratigraphic Equivalent of
33.33% WI BPO                                   T.D.D. 11,200' as logged in         AR-105495
25.975504% NRI BPO                              Willeford No. 1, Upshur County,     Farmout from Oxy USA
                                                Texas, being Tract 4 of the Faye
                                                Willeford Gas Unit

                            42-459-057371-00B   110.30 acres out of Wm. Carlton
                                                A-72 and L. Gonzales A-169 (MD
                                                233/189 DR), from Surface to 100'
                                                below Stratigraphic Equivalent of
                                                T.D.D. 11,200' as logged in
                                                Willeford No. 1, Upshur County,
                                                Texas, being Tract 4 of the Faye
                                                Willeford Gas Unit

                                                69.17 acres our of L. Gonzales
                            42-459-057372-00A   A-169 (Deed 361/890 DR), from
                                                Surface to 100' below
                                                Stratigraphic Equivalent of
                                                T.D.D. 11,200' as logged in
                                                Willeford No. 1, Upshur County,
                                                Texas, being Tracts 7&8 of the
                                                Faye Willeford Gas Unit

--------------------------- ------------------  ----------------------------------- ----------------------------------------------
                            42-459-057370-00D   206.60 acres out of Wm. Carlton     AR-105492
                                                A-72, being lease tracts 1          Joint Operating Agreement between C W
                                                (52.0), 2 (63.60) and 3 (91.0)      Resources et al
                                                (Deeds 149/468, 172/240 and
                                                173/280 respectively, from          AR-105493
                                                Surface to 11,300' (100' below      Farmout from Amoco Production Company
                                                T.D. in Willeford No. 1), Upshur
                                                County, Texas, being Traacts 1, 2
                                                & 3 of the Faye Willeford Gas Unit


                            42-459-057373-00A   222.0 acres, being tracts of 80.0
                                                and 48.0 acres out of Wm. Carlton
                                                A-72 (Tr. 1, 2 Deed 362/548), and
                                                94.0 acres out of Robert Burton
                                                A-41 (Deed 392/889 DR) from
                                                Surface to 11,300' (100' below
                                                T.D. in Willeford No. 1), Upshur
                                                County, Texas, being Tracts 5, 6
                                                & 10 of the Faye Willeford Gas
                                                Unit

                            42-459-057374-00A   94.0 acres, being 94.0 acres out
                                                of Robert Burton A-41 (Deed
                                                392/889 DR) from Surface to
                                                11,300' (100' below T.D. in
                                                Willeford No. 1), Upshur County,
                                                Texas, being Tract 5 of the Faye
                                                Willeford Gas Unit


FIELD NAME
PROPERTY NAME                                                                                        DEED
PROPERTY CODE                                                                                        LEASE
ARCO'S INTEREST             ARCO LEASE NO.      LESSOR/GRANTOR               LESSEE/GRANTEE          DATE        BOOK    PAGE
--------------------------- -----------------   --------------------------   ---------------------   ---------   ----    ----

                            42-459-057375-000   Geneva Stevens, a widow       A. E. Waghalter        4/5/72      129       509






--------------------------- -----------------   --------------------------   ---------------------   ---------   ----    ----
                            42-459-057786-00A   Barbara Simpson Cooper        Wagner & Brown, Ltd.   9/4/96      262       605





                            42-459-057787-00A   W. P. Hamilton                Wagner & Brown, Ltd.   3/10/97     262       601







                            42-459-057787-00B   The Elbert Dennis Bowles,     Wagner & Brown, Ltd.   3/12/97     262       603
                                                Jr. Family Trust




                            42-459-057787-00C   Harold W. Smith
                                                                              Wagner & Brown, Ltd.   8/25/97






--------------------------- -----------------   --------------------------   ---------------------   ---------   ----    ----
                            42-459-057786-00B   Mary Margaret Carloss         Team Invest, Inc.      8/18/97     275       71




                            42-459-057206-00F   Rose Mings Knight             Team Invest, Inc.      8/25/97     275       83








--------------------------- -----------------   --------------------------   ---------------------   ---------   ----    ----
East Texas Field
A. L. Jenkins (Small RI)
41555300
 .7812% NRI


FIELD NAME
PROPERTY NAME
PROPERTY CODE
ARCO'S INTEREST             ARCO LEASE NO.      DESCRIPTION OF LANDS                SUBJECT TO:
--------------------------- ------------------  ----------------------------------- ----------------------------------------------
                            42-459-057375-000   24.10 acres out of 119.90 acre      AR-105492
                                                lease Tr. 4, L. Gonzales A-169      Joint Operating Agreement between C W
                                                (Deed 233/404 DR) from Surface to   Resources et al
                                                11,300' (100' below T.D. in
                                                Willeford No. 1), Upshur County,    AR-105494
                                                Texas, being Tract 11 of the Faye   Farmout from Exxon
                                                Willeford Gas Unit
--------------------------- ------------------  ----------------------------------- ----------------------------------------------
                            42-459-057786-00A   52.0 acres out of Wm. Carlton       AR-105492
                                                A-72 (Deed 149/468 DR), Upshur      Joint Operating Agreement between C W
                                                County, Texas, being Tract 1 of     Resources et al
                                                the Faye Willeford Gas Unit


                            42-459-057787-00A   1514.60 acres, being tracts of
                                                91.0 and 63.60 acres out of Wm.
                                                Carlton A-72 (Dees 173/280 and
                                                172/240 DR respectively), Upshur
                                                County, Texas, being Tracts 2 & 3
                                                of the Faye Willeford Gas Unit


                            42-459-057787-00B   1514.60 acres, being tracts of
                                                91.0 and 63.60 acres out of Wm.
                                                Carlton A-72 (Dees 173/280 and
                                                172/240 DR respectively), Upshur
                                                County, Texas, being Tracts 2 & 3
                                                of the Faye Willeford Gas Unit

                            42-459-057787-00C   1514.60 acres, being tracts of
                                                91.0 and 63.60 acres out of Wm.
                                                Carlton A-72 (Dees 173/280 and
                                                172/240 DR respectively), Upshur
                                                County, Texas, being Tracts 2 & 3
                                                of the Faye Willeford Gas Unit

--------------------------- ------------------  ----------------------------------- ----------------------------------------------
                            42-459-057786-00B   52.0 acres out of Wm. Carlton       AR-105492
                                                A-72 Deed 149/468 DR), Upshur       Joint Operating Agreement between C W
                                                County, Texas, being Tract 1 of     Resources et al
                                                the Faye Willeford Gas Unit
                                                                                    4/24/96 Letter Agreement between Team Invest,
                            42-459-057206-00F   264.90 acres, being 91.0 acres      Inc. and Wagner & Brown, Ltd.
                                                (Deed 173/280 DR) out of Wm.
                                                Carlton A-72 and 73.6 (Deed
                                                173/280 DR) and 110.3 aces (MD
                                                233/189 DR) out of Wm. Carlton
                                                A-72 and Leino Gonzales A-169,
                                                Upshur County, Texas, being
                                                Tracts 2, 3 & 4 of the Faye
                                                Willeford Gas Unit

--------------------------- ------------------  ----------------------------------- ----------------------------------------------
East Texas Field                                37.5 acres out of H. H. Edwards
A. L. Jenkins (Small RI)                        Survey, Upshur County, Texas
41555300
 .7812% NRI



                                    EXHIBIT B

                   Attached to and made a part of that certain
           Purchase & Sale Agreement effective as of October 1, 1999,
              By and between Atlantic Richfield Company (ARCO) and
                    Future Acquisition 1995, Ltd. (Purchaser)

                                 EXCLUDED ASSETS

1. Lien Under South Kilgore Unit Operating Agreement as more particularly described in Affidavit of Lien Under Operating Agreement dated July 16, 1998, recorded in V 2084, P 0188-0206, Rusk County, Texas, INSOFAR AND ONLY INSOFAR as said lien secures unpaid amounts attributable to the period prior to the Effective Date.

2. All records, files and maps subject to rights of the East Texas Engineering Association (ETEA) unless, or until, proof of Purchaser's membership in the ETEA is provided to ARCO

3. 24.4 acres tract of land in Gregg County, Texas, more commonly referred to as production office tract located at 1907 East Old Highway 80, White Oak, TX 75693, subject to the Surface Lease Agreement attached to the Purchase and Sale Agreement as Exhibit 10.2(l).

4. Stock certificates for and ownership in the East Texas Salt Water Disposal Company

5. Certain geological and all geophysical data, licenses, rights and intellectual property held or managed by ARCO in, but not limited to, Gregg, Upshur, Smith, Rusk and Cherokee Counties, Texas.

                                   EXHIBIT 2.2

                   Attached to and made a part of that certain
           Purchase & Sale Agreement effective as of October 1, 1999,
              By and between Atlantic Richfield Company (ARCO) and
                    Future Acquisition 1995, Ltd. (Purchaser)

                            GAS PRODUCTION IMBALANCES

  PROPERTY NAME              10/1/99 IMBALANCE IN MCF              VALUE/MCF
  -------------              ------------------------              ---------
  Lathrop GU #6                      (151)                           $1.75

                                   EXHIBIT 3.4

                   Attached to and made a part of that certain
           Purchase & Sale Agreement effective as of October 1, 1999,
              By and between Atlantic Richfield Company (ARCO) and
                    Future Acquisition 1995, Ltd. (Purchaser)


                               TITLE DEFECT NOTICE

                                   AR-_______
                                  submitted by
                          FUTURE ACQUISITION 1995, LTD.

Claim No.                                 Date Issued to ARCO:
         ------------------------                             -----------------
                                       ***

State:                                       County:
      ----------------------------                   ---------------

Property Name:                             ARCO Property Code:
               -------------------------                      -----------------

ARCO Lease/Contract/DOI Numbers:


A.       BRIEF DESCRIPTION OF MATTER CONSTITUTING THE CLAIMED TITLE DEFECT:
                                     BPO                       APO
                             WI              NRI         WI           NRI
              P&SA
              Exhibit A:
                            --------       --------    --------     ---------

              Research
              Results:
                            --------       --------    --------     ---------


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

B.       CLAIMED PURCHASE PRICE REDUCTION ATTRIBUTABLE TO THE CLAIMED TITLE
         DEFECT:

              Allocated Purchase Price:                   $
                                                           ------------------
              Claimed Adjustment:                         $
                                                           ------------------
              Adjusted Allocated Purchase Price:          $
                                                           ------------------

C.       ARCO RESPONSE/APPROVAL:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                       ***

Verified by:                                            Date:
                  --------------------------                 -----------------
                  (ARCO Landman)
Reviewed by:                                            Date:
                  --------------------------                 -----------------
                  (ARCO Attorney)
Approved by:                                            Date:
                  --------------------------                 -----------------
                  (C&EA Manager)


xc:      Darren Groce, ARCO Legal Department, Midland

                                   EXHIBIT 3.6

 Attached to and made a part of that certain Purchase & Sale Agreement effective as of October 1, 1999, by and between Atlantic Richfield Company (ARCO)
                 and Future Acquisition 1995, Ltd. (Purchaser)

                               ALLOCATION OF VALUE

============================================================================================================
          ASSET NAME/DESCRIPTION                                                      TOTAL VALUE
          ----------------------                                                      -----------
Sun Buy/Sell Crude Oil Contract                                                          $305,000.00
------------------------------------------------------------------------------------------------------------
Office / Warehouse / Furnishings / Computers                                               $5,000.00
------------------------------------------------------------------------------------------------------------
Warehouse Inventory                                                                       $30,000.00
------------------------------------------------------------------------------------------------------------
Cars / Trucks                                                                             $15,000.00
------------------------------------------------------------------------------------------------------------


               PROPERTY NAME                 ARCO PROPERTY CODE        COUNTY             TOTAL VALUE    PRP
               -------------                 ------------------        ------             -----------    ---
A. TOOKE GAS UNIT  WELL #1 (ORRI)                 411005600            GREGG             $ 45,000.00
------------------------------------------------------------------------------------------------------------
A. L. BACLE GAS UNIT  WELL #1   (ORRI)            416326501            GREGG             $  4,500.00
------------------------------------------------------------------------------------------------------------
A. V. BACLE (RI)                                  415656100            GREGG             $  1,200.00
------------------------------------------------------------------------------------------------------------
ADAMS                                             412025600            GREGG             $  2,300.00
------------------------------------------------------------------------------------------------------------
AKIN, J. W. "B"                                   412051500            GREGG             $165,000.00
------------------------------------------------------------------------------------------------------------
AKIN, J. W. "A"                                   412050700            GREGG             $ 46,000.00
------------------------------------------------------------------------------------------------------------
AKIN, J. W. "A"  (RI)                             412053100            GREGG             $  1,200.00
------------------------------------------------------------------------------------------------------------
AKIN, J. W. GAS UNIT #1  (0RRI)                   414142300            GREGG             $ 27,000.00
------------------------------------------------------------------------------------------------------------
ANDERSON, W. M. (ORRI)                            410005100            GREGG             $ 13,000.00
------------------------------------------------------------------------------------------------------------
ANDERSON (ORYX)                                   412095701            GREGG             $  5,000.00     Y
------------------------------------------------------------------------------------------------------------
ANDREWS, S. G.                                    412110400            GREGG             $  2,300.00
------------------------------------------------------------------------------------------------------------
ANNIE FENTON UNIT #1  WELL (ORRI)                 437025200            GREGG             $  6,500.00
------------------------------------------------------------------------------------------------------------
ARCO TOOKE (ORRI)                                 410552400            GREGG             $  1,200.00
------------------------------------------------------------------------------------------------------------
BANDER                                            412205400            GREGG             $200,000.00     Y
------------------------------------------------------------------------------------------------------------
BARNES, JETTIE  A45(616,650318)  (RI)             410427700            GREGG             $  1,200.00
------------------------------------------------------------------------------------------------------------
BARNSWELL B & C (ORYX)                            412220801            GREGG             $  5,000.00     Y
------------------------------------------------------------------------------------------------------------
BRAWLEY, W. L. (776)  (RI)                        410462500            GREGG             $  1,200.00
------------------------------------------------------------------------------------------------------------
BURNSIDE "A"                                      412640800            GREGG             $  2,300.00
------------------------------------------------------------------------------------------------------------
CALDWELL, DALLAS (R)                              415348100            GREGG             $  1,200.00
------------------------------------------------------------------------------------------------------------
CARR S "A" (RI)                                   413269600            GREGG             $  1,200.00
------------------------------------------------------------------------------------------------------------
CARR, S "B" (RI)                                  418573100            GREGG             $  1,200.00
------------------------------------------------------------------------------------------------------------
F. C. CHRISTIAN (RI)                              415345600            GREGG             $  1,200.00
------------------------------------------------------------------------------------------------------------
CHRISTIAN, JM GAS UNIT   (RI)                     400060900            GREGG             $  1,200.00
------------------------------------------------------------------------------------------------------------
CLEMENS #3 (RI)                                   414145800            GREGG             $ 11,700.00
------------------------------------------------------------------------------------------------------------
CLEMENS GAS UNIT #1 (RI)                          435321800            GREGG             $  8,600.00
------------------------------------------------------------------------------------------------------------
CLEMENS, E.W. (RI)                                412816800            GREGG             $  1,200.00
------------------------------------------------------------------------------------------------------------
COBB, WM.   (A-356,950) (RI)                      410503600            GREGG             $  1,200.00
------------------------------------------------------------------------------------------------------------
COBB, WM.  (9232,875) (RI)                        410500100            GREGG             $  1,200.00
------------------------------------------------------------------------------------------------------------
COLE (659992, ETC) (RI)                           410506100            GREGG             $  1,200.00
------------------------------------------------------------------------------------------------------------
COLE, M. T. (RI)                                  417163200            GREGG             $  1,200.00
------------------------------------------------------------------------------------------------------------
DAVIS GAS UNIT "E"   #2 & #3  (ORRI)              413452400            GREGG             $ 25,000.00     Y
------------------------------------------------------------------------------------------------------------
DUNCAN                                            413275100            GREGG             $  2,300.00
------------------------------------------------------------------------------------------------------------
ELDER OIL UNIT "3" (RI)                           416021500            GREGG             $  1,200.00
------------------------------------------------------------------------------------------------------------

                                       1


               PROPERTY NAME                 ARCO PROPERTY CODE        COUNTY             TOTAL VALUE    PRP
               -------------                 ------------------        ------             -----------    ---
ELDER OIL UNIT, FRANK &  JS (ORRI & RI)           416024000            GREGG           $    1,200.00
------------------------------------------------------------------------------------------------------------
FENTON NO. 1 (ORRI)                               435322600            GREGG           $    1,200.00
------------------------------------------------------------------------------------------------------------
FISHBURN                                          413495800            GREGG           $    1,200.00
------------------------------------------------------------------------------------------------------------
FISHBURN #1 GAS UNIT (ORRI)                       415689700            GREGG           $    1,200.00
------------------------------------------------------------------------------------------------------------
FISHER                                            413500800            GREGG           $1,000,000.00
------------------------------------------------------------------------------------------------------------
FISHER, CADDIE (RI)                               415322700            GREGG           $   12,000.00
------------------------------------------------------------------------------------------------------------
FLEMISTER (RI)                                    413521100            GREGG           $    1,200.00
------------------------------------------------------------------------------------------------------------
FOSTER "A"                                        413555500            GREGG           $    1,200.00
------------------------------------------------------------------------------------------------------------
FOSTER "B"                                        413560100            GREGG           $   15,000.00
------------------------------------------------------------------------------------------------------------
G. B. TENNERY                                     419501900            GREGG           $    2,300.00
------------------------------------------------------------------------------------------------------------
G. W. RICHEY GAS UNIT   #2 (RI)                   410689000            GREGG           $    1,200.00
------------------------------------------------------------------------------------------------------------
G. W. RICHEY 1-H (RI)                             412525800            GREGG           $    1,200.00
------------------------------------------------------------------------------------------------------------
HALE, H. P. (ORRI)                                416025800            GREGG           $    1,200.00
------------------------------------------------------------------------------------------------------------
HARRIS (CONOCO)   37.5%                           419499301            GREGG           $  745,000.00
------------------------------------------------------------------------------------------------------------
HARRIS (CONOCO) 62.5%                             419499300            GREGG          Included in above
------------------------------------------------------------------------------------------------------------
HARRIS, T. B.                                     414010900            GREGG           $1,250,000.00
------------------------------------------------------------------------------------------------------------
HAYS A & B                                        414060500            GREGG           $   50,000.00     Y
------------------------------------------------------------------------------------------------------------
HOPKINS                                           414245400            GREGG           $    2,300.00
------------------------------------------------------------------------------------------------------------
HOUSTON STEPHENS UNIT #1-X (ORRI)                 437450900            GREGG           $    1,200.00
------------------------------------------------------------------------------------------------------------
HUGHEY "A" (WELL #5)                              414275600            GREGG           $    5,000.00     Y
------------------------------------------------------------------------------------------------------------
HUGHEY "A" (Except #5)                            414270500            GREGG           $    4,600.00
------------------------------------------------------------------------------------------------------------
HUGHEY "B" & "C"                                  414280200            GREGG           $    2,300.00
------------------------------------------------------------------------------------------------------------
J D DAVIS - E- GAS UNIT #5 (ORRI)                 410325401            GREGG           $    2,300.00
------------------------------------------------------------------------------------------------------------
J D DAVIS-E-GAS UNIT #4 (ORRI)                    410325400            GREGG           $    2,300.00
------------------------------------------------------------------------------------------------------------
J. R. WILLIAMS GAS   UNIT #1                      415698600            GREGG           $   11,700.00
------------------------------------------------------------------------------------------------------------
JOHNSON, DORA                                     414415500            GREGG           $    2,300.00
------------------------------------------------------------------------------------------------------------
JONES, ALF (187446, 846)   (RI)                   410702100            GREGG           $    2,300.00
------------------------------------------------------------------------------------------------------------
JONES, CLEM (465905)   (RI)                       410703900            GREGG           $    2,300.00
------------------------------------------------------------------------------------------------------------
KING, A. A. "A"                                   414536400            GREGG           $   14,500.00
------------------------------------------------------------------------------------------------------------
KING, A. A. "B"                                   414537200            GREGG           $   11,600.00
------------------------------------------------------------------------------------------------------------
KING, A. A. "C"                                   414539900            GREGG           $    4,600.00
------------------------------------------------------------------------------------------------------------
KING, A. A. "D"                                   414538100            GREGG           $    4,600.00
------------------------------------------------------------------------------------------------------------
LATHROP GAS UNIT                                  417898000            GREGG           $   19,000.00
------------------------------------------------------------------------------------------------------------
LAWSON, MARY                                      414700600            GREGG           $    2,300.00
------------------------------------------------------------------------------------------------------------
LEE, T. W.                                        414745600            GREGG           $   39,900.00
------------------------------------------------------------------------------------------------------------
M. LEMAIRE (RI)                                   418989200            GREGG           $    2,300.00
------------------------------------------------------------------------------------------------------------
MATTIE MONCRIEF+A100  (ORRI)                      411129000            GREGG           $   65,000.00
------------------------------------------------------------------------------------------------------------
MC GEORGE                                         415095300            GREGG           $    2,300.00
------------------------------------------------------------------------------------------------------------
M. C. SALTER GAS    UNIT   (RI)                   417654500            GREGG           $   12,700.00
------------------------------------------------------------------------------------------------------------
MONCRIEF, MATTIE                                  415270100            GREGG           $   73,000.00
------------------------------------------------------------------------------------------------------------
ORR, J W GAS UNIT #1  (RI)                        414143100            GREGG           $    2,300.00
------------------------------------------------------------------------------------------------------------

               PROPERTY NAME                 ARCO PROPERTY CODE        COUNTY             TOTAL VALUE    PRP
               -------------                 ------------------        ------             -----------    ---
P C CASTLEBERRY GAS UNIT   (ORRI)                 414681600            GREGG             $  9,100.00
------------------------------------------------------------------------------------------------------------
PENN                                              415610200            GREGG             $ 54,000.00
------------------------------------------------------------------------------------------------------------
PERSONS, J. C. #1A  (ORRI)                        437451701            GREGG             $  2,300.00
------------------------------------------------------------------------------------------------------------
PET HOPKINS GAS UNIT  (RI) & (ORRI)               437459203            GREGG             $  4,600.00
------------------------------------------------------------------------------------------------------------
R. CHRISTIAN  (RI)                                412225900            GREGG             $  1,200.00
------------------------------------------------------------------------------------------------------------
RICHEY, G. W. (4007262, 263 & 264)  (RI)          410863900            GREGG             $  1,200.00
------------------------------------------------------------------------------------------------------------
RICHEY, G. W. (468402)  (RI)                      410862100            GREGG             $  1,200.00
------------------------------------------------------------------------------------------------------------
RODDEN                                            415890300            GREGG             $ 14,600.00
------------------------------------------------------------------------------------------------------------
SHILOH SCHOOL GAS UNIT  #1  (ORRI)                411006400            GREGG             $  4,800.00
------------------------------------------------------------------------------------------------------------
SMITH, S. G.                                      416245500            GREGG             $183,200.00
------------------------------------------------------------------------------------------------------------
STILL, C. L.  (ORRI)                              416017700            GREGG             $  1,200.00
------------------------------------------------------------------------------------------------------------
STUCKY THRASHER GAS UNIT  (ORRI)                  412345000            GREGG             $ 22,000.00
------------------------------------------------------------------------------------------------------------
T. B. HARRIS GAS UNIT #2   (RI & ORRI)            437459200            GREGG             $ 18,000.00
------------------------------------------------------------------------------------------------------------
T. B. HARRIS GAS UNIT #3  (RI & ORRI)             437459201            GREGG             $ 12,200.00
------------------------------------------------------------------------------------------------------------
T. B. HARRIS GAS UNIT #5  (RI & ORRI)             437459202            GREGG             $ 12,700.00
------------------------------------------------------------------------------------------------------------
T. W. LEE GAS UNIT                                415131300            GREGG             $ 26,000.00
------------------------------------------------------------------------------------------------------------
TOOKE A     (RI)                                  413013800            GREGG             $  1,200.00
------------------------------------------------------------------------------------------------------------
TOOKE B   (RI)                                    413014600            GREGG             $  1,200.00
------------------------------------------------------------------------------------------------------------
TOOKE "B"                                         416530600            GREGG             $  1,200.00
------------------------------------------------------------------------------------------------------------
TURNER                                            416570500            GREGG             $150,000.00     Y
------------------------------------------------------------------------------------------------------------
TUTTLE "B"                                        416580200            GREGG             $  1,200.00
------------------------------------------------------------------------------------------------------------
TUTTLE "C"                                        416585300            GREGG             $ 26,000.00
------------------------------------------------------------------------------------------------------------
WHATLEY                                           416815100            GREGG             $  1,200.00
------------------------------------------------------------------------------------------------------------
WHEELER   (RI)                                    415346400            GREGG             $  8,600.00
------------------------------------------------------------------------------------------------------------
WHEELER (419112,403) (RI)                         410976700            GREGG             $  8,600.00
------------------------------------------------------------------------------------------------------------
WHEELER "A"+A129  (10880, 419100)  (RI)           410977500            GREGG             $  8,600.00
------------------------------------------------------------------------------------------------------------
WILLIAMS, JOHN R.                                 416830500            GREGG             $  1,200.00
------------------------------------------------------------------------------------------------------------
WILSON                                            416855100            GREGG             $ 37,200.00
------------------------------------------------------------------------------------------------------------
WILSON, J. W.   (ORRI)                            410006900            GREGG             $ 22,900.00
------------------------------------------------------------------------------------------------------------
J. T. JETER ESTATE GAS UNIT WELL #1 (RI)          413101100        GREGG/ UPSHUR         $ 16,000.00
------------------------------------------------------------------------------------------------------------
BEALL, J. R. (RI)                                 410433100             RUSK             $  1,200.00
------------------------------------------------------------------------------------------------------------
BEAN, MARY B.                                     412270400             RUSK             $150,000.00
------------------------------------------------------------------------------------------------------------
BEAN, NAT "A" & "B" (RI)                          417060100             RUSK             $  1,200.00
------------------------------------------------------------------------------------------------------------
CHRISTIAN "C"                                     410495100             RUSK             $  1,200.00
------------------------------------------------------------------------------------------------------------
DE GUERIN, M. C. (RI)                             417260400             RUSK             $  1,200.00
------------------------------------------------------------------------------------------------------------
DE GUERIN, M. C. (22) (RI)                        410533800             RUSK             $  1,200.00
------------------------------------------------------------------------------------------------------------
GILES "C" WELL #1-C (ORRI)                        41081161C             RUSK             $  1,200.00
------------------------------------------------------------------------------------------------------------
JERNIGAN, W. M. (26-432);  5704) (RI)             410684900             RUSK             $  1,200.00
------------------------------------------------------------------------------------------------------------
KENNEDY, MAJOR "B"                                414492900             RUSK             $ 51,000.00
------------------------------------------------------------------------------------------------------------
MASON #1 GAS UNIT (RI)                            415029500             RUSK             $  1,200.00
------------------------------------------------------------------------------------------------------------
MASON HEIRS #1  A145 (RI)                         415031700             RUSK             $  1,200.00
------------------------------------------------------------------------------------------------------------

               PROPERTY NAME                 ARCO PROPERTY CODE        COUNTY             TOTAL VALUE    PRP
               -------------                 ------------------        ------             -----------    ---
MASON, J. F. (21)  (RI)                           410762400             RUSK          $     1,200.00
------------------------------------------------------------------------------------------------------------
MASON, R. G. (16)+A150  (RI)                      410763200             RUSK          $     1,200.00
------------------------------------------------------------------------------------------------------------
MASON, T. O. (466902)  (RI)                       410761600             RUSK          $     1,200.00
------------------------------------------------------------------------------------------------------------
PERKINS, A. K. (467904)  (RI)                     410834500             RUSK          $     1,200.00
------------------------------------------------------------------------------------------------------------
PRICE, J. M. (ORRI)                               415719200             RUSK          $     1,200.00
------------------------------------------------------------------------------------------------------------
RUFUS JONES "A"                                   415959400             RUSK          $     2,300.00
------------------------------------------------------------------------------------------------------------
SCHUYLER (188215 & 615)  (RI)                     410890600             RUSK          $     1,200.00
------------------------------------------------------------------------------------------------------------
SCHUYLER "A"    (26-768,5101)  (RI)               410891400             RUSK          $     1,200.00
------------------------------------------------------------------------------------------------------------
SCHUYLER "B"  (26-769-4970)  (RI)                 410892200             RUSK          $     1,200.00
------------------------------------------------------------------------------------------------------------
SOUTH KILGORE UNIT                                417539500             RUSK          $10,500,500.00     Y
------------------------------------------------------------------------------------------------------------
STRICKLAND - B                                    417880700             RUSK          $     1,200.00
------------------------------------------------------------------------------------------------------------
WATSON, J. R.  (ORRI)                             416023100             RUSK          $     7,500.00     Y
------------------------------------------------------------------------------------------------------------
WM. BRITTAIN                                      412323900             RUSK          $   188,900.00
------------------------------------------------------------------------------------------------------------
A. L. JENKINS (RI)                                415553000            UPSHUR         $     1,200.00
------------------------------------------------------------------------------------------------------------
J H SABEY GAS UNIT                                417896300            UPSHUR         $     1,100.00
------------------------------------------------------------------------------------------------------------
PETTY GAS UNIT                                    415000700            UPSHUR         $     8,100.00
------------------------------------------------------------------------------------------------------------
RUBEY ESTATE GAS UNIT                             416000200            UPSHUR         $    33,300.00
------------------------------------------------------------------------------------------------------------
WATTS HEIRS GAS UNIT                              411578300            UPSHUR         $     2,300.00
------------------------------------------------------------------------------------------------------------
E. A. WATTS  (8985)  (RI)                         410968600            UPSHUR         $     2,300.00
------------------------------------------------------------------------------------------------------------
WEBB #1  (RI)                                     413546600            UPSHUR         $    16,000.00
------------------------------------------------------------------------------------------------------------
E. F. JOHNSON GAS UNIT                            411001300        UPSHUR/ GREGG      $     2,300.00
------------------------------------------------------------------------------------------------------------
ROSE KIRKPATRICK  GAS UNIT                        410900700        UPSHUR/ GREGG      $     2,300.00
------------------------------------------------------------------------------------------------------------
D A PORTER GAS UNIT (ORRI)                        410345900         UPSHUR/GREGG      $    25,500.00
------------------------------------------------------------------------------------------------------------
G. W. RICHEY AND  ENERGY CO.  (RI)                412689100            GREGG          $     2,300.00
------------------------------------------------------------------------------------------------------------
ARTERBERRY HEIRS UT.                              413000600            SMITH          $     2,300.00
------------------------------------------------------------------------------------------------------------
FAYE PITTMAN WILLEFORD                            400050100            UPSHUR         $     2,300.00
------------------------------------------------------------------------------------------------------------
                   TOTAL                                                              $16,000,000.00
============================================================================================================

                                   EXHIBIT 4.7

                   Attached to and made a part of that certain
           Purchase & Sale Agreement effective as of October 1, 1999,
              By and between Atlantic Richfield Company (ARCO) and
                    Future Acquisition 1995, Ltd. (Purchaser)

                          MATERIAL CHANGES IN LAST YEAR



                                      None

                                   EXHIBIT 4.9

                   Attached to and made a part of that certain
           Purchase & Sale Agreement effective as of October 1, 1999,
              By and between Atlantic Richfield Company (ARCO) and
                    Future Acquisition 1995, Ltd. (Purchaser)

                                MATERIAL DEFECTS



                                      None

                                  EXHIBIT 4.16

                   Attached to and made a part of that certain
           Purchase & Sale Agreement effective as of October 1, 1999,
              By and between Atlantic Richfield Company (ARCO) and
                    Future Acquisition 1995, Ltd. (Purchaser)


              PENDING AND PROPOSED OPERATIONS AND CAPITAL PROJECTS



                                      None

                                   EXHIBIT 9.6

                   Attached to and made a part of that certain
           Purchase & Sale Agreement effective as of October 1, 1999,
              By and between Atlantic Richfield Company (ARCO) and
                    Future Acquisition 1995, Ltd. (Purchaser)


                                   LITIGATION


1.  Madera v. Atlantic Richfield Company
    Civil Action No. 396CV2951-R
    United States District Court for the Northern Jurisdiction of Texas Dallas Division

2.  Stanley G. Marshall, Jr., et al v. ARCO Oil & Gas Company, a division of
                                       Atlantic Richfield Company
    Civil Action No. 3217
    District Court of 49th Judicial District, Zapata County, Texas
    Modified Judgement
    Abstract of Judgment filed in various courthouses around the State, including Rusk County, Texas.
    Supersedeas Bond obtained by ARCO Oil & Gas Company, approved and filed by the Zapata County District Clerk on July 2nd, 1998

3.  Harris, et al v.  East Texas Salt Water Disposal Company, et al
    Cause No. 96-04
    District Court of 4th Judicial District, Rusk County, Texas

                                 EXHIBIT 10.2(a)

                   Attached to and made a part of that certain
           Purchase & Sale Agreement effective as of October 1, 1999,
              By and between Atlantic Richfield Company (ARCO) and
                    Future Acquisition 1995, Ltd. (Purchaser)

                 FORM OF CONVEYANCE, ASSIGNMENT AND BILL OF SALE

           Recording Requested by and                    STATE:
                 When Recorded Return to:                      ----------------
                                                        COUNTY:
-----------------------------------                            ----------------

-----------------------------------

-----------------------------------

                     CONVEYANCE, ASSIGNMENT AND BILL OF SALE

         This Conveyance, Assignment and Bill of Sale ("Assignment"), dated effective as of 7:00 a.m. Central Standard Time, on October 1, 1999 (the "Effective Time"), is from Atlantic Richfield Company, a Delaware corporation ("Assignor"), whose address is 600 North Marienfeld, Midland, Texas 79701, to Future Acquisition 1995, Ltd., a Texas Limited Partnership, ("Assignee"), whose address is 700 Louisiana, Suite 3700, Houston, TX 77002.

                                     PART I
                          GRANTING AND HABENDUM CLAUSES

         For ten dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which Assignor hereby acknowledges, Assignor has transferred, bargained, conveyed, and assigned, and does hereby transfer, bargain, convey, and assign to Assignee, effective for all purposes as of the Effective Time, all of the right, title and interest of Assignor in and to the following properties and assets (such properties and assets being hereinafter called the "Assets"):

     (a) The oil, gas and mineral leasehold estates and other real property and mineral interests described in Exhibit A, together with all of ARCO's rights in respect of any pooled, communitized or unitized acreage of which any such interest is a part (collectively, the "Leasehold Interests");

     (b) To the extent same are specifically attributable or allocable to the Leasehold Interests, (i) all wells, equipment and facilities that, as of the Closing Date, are located on and used solely and directly in connection with the production or treatment of oil and gas from the Leasehold Interests, (ii) all oil and gas and other hydrocarbon volumes produced on or after the Effective Date, (iii) to the extent same are assignable or transferable by ARCO without restriction under applicable law or third-party agreements (without the payment of any funds or other consideration), all orders, contracts, agreements and other instruments (excluding any instruments subject or relating to attorney/client privilege), (iv) to the extent same are assignable or transferable by ARCO under applicable law or third-party agreements (without the payment of any funds or other consideration), all easements, authorizations, permits and similar rights and interests, and (v) all other rights, privileges, benefits, powers and obligations conferred or imposed upon the owner and holder of the Leasehold Interests;

     (c) Any and all mineral fee interests, mineral servitudes, royalty interests, overriding royalty interests, net profits interests, production payments and all other interests of every kind and character in and to the properties and lands described on Exhibit A and/or which relate to the Leasehold Interests, the lands covered thereby or the production of hydrocarbons therefrom;

     (d) All office buildings, warehouses, other buildings and permanent improvements, surface leases, vehicles, trucks, warehouse inventory, parts, supplies, office furniture, fixtures and equipment, computers, printers, telephone systems and all other tangible assets used or held for use in connection with ARCO's ownership or operation of the Leasehold Interests and other Assets;

     (e) That certain Crude Oil Buy/Sell Contract made and entered into effective December 1, 1995, by and between ARCO Permian, a unit of Atlantic Richfield Company, and Sun Company, Inc. (R&M), as amended from time to time, insofar as applicable to the Leasehold Interests;

     (f) All casing leak allowable transfers, earned salt water allowables, key well allowable transfers and similar rights and interests related to or arising out of the Leasehold Interests and the production of and rights to produce hydrocarbons therefrom; and

     (g) To the extent same are specifically attributable or allocable to the Leasehold Interests, originals, to the extent available, or copies of the following records: (i) lease and land records, (ii) development geological records, (ii) operations, production and engineering records, and (iii) facility and well records, in each case excluding any exploration geological records, any interpretive or forecast data, any records subject or relating to attorney/client privilege and any such records or data that are not assignable pursuant to the terms of applicable law or third-party agreements (without the payment of any funds or other consideration) (collectively, the "Records").

         SAVE AND EXCEPT the assets and properties described in Exhibit B and any other assets and properties excluded pursuant to the terms hereof, and all other property, real, personal or intellectual, not expressly covered herein in
Section 1.1 (the "Excluded Assets").

         TO HAVE AND TO HOLD, subject to the terms, exceptions and other provisions herein stated, the Assets unto Assignee, its successors and assigns, forever.

                                     PART II
                                  MISCELLANEOUS

         2.1 DISCLAIMER OF WARRANTY; SUBROGATION. The assignments and conveyances made by this Assignment are made without warranty of title, express, implied, or statutory, and without recourse, even as to the return of the purchase price or other consideration, but with full substitution and subrogation of Assignee, and all persons claiming by, through and under Assignee, to the extent assignable, in and to all covenants and warranties of Assignor's predecessors in title and with full subrogation of all rights accruing under the applicable statutes of limitation or prescription under the laws of the state where the Assets are located and all rights of actions of warranty against all former owners of the Assets. Any covenants or warranties implied by statute or law by the use of the words "transfer," "convey," "bargain" or "assign" or other similar words used in this Assignment are hereby expressly disclaimed, waived and negated.

         2.2 FURTHER DISCLAIMERS. Assignor and Assignee agree that, to the extent required by applicable law to be operative, the disclaimers of certain warranties contained in this paragraph are "conspicuous" disclaimers for the purposes of any applicable law, rule or order. The Assets are assigned to Assignee without recourse (even as to the return of the purchase price or other consideration), covenant or warranty of any kind, express, implied or statutory. WITHOUT LIMITING THE EXPRESS PROVISIONS HEREOF, ASSIGNEE SPECIFICALLY AGREES THAT ASSIGNOR IS CONVEYING THE ASSETS ON AN "AS-IS, WHERE-IS, WITH ALL FAULTS" BASIS AND WITHOUT REPRESENTATION OR WARRANTY, EITHER EXPRESS, IMPLIED AT COMMON LAW, BY STATUTE OR OTHERWISE, OR STATUTORY (ALL OF WHICH ASSIGNOR HEREBY DISCLAIMS), RELATING TO (i) TITLE, (ii) TRANSFERABILITY, (iii) FITNESS FOR ANY PARTICULAR PURPOSE, MERCHANTABILITY, DESIGN OR QUALITY, (iv) COMPLIANCE WITH SPECIFICATIONS OR CONDITIONS REGARDING OPERATION, (v) FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT, (vi) ABSENCE OF LATENT DEFECTS, OR (vii) ANY OTHER MATTER WHATSOEVER. THE PROVISIONS OF THIS SECTION HAVE BEEN NEGOTIATED BY ASSIGNEE AND ASSIGNOR AFTER DUE CONSIDERATION AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY REPRESENTATIONS OR WARRANTIES OF ASSIGNOR, EITHER EXPRESS, IMPLIED OR STATUTORY WITH RESPECT TO THE SUBJECT PROPERTY THAT MAY ARISE PURSUANT TO ANY LAW NOW OR HEREAFTER IN EFFECT OR OTHERWISE EXCEPT AS EXPRESSLY SET FORTH HEREIN OR IN THAT CERTAIN PURCHASE AND SALE AGREEMENT DATED EFFECTIVE OCTOBER 1, 1999, BETWEEN ASSIGNOR AND ASSIGNEE.

         2.3 FURTHER ASSURANCES. The parties agree to take all such further actions and execute, acknowledge and deliver all such further documents that are necessary or useful in carrying out the purposes of this Assignment. So long as authorized by applicable law so to do, (i) Assignor agrees to execute, acknowledge and deliver to Assignee all such other additional instruments, notices, division orders, transfer orders and other documents and to do all such other and further acts and things as may be necessary to more fully and effectively convey and assign to Assignee the Assets conveyed hereby or intended so to be conveyed; and (ii) Assignee agrees to execute, acknowledge and deliver to Assignor all such other additional instruments, notices, division orders, transfer orders and other documents and to do all such other and further acts and things as may be necessary to more fully and effectively evidence Assignor's rights in and to the Excluded Assets.

         2.4 SUCCESSORS AND ASSIGNS. This Assignment shall bind and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

         2.5 GOVERNING LAW. This Assignment shall be governed by and interpreted in accordance with the laws of the State of Texas, without regard to any conflicts of law rule that would direct application of the laws of another jurisdiction, except to the extent that it is mandatory that the law of some other jurisdiction, wherein the Assets are located, shall apply.

         2.6 EXHIBITS. All Exhibits attached hereto are hereby made a part hereof and incorporated herein by this reference. References in such Exhibits to instruments on file in the public records are made for all purposes. Unless provided otherwise, all recording references in such Exhibits are to the appropriate records of the counties in which the Assets are located.

         2.7 CAPTIONS. The captions in this Assignment are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Assignment.

         2.8 COUNTERPARTS. This Assignment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         2.9 GOVERNMENTAL ASSIGNMENTS. Separate assignments of certain parts of the Leasehold Interests may be executed on officially approved forms by Assignor to Assignee in sufficient counterparts to satisfy applicable statutory and regulatory requirements. Those assignments shall be deemed to contain all of the exceptions, reservations, rights, titles, power and privileges set forth herein as fully as though they were set forth in each such assignment. The interests conveyed by such separate assignments are the same, and not in addition to, the Leasehold Interests conveyed herein.

         2.10 RECORDATION. To facilitate recording or filing of this Assignment,
(i) the counterpart to be recorded in a given county may contain only those portions of the Exhibits that describe property located in that county, and (ii) each counterpart filed with a federal or state agency or office may contain only those portions of the Exhibits that describe property under the jurisdiction of that agency or office. Assignor and Assignee have each retained a counterpart of this Assignment with complete Exhibits. Another counterpart of this Assignment with complete Exhibits is to be filed in the official real property records of __________ County, __________.

         2.11 ACCESS ACROSS LEASEHOLD INTERESTS. Assignee agrees to allow Assignor access, at no cost or expense to Assignor, to or across the Leasehold Interests, if Assignor conducts future operations in the vicinity of the Leasehold Interests or with respect to the Excluded Assets.

                  EXECUTED on _______________, 199__, to be effective for all purposes as of the Effective Time.

                                            ASSIGNOR:

                                            ATLANTIC RICHFIELD COMPANY


                                            By:
                                                -------------------------------
                                                T. L. Holland, Attorney in Fact







                                            ASSIGNEE:

                                            FUTURE ACQUISITION 1995, LTD.
                                            ("PURCHASER")
                                            BY:  FUTURE PETROLEUM CORPORATION,
                                                 ITS GENERAL PARTNER


                                            By:
                                                -------------------------------
                                                Tim J. Goff, President

                                 ACKNOWLEDGMENTS

STATE OF TEXAS    )
                  )
COUNTY OF MIDLAND )

         This instrument was acknowledged before me on this _____ day of _________________, 1999, by T. L. Holland, as Attorney-in-Fact of ATLANTIC RICHFIELD COMPANY.

                                            -----------------------------------
                                            Notary Public in and for
                                            the State of
                                                         ----------

                                            My commission expires:
                                                                   ------------

STATE OF            )
         ---------- )
COUNTY OF           )
         ----------

         This instrument was acknowledged before me on this _____ day of __________, 199__, by _________________________, as ________________ of
______________________.

                                            -----------------------------------
                                            Notary Public in and for
                                            the State of
                                                         ----------

                                            My commission expires:
                                                                   ------------

LIST OF EXHIBITS:

Exhibit A _       Leasehold Interests
Exhibit B _       Excluded Assets

                                 EXHIBIT 10.2(d)

                   Attached to and made a part of that certain
           Purchase & Sale Agreement effective as of October 1, 1999,
              By and between Atlantic Richfield Company (ARCO) and
                     First Reserve Oil & Gas Co. (Purchaser)


                     PROPERTY TRANSFER ACCOUNTING AGREEMENT


ASSIGNOR:                                      ASSIGNEE:
         --------------------------------                ----------------------
PROPERTY:                                      PROPERTY CODE:
         --------------------------------                    ------------------
STATE:   Texas                                 COUNTY:

OPERATOR:
         --------------------------------
EFFECTIVE DATE OF TRANSFER:

OIL PURCHASER:                                  GAS PURCHASER:
              ---------------------------                      ----------------

NOTE: SOME ITEMS MAY OR MAY NOT APPLY IN THE FINAL AGREEMENT TO BE SIGNED AT
      CLOSING. ALL DATES ARE TENTATIVE AND WILL BE ALTERED PENDING ON THE ACTUAL CLOSING DATE AND CHANGE OF OPERATORSHIP.

ASSIGNOR and ASSIGNEE hereby agree that:

1. ASSIGNOR will continue to pay all applicable royalties and severance taxes through the production month of ___________ as it pertains to ASSIGNOR's interest. ASSIGNEE will be responsible for marketing, collection of revenue and payment of royalties and taxes on any production subsequent to this date, if applicable.

2. ASSIGNOR will continue to pay all invoices with an occurrence date through the date of operator change. All other expenditures (ie: utility bill, etc.) will either be paid by ASSIGNOR and charged to the ASSIGNEE in the final accounting settlement, or the applicable invoices will be returned to the vendor for rebilling to ASSIGNEE.

3. ASSIGNOR will continue to prepare and file all required regulatory and other monthly production reports through the production month of ___________. Copies of reports for periods after the Effective Date shown above will be provided to the ASSIGNEE with the final accounting settlement. ASSIGNEE will provide at closing any required notification to regulatory agencies regarding change of ownership as of _________. ASSIGNEE agrees to assume operations on ___________.

4. ASSIGNOR will notify all utility companies of the change in ownership immediately after closing.

5. ASSIGNOR will provide Letters-in-Lieu of Transfer Orders, to be executed at closing, and ASSIGNEE will provide them to the product purchasers immediately after closing.

6. (ASSIGNOR/ASSIGNEE) will pay any applicable current year ad valorem taxes. Any tax statements received by the non-paying party will be promptly forwarded to the paying party for payment. Proration of taxes through the Effective Date shown above will be made by the paying party as part of the final accounting settlement.


ACCEPTED AND AGREED TO THIS        DAY OF                 , 1999.
                            ------       -----------------

         ------------------------------       ----------------------------
         "ASSIGNOR"                           "ASSIGNEE"


         By:                                   By:
            ---------------------------           ------------------------
            Name:                                 Name:
                 ----------------------                -------------------
            Title:                                Title:
                  ---------------------                 ------------------

                                 EXHIBIT 10.2(l)

                   Attached to and made a part of that certain
           Purchase & Sale Agreement effective as of October 1, 1999,
              By and between Atlantic Richfield Company (ARCO) and
                    Future Acquisition 1995, Ltd. (Purchaser)


                         FORM OF SURFACE LEASE AGREEMENT

THIS LEASE AGREEMENT is made effective and entered into this 1st day of October, 1999, by and between ATLANTIC RICHFIELD COMPANY, a Delaware corporation, whose address is P.O. Box 1610, Midland, Texas 79702-1610, hereinafter called "Lessor", and FUTURE ACQUISITION 1995, LTD., a Texas limited partnership, whose address is 700 Louisiana, Suite 3700, Houston, Texas 77002, hereinafter referred to as "Lessee".

LESSOR FOR AND IN CONSIDERATION of the rents, covenants and promises herein contained to be kept, performed and observed by Lessee, does hereby lease and demise to Lessee, and Lessee does hereby rent and accept from Lessor, that real property, referred to as the leased premises and more particularly described in EXHIBIT "A", attached hereto and made a part hereof, for the purposes of construction, installation, maintenance, inspection, operation, repair, change or removal of equipment and facilities useful or incidental to the operation of the office building and pipe yard located and established at 1907 East Old Highway 80, Longview, Texas 75605, together with the right of ingress and egress to and from the leased premises.

TO HAVE AND TO HOLD the said leased premises, together with all rights, privileges, easements, appurtenances and immunities belonging to or in any way appertaining to said leased premises, including, but not limited to, concurrent use of, any and all easements, rights, title and privileges of Lessor now or hereafter existing in, to or under the leased premises.

1. This lease shall be for a term of ten (10) years, referred to as the lease term, commencing on October 1, 1999, and ending on September 30, 2009; subject, however, to earlier termination as hereinafter provided.

2. Lessee may extend this lease for additional periods of five (5) years by giving Lessor written notice of Lessee's intention to do so at least three
     (3) months prior to the expiration of the expiring term. Such notice will be sent to Lessor at the heretofore-stated address. This lease shall terminate and become null and void without further notice on the expiration of the term specified, and any holding over by Lessee after the expiration of said term shall not constitute a renewal hereof or give Lessee any rights hereunder in or to the leased premises.

3. The consideration for this lease is FIVE THOUSAND DOLLARS AND NO/100 ($5,000) cash in hand paid by Lessee to Lessor, receipt of which is hereby acknowledged, which said amount shall cover the rental hereunder for the period of October 1, 1999 to September 30, 2000. A like rental payment shall be due on October 1, 2000 and each subsequent anniversary date hereof during the term hereof. All rental payments accruing hereunder shall be payable to Lessor in Midland, Texas, by mailing same to Lessor at P.O. Box 1610, Midland, Texas 79702-1610. In the event any rental payment which may become due and payable hereunder is not duly paid when due, then in that event said Lessor may, at its option pursue such remedy or remedies as may be available to it for the collection of such amount or amounts due and owing to it, declare a forfeiture of the rights of the Lessee, in which event all rights of the Lessee hereunder shall cease and terminate, or both, and said Lessor shall have the right to immediate possession of said premises. In the event said Lessor shall elect to declare forfeiture hereof as aforesaid, said Lessee shall nevertheless be liable to said Lessor for the payment of rentals for the period of time this lease has remained in force pursuant hereto; and the rental for any fractional part of said yearly period during which said lease shall have been in force shall be deemed to be a full year's rental. If Lessee chooses to exercise its option to renew for additional consecutive five (5) year term or terms, the rental during each successive five-year term shall be twenty-five percent (25%) more than the rental paid during the immediately preceding five-year term. If Lessee elects to renew for an additional term, it shall do so by giving Lessor written notice as described above. Each subsequent payment for each five (5) year renewal shall be paid on or before the expiration date of the previous term.

4. In addition to the rental, Lessee shall pay and discharge all taxes, general and special assessments, fines or penalties incurred on or after October 1, 1999 and other charges of every description which during the term of this lease may be levied on or assessed against Lessor's and Lessee's interests in the leased premises and all improvements and other property thereon.

5. Any and all material, buildings, structures, equipment and all property of whatsoever kind or character placed or used on the subject property by the Lessee shall remain the property of Lessee and Lessee shall have the full and complete right at any time during the term of this lease, or within a reasonable time after the abandonment or termination hereof, not to exceed one year, 6 months, to go upon the subject property and remove said property therefrom.

6. Lessee may, at any time and from time to time, encumber the leasehold interest, by deed of trust, mortgage or other security instrument, without obtaining the consent of Lessor, but no such encumbrance shall constitute a lien on the fee title of Lessor, and the indebtedness secured thereby, shall at all times be and remain inferior and subordinate to all the conditions, covenants and obligations of this lease and to all of the rights of the Lessor hereunder.

7. In the event the leased premises or any part thereof shall be taken for public or quasi-public purposes by condemnation as a result of any action or proceeding in eminent domain, or shall be transferred in lieu of condemnation to any authority entitled to exercise the power of eminent domain, the interests of Lessor and Lessee in the award or consideration for such transfer and the effect of the taking or transfer on this lease shall be as provided by this article.

          a) In the event the entire leased premises is taken or so transferred, this lease and all of the right, title and interest thereunder shall cease on the date title to such land so taken or transferred vests in the condemning authority, and the proceeds of such condemnation shall be divided so that Lessor shall receive all of such proceeds insofar and only insofar as they pertain to the title to the surface of the land, and any improvements placed thereon by Lessor, and Lessee shall receive all such proceeds insofar and only insofar as they pertain to the title to the improvements of Lessee existing on the leased premises.

          b) In the event of the taking or transfer of only a part of the leased premises leaving the remainder of the premises in such location, or in such form, shape or reduced size as to be not effectively and practicably usable in the opinion of Lessee for the purpose of operation thereon of Lessee's business, this lease and all right, title and interest thereunder shall cease on the date title to the land or the portion thereof so taken or transferred vests in the condemning authority.

          c) In the event of such taking of only a part of the leased premises leaving the remainder of the premises in such location and in such form, shape or size as to be used effectively and practicably in the opinion of Lessee for the purpose of operation thereon of Lessee's business, this lease shall terminate and end as to the portion of the premises so taken or transferred as of the date title to such portion vests in the condemning authority, but shall continue in full force and effect as to the portion of the leased premises not so taken or transferred. From and after such date, the rental required to be paid by Lessee to Lessor shall be reduced during the unexpired portion of this lease to that proportion of the annual fixed rental herein reserved which the value of the part of the leased premises not so taken bears to the value of the total of the leased premises, such values to be determined as of the date of the actual commencement of the physical taking of said premises when Lessee is disturbed in his possession as a result thereof but immediately before any actual taking. Lessee shall, however, continue to pay the full amount of percentage rent due hereunder.

          d) A voluntary conveyance by Lessor to a public utility, agency or authority under threat of a taking under the power of eminent domain in lieu of formal proceedings shall be deemed a taking within the meaning of this article.

9. Lessee shall use its best efforts to materially comply with all applicable laws, rules and regulations of any governmental authorities in connection with its use of the subject property.

10. Upon the termination of this lease, Lessee shall relinquish the leased premises from further use and occupancy and shall leave the surface of the leased premises in as near its original condition as is reasonably possible and shall remove any and all material, buildings structures, equipment and all property of whatsoever kind or character placed or used on the subject property by Lessee.

11. No assignment of this lease, either in whole or in part, shall be effective without first obtaining the prior written consent of Lessor.

12. Lessee shall indemnify and save Lessor harmless from all liability, damage, environmental claims, loss, cost and expense on account of any claim or claims asserted by any person or persons against Lessor because of bodily injury or death or damage to property resulting to such person or persons and arising out of Lessee's use and occupancy of the leased premises or the conduct and operation of any business of the Lessee thereon, and Lessee agrees, upon Lessor's request, to take over and defend, at Lessee's expense and without cost to Lessor, any and all suits or other proceedings instituted against Lessor by such person or persons to enforce any such claim or claims, and to pay and satisfy in full all sums that might be required to be paid to such person or persons, including all costs, expenses and reasonable attorney's fees, and expert and witness fees incurred in connection therewith.

13. Lessee shall permit Lessor or Lessor's agents, representatives or employees to enter on the leased premises for the purpose of inspection, to determine whether Lessee is in compliance with the terms of this lease, for purposes of maintaining, repairing or altering the premises, or for the purposes of showing the leased premises to prospective lessees, purchasers, mortgagees, or for the purpose of conducting tests, monitoring operations or remedial activities on or to the soil, surface water or groundwater or for any other lawful reason.

14. No waiver by Lessor of any default or breach of any covenant, condition or stipulation herein contained shall be treated as a waiver of any subsequent default or breach of the same or any other covenant, condition or stipulation hereof.

15. In the event Lessor shall sell or transfer the leased premises or any part thereof and as a part of such transaction shall assign its interest as Lessor in and to this lease, then from and after the effective date of such sale, assignment or transfer, Lessor shall have no further liability under this lease to Lessee except as to matters of liability which shall have accrued and are unsatisfied as of such date, it being intended that the covenants and obligations contained in this lease on the part of Lessor shall be binding on Lessor and its successors and assigns only during and in respect of their respective successive periods of ownership of the fee.

16. This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns where permitted by this agreement.

17. This agreement shall be construed under and in accordance with the laws of the State of Texas.

18. In case any one or more of the provisions contained in this agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision thereof and this agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

19. This agreement constitutes the sole and only agreement of the parties hereto and supersedes any prior understandings or written or oral agreements between the parties respecting the within subject matter.

20. No amendment, modification or alteration of the terms hereof shall be binding unless the same be in writing, dated subsequent to the date hereof and duly executed by the parties hereto.

21. The rights and remedies provided by this lease agreement are cumulative and the use of any one right or remedy by either party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

22. In the event Lessor or Lessee breaches any of the terms of this agreement whereby the party not in default employs attorneys to protect or enforce its rights hereunder and prevails, then the defaulting party agrees to pay the other party reasonable attorney's fees so incurred by such other party.

THIS LEASE HAS BEEN EXECUTED by the parties on the date and year first above written.


LESSOR:                                         LESSEE:
ATLANTIC RICHFIELD COMPANY                      FUTURE ACQUISITION 1995, LTD.
                                                BY:  FUTURE PETROLEUM
                                                     CORPORATION, ITS
                                                     GENERAL PARTNER


By:                                             By:
    --------------------------------                ---------------------------
     T.L. Holland, Attorney-in-Fact                 Title:
                                                          ---------------------

THE STATE OF TEXAS       )
COUNTY OF MIDLAND        )

This instrument was acknowledged before me on this _______ day of _________ , 1999, by T.L. Holland, as Attorney-in-Fact of ATLANTIC RICHFIELD COMPANY, a Delaware corporation, on behalf of said corporation.


                                    -------------------------------------------
                                    Notary Public in and for the State of Texas
                                    Commission Expires:
                                                       ------------------------

THE STATE OF TEXAS           )
COUNTY OF                    )
          -----------------

This instrument was acknowledged before me on this _____ day of ____________ , 1999, by ________________________________ , as ______________________________ of
FUTURE PETROLEUM CORPORATION, a Texas corporation, as the general partner of FUTURE ACQUISITION 1995, LTD., a Texas limited partnership, on behalf of said partnership.


                                    -------------------------------------------
                                    Notary Public in and for the State of Texas
                                    Commission Expires:
                                                       ------------------------